                                                Filed Pursuant to Rule 424(B)(3)
                                                Registration No. 333-38351

PROSPECTUS

--------------------------------------------------------------------------------

                               16,666,667 SHARES

                                [LOGO OF USWEB(TM)
                   A STRATEGIC PARTNER FOR THE INFORMATION AGE.
                                  APPEARS HERE]

                                  COMMON STOCK

--------------------------------------------------------------------------------

  This is a Prospectus for 16,666,667 shares of Common Stock of USWeb Corporation, which is currently doing business as USWeb/CKS. We have issued approximately 10,200,000 of the shares in the past to pay for businesses we have acquired. After this Registration Statement becomes effective, we intend to issue the remaining shares in the future to pay for acquisitions of assets, technologies or stock of additional businesses in the future.

  We have not negotiated the terms of the future acquisitions yet, and there is no deadline for issuing the remaining shares. We might pay for future acquisitions using some combination of shares, cash and assumption of liabilities. When we negotiate acquisitions, we consider many factors, which are described in this Prospectus under the heading "Acquisition Strategy" on page 19. We expect that the shares issued in any acquisition will be valued at a price reasonably related to the market price of the Common Stock near the time of the acquisition.

  The shares offered hereby involve a high degree of risk. See "Risk Factors"
                             commencing on page 6.

  The sale of the Common Stock has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus--saying otherwise is a crime.

               The date of this Prospectus is December 23, 1998.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
AVAILABLE INFORMATION....................................................   3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................   3
TRADEMARKS...............................................................   3
PROSPECTUS SUMMARY.......................................................   4
 The Company.............................................................   4
RISK FACTORS.............................................................   6
FORWARD-LOOKING STATEMENTS...............................................  13
USE OF PROCEEDS..........................................................  13
MARKET INFORMATION.......................................................  13
DIVIDEND POLICY..........................................................  14
CAPITALIZATION...........................................................  14
SELECTED CONSOLIDATED FINANCIAL DATA.....................................  15
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS (AS RESTATED).............................................  18
 Overview................................................................  18
 Recent Events...........................................................  19
 Acquisition of Internet Professional Services Firms and Strategic
  Alliance...............................................................  19
 Sources of Revenues.....................................................  22
 Cost Structure..........................................................  22
 Results of Operations...................................................  22
 Factors Affecting Operating Results.....................................  26
 Recent Accounting Pronouncements........................................  26
 Year 2000...............................................................  27
BUSINESS.................................................................  29
 Overview................................................................  29
 Industry Background.....................................................  29
 The USWeb/CKS Solution..................................................  31
 Strategy................................................................  31
 Services................................................................  33
 Consulting Office Network Development...................................  34
 Clients.................................................................  37
 Knowledge Management....................................................  38

                                                                           PAGE
                                                                           ----
 Marketing................................................................  38
 Strategic Relationships..................................................  39
 Operations...............................................................  39
 Competition..............................................................  40
 Employees................................................................  40
 Facilities...............................................................  41
 Legal Proceedings........................................................  41
MANAGEMENT................................................................  42
 Executive Officers and Directors.........................................  42
 Board Committees.........................................................  44
 Director Compensation....................................................  44
 Compensation Committee Interlocks and Insider Participation..............  44
 Management Continuity Agreements.........................................  45
 Limitation on Liability and Indemnification Matters......................  45
 Executive Compensation...................................................  47
 Option Grants and Exercises in Last Fiscal Year..........................  48
 Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End
  Values..................................................................  48
 Employee Benefit Plans...................................................  49
CERTAIN TRANSACTIONS......................................................  54
PRINCIPAL STOCKHOLDERS....................................................  56
DESCRIPTION OF CAPITAL STOCK..............................................  58
 Common Stock.............................................................  58
 Preferred Stock..........................................................  58
 Warrants.................................................................  58
 Registration Rights......................................................  59
 Certain Anti-Takeover Effects of Provisions of the Certificate of
  Incorporation, Bylaws and Delaware Law..................................  59
PLAN OF DISTRIBUTION......................................................  61
RESTRICTIONS ON RESALE....................................................  61
LEGAL MATTERS.............................................................  61
EXPERTS...................................................................  62
INDEX TO FINANCIAL STATEMENTS............................................. F-1

                             AVAILABLE INFORMATION

  We filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement on Form S-4 (File No. 333-38351) under the Securities Act of 1933, as amended (the "Securities Act"), and the Commission's related rules and regulations. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information in the Registration Statement and the exhibits and schedules to the Registration Statement. Statements in this Prospectus about the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete. You should read the full text of those contracts and documents for complete information. For further information with respect to the Company and the Common Stock, you may inspect and copy the exhibits and schedules to the Registration Statement at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You will have to pay for the copies, and the Commission determines the fee from time to time. Also, the Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants (including USWeb/CKS) that file electronically with the Commission. USWeb/CKS Common Stock is quoted on Nasdaq, and you may also inspect some of the reports, proxy and information statements and other information at the office of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20066.

  We intend to continue furnishing our stockholders with annual reports containing financial statements audited by an independent accounting firm and make available to our stockholders quarterly reports for the first three quarters of each fiscal year containing interim unaudited financial information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  We have included some information in this document by incorporating it from other documents. If we make a statement in this Prospectus (or in any other subsequently filed document that is or is deemed to be incorporated by reference that conflicts or is inconsistent with any statement in a document we have incorporated by reference) then the statements we make in this Prospectus or a document incorporated in this Prospectus shall modify or supersede the previous, conflicting or inconsistent statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) CONTAIN IMPORTANT BUSINESS AND FINANCIAL INFORMATION RELATED TO THE COMPANY AND ARE AVAILABLE, WITHOUT CHARGE, UPON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS PROSPECTUS HAS BEEN DELIVERED, FROM USWEB CORPORATION,
2880 LAKESIDE DRIVE, SUITE 300, SANTA CLARA, CALIFORNIA 95054, ATTENTION:
INVESTOR RELATIONS; TELEPHONE NUMBER: (408) 987-3200. IN ORDER TO ASSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE AT LEAST 5 DAYS BEFORE MAKING AN INVESTMENT DECISION.

                                   TRADEMARKS

  USWeb, USWeb/CKS, the USWeb logo, A Strategic Partner for the Information Age and the names of products and services offered by USWeb are trademarks, registered trademarks, service marks or registered service marks of USWeb Corporation. CKS Group is also a registered trademark of CKS Group, Inc., a wholly owned subsidiary of USWeb Corporation. CKS Partners, CKS Pictures and CKS Interactive are registered trademarks of CKS Partners, Inc., a wholly owned subsidiary of CKS Group, and CKS Onsite is a trademark of CKS Partners, Inc. This Prospectus also includes product names, trade names and trademarks of other companies.

                               PROSPECTUS SUMMARY

  Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire Prospectus, including the financial statements and the exhibits filed as part of the associated registration statement, before making a decision about USWeb/CKS stock.

  This Prospectus contains "forward-looking statements" as defined under federal securities laws. These forward-looking statements can be identified by the use of terminology such as "believes," "expects," "anticipates," "plans," "may," "will," "projects," "continues," "estimates," "potential," "opportunity" and so on. See "Forward-Looking Statements." Such forward-looking statements are subject to risks and uncertainties. The Company's actual results or experience could differ significantly from the forward-looking statements. Factors that could cause or contribute to such differences include those discussed in "Risk Factors," as well as those discussed elsewhere in this Prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors."

  We have rewritten many portions of this Prospectus to reflect new "plain English" requirements. However, you should not compare the wording in this Prospectus to any older one and think that the meaning of the written information is intended to be different unless the context shows that information is new, updated or corrected. Mainly, we rewrote this Prospectus to update the information about the company after combining with CKS Group and to use the "plain English" style.

THE COMPANY

  USWeb/CKS is a professional services firm with expertise in business strategy, marketing communications, and Internet technology solutions. Our clients are typically medium-sized and large companies. We have built a network of consulting offices throughout the United States and in several countries outside the United States. By combining our expertise with industry-specific knowledge, we provide an integrated service offering to help clients define strategies and implement innovative ways to build their businesses.We provide a comprehensive range of Internet, Extranet and Web site solutions and services, as well as marketing communications programs that use advanced technology and new media.

  Forrester Research Inc., a leading research firm, expects a shift to electronic commerce that will drive the worldwide Internet development services market from $4 billion in 1998 to $15 billion by 2002. To take advantage of the opportunity presented by this market, we have invested substantial resources in establishing a national network of consulting offices. Because of this investment, we believe we have built one of the most recognized brands for Internet professional services and developed a highly scalable organization that can leverage central resources as our operations expand through acquisitions and internal growth. We have pursued an aggressive domestic acquisition program and are now focusing on strategic and international opportunities.

  Prior to joining together in December 1998, USWeb Corporation was a recognized leader in the Internet services market and CKS Group, Inc. was an integrated marketing services and technology company. Together as USWeb/CKS, we offer a comprehensive range of services to deliver solutions designed to improve our clients' business processes and to effectively market their products and services.

  USWeb/CKS offers a comprehensive range of services to deliver Internet solutions designed to improve clients' business processes and integrated marketing communications services to help companies market their products, services and messages. These services include

    . strategy consulting             . strategic corporate and product
    . analysis and design               positioning
    . technology development          . corporate identity and product
    . implementation and integration    branding
    . audience development            . new media and collateral systems
    . maintenance                     . environmental design and packaging
                                      . advertising and media placement
                                      . consumer and trade promotions

  USWeb/CKS delivers these services to clients through its network of consulting offices, whose regional presence enables each office to develop close client relationships and an understanding of client needs. In addition, individual consulting offices may draw as needed upon the assistance of one or more additional offices with specialized creative or technical expertise. We have developed central resources to provide clients with Internet solutions based on the most effective technologies and proven methodologies. The USWeb/CKS Internet Strategy and Solutions Center aggregates and redeploys the best practices, technologies and creative work delivered by USWeb/CKS consulting offices. The Strategy and Solutions Center provides the offices with efficient, real-time access to these resources through USWeb Central, the Company's secure Intranet, thereby enabling them to leverage the capabilities of the entire USWeb/CKS operation.

  USWeb/CKS markets its services to medium-sized and large companies. Among the clients of company-owned offices during the year ended December 31, 1997 were Amgen, Barnes & Noble, Charles Schwab, Chevron, Harley-Davidson, Ingram Micro, Microsoft, REI, Silicon Graphics and Sony Music. Clients typically begin their adoption of Internet solutions by establishing a basic Web site costing several thousand dollars and then implementing increasingly powerful business solutions, which can include business critical, fully integrated Intranets or Extranets costing several million dollars. Our strategy is to provide clients with services at all stages of their adoption of Internet solutions.

  As of December 21, 1998, the Company had acquired 35 companies. We regularly evaluate potential acquisition candidates, are currently holding preliminary discussions with a number of such candidates and are in active negotiations with a number of such other candidates. If, after due diligence review and negotiation, such companies can be acquired on a basis considered fair to USWeb/CKS and its stockholders, we may proceed with such acquisitions. We expect most future acquisitions to include the issuance of additional shares of Common Stock.

  USWeb Corporation was incorporated in Utah in December 1995 and changed its jurisdiction of incorporation to Delaware in December 1997. The company's principal executive offices are located at 2880 Lakeside Drive, Suite 300, Santa Clara, California 95054, its World Wide Web address is http://www.uswebcks.com and its telephone number is (408) 987-3200. Unless the context requires otherwise, USWeb and USWeb/CKS refer to USWeb Corporation, a Delaware corporation, its subsidiaries and its Utah predecessor.

                                  RISK FACTORS

  This Prospectus contains "forward-looking statements" as defined under federal securities laws. These forward-looking statements can be identified by the use of terminology such as "believes," "expects," "anticipates," "plans," "may," "will," "projects," "continues," "estimates," "potential," "opportunity" and so on. See "Forward-Looking Statements." Such forward-looking statements are subject to risks and uncertainties. USWeb/CKS's actual results or experience could differ significantly from the forward-looking statements. Factors that could cause or contribute to such differences include those discussed in this section as well as elsewhere in this Prospectus.

  This section identifies risks that USWeb/CKS faces. If we are unable to prevent these and other events that have a negative effect from occurring, then USWeb/CKS will suffer. Negative events are likely to decrease the Company's revenues, increase its costs, make its financial results poorer and decrease its financial strength. Consequences of negative events are also likely to cause the USWeb/CKS stock price to decline.

  Limited Operating History. USWeb/CKS was founded in December 1995 and is still evolving rapidly. Because we were founded only recently, USWeb/CKS has only a limited operating history on which to base an evaluation of its business and prospects. Companies in an early stage of development frequently encounter extra risks, expenses and difficulties as they grow and evolve. These risks and difficulties apply particularly to USWeb/CKS because its markets, Internet professional services and integrated marketing communications, are new and rapidly evolving. Two particular challenges facing USWeb/CKS in its early stage of development are, one, an evolving business model and, two, the management of both internal and acquisition-based growth. To address these risks, USWeb/CKS must continue to develop the strength and quality of its operations, expand its network of consulting offices, enhance its brands, respond to competitive developments and continue to attract, retain and motivate qualified employees. If USWeb/CKS fails to do any of these things well, the company may perform poorly and its stock price could decline significantly and rapidly.

  Accumulated Deficit. USWeb/CKS has operated with a net loss since it was formed; USWeb/CKS's expenses have always exceeded its revenues. As of September 30, 1998 it had an accumulated deficit of $183.7 million. Although USWeb/CKS has experienced revenue growth in recent months, it may not be able to sustain that growth or those levels of revenue. You should not expect that operating results in the future will be the same as in the past. They could be significantly worse. In addition, we intend to continue to invest heavily in acquisitions, infrastructure development and marketing. As a result, USWeb/CKS expects to continue to incur substantial operating losses through at least 1999.

  Potential Fluctuations in Quarterly Results. USWeb/CKS is likely to experience significant fluctuations in its quarterly operating results. Many of the factors affecting USWeb/CKS's operating results are outside of USWeb/CKS's control. Some important factors affecting operating results are:

  . the level of demand for Intranet, Extranet and Web site development

  . the productivity of USWeb/CKS's consulting offices

  . USWeb/CKS's success in finding and acquiring suitable acquisition candidates

  . USWeb/CKS's ability to attract and retain personnel with the strategic, technical and creative skills required to service clients effectively

  . the cost of advertising and related media

  . the relative mix of lower cost full-time employees versus higher cost independent contractors

  . the amount and timing of expenditures by USWeb/CKS clients for Internet professional services and integrated marketing communications

  . client budgetary cycles

  . the amount and timing of capital expenditures and other costs relating to the expansion of USWeb/CKS's operations

  . the introduction of new products or services by USWeb/CKS or its competitors

  . pricing changes in the industry

  . technical difficulties with respect to the use of the Internet or in responding to customer's requests

  . economic conditions specific to Internet technology usage

  . government regulation and legal developments regarding the use of the Internet

  . general economic conditions

  Also, we often must commit to expenses in advance of knowing what revenues for a particular period will be. As a result, fluctuations in revenues can cause amplified fluctuations in other financial measures, such as profit or loss. We attempt to set expense levels on the basis of anticipated revenues, but such financial planning is difficult for a number of reasons. One important reason is that, because of USWeb/CKS's limited operating history and the rapid growth and emerging nature of USWeb/CKS's markets, USWeb/CKS's historical financial data is of limited value in planning future operating expenses. Another reason is that USWeb/CKS's revenues are derived primarily from consulting fees for Internet solution engagements, which are difficult to forecast accurately. Because expenses are relatively fixed, any shortfall in revenues will hurt USWeb/CKS's business, results of operations and financial condition and may cause its stock price to decline significantly and rapidly.

  We intend to increase expenses significantly to expand operations and enhance USWeb/CKS's brand names. We also plan to increase other operating expenses as required to support the operations of USWeb/CKS's consulting offices. If USWeb/CKS experiences a shortfall in customer demand, or if our expenses precede or are not rapidly followed by increased revenues, USWeb/CKS's business, results of operations and financial condition, as well as its stock price, may suffer significantly and rapidly.

  USWeb merged with CKS Group, Inc. in December 1998. CKS Group's business has historically grown at a lower rate than USWeb's and, although USWeb has experienced recent growth in revenue in absolute terms, USWeb's growth rate has slowed in recent periods. USWeb/CKS is expected to have an overall lower growth rate in the future than it has historically both because of CKS's historically lower growth rate and the decrease in growth rate associated with the increased size of the company.

  In addition, in order to compete effectively in its market, USWeb/CKS may need to take actions that will change its business in significant ways. For example, we may change pricing or service offerings, make key decisions about technology directions or marketing strategies, or acquire additional businesses or technologies. USWeb may also experience seasonality in demand for its services. Any of these actions or effects could have a negative effect on USWeb/CKS's business, results of operations and financial condition. Operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of USWeb/CKS's Common Stock would likely fall and investors might sue the company, causing increased litigation expenses and, possibly, the payment of large damages or settlement fees.

  Management of Growth; Integration of Acquisitions; CKS Group. USWeb/CKS's rapid growth has placed a significant strain on USWeb/CKS's managerial, operational, financial and other resources. This strain is likely to continue. As of December 17, 1998, USWeb/CKS had over 1,950 employees. USWeb/CKS believes that it will need to hire additional personnel to support its business. USWeb/CKS's future success will depend, in part, upon its ability to manage its growth effectively. Managing growth will require that USWeb/CKS continue to implement and improve its operational, administrative and financial and accounting systems and controls and to expand, train and manage its employee base.

  A key component of our growth strategy is the acquisition of Internet professional service firms, particularly in locations outside the United States. We also intend to pursue strategic acquisitions in the U.S.

The successful implementation of this strategy depends on our ability to identify suitable acquisition candidates, acquire those companies on acceptable terms and integrate their operations successfully with those of USWeb/CKS. Acquisitions involve a number of risks, including:

  . adverse effects on operating results from increases in goodwill amortization, acquired in-process technology, stock compensation expense and increased compensation expense resulting from newly hired employees

  . the diversion of management attention from other aspects of the business

  . potential disputes with the sellers of one or more acquired entities

  . possible failure to retain key acquired personnel

  . client satisfaction or performance problems with an acquired entity

  . diminishing the value of the USWeb/CKS brands or reputation if an acquired company turns out to be a poor performer

  . the assumption of most or all of the liabilities of the acquired companies, some of which may be hidden, significant, or not reflected in the final acquisition price.

  Because USWeb/CKS has completed thirty-five acquisitions in the past two years, we are currently facing all of these challenges. And since we are a relatively new company, our ability to meet these challenges has not been proven.

  USWeb/CKS has only recently begun integrating with CKS Group. The combined company will need to integrate:

  . management, technical, creative and other personnel

  . technical and creative service offerings

  . sales and marketing efforts

  . financial, accounting and other operational controls, procedures, information systems and policies

  The integration process will be further complicated by the need to integrate widely dispersed operations and distinct corporate cultures. Because this is the largest merger USWeb and CKS Group have been a part of and we have no experience with a merger of this magnitude, stockholders should expect some difficulties. The integration process will require the dedication of management and other personnel and will distract their attention from the conduct of day-to-day business activities. In addition, the integration process will require the development of new service offerings and the pursuit of other business acquisition opportunities. These factors, in turn, could interrupt or cause a loss of momentum in the pre-merger activities of either or both companies or lead customers to defer, reduce or cancel purchase decisions or to select other vendors. Our business may also be disrupted by employee departures or reductions in employee productivity due to uncertainty during the integration process. The integration of USWeb and CKS Group will be made more difficult by the large number of other relatively small businesses recently acquired by the two companies, many of which the companies are still in the process of integrating.

  USWeb and CKS Group merged expecting to gain beneficial operating synergies. This expectation is based on a number of assumptions, including that customers want Internet professional services and marketing communications from a single vendor, that the two companies will be able to sell their services to one another's customers, that the combined business will be a more desirable partner for Fortune 500 accounts and that there will be cost saving opportunities. The merged company's success will also depend on the ability of its executive officers and senior management to operate effectively, both independently and as a group. Some members of management, including Robert Shaw as Chief Executive Officer, have recently joined or will have new roles in the merged company, which will add to the challenges of integration. If USWeb is unable to integrate with CKS Group or previously acquired companies well, the company will be less successful and its stock price could decline.

  We may compete with other companies with similar growth strategies, and some of these competitors may be larger and have greater financial and other resources than USWeb/CKS. Competition for acquisition targets could result in increased prices for acquisition targets and a diminished pool of companies available for acquisition.

  If USWeb/CKS chooses to use cash for acquisitions in the future, it may need to obtain additional financing, and such financing may not be available on favorable terms, or at all. If, as planned, USWeb issues stock to complete future acquisitions, existing stockholders will experience further ownership dilution.

  Competition; Low Barriers to Entry. The market for Internet professional services and integrated marketing communications is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. USWeb/CKS's competitors include:

  . large computer hardware, software and service vendors, such as IBM

  . established advertising and media agencies, such as Ogilvy & Mather

  . large information technology consulting service providers, such as Cambridge Technology Partners

  . telecommunications companies, such as AT&T

  . major Internet and online service providers, such as America Online

  . other Internet integrators and Web presence providers, such as UUNet

  Some of these competitors offer a full range of Internet professional services and integrated marketing communications and several others have announced their intention to do so. In addition, there are relatively low barriers to entry into USWeb/CKS's business (for example, no patent protection). We expect to face additional competition from new entrants into the market. Furthermore, many of our current and potential competitors have longer operating histories, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than we do.

  Recruitment and Retention of Personnel. USWeb/CKS's business of delivering Internet professional services is labor intensive. Accordingly, USWeb/CKS's success depends in part on its ability to identify, hire, train and retain highly skilled consulting professionals. There is a shortage of these skilled people, which is likely to continue for some time, and competition to hire them is intense. USWeb/CKS's performance is also particularly dependent on the continued services and performance of its executive officers and other key employees. The loss of the services of any of its executive officers or other key employees could hurt USWeb/CKS.

  Dilution. USWeb/CKS has outstanding a large number of stock options and warrants to purchase USWeb/CKS's Common Stock. Many of these options and warrants were issued at a time when the stock price was lower than it is now and therefore have exercise prices significantly below the current market price. When and if these options and warrants are exercised, there will be further dilution to stockholders. USWeb/CKS expects to continue its acquisition program during the coming year and has registered the 16,666,667 shares of Common Stock described in this Prospectus. We have issued approximately 10,200,000 of these shares in the past to pay for acquisitions, and we intend to issue the remaining shares in the future to pay for other acquisitions. USWeb/CKS may also be required to issue additional shares, stock options and stock bonuses to the shareholders and employees of acquired companies at each of six and twelve months after acquisition. For these reasons, USWeb/CKS's acquisition program will result in further substantial ownership dilution to investors. This dilution is in addition to dilution that occurs from employee stock option and purchase programs and financing activities.

  Need to Maintain and Strengthen the USWeb/CKS Brands. USWeb/CKS believes that maintaining and strengthening its brands are important aspects of its efforts to attract clients and that the importance of brand recognition will increase due to the increasing number of companies entering the market for Internet professional services and integrated marketing communications. If USWeb/CKS fails to promote and maintain its brands, or incurs excessive expenses in an attempt to promote and maintain its brands, USWeb/CKS's business, results of operations and financial condition will suffer and its stock price could decline.

  Reliance Upon Key Strategic Relationships. USWeb/CKS has established a number of strategic relationships with leading hardware and software companies, some of which can be terminated on short notice by the parties. Maintenance of these strategic relationships is based primarily on an ongoing mutual business opportunity and a good overall working relationship rather than legal contracts. The loss of any one of these strategic relationships could deprive USWeb/CKS of the opportunity to gain early access to leading-edge technology, market products cooperatively with the vendor, cross-sell additional services and gain enhanced access to vendor training and support.

  Uncertain Adoption of Internet Solutions; Dependence on Client Outsourcing. The market for USWeb/CKS's services will depend upon the adoption of intranet, extranet, Web site and Internet solutions by customers. Critical issues concerning the use of Internet solutions (including security, reliability, cost, ease of deployment and administration and bandwidth of the Internet itself) remain unresolved and may affect the use of such technologies to solve business problems. Some entities would have to make significant changes in the way they do business to adapt to the Internet. Even if these issues are resolved, businesses might not elect to outsource the design, development and maintenance of their intranets, extranets and Web sites to Internet professional services firms such as USWeb/CKS.

  Rapid Technological Change. Technology in the Internet industry changes very rapidly, and USWeb/CKS's products and services, as well as the skills of its employees, could become obsolete quickly. USWeb/CKS's success will depend, in part, on its ability to improve its existing services, develop new services and solutions that address the increasingly sophisticated and varied needs of its current and prospective clients, and respond to technological advances, emerging industry standards and practices, and competitive service offerings.

  Risks Associated with International Operations and Expansion. We have recently begun expanding operations into international markets. However, we have only limited experience in acquiring and managing international consulting offices and in marketing services to international clients. We expect to incur significant costs to do both. There are risks inherent in doing business on an international level that could hurt our business, such as:

  . unexpected changes in regulatory requirements which could raise the cost of doing business, or even prevent doing business, or restrict USWeb/CKS's ability to remove funds or its investments from a country

  . economic downturns more sudden and dramatic than those generally occurring in the U.S.

  . changes in currency exchange rates, which could dramatically increase the price of acquisitions where cash is used or significantly decrease the profitability of operations where payment is in local currency

  . difficulties in structuring acquisitions to make them similar to previous U.S. acquisitions

  . difficulties in staffing and managing foreign operations

  . difficulties in using equity incentives for employees, which USWeb/CKS relies on heavily but which are often less understood outside the U.S.

  . differences in business customs

  . longer payment cycles

  . problems in collecting accounts receivable

  . political instability and the risk of military conflict

  Risks of Fixed-Price Engagements. We currently bill for most of our projects on a "time and materials" basis. However, we intend to increase the percentage of our work that is billed at a fixed-price and the percentage of revenues from these fixed-price engagements. If we fail to estimate accurately the resources and time required for a project, to meet client expectations about the services to be performed, or to complete projects within budget, we would have cost overruns and, in some cases, penalties, which could hurt our business.

  Risks of Franchising. USWeb/CKS has entered into franchise agreements with affiliates that manage a small number of its consulting offices. The operational autonomy granted to each affiliate through the franchise structure might inhibit USWeb/CKS's control over its market presence and the USWeb/CKS brand or enable the affiliate to compete with company-owned offices for client engagements. Further, despite implementation of contractual safeguards and insurance against such a possibility, a court may hold USWeb responsible for some action or liability of an affiliate. One claim is pending in a lawsuit filed in California on June 10, 1998, by Larmark Inc. alleging, among other claims, breach of contract against USWeb's former affiliate SystemLogic and that SystemLogic entered into the contract on behalf of USWeb/CKS. USWeb/CKS believes the claims are without merit and intends to defend itself vigorously against the claims made.

  Intellectual Property Risks. USWeb/CKS regards its copyrights, trademarks, trade secrets (including its methodologies, practices and tools) and other intellectual property rights as important to its success. If others infringe or misappropriate USWeb/CKS's copyrights, trademarks or similar proprietary rights, USWeb's business could be hurt. In addition, although USWeb/CKS does not believe that it is infringing the intellectual property rights of others, other parties might assert infringement claims against USWeb/CKS. Such claims, even if not true, could result in significant legal and other costs and be a distraction to management. Protection of intellectual property in many foreign countries is weaker and less reliable than in the United States, so if USWeb/CKS's business expands into foreign countries, risks associated with intellectual property will increase.

  Dependence on Key Accounts. CKS Group, a company that merged with USWeb/CKS in December 1998, was dependent on its five largest clients for a substantial portion of its revenues during the fiscal year ended November 30, 1997. If any of CKS Group's major clients or any other client of USWeb/CKS that provides a substantial portion of overall revenue does not remain a significant customer, there could be an immediate adverse effect on the company's business. For instance, one of CKS Group's major clients, Barnett Bank, was acquired during the fourth quarter of 1997 and, as a result, substantially reduced its level of spending with CKS Group. This reduction in spending contributed to a significant decline in CKS Group's earnings during that quarter.

  Year 2000 Compliance. Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, throughout 1999, computer systems and software used by many companies, including customers and potential customers of USWeb/CKS, may need to be upgraded to comply with such "Year 2000" requirements. Although USWeb/CKS believes that its principal internal systems are Year 2000 compliant, some systems are not yet certified, and failure to provide Year 2000 compliant business solutions to USWeb/CKS's customers could materially harm USWeb/CKS's business. Furthermore, USWeb/CKS believes that the purchasing patterns of customers and potential customers may be affected by Year 2000 issues as companies expend significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may reduce funds available to purchase USWeb/CKS products and services.

  Future Capital Needs; Uncertainty of Additional Financing. USWeb/CKS's future liquidity and capital requirements will depend upon numerous factors. Some of these factors are: the timing and amount of funds required for or generated by operations, the success and duration of USWeb/CKS's acquisition program, and unanticipated opportunities. USWeb/CKS may seek to raise additional funds through public or private financing, strategic relationships or other arrangements. Such additional funding may not be available on terms acceptable to USWeb/CKS, or at all. Furthermore, we may have to sell stock at prices lower than those paid by existing stockholders, which would result in dilution, or we may have to sell stock or bonds with rights superior to rights of holders of Common Stock. Any debt financing might involve restrictive covenants that would limit USWeb/CKS's operating flexibility. Strategic arrangements may require USWeb/CKS to relinquish its rights to certain of its intellectual property. If adequate funds are not available on acceptable terms, USWeb/CKS may be unable to develop or enhance its services and products, take advantage of future opportunities or respond to competitive pressures.

  Government Regulation and Legal Uncertainties. Due to the increasing use of the Internet, a number of laws and regulations concerning the Internet will probably be adopted or changed at the local, state, national or international levels. Such laws are likely to cover issues such as user privacy, freedom of expression, pricing of products and services, taxation, advertising, intellectual property rights, information security or the convergence of traditional communications services with Internet communications. The adoption or change of any such laws or regulations may decrease use of the Internet, which could in turn decrease the demand for USWeb/CKS's services or increase the cost of doing business or in some other manner harm USWeb/CKS's business.

  Volatility of Stock Price. The market price of USWeb/CKS's Common Stock has been and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by USWeb/CKS or its competitors, changes in financial estimates by securities analysts, overall equity market conditions or other events or factors. Because USWeb/CKS stock is more volatile than the market as a whole, USWeb/CKS stock is likely to be disproportionately harmed by factors that significantly harm the market, such as economic turmoil and military or political conflict, even if those factors do not relate to our business. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been brought against that company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which would hurt USWeb/CKS's business.

  Potential Liability to Clients. Many of our consulting engagements involve projects that are critical to the operations of our clients' businesses. Any failure or inability to meet a client's expectations in the performance of our services could injure USWeb/CKS's business reputation or result in a claim for substantial damages. Many of our projects involve use of material that is confidential or proprietary client information. The successful assertion of one or more large claims against USWeb/CKS for failing to protect such confidential information or failing to complete a project properly and on time could adversely affect USWeb/CKS, even if the insurance we have were to reduce the immediate effect of the problem.

  Litigation. A lawsuit has been filed against CKS Group, a company that recently merged with USWeb, and certain of its officers and directors on behalf of stockholders of CKS Group. The lawsuit alleges violations of the Securities Exchange Act. USWeb/CKS, as successor to the liabilities of CKS Group, will be at risk financially in this lawsuit. USWeb/CKS believes that this lawsuit is without merit and intends to defend this action vigorously. However, if the lawsuit is successful and insurance either does not cover the claim or is insufficient in amount to cover amounts paid in connection with the claim, it could hurt the financial position of USWeb/CKS. USWeb/CKS is also likely from time to time to be the subject of typical lawsuits against companies of its size and in its industry.

  Conflicts of Interest. Conflicts of interest are inherent in certain segments of the marketing communications industry, particularly in advertising. CKS Group, a company that merged with USWeb/CKS in December 1998, has in the past, and USWeb/CKS likely will in the future, be unable to pursue potential advertising and other opportunities because it would mean offering similar services to direct competitors. In addition, USWeb/CKS risks alienating existing clients if it agrees to provide services to even indirect competitors of existing clients. Because such conflicts may jeopardize revenues generated from existing clients and preclude access to business prospects, such conflicts could cause the company's operating results to suffer.

  Effect of Certain Charter Provisions; Antitakeover Effects of Certificate of Incorporation, Bylaws and Delaware Law. Our board of directors has the authority to issue up to 1,000,000 shares of Preferred Stock and to determine the various terms and rights of those shares without any further action by the stockholders. The rights of holders of Common Stock are subject to the rights of the holders of any such Preferred Stock that may be issued. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of USWeb/CKS. We have no present plans to issue shares of Preferred Stock. Some provisions of USWeb/CKS's Amended and Restated Certificate of Incorporation and Bylaws and of Delaware law could delay or make difficult a merger, tender offer or proxy contest involving USWeb/CKS. See "Description of Capital Stock--Preferred Stock" and "--Certain Antitakeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Delaware Law."

                           FORWARD-LOOKING STATEMENTS

  This Prospectus contains "forward-looking statements" as defined under securities laws. These forward-looking statements can be identified by the use of terminology such as "believes," "expects," "anticipates," "plans," "may," "will," "projects," "continues," "estimates," "potential," "opportunity" and so on. Such forward-looking statements are subject to risks and uncertainties. The Company's actual results or experience could differ significantly from the forward-looking statements. Factors that could cause or contribute to such differences include those discussed in "Risk Factors," as well as those discussed elsewhere in this Prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors."

  These forward-looking statements may be found in the "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Forward-looking statements not specifically set forth above may also be found in these and other sections of this Prospectus. Actual results could differ materially and adversely from those discussed in the forward-looking statements as a result of certain factors, including those discussed in "Risk Factors" and elsewhere in this Prospectus. See "Risk Factors."

  We make no express or implied representation or warranty as to the attainability of the projected or estimated financial information referenced or set forth herein as to the accuracy or completeness of the assumptions from which such projected or estimated information is derived. Projections or estimations of USWeb/CKS's future performance are necessarily subject to a high degree of uncertainty and may vary materially and adversely from actual results. Reference is made to the particular discussions set forth under "Risk Factors" and "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

                                USE OF PROCEEDS

  This Prospectus relates to shares of Common Stock that USWeb/CKS may issue from time to time in connection with proposed acquisitions by USWeb/CKS or one or more of its subsidiaries. USWeb/CKS will not receive any proceeds from these offerings other than the value of the businesses or properties acquired by USWeb/CKS or one or more of its subsidiaries in the proposed acquisitions.

                               MARKET INFORMATION

  USWeb/CKS's Common Stock is traded on the Nasdaq National Market under the symbol "USWB." Prior to the completion of USWeb's initial public offering on December 5, 1997, there had been no established trading market for the Common Stock. USWeb's Common Stock was first offered to the public at a price of $7.50 per share. The last reported sales price by the Nasdaq National Market for USWeb/CKS's Common Stock on December 21, 1998 was $26.50.

                                DIVIDEND POLICY

  We never declared or paid any cash dividends on its capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. The payment of cash dividends in the future will be at the discretion of the Board of Directors and subject to certain limitations under the Delaware General Corporation Law and will depend upon factors such as our earnings levels, capital requirements, financial condition and other factors deemed relevant by the Board of Directors. There can be no assurance that we will pay any dividends in the future. In September 1998, USWeb adopted a stock repurchase program to buy shares of its common stock in the open market. The Board of Directors authorized the repurchase of up to the lesser of 1,000,000 shares or $15,000,000. As of December 21, 1998, we have not repurchased any shares. The stock repurchase program will expire in early 1999.

                                 CAPITALIZATION

  The following table sets forth the capitalization of USWeb Corporation as of September 30, 1998 (i) on an actual basis, and (ii) pro forma to reflect the acquisition by USWeb Corporation of CKS Group, Inc. This table should be read in conjunction with the Consolidated Financial Statements and Unaudited Pro Forma Combined Financial Information and Notes thereto included elsewhere in this Prospectus.

                                                           SEPTEMBER 30, 1998
                                                          ---------------------
                                                            ACTUAL    PRO FORMA
                                                          ----------  ---------
                                                          (RESTATED)
                                                             (IN THOUSANDS)
Lease obligations, long-term portion..................... $   2,005   $   2,771
Stockholders' equity:
  Preferred Stock, $.001 par value, 1,000,000 shares
   authorized; no shares issued and outstanding..........       --          --
  Common Stock, $.001 par value, 100,000,000 shares
   authorized actual;
  200,000,000 shares authorized pro forma; 44,668,981
   shares issued and outstanding actual; 67,071,420
   shares issued and outstanding pro forma(1)............        41          63
  Additional paid-in capital.............................   406,859     489,650
  Note receivable........................................       --         (198)
  Accumulated deficit....................................  (183,676)   (195,554)
                                                          ---------   ---------
    Total stockholders' equity...........................   223,224     293,961
                                                          ---------   ---------
      Total capitalization............................... $ 225,229   $ 296,732
                                                          =========   =========

---------------------
(1) Excludes, as of September 30, 1998, (i) 27,600,000 shares of Common Stock reserved for issuance under the Company's stock option plans, of which 14,339,631 shares were issuable upon exercise of outstanding options at a weighted average exercise price of $13.34 per share, (ii) the assumption of 4,687,058 outstanding options, related to the Company's acquisition of CKS Group, Inc. as adjusted for the 1.5-to-1 exchange ratio, at a weighted average exercise price of $9.79 per share, (iii) 2,718,809 shares of Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $19.57 per share, (iv) 333,333 shares of Common Stock reserved for issuance under the Company's Affiliate Warrant Program, of which 258,563 shares were issuable upon exercise of outstanding warrants at a weighted average exercise price of $2.53 per share, (v) 3,000,000 shares of Common Stock reserved for issuance under the Company's 1997 Employee Stock Purchase Plan, of which 168,064 shares have been issued to date, and
    (vi) additional shares of Common Stock that are considered probable of issuance as stock bonuses and acquisition purchase price adjustments. See "Risk Factors--Dilution," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisition of Internet Professional Services Firms," "Business--Consulting Office Network Development," "Management--Employee Benefit Plans" and Notes 1, 9 and 10 to Consolidated Financial Statements.

                      SELECTED CONSOLIDATED FINANCIAL DATA

  The following selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements and the Notes thereto included elsewhere herein. The statement of operations data set forth below with respect to the years ended December 31, 1996 and 1997 and the balance sheet data at December 31, 1996 and 1997 are derived from, and are qualified by reference to, our audited consolidated financial statements included elsewhere in this Prospectus. The selected consolidated financial data for the nine months ended September 30, 1997 and 1998, are derived from unaudited financial statements prepared by us and include all adjustments, consisting only of normal recurring adjustments, which we believe are necessary for a fair presentation of our results of operations for those periods. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  The unaudited pro forma combined statement of operations data for the year ended December 31, 1997 and the nine months ended September 30, 1998, reflect the effects of the acquisitions of XCom Corporation, Cosmix Corporation, Fetch Interactive, Inc., NewLink Corporation, InterNetOffice, LLC, NetWORKERS Corporation, Infopreneurs Inc., Netphaz Corporation, Electronic Images, Inc., Multimedia Marketing & Design Inc., KandH, Inc., DreamMedia, Inc., Internet Cybernautics, Inc., Synergetix Systems Integration, Inc., Online Marketing Company, Zendatta, Inc., W3design, USWeb-Apex, Inc., Reach Networks, Inc., InnoMate Online Marketing GmbH, Utopia Inc., Inter.logic.studios, inc., Quest Interactive Media, Inc., Ensemble Corporation, Ikonic Interactive, Inc., Xplora Limited, Kallista, Inc., Nutley Systems, Inc. (nSET), USWeb San Jose, Gray Peak Technologies, Inc., Advanced Video Communications, Tucker Network Technologies, Metrix Communications, Inc. and CKS Group, Inc., as if each of the acquisitions had occurred on January 1, 1997. The unaudited pro forma balance sheet data reflects the acquisition of CKS Group, Inc., as if such acquisition occurred on September 30, 1998. All intercompany transactions have been eliminated in consolidation.

                                      HISTORICAL                           PRO FORMA
                         ----------------------------------------  --------------------------
                                                 NINE MONTHS                     NINE MONTHS
                            YEAR ENDED              ENDED           YEAR ENDED      ENDED
                           DECEMBER 31,         SEPTEMBER 30,      DECEMBER 31, SEPTEMBER 30,
                         ------------------  --------------------  ------------ -------------
                           1996      1997      1997       1998       1997(2)       1998(3)
                         --------  --------  --------  ----------  ------------ -------------
                                                       (RESTATED)
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA(1):
Revenues:
 Services............... $    --   $ 18,366  $  7,868  $  72,643    $ 165,914     $ 173,387
 Other..................    1,820       912       808        443          403           443
                         --------  --------  --------  ---------    ---------     ---------
   Total revenues(4)....    1,820    19,278     8,676     73,086      166,317       173,830
                         --------  --------  --------  ---------    ---------     ---------
Cost of revenues:
 Services...............      --     13,468     6,196     46,705      109,182       112,040
 Other..................      208     1,294     1,180        700        1,294           700
 Provision for loss on
  contract..............      --        --        --       2,094          --          2,094
 Stock compensation(5)..      --      2,420       966      9,415       20,992        15,744
                         --------  --------  --------  ---------    ---------     ---------
  Total cost of
   revenues.............      208    17,182     8,342     58,914      131,468       130,578
                         --------  --------  --------  ---------    ---------     ---------
Gross profit............    1,612     2,096       334     14,172       34,849        43,252
                         --------  --------  --------  ---------    ---------     ---------
Operating expenses:
 Marketing, sales and
  support...............   12,764    20,672    14,119     17,903       35,008        23,669
 General and
  administrative........    2,813    10,271     7,027     15,691       39,315        34,759
 Acquired in-process
  technology(5).........      --      9,472     6,726     25,508       34,980           --
 Stock compensation(5)..      --      6,698     3,500     23,962       38,588        35,227
 Amortization of
  intangible assets(5)..      --      9,476     4,321     44,539      101,065        52,016
                         --------  --------  --------  ---------    ---------     ---------
   Total operating
    expenses............   15,577    56,589    35,693    127,603      248,956       145,671
                         --------  --------  --------  ---------    ---------     ---------
Loss from operations....  (13,965)  (54,493)  (35,359)  (113,431)    (214,107)     (102,419)
Interest income.........      215       233       165      2,230        2,528         3,907
Interest expense........      (58)      (76)      (76)      (331)      (1,080)         (903)
Impairment of investee
 carried at cost........      --     (4,000)   (4,000)       --        (4,000)          --
                         --------  --------  --------  ---------    ---------     ---------
Loss before income
 taxes..................  (13,808)  (58,336)  (39,270)  (111,532)    (216,659)      (99,415)
Provision for income
 taxes(6)...............      --        --        --         --         5,635         5,210
                         --------  --------  --------  ---------    ---------     ---------
Net loss(6)............. $(13,808) $(58,336) $(39,270) $(111,532)   $(222,294)    $(104,625)
                         ========  ========  ========  =========    =========     =========
Net loss per share:
  Basic and
   diluted(6)(7)(8)..... $ (10.35) $  (7.98) $  (8.10) $   (3.23)   $   (5.24)    $   (1.61)
                         ========  ========  ========  =========    =========     =========
Weighted average shares
 outstanding(7)(8)......    1,334     7,312     4,845     34,521       42,448        65,137
                         ========  ========  ========  =========    =========     =========

                                            HISTORICAL              PRO FORMA
                                  ------------------------------- -------------
                                    DECEMBER 31,
                                  ----------------- SEPTEMBER 30, SEPTEMBER 30,
                                    1996     1997       1998          1998
                                  --------  ------- ------------- -------------
                                                     (RESTATED)
                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED BALANCE SHEET DA-
 TA(10):
Cash equivalents and short-term
 investments....................  $  3,220  $44,145   $ 53,652      $100,804
Working capital.................        73   40,516     64,565        88,804
Total assets....................     7,482   79,250    254,420       407,399
Debt and lease obligations,
 long-term portion..............       436      372      2,005         2,771
Mandatorily Redeemable
 Convertible Preferred Stock....    16,200      --         --            --
Stockholders' equity (deficit)..   (12,492)  66,689    223,224       293,961

---------------------
 (1) USWeb Corporation was incorporated on December 6, 1995 and had insignificant activities from inception through December 31, 1995, which have been included in the 1996 financial statements to facilitate presentation.

 (2) Includes CKS Group results for the years ended November 30, 1997.

 (3) Includes CKS Group results for the nine-month period ended August 31, 1998.

 (4) Pro forma combined revenue reflects a reclassification of CKS Group's historical revenues which nets certain production revenues and related costs to conform to USWeb's accounting policies and basis of presentation. The effect of netting certain production revenues and related costs was to decrease both revenues and cost of revenues by $38.6 million and $35.8 million for the year ended December 31, 1997 and the nine months ended September 30, 1998. See Note 2 of Notes to Unaudited Pro Forma Combined Financial Information.

 (5) Non-cash acquisition-related charges incurred as a result of the Company's acquisition program. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Notes 1 and 9 to Consolidated Financial Statements.

 (6) Pro forma net loss and pro forma net loss per share gives effect to the pro forma tax provision recorded to present CKS Group's acquisition of a partnership in January 1997, accounted for as a pooling of interests, as if the partnership had been a C corporation fully subject to income taxes. See Note 3 of Notes to Unaudited Pro Forma Combined Financial Information.

 (7) See Note 2 of Notes to Consolidated Financial Statements for a description of per share computation and weighted average shares outstanding computation.

 (8) See Note 4 of Notes to Unaudited Pro Forma Combined Financial Information for description of per share computation and weighted average shares outstanding computation.

 (9) Includes CKS Group consolidated balance sheet data as of August 31, 1998.

(10) It is anticipated that USWeb will incur charges to operations related to the CKS Merger currently estimated to be $34.0 million, principally in the quarter in which the CKS Merger is consummated. These charges include direct transaction costs, primarily for financial advisory and legal fees, and costs associated with combining operations of the two companies. The estimated charge is reflected in the unaudited pro forma combined balance sheet data, but is not reflected in the unaudited pro forma combined statement of operations data. This charge is a preliminary estimate only and is subject to change.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS
                                 (AS RESTATED)

  We based the following discussion and analysis on the "Selected Consolidated Financial Data," "Pro Forma Selected Consolidated Financial Data," "Pro Forma Consolidated Financial Information" and our Consolidated Financial Statements. All of that information is included in this Prospectus and you should read it for greater detail and understanding. This discussion contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions, as well as financial trends. The cautionary statements made below apply to all related forward-looking statements wherever they appear in this Prospectus. Our actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include those discussed in "Risk Factors," as well as those discussed in other sections of this Prospectus.

  The financial data that we discuss and analyze below is the historical data of USWeb Corporation up to September 30, 1998 and so does not include the financial data of CKS Group, which was acquired by USWeb in December 1998.

OVERVIEW

  USWeb is a leading Internet professional services firm that provides Intranet, Extranet and Web site solutions and services to businesses. We have built a network of consulting offices and what we believe to be one of the most recognized brands for Internet professional services. We offer a comprehensive range of services to deliver Internet solutions designed to improve clients' business processes. Our services include: strategy consulting; analysis and design; project management; Intranet, Extranet and Web site design; e-commerce business systems; application development; technology integration; graphic design and user interface; online marketing and brand development; deployment and hosting; maintenance and support; integration; audience development; and maintenance. We market our services to medium and large companies.

  From December 6, 1995 (inception) to March 31, 1997, the Company's operating activities related primarily to recruiting personnel, raising capital, preparing and securing approval of its Uniform Franchise Offering Circular and conducting business as a franchisor of Internet professional service firms. Each such firm that entered into a franchise agreement with us was designated an "Affiliate." In March 1997, we entered into our last Affiliate agreement and do not expect to enter into any additional Affiliate agreements. In the first quarter of 1997, we initiated the second phase of our corporate development strategy and began to acquire Internet professional services firms, starting with certain qualified Affiliates. To date, we have derived our revenues from a combination of service revenues generated by our company-owned offices and fees paid by our Affiliates. Revenues from company-owned offices, represented approximately 99% of our total revenues for the nine months ended September 30, 1998. This transition in business strategy from a franchising model to one based on company-owned operations accounts for the primary differences in the results of operations between the nine months ended September 30, 1998 and 1997. Because of this transition in business strategy, we believe that our historical financial statements for periods ending on or before March 31, 1997 are not indicative of future operating results.

  We have only a limited operating history upon which to base an evaluation of our business and prospects. We and our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets such as Internet professional services. Such risks for us include, but are not limited to, an evolving business model and the management of both internal and acquisition-based growth. To address these risks, we must, among other things, continue to expand our network of consulting offices, continue to develop the strength and quality of its operations, maximize the value delivered to clients, enhance our brands, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition. We have incurred net losses since inception and as of September 30, 1998, had an accumulated deficit of $183.7 million. Although we have experienced revenue growth in recent months, such growth rates may not be sustainable or indicative of future operating results. We expect to continue to incur substantial operating losses through at least 1999, and we cannot be certain that our business strategy will be successful or that we will be able to achieve or sustain profitability. See "Risk Factors--Limited Operating History; Accumulated Deficit."

RECENT EVENTS

  We filed a Registration Statement on Form S-4 (Registration No. 333-63323) in connection with the merger with CKS Group whereby our stockholders were asked to approve an increase in the number of authorized shares of Common Stock by 100,000,000 shares and to approve the merger with CKS Group, which has resulted in the issuance of approximately 24,954,011 shares of our Common Stock. At our Special Meeting of Stockholders held on December 16, 1998, the stockholders approved the issuance of USWeb shares of Common Stock in exchange for all shares of CKS Group Common Stock and an amendment to USWeb Corporation Certificate of Incorporation to increase the authorized number of shares of Common stock by 100,000,000 shares.

  In November 1998, we entered into an employment arrangement with an individual who will serve as our Chief Executive Officer. As part of the employment arrangement, we granted the individual options to purchase 1.2 million shares of the Company's Common Stock with an exercise price of $10.00 per share. The aggregate difference between the exercise price of the options and the fair market value of the Common Stock on the date of grant, approximating $8.3 million, will be recognized ratably as an operating expense over the four-year vesting period of the related options.

  In connection with the merger of USWeb and CKS Group, it is anticipated that USWeb will incur charges to operations approximating $34.0 million, the majority of which will be incurred in the quarter ended December 31, 1998. These charges include direct transaction costs, primarily for financial advisory and legal fees, and costs associated with combining the operations of the two companies. This charge is a preliminary estimate and may change.

  In August 1996, in connection with its acquisition of Schell/Mullaney, CKS Group recorded goodwill totaling $4.6 million. In November 1997 and 1998, in connection with additional purchase consideration resulting from earn-out provisions, additional goodwill totaling $4.5 million and $4.5 million, respectively, was recorded. As of September 30, 1998, the carrying amount of Schell/Mullaney goodwill aggregated $13.1 million. In December 1998, due to declining revenues and operating results of the acquired business, CKS Group performed an evaluation of recoverability of the carrying amount of the goodwill by comparing the undiscounted cash flows expected to be generated by the acquired business to the carrying amount of the goodwill. Such evaluation determined that the goodwill was impaired, and USWeb/CKS expects to record an impairment charge of $11.1 million in its quarter ended December 31, 1998 to write down the goodwill to its discounted cash flow value of $2.0 million.

ACQUISITION OF INTERNET PROFESSIONAL SERVICES FIRMS AND STRATEGIC ALLIANCE

  We began acquiring selected Internet professional services firms in the first quarter of 1997. We transitioned from a franchise-based business model to one based on company-owned operations to provide greater economies of scale, enable the consulting offices to focus on providing Internet professional services and facilitate their growth by furnishing needed working capital. See Note 1 to Consolidated Financial Statements.

  We typically determine the purchase price of each acquisition candidate based on strategic fit, geographic coverage, historical revenues, profitability, financial condition and contract backlog, and our qualitative evaluation of the candidate's management team, operational scalability and customer base. We typically acquire suitable candidates through mergers in exchange for shares of our Common Stock. Generally, with respect to past domestic acquisitions, at least fifty percent of the shares to be issued are deposited into a one-year escrow and the remaining shares are delivered to the acquired company's shareholders. The acquired company is valued again, typically at each of six and twelve months after acquisition, and additional shares are issued or escrowed shares are returned depending on whether the valuation has increased or decreased. After all such purchase price adjustments have been made, all shares remaining in escrow are issued to the acquired company's shareholders. We expect to continue using this valuation and payment methodology for a number of future acquisitions; however, in certain situations we may use other methodologies as appropriate. For example, we may increasingly use cash to pay for acquisitions and, in particular, we intend to increase our use of cash in international acquisitions. The acquisition program will result in further substantial ownership dilution to investors. See "Risk Factors-- Dilution" and Notes 1 and 12 of Notes to Consolidated Financial Statements.

  The acquisitions have been accounted for using the purchase method of accounting, although the merger with CKS Group has been accounted for using the pooling-of-interests method. For each purchase acquisition to date, a portion of the purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values on the acquisition date. Identifiable intangible assets include (i) amounts allocated to in-process technology and immediately charged to operations, (ii) amounts allocated to completed technology and amortized on a straight-line basis over the estimated useful life of the technology of six months to one year, and (iii) amounts allocated to goodwill (primarily workforce in place) and amortized on a straight-line basis over twelve to forty-two years. The results of operations of the acquired entity are consolidated with ours as of the date we acquire effective control of the entity, which generally occurs prior to the formal legal closing of the transaction and the physical exchange of acquisition consideration.

  Target company employees and non-employee shareholders that enter into consulting agreements are generally granted options to purchase shares of USWeb's Common Stock, which typically become exercisable over a 36-month period. These options have an exercise price per share equal to at least the fair market value of a share of USWeb Common Stock on the date of grant. Additional options generally are granted at the revaluation dates if the target company's formula-based valuation increases. In most cases, each optionee is also given the right to receive a stock bonus at the time an option is granted. The stock bonus vests at the same rate as the corresponding option and is equal in value to the aggregate exercise price of this option. The stock bonus is payable at the earlier of three years from the date of grant or, to the extent vested, upon termination of employment. The stock bonus amount is amortized ratably over a 36-month period and recorded as compensation expense. This charge is identified as "Stock Compensation" and allocated to cost of revenues or operating expenses depending on whether the optionee is acting in a service delivery or administrative capacity.

  During the nine-month period ended September 30, 1998, USWeb options were exchanged for outstanding vested options only with respect to the acquisitions of Gray Peak Technologies, Inc. and Ikonic Interactive, Inc. In these transactions, the value of such options was determined using the Black-Scholes option pricing model and included in the determination of purchase price. For transactions in which option vesting accelerated as a result of the merger transaction, the vested options were required to be exercised prior to acquisition and the resultant target company shares exchanged for USWeb Common Stock. The exercise price of each option is equal to at least the fair market value of a share of USWeb Common Stock on the date of grant and such options generally vest over three years. Options granted to new employees at fair market value in exchange for future services are accounted for in accordance with APB Opinion No. 25, with no compensation expense recognized in our consolidated financial statements. Options granted to consultants with non-variable terms are valued on the date of grant using the Black-Scholes option pricing model with the resulting compensation cost being allocated to cost of revenues or operating expenses depending on whether the optionee is acting in a services delivery or administrative capacity.

  In May 1998, we entered into a strategic alliance with NBC Multimedia, Inc. ("NBC") to expand production capabilities for NBC's interactive properties and services. As part of the strategic alliance, NBC awarded us a multi-year contract with expected revenues of approximately $11.0 million. In connection with the strategic alliance, we issued warrants to NBC allowing them to purchase 1,600,000 shares at $22.50 each and 500,000 shares at $25.43 each. Warrants to purchase 1,050,000 shares are exercisable at any time prior to their expiration in November 1999 (the "Fixed Warrants"). Warrants to purchase the remaining 1,050,000 shares are subject to cancellation, or if previously exercised, are subject to repurchase at the original purchase price, in the event that the agreement is cancelled by NBC prior to May 2002 (the "Variable Warrants"). Of the total value ascribed to the NBC warrants, $6.3 million was attributable to the Fixed Warrants and recorded as part of stock compensation in operating expenses in the quarter ended June 30, 1998, and $9.4 million was attributable to the Variable Warrants. Because the inclusion of the value of the Variable Warrants as a part of the NBC contract will result in an overall loss on the contract, an accrual of $9.4 million was provided in the quarter ended June 30, 1998 to recognize this loss. The Variable Warrants are subject to future revaluation at each balance sheet date through the date the related cancellation or repurchase rights lapse. During the quarter ended September 30, 1998, we recorded a recovery of the previously recognized loss totaling $7.3 million due to changes in the estimated fair value of the Variable Warrants.

  Because of purchase accounting adjustments, stock compensation charges and charges associated with the NBC warrants described above, we have incurred significant non-cash expenses. For example, for the nine-month period ended September 30, 1998, stock compensation expense included in cost of revenues totaled $9.4 million, stock compensation expense included in operating expenses totaled $24.0 million (including the $6.3 million associated with warrants issued to NBC; see "Results of Operations--Stock Compensation") and amortization of intangible assets totaled $44.5 million, all of which were related to the acquisition of the thirty-three company-owned offices completed since USWeb Corporation was formed. In addition, we have recognized an aggregate cost of $25.5 million for acquired in-process technology related to the 14 acquisitions during the nine-month period ended September 30, 1998. We expect these acquisition-related non-cash expenses to continue on a basis corresponding with the operation of the acquisition program.

  To capitalize on the growth opportunities for a newly acquired consulting office, we often hire additional Internet professionals during the three-month period following the office's integration into our network. The amount of work these new employees can complete at first is not as great as that accomplished by seasoned employees because of the time spent on training and professional development. Consequently, we expect that the cost of service revenues as a percentage of service revenues of an integrated office will generally increase during the first three months following such integration. We feel that this investment in training and professional development will contribute to our long-term ability to meet growth targets.

  Successful implementation of our acquisition strategy depends on our ability to identify suitable acquisition candidates, acquire such companies on acceptable terms and integrate their operations successfully. We may not be able to do so. Moreover, in pursuing acquisitions we may compete with companies with similar acquisition strategies, certain of which competitors may be larger and have greater financial and other resources than we do. Competition for these acquisition targets could also result in increased prices for acquisition targets and a diminished pool of companies available for acquisition. Acquisitions also involve a number of other risks, including adverse effects on our reported operating results from increases in goodwill amortization, acquired in-process technology, stock compensation expense and increased compensation expenses resulting from newly hired employees, the diversion of management attention, risks associated with the subsequent integration of acquired businesses, potential disputes with the sellers of one or more acquired entities and the failure to retain key acquired personnel. Client satisfaction or performance problems with an acquired firm could also have a material adverse impact on our reputation, and any acquired subsidiary could significantly under-perform relative to our expectations. For all of these reasons, our pursuit of an overall acquisition strategy or any individual completed, pending or future acquisition may have a material adverse effect on our business, results of operations and financial condition. To the extent we choose to use cash consideration in the future to pay for all or part of any acquisition, we may be required to obtain additional financing, which may not be available on favorable terms, if at all.

SOURCES OF REVENUES

  We consolidate the financial statements of acquired entities beginning on the date we assume effective control of those entities. Revenues primarily consist of fees from consulting services engagements (including both time-and-materials and fixed-price engagements). The services we offer include strategy consulting; analysis and design; project management; Intranet, Extranet and Web site design; e-commerce business systems; application development; technology integration; graphic design and user interface; online marketing and brand development; deployment and hosting; and maintenance and support. Revenues from time-and-material engagements are recognized as incurred and revenues from fixed-price engagements are recognized using the percentage-of-completion method. Billable rates vary by the service provided and geographical region. Although a majority of engagements are currently performed on a time and materials basis, we intend to increase the percentage of engagements that are based on a fixed-price. The pricing, management and execution of individual engagements are the responsibility of the consulting office that performs or coordinates the services.

  USWeb operated under its Affiliate model from its inception in December 1995 through the first quarter of 1997. During that period, revenues were derived almost exclusively from initial fees and monthly royalties from Affiliates. Initial fees were typically recognized when received because all obligations required of USWeb by the Affiliate agreement were substantially performed concurrently with the execution of the agreement. Monthly royalty revenue is recognized as reported by the Affiliate to USWeb. In the first quarter of 1997, USWeb ended its program for attracting new Affiliates and initiated the acquisition phase of its corporate development strategy. During the nine months ended September 30, 1998, revenues from Affiliates were insignificant.

COST STRUCTURE

  Consulting offices we own recognize revenues primarily using the percentage-of-completion method. Direct costs, such as personnel salaries and benefits and the cost of any third-party hardware or software included in an Internet solution, and related overhead expenses, such as depreciation and occupancy charges, associated with the generation of the revenues are classified as cost of revenues. The technology, sales, marketing and administrative costs of each company-owned office are classified as operating expenses. Corporate expenses are primarily classified as operating expenses. Marketing and sales expenses include product and service research, advertising, brand name promotions and lead-generation activities, as well as the salary and benefits costs of the personnel in these functions. General and administrative expenses include accounting, legal and human resources costs.

RESULTS OF OPERATIONS

 Years Ended December 31, 1997 and 1996

  Revenues. Total revenues increased to $19.3 million for the year ended December 31, 1997 from $1.8 million for the year ended December 31, 1996. This increase is primarily attributable to beginning our acquisition program in the first quarter of 1997. No service revenues have been recorded for the year ended December 31, 1996 because during this period we did not have any company-owned offices and instead we derived our revenues from initial fees and monthly royalties from Affiliates. We anticipate that revenues will be impacted in future periods as a result of internal growth and as a result of acquisitions of additional Internet professional service firms.

  Cost of Revenues. Cost of revenues increased to $17.2 million for the year ended December 31, 1997 from $208,000 for the year ended December 31, 1996. The increase in cost of revenues is primarily attributable to the cost of revenues associated with company-owned offices subsequent to their respective acquisition dates. We anticipate that cost of revenues will increase in absolute dollars as service fees generated by the company-owned offices and the level of services increase, and as a result of acquisitions of additional Internet professional service firms.

  Marketing, Sales and Support Expenses. Marketing, sales and support expenses increased to $20.7 million for the year ended December 31, 1997 from $12.8 million for the year ended December 31, 1996. Approximately $3.9 million of the increase is due to the consolidation of the results of operations of acquired Internet professional services firms with those of our Company throughout 1997, $3.7 million was due to increases in personnel to support our growth in operations and $1.3 million was due to our branding campaigns. These increases were partially offset by decreases in marketing and operations activities of $2.1 million resulting from the transition of the affiliate franchising model to company-owned operations. In addition, during December 1997, we recognized a non-cash charge of $1.3 million associated with the discounted sale of Common Stock to Intel Corporation. We anticipate that marketing, sales and support expenses will increase in future periods in absolute dollars as we continue to pursue an aggressive brand building strategy and continue to acquire and consolidate the results of Internet professional service firms.

  General and Administrative Expenses. General and administrative expenses increased to $10.3 million for the year ended December 31, 1997, from $2.8 million for the year ended December 31, 1996. This increase is primarily attributable to $3.7 million related to the consolidation of the results of operations of acquired Internet professional services firms with those of our Company throughout 1997, $2.2 million of increases in personnel and overhead costs to support the internal growth in our Company's operations and a non-cash severance related compensation charge of $1.1 million during the quarter ended September 30, 1997 related to our decision to end its program for attracting new Affiliates. We believe that the absolute dollar level of general and administrative expenses will increase in future periods, as a result of increased staffing, fees for professional services, and costs associated with acquiring and consolidating the results of Internet professional service firms with our Company.

  Acquired In-Process Technology. We recognized the cost of acquired in-process technology totaling $9.5 million during the year ended December 31, 1997. We did not record any such expenses for the year ended December 31, 1996, because we did not acquire any entities during the period. The acquired in-process technology had not reached the stage of technological feasibility at the date of acquisition and had no alternative future use. We anticipate that acquired in-process technology expenses will increase in future periods in absolute dollars as we continue to acquire Internet professional service firms with in-process technology.

  Stock Compensation. Stock compensation expense relating to stock bonus awards to employees of acquired entities totaled $6.7 million for the year ended December 31, 1997. We did not record any such expenses for the year ended December 31, 1996 because we did not acquire any entities during the period. We anticipate that stock compensation expense will increase in future periods in absolute dollars as we continue to acquire Internet professional service firms.

  Amortization of Intangible Assets. Amortization of intangible assets, consisting primarily of purchased technology and goodwill, was $9.5 million for the year ended December 31, 1997. We did not record any such expenses for the year ended December 31, 1996 because we did not acquire any entities during the period. We anticipate that costs related to the amortization of intangible assets will increase in future periods in absolute dollars as we continue to acquire Internet professional service firms.

  Impairment of Investee. During June 1997, we recognized an impairment provision totaling $4.0 million, representing the total amount of our cost basis investment in Utopia Inc., an independent Internet consulting firm. In assessing the level of impairment, we considered the entity's current financial position, recent operating performance and the likelihood of recovery of some or all of its investment in the event of liquidation, sale or merger.

  Income Taxes. No provision for federal and state income taxes has been recorded for either of the years ended December 31, 1997 and 1996 because we incurred net operating losses in each of those periods.

  Net Loss. Net losses for the years ended December 31, 1997 and 1996 were $58.3 million and $13.8 million, respectively. The increase in the net loss was primarily attributable to increases in marketing, sales and support expenditures, approximately $28.1 million of non-cash charges associated with our acquisition program and a $4.0 million impairment charge relating to an investee carried at cost.

 Nine Months Ended September 30, 1998 and 1997

  Revenues. Total revenues increased to $73.1 million for the nine months ended September 30, 1998, from $8.7 million for the nine months ended September 30, 1997. This increase is attributable to our acquisition program, which began in the first quarter of 1997, combined with the increased number and relative size of client engagements. We had completed 33 acquisitions as of September 30, 1998 compared to 16 as of September 30, 1997.

  Cost of Revenues. Cost of revenues increased to $58.9 million for the nine months ended September 30, 1998, from $8.3 million for the nine months ended September 30, 1997. The increase in cost of revenues is primarily attributable to the cost of revenues associated with acquired companies subsequent to their respective acquisition dates which aggregated $28.4 million and to the increased staffing for engagements that resulted in $12.1 million of additional cost during the period. Also included in cost of revenues is an increase in stock compensation of $8.4 million in connection with stock bonus awards to employees of newly acquired entities and an accrual of $2.1 million to provide for a loss on our contract with NBC (see Note 12 of Notes to Consolidated Financial Statements). As a percentage of revenues, cost of revenues decreased to 80% for the nine months ended September 30, 1998, from 96% for the corresponding period in 1997. This decrease resulted from the further integration of our acquisitions, many of which were fully integrated as of September 30, 1998. Included in cost of revenues for the nine months ended September 30, 1998 are non-cash charges aggregating $14.0 million, which include an accrual to provide for a loss on our contract with NBC, stock compensation resulting from our acquisition program and depreciation and amortization of fixed assets and leasehold improvements. We anticipate that cost of revenues will increase in absolute dollars as a result of acquisitions of additional Internet professional service firms and as company-owned offices accept additional engagements. In addition, we expect that the provision for (recovery of) loss on contract will continue to reflect significant volatility based on changes in the estimated fair value of the Variable Warrants.

  Marketing, Sales and Support Expenses. Marketing, sales and support expenses increased to $17.9 million for the nine months ended September 30, 1998, from $14.1 million for the nine months ended September 30, 1997. Approximately $6.1 million of this increase is attributable to the consolidation of the results of operation of additional Internet professional services firms with those of our company during the period. This increase was partially offset by decreases in marketing and operations activities of $1.9 million resulting from the transition from the affiliate franchising model to company-owned operations. As a percentage of revenues, marketing, sales and support expenses decreased to 24% of revenues for the nine months ended September 30, 1998, compared to 163% for the corresponding period in 1997. This decrease resulted primarily from economies of scale. Included in marketing, sales and support expenses for the nine months ended September 30, 1998 are non-cash charges aggregating $244,000 related to depreciation and amortization of fixed assets and leasehold improvements. We anticipate that marketing, sales and support expenses will increase in future periods in absolute dollars as we continue to pursue an aggressive brand building strategy and continues to acquire and consolidate the results of additional Internet professional service firms.

  General and Administrative Expenses. General and administrative expenses increased to $15.7 million for the nine months ended September 30, 1998, from $7.0 million for the nine months ended September 30,

1997. This increase was primarily attributed to an increase of $5.3 million resulting from the consolidation of the operations of acquired Internet professional services firms with those of our Company during each period and increases in personnel and overhead costs to support the internal growth in our operations totaling $3.2 million. As a percentage of revenues, general and administrative expenses decreased to 21% of revenues for the nine months ended September 30, 1998, compared to 80% for the corresponding period in 1997. This decrease resulted primarily from economies of scale. Included in general and administrative expenses for the nine months ended September 30, 1998 are non-cash charges aggregating $389,000 related to depreciation and amortization of fixed assets and leasehold improvements. We believe that the absolute dollar level of general and administrative expenses will increase in future periods as a result of increased staffing and costs associated with acquiring and consolidating the results of additional Internet professional service firms.

  Acquired In-Process Technology. Acquired in-process technology increased to $25.5 million for the nine months ended September 30, 1998, from $6.7 million for the nine months ended September 30, 1997. This increase resulted from the number and relative size of acquisitions completed in the nine months ended September 30, 1998, compared to the corresponding period in 1997. The value of the acquired in-process technology was determined using a combination of risk-adjusted income approaches and independent valuations. The acquired in-process technology related to each company had not reached the stage of technological feasibility at the date of acquisition and had no alternative future use. We anticipate that acquired in-process technology expenses in future periods will vary in absolute dollars and as a percentage of revenues.

  Stock Compensation. Stock compensation expense increased to $24.0 million for the nine months ended September 30, 1998, from $3.5 million for the nine months ended September 30, 1997. Included in stock compensation is $6.3 million associated with the value of the Fixed Warrants granted to NBC in connection with a strategic relationship (see Note 12 of Notes to Consolidated Financial Statements) as well as costs relating to stock bonus awards to employees of acquired entities. The increase in stock compensation expense for the nine months ended September 30, 1998, as compared to the corresponding period in 1997, resulted from the value of the warrants associated with the NBC agreement, as well as the increased number and relative size of our various acquisitions. We anticipate that stock compensation expense will vary in future periods.

  Amortization of Intangible Assets. Amortization of intangible assets, consisting primarily of purchased technology, and goodwill (primarily workforce in place), increased to $44.5 million for the nine months ended September 30, 1998, from $4.3 million for the nine months ended September 30, 1997. This increase resulted from the increased number and relative size of our acquisitions completed prior to September 30, 1998. We anticipate that expenses related to the amortization of intangible assets will increase in future periods in absolute dollars as we continue to acquire additional Internet professional service firms.

  Interest Income and Expense. Net interest income increased to $2.2 million for the nine months ended September 30, 1998, from $165,000 for the nine months ended September 30, 1997. This increase resulted from interest earned on the investment of the net proceeds of our public equity offerings, completed in December 1997 and April 1998, offset by interest expense incurred on our debt and lease obligations.

  Income Taxes. No provision for federal and state income taxes has been recorded for the nine months ended September 30, 1998 and 1997 because we incurred net operating losses in each of those periods.

  Impairment of Investee. During June 1997, we recognized an impairment provision totaling $4.0 million, representing the total amount of our cost basis investment in Utopia, Inc., an independent Internet consulting firm.

  Net Loss. Net losses for the nine months ended September 30, 1998 and 1997 were $111.5 million and $39.3 million, respectively. The increase in the net loss is primarily attributable to non-cash charges of

$108.7 million for the nine months ended September 30, 1998, the majority of which resulted from our acquisition program, compared to non-cash charges of $16.3 million for the nine months ended September 30, 1997. Excluding the non-cash charges, we had a net loss of $2.8 million for the nine months ended September 30, 1998, compared to a net loss of $23.0 million for the nine-month period in the prior year.

FACTORS AFFECTING OPERATING RESULTS

  Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside the our control. These factors include:

  . the level of demand for Intranet, Extranet and Web site development;

  . the productivity of our consulting offices;

  . Our success in finding and acquiring suitable acquisition candidates;

  . Our ability to attract and retain personnel with the necessary strategic, technical and creative skills required to service clients effectively;

  . the cost of advertising and related media;

  . the amount and timing of expenditures by our clients for Internet professional services;

  . client budgetary cycles;

  . the amount and timing of capital expenditures and other costs relating to the expansion of our operations;

  . the introduction of new products or services by us or our competitors;

  . pricing changes in the industry;

  . technical difficulties with respect to the use of the Internet;

  . economic conditions specific to Internet technology usage; and

  . general economic conditions.

  As a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service, technology or marketing decisions or business or technology acquisitions that could hurt us. We may also experience seasonality in our business in the future, resulting in diminished revenues as a consequence of decreased demand for Internet professional services during summer and year-end vacation and holiday periods. Due to all of the foregoing factors, in future periods our operating results may fall below the expectations of securities analysts and investors. If that happens, the trading price of our Common Stock would likely drop. See "Risk Factors--Potential Fluctuations in Quarterly Results."

RECENT ACCOUNTING PRONOUNCEMENTS

  We adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" in the nine months ended September 30, 1998. SFAS No. 130 requires us to report in our financial statements, in addition to our net income (loss), comprehensive income (loss), which includes all changes in equity during a period from non-owner sources including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. During the nine months September 30, 1998, such items were not significant, and our comprehensive loss approximated its net loss.

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The adoption of SFAS No. 131 is required for fiscal years beginning after December 15, 1997. SFAS No. 131 requires that companies report separately in their financial statements certain financial and descriptive information about operating segments, if applicable. We do not expect the adoption of SFAS No. 131 to have any impact on our consolidated financial results and is currently assessing the disclosure requirements of the new pronouncement.

  In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 provides guidance for determining whether computer software is internal-use software and on accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. We have not yet determined the impact, if any, of adopting SOP 98-1, which will be effective for the year ending December 31, 1999.

  In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes a new model for accounting for derivatives and hedging activities and supercedes and amends a number of existing accounting standards. SFAS 133 requires that all derivatives be recognized in the balance sheet at their fair market value and the corresponding derivative gains or losses be either reported in the statement of operations or as a deferred item depending on the type of hedge relationship that exists with respect to such derivatives. We have not yet determined the effect, if any, of adopting SFAS 133, which will be effective for our fiscal year 2000.

YEAR 2000

  Many computer systems and software and electronic products are coded to accept only two-digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. In addition, certain systems and products do not correctly process "leap year" dates. As a result, in the next 14 months, computer systems and software ("IT Systems") and other property and equipment not directly associated with information systems ("Non-IT Systems"), such as elevators, phones, other office equipment used by many companies may need to be upgraded, repaired or replaced to comply with such "Year 2000" requirements, and "leap year" requirements.

  USWeb Corporation has conducted an internal review of most of its internal corporate headquarters IT Systems, including finance, human resources, Intranet applications and payroll systems. USWeb Corporation has contacted most of the vendors of its internal corporate headquarters IT Systems to determine potential exposure to Year 2000 issues and has obtained certificates from such vendors assuring Year 2000 compliance. Although we have determined that most of our principal internal corporate headquarters IT Systems are Year 2000 compliant, certain of such internal systems, including our Windows NT operating system and internal networking systems are not Year 2000 compliant or have not been evaluated by us. We have not yet made an assessment of the status of the IT Systems at our subsidiaries or the Non-IT Systems for our corporate headquarters and our subsidiaries.

  As part of the integration of USWeb and CKS Group in connection with the merger, we have appointed a task force (the "Task Force") to oversee Year 2000 and leap year issues of USWeb/CKS. The task force is expected to review all IT Systems and Non-IT Systems that have not been determined to be Year 2000 and leap year compliant and will attempt to identify and implement solutions to ensure such compliance. We expect to evaluate our systems for Year 2000 and leap year compliance in accordance with the DISC PD2000-1 Year 2000 compliance standards established by the British Standards Institute. To date, we have spent an immaterial amount to remediate our Year 2000 issues. We presently estimate that the total cost of addressing our Year 2000 and leap year issues will be immaterial. These estimates were derived using numerous assumptions, including the assumption that we already identified our most significant Year 2000 and leap year issues and that the plans of our third-party suppliers will be fulfilled in a timely manner without cost to us. However, these assumptions may not be accurate, and actual results could differ materially from those anticipated.

  USWeb/CKS has been informed by most of its suppliers that such suppliers will be Year 2000 compliant by the Year 2000. Any failure of these third parties systems to timely achieve Year 2000 compliance could materially harm USWeb/CKS's business, financial condition, results of operations and prospects.

  USWeb/CKS has not determined the state of compliance of certain third-party suppliers of services such as phone companies, long distance carriers, financial institutions and electric companies. The failure of any one of such third party suppliers to achieve Year 2000 compliance could severely disrupt our ability to carry on business as well as disrupt the business of our customers.

  Failure to provide Year 2000 and leap year compliant business solutions to our customers or to receive such business solutions from our suppliers could result in liability to USWeb/CKS or otherwise materially harm our business, results of operations, financial condition and prospects. Furthermore, we believe that the purchasing patterns of customers and potential customers may be affected by Year 2000 issues as companies expend significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase products and services such as those offered by USWeb/CKS, which could materially harm USWeb/CKS's business, results of operations and financial condition. USWeb/CKS could be affected through disruptions in the operation of the enterprises with which USWeb/CKS interacts or from general widespread problems or an economic crisis resulting from noncompliant Year 2000 systems. Despite our efforts to address the Year 2000 effect on our internal systems and business operations, such effect could result in a material disruption of our business or have a material adverse effect on our financial condition or results of operations. USWeb/CKS has not developed a contingency plan to respond to any of the foregoing consequences of internal and external failures to be Year 2000 and leap year compliant, but we expect the Task Force will develop such a plan.

                                    BUSINESS

  The following Business section contains forward-looking statements. These statements include, without limitation, the development of electronic commerce and related Internet professional services markets, a description of our efforts to develop and implement new services and products, our acquisition strategy and industry trends. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those factors described in the section entitled "Risk Factors" and elsewhere in this Prospectus, some of which our beyond our control. See "Forward-Looking Statements." References in this Business section to "USWeb," "USWeb/CKS," "we," "our" and "us" are to USWeb Corporation.

OVERVIEW

  USWeb/CKS is professional services firm with expertise in business strategy, marketing communications, and Internet technology solutions. Our clients are typically medium-sized and large companies. We have built a network of consulting offices throughout the United States and in several countries outside the United States. By combining our expertise with industry-specific knowledge, we provide an integrated service offering to help clients define strategies and implement innovative ways to build their businesses. We provide a comprehensive range of Intranet, Extranet and Web site solutions and services, as well as marketing communications programs that use advanced technology solutions and new media. Our Internet professional services include strategy consulting; analysis and design; technology development; implementation and integration; audience development and maintenance. Our marketing communications services include strategic corporate and product positioning, corporate identity and product branding, new media, collateral systems, environmental design, packaging, advertising, media placement, direct marketing, and consumer and trade promotions.

  Prior to joining together in December 1998, USWeb Corporation was a recognized leader in the Internet services market and CKS Group, Inc. was an integrated marketing services and technology company. Together as USWeb/CKS, we offer a comprehensive range of services to deliver solutions designed to improve our clients' business processes and to effectively market their products and services.

INDUSTRY BACKGROUND

  Intranets, Extranets and Web sites (collectively, "Internet solutions") provide companies with a new set of tools for improving basic business processes such as communications, data transmission, marketing, transaction processing and customer service. An Intranet enables a company's employees to receive corporate information and training efficiently, communicate through e-mail, use the internal network's business applications, and access proprietary information and legacy databases. An Extranet can extend part or all of the functionality of a secure Intranet to selected business partners outside of the company, such as customers, suppliers or distributors. Forrester Research, Inc. ("Forrester") estimates that the worldwide market to build business-to-business Internet sites that support transactions and dynamic trading processes will increase from $253 million in 1998 to $2.7 billion in 2002. Web sites, which are accessible by the general public, can present advertising and marketing materials in new and compelling fashions, display products and services in electronic catalogs, offer products and services for sale online, process transactions and fulfill orders, provide customers with rapid and accurate responses to their questions, and gather customer feedback efficiently. Forrester expects the shift to electronic commerce will drive the worldwide Internet development services market from $4 billion in 1998 to $15 billion by 2002. We believe that the market size estimates in this paragraph are based on reasonable assumptions about the number of companies that will adopt Internet and e-Commerce solutions and the speed and cost of such implementation; however, actual development of these markets will be dependent on many factors outside our control.

  Businesses are rapidly adopting Internet solutions. Companies implementing Internet solutions often must rely on fundamentally new business approaches because these solutions utilize new technologies and allow companies to implement a broad scope of business process improvements. Businesses seeking to realize the benefits provided by Internet solutions face a formidable series of challenges presented by the need to link business strategy, new and rapidly changing technologies and continuously updated content. Before creating an Intranet, Extranet or Web site, a company must first conduct a thorough needs assessment to review its strategic business requirements and compare them to the capabilities of its existing processes and systems. Next, the company must architect the solution and develop an implementation plan. The implementation, establishment and maintenance of the solution will require significant technical expertise in a number of areas, such as electronic commerce systems, security and privacy technologies, application and database programming, mainframe and legacy integration technologies and advanced user interface and multimedia production.

  Similarly, recent trends are changing the marketing communications requirements of businesses throughout the world. Businesses must also be able to rapidly develop and execute marketing strategies because shortening product life cycles reduce preparation time for marketing campaigns. New media, including Internet-related services, as well as CDROMs, laptop PC presentations and interactive kiosks, have emerged as an integral component of marketing and communication strategy. These new media and the increasing complexity of sophisticated digital delivery, storage and multimedia enhancement tools and technologies enable companies to improve the effectiveness of communications, but pose additional challenges to businesses striving to link business strategy with rapidly changing technologies.

  To perform the multitude of Internet professional services and integrated marketing communications services in-house, a company would have to make substantial commitments of time, money and technical personnel to keep current with rapidly evolving technologies, content presentation techniques and competitors' offerings. Professionals with the requisite strategic, technical and creative skills are often in short supply and many organizations are reluctant to expand their internal information systems or marketing departments for particular engagements at a time when they are attempting to minimize fixed costs to increase returns on investment. At the same time, external economic factors encourage organizations to focus on their core competencies and limit workforces in the information technology management and marketing areas. Accordingly, many businesses have chosen to outsource a significant portion of the design, development and maintenance of their Intranets, Extranets and Web sites and the development and implementation of their marketing strategies to independent professionals. These independent professionals can leverage accumulated strategic, technical and creative talent and track developments in a field characterized by extremely short technology, process and content lifecycles.

  Companies seeking to establish Internet solutions may turn to their traditional marketing or technology service providers for assistance. However, most of these providers have neither a proven track record of successful Internet solution deployment nor the full portfolio of strategy, technology, marketing and creative skills required to serve client needs effectively. Most advertising and marketing communications agencies lack the extensive technical skills, such as application development and legacy system and database integration, required to produce the increasingly complex and functional solutions demanded by clients. Most national information technology consulting service providers have sizable corporate infrastructures and have therefore chosen to focus on multi-million dollar engagements such as Year 2000 projects and client/server enterprise resource planning software deployments, not Internet solution consulting engagements. Most large computer technology product and service vendors lack the creative and marketing skills required to build audiences and deliver unique and compelling content, and are further constrained by their need to recommend their proprietary brands. Internet access service providers, whose core strength is in providing Internet access and site hosting rather than solution development, typically lack both the necessary creative and application development skills. A number of small Internet professional services firms have emerged to address the significant and rapidly growing market for Internet solutions. However, the small size and capital constraints of most of these firms restrict their ability to supply clients with the necessary depth and integration of strategic, technical and creative skills. Furthermore, many of these providers tend to develop expertise in a limited number of vertical markets because of the need to leverage the information and experiences gained from the relatively small number of Internet solution engagements they have completed.

  We believe that the rapidly increasing demand for Internet solutions and integrated marketing communications services, combined with the inability of most current providers to supply the full range and integration of strategic, technical and creative skills required by clients, has created a significant market opportunity for a scaled Internet professional services and integrated marketing communications services firm. In the currently fragmented and rapidly changing environment, an organization that could deliver the creative strengths of advertising and marketing firms, the strategic skills and technical capabilities of information technology consulting service providers, and the national reputation, economies of scale, multiple points of local presence and information sharing capabilities of a large organization could capitalize on this opportunity to help companies significantly improve their business processes.

THE USWEB/CKS SOLUTION

  Our mission is to provide clients with the vision, expertise and resources required to develop new strategies and improve business processes using Internet solutions and integrated marketing communications. To capitalize on the opportunity presented by the rapid growth in demand for such solutions we have built and are continuing to expand a professional services firm with over 50 company-owned and Affiliate offices as of December 21, 1998. In contrast to the fragmented group of other organizations attempting to serve this demand, we are an integrated international firm, with local offices that can develop close client relationships and an understanding of client needs. Each consulting office benefits from the resources of our overall organization. For example, individual consulting offices may draw as needed upon the assistance of one or more additional offices with specialized creative or technical expertise. Each consulting office also draws upon a centralized index of best demonstrated practice methodologies, a technology library of proprietary reusable software and content objects, a central project registry and executive briefing programs for client decision makers.
  We believe that our operational model enables us to scale rapidly by leveraging our central resources as our operations expand. First, we believe that our aggregation and deployment of the accumulated experience and expertise of our network of offices provides clients with enhanced business solutions. Second, our ability to leverage central technology and operational resources enables us to scale efficiently, both through the growth of existing consulting offices and the acquisition of new offices, which also provides significant numbers of additional skilled personnel. Finally, our brand development campaign, which reinforces the message that USWeb/CKS is a secure, reliable, high quality choice for the provision of marketing communications and Internet professional services, increases our ability to access and influence key client decision makers.

STRATEGY

  Our objective is to become and remain the leading global Internet professional services and integrated marketing communications firm. Our strategy to achieve this objective includes the following elements:

  Use Integration as a Tool for Building Relationships. Our client relationships have typically begun with a single assignment that might encompass corporate identity or packaging, an electronic commerce system, or a World Wide Web site. Such single project relationships have allowed clients to experience our services with minimal long-term risk. In many instances, with clients such as Fujitsu PC Corporation, Apple Computer, and Audi of America, Inc., we have been successful in expanding relationships beyond the single-project assignment to include additional projects in other disciplines. We intend to aggressively promote the benefits of our integrated services offering and leverage our integrated approach as a tool for building and enhancing client relationships.

  Continue to Expand Network of Company-Owned Offices. We are continuing to build our network of company-owned offices through acquisitions and internal growth. Acquisition efforts are focused on strategic and international opportunities. We believe that in the fragmented market for providing Internet solutions, rapidly building a critical mass of strategic, technical and creative talent through both internal growth and acquisitions will provide us with a substantial competitive advantage. As of December 21, 1998, USWeb/CKS had company-owned offices in 45 locations across the United States, as well as offices in Dusseldorf, Munich and Hamburg, Germany, Vienna, Austria, Boulogne and Paris, France, Zurich, Switzerland and offices near London and in Bracknell in the United Kingdom.

  Strengthen Position as a Leading Internet Professional Services Firm. We are continuing to strengthen our position as a leading Internet professional services firm in order to provide clients with superior Internet solutions. We intend to continue investing significantly in identifying, reviewing and integrating the latest Internet technologies and accumulating and deploying the best demonstrated practices for developing and implementing Internet solutions. Our investment in tools and technologies has been an important factor in recruiting and retaining talented employees who are attracted to our technology-driven culture. We are continuing to develop a library of partially pre-built Internet solutions that combine our methodologies, services and reusable software and content objects with third-party software. Our consulting offices intend to continue leveraging our nationwide presence, operational scale and professional marketing tools, which provide each consulting office with resources and credibility to convince client decision makers that we can provide successful Internet solutions to meet the most demanding business needs. We also intend to remain focused on delivering the Internet solution best suited to a client's needs.

  Creative Excellence. We strive to provide creative solutions in all areas of marketing communications to meet or exceed the highest standards of service within each individual discipline. We have received numerous honors and awards, including Addy Awards, Margaret Larsen Awards for Design, Murphy Awards, Telly Awards and a Communication Arts Design Annual Award. In order to maintain high levels of creativity and quality, we place great importance on recruiting and retaining talented employees. Our investment in tools and technologies has been an important factor in recruiting and retaining talented employees who are attracted to our technology-driven culture.

  Develop Additional Strategic Relationships. We intend to continue developing strategic relationships because they enable us to enter new markets, gain early access to leading-edge technology, cooperatively market products and services with leading technology vendors, cross-sell additional services and gain enhanced access to vendor training and support. We have developed a number of strategic relationships with leading Internet hardware, software and content companies, including Intel, Microsoft, Hewlett-Packard, Pandesic LLC (the Internet company from Intel and SAP), Sun Microsystems and Reuters. Collectively these relationships provide for comarketing programs, joint research and development on leading implementations of Internet solutions, technical education, client feedback channels and hardware and software distribution rights.

  Leverage Operational Economies of Scale. We provide certain operational and administrative services centrally, allowing the network of offices to benefit from the economies of scale created by a large operation while enabling our consulting offices to focus on their core competency of providing superior client services. These centrally provided services include business development programs, operations management guides, client support assistance, carrier-grade site hosting, human resources programs, financial reporting and forecasting, performance appraisals and standardized methodologies.

  Increase Outsourcing Service Offerings. We intend to expand the range of our service offerings related to managing our clients' information technology operations. We believe that growing adoption of the Internet and its related technologies, often by companies whose core expertise does not include information technology, and growing complexity of electronic infrastructures, will result in an increase in the outsourcing of such services. We intend to leverage our relationships with leading technology companies to offer clients a variety of Internet application modules, which we will customize to the needs of each client. We further intend to maintain a data center where the client systems can be operated with high reliability and efficiency.

  Capitalize on Market Opportunities in New Media. We strive to maintain our leadership position in the development and application of new media marketing communication services and products. We believe that the proliferation of the Internet and other new media will continue to provide us with substantial opportunities. These new media services and products enable companies to better focus their marketing messages and may ultimately facilitate one-on-one marketing to specific individuals. Towards this end, we seek to provide clients with integrated new media design and development services as well as support in implementing and maintaining key content delivery technologies.

SERVICES

  We offer a comprehensive range of services to deliver marketing communications and Internet solutions designed to improve clients' business processes. In each consulting engagement, the client can contract for the specific services it requires, depending on the nature of the engagement and the capabilities of the client's organization. We bill most of our engagements on a time and materials basis, although we have delivered several solutions on a fixed-price basis, and we intend to increase the percentage of engagements provided on such a basis.

  Internet Solution Development and Deployment. Our Internet solution development and deployment methodology consists of six phases:

  . Strategy Consulting. We work closely with the client to conduct a thorough study of our strategic market position, business requirements and existing systems and capabilities to determine the ways in which Internet solutions can most improve the client's business processes. We then deliver our recommendations, which define the strategic basis for a specific Internet solution that takes into account the client's budget, timeline and available resources.

  . Analysis and Design. Once the strategic groundwork has been established, we translate the client's strategic requirements into a system or process design architecture, a blueprint that defines the roles the system will perform to meet those requirements. By choosing us, our clients receive vendor-neutral solutions prepared by Internet-focused consultants. We research, test and evaluate virtually all major Internet technologies and tools to design system and process architectures that successfully meet client needs. Our objective is to design, build and deploy a solution that is logically planned, scales well over time, is sufficiently secure, and is easy to use, administer and manage.

  . Technology Development. In the development phase, we build a testable version of the client's solution based on the blueprint produced in the analysis and design phase. We design, code, integrate and test all necessary programs and components using a broad range of expertise, including object-based and relational database systems; electronic commerce systems; custom ActiveX, Java and C++ programming and host integration; implementation of third-party applications and security technologies; and integration of hardware, software and Internet access products. Our experienced and professional graphic designers also work to create a compelling user interface for the solution to enable it to attract and hold the attention of the client's target audience while conforming to the client's brand image and marketing campaigns. In performing these functions, our professionals benefit from access to an extensive library of reusable software and content objects.

  . Implementation and Integration. In the implementation phase, we test the solution created in the development phase and ready it to be deployed into a full production system. We deliver the system to the client, install it, convert and initialize all necessary data, perform acceptance testing and put the system into operation. We also integrate Intranet solutions with back-office legacy systems to ensure that each client's critical applications are secure and seamless. We maintain third-party vendor relationships that offer our clients secure, state-of-the-art, high-availability Intranet, Extranet and Web site hosting and integrated services for relational databases, workgroup collaboration, streaming audio and video, management and monitoring, e-mail and secure electronic commerce.

  . Audience Development. W can work with the client to develop a strategy for achieving our online marketing objectives by increasing Web site traffic, strengthening brand awareness and generating sales leads. We provide online media planning and purchasing services and advice regarding online public relations. We have also developed a proprietary audience creation methodology designed to optimize a Web site's search engine presence, increase site access through hyperlink recruitment and disseminate the client's key messages to Internet newsgroups, mailing lists and forums.

  . Maintenance. We can provide the client with ongoing support services for its Internet solutions, from content maintenance to site administration, for as long as the client wishes. Our technical staff can also assist clients on a case-by-case basis to resolve technical problems, provide assistance with the hosting environment, and deliver support for Internet solution software.

  Marketing Communication Services. Depending on the scope of the assignment, our marketing communications services range from execution of a discrete marketing project, such as designing product packaging, to taking responsibility for the overall marketing message through multiple methods. Our marketing communications services include the following:

  . Strategic Corporate and Product Positioning, Corporate Identity, and
    Product Branding. We work with the client to analyze the client's products or services and the market for those services, and to develop a unique selling proposition for either a company or product that differentiates it from the competition. We also work to develop a creative look and feel that establishes the appropriate corporate or brand personality.

  . New Media and Collateral Systems. We develop media to be delivered to end users in digital form, including the World Wide Web, the Internet, proprietary online services, CDROMs, laptop PC presentations, and interactive kiosks. We develop and implement literature systems including, for example, individual brochures, flyers and data sheets.

  . Environmental Design; Packaging. We provide creative design, development and management of virtual and physical images as well as information and entertainment environments, including the development of public exhibition spaces and retail store formats. We also provide creative design, development, and production of individual retail packages or integrated retail packaging systems.

  . Advertising and Media Placement. We design broadcast and/or print advertising to generate awareness of a company, product, or service over an extended period of time. We provide strategic planning, negotiation and purchase of both traditional and new media.

  . Promotions. We develop marketing programs, including marketing communications campaigns and merchandising materials, which are designed to generate demand among a specific target audience, to increase sales among consumers, or to provide information and incentives to specific industry trade groups in a limited time frame.

CONSULTING OFFICE NETWORK DEVELOPMENT

  We have established and are continuing to expand a network of consulting offices. As of December 21, 1998, we had 59 consulting offices, 52 of which were company-owned and 7 of which were owned by Affiliates. The number of Affiliate offices has decreased over time because we have acquired some of our Affiliates, consolidation some of our offices and discontinued some of our franchise relationships. We believe that in the fragmented market for providing Internet solutions, rapidly building a critical mass of strategic, technical and creative talent through both internal growth and acquisition will provide us with a substantial competitive advantage. We promote internal growth through expansion and improvement of the Strategy and Solutions Center, new and existing strategic partnerships, and rigorous management of business fundamentals.

  We are pursuing a selective acquisition program, particularly in strategic and international opportunities. We have frequently used a standardized transaction structure that includes a purchase price adjustment feature to provide target company management with an incentive to improve and expand their organizations. We also generally grant stock options to all employees of a target company to provide them with an incentive to contribute to the success of our overall organization.

  We have retained a team of professionals dedicated to identifying potential acquisition candidates and implementing our acquisition methodology. This team identifies those Internet professional services firms that meet our acquisition criteria, engages in a series of meetings and due diligence activities with each candidate to explore whether the candidate meets our criteria for growth potential and operating strategy, and completes the acquisition of a significant percentage of those candidates. We stress to each desired candidate the advantages of merging with us, including client recognition and acceptance of the USWeb brands, additional funding required to pursue profitably large, long-term client opportunities and strategic partnerships with leading hardware, software and content vendors. Following the closing of each acquisition, we strive to rapidly integrate the new subsidiary into our operations by deploying a conversion team to integrate financial, marketing and operating procedures, providing access to USWeb Central, our secure Intranet, and delivering a thorough orientation to all employees.

  We regularly evaluate potential acquisition candidates, are currently holding preliminary discussions with a number of such candidates and from time to time are in active negotiations with a number of other candidates. If, after due diligence review and negotiation, such companies can be acquired on a basis considered fair to us and our stockholders, we may proceed with such acquisitions. We expect most of our future acquisitions to include the issuance of additional shares of our Common Stock. We filed a "shelf" Registration Statement on Form S-4 of which this Prospectus is a part to register 16,666,667 shares of our Common Stock for use in future acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Acquisition of Internet Professional Services Firms."

  As of December 21, 1998, we had acquired or had signed acquisition agreements with the following companies:

                                                               MONTH OF
NAME                           OFFICE LOCATIONS            CONSOLIDATION (1)
----                           ----------------            -----------------
Schell/Mullaney (2)..........  New York, NY                    August 1996
Donovan & Green (2)..........  New York, NY                   January 1997
McKinney & Silver (2)........  Raleigh, NC                    January 1997
Xcom Corporation.............  San Francisco, CA
                               San Diego, CA                    March 1997
CKS Group Holding
 (Deutschland) (2)...........  Munich and Hamburg, Germany      March 1997
Gormley & Partners (2).......  Greenwich, CN                    March 1997
Cosmix Corporation...........  Seattle, WA                      April 1997
Fetch Interactive, Inc.......  Milwaukee, WI                    April 1997
NewLink Corporation..........  Los Angeles, CA                  April 1997
NetWORKERS Corporation.......  Santa Clara, CA                    May 1997
InterNetOffice, LLC..........  Atlanta, GA
                               Austin, TX                         May 1997
Infopreneurs Inc.............  Washington, D.C.                  June 1997
Netphaz Corporation..........  Phoenix, AZ                       June 1997
SiteSpecific (2).............  New York, NY                      June 1997
Electronic Images, Inc.......  Pittsburgh, PA                    July 1997
Multimedia Marketing & Design
 Inc.........................  Chicago, IL                       July 1997
DreamMedia, Inc. (3).........  Hollywood, CA                   August 1997
KandH, Inc. (3)..............  Hollywood, CA                   August 1997
Internet Cybernautics, Inc...  Sausalito, CA                September 1997

                                                              MONTH OF
NAME                              OFFICE LOCATIONS        CONSOLIDATION (1)
----                              ----------------        -----------------
Synergetix Systems Integration,
 Inc............................. Long Island, NY          September 1997
Online Marketing Company......... Detroit, MI              September 1997
Zendatta, Inc.................... San Mateo, CA            September 1997
USWeb--Apex, Inc................. Houston, TX               November 1997
W3-design........................ Culver City, CA           November 1997
Reach Networks, Inc.............. New York, NY              November 1997
InnoMate Online Marketing GmbH... Dusseldorf, Germany       February 1998
Utopia, Inc...................... Boston, MA                   March 1998
Inter.logic.studios, inc.(4)..... Atlanta, GA                  March 1998
Quest Interactive Media, Inc.
 (4)............................. Memphis, TN                  March 1998
Ensemble Corporation............. Dallas, TX                   March 1998
Ikonic Interactive, Inc.......... San Francisco, CA
                                  New York, N.Y.               March 1998
Xplora Limited................... Windsor, United Kingdom      April 1998
Kallista, Inc.................... Chicago, IL                    May 1998
Nutley Systems, Inc. (nSET)...... Seattle, WA                    May 1998
Advanced Video Communications
 (AVC)........................... Boston, MA                     May 1998
USWeb San Jose................... San Jose, CA                   May 1998
Gray Peak Technologies, Inc...... New York, NY                  June 1998
                                  Boston, MA
                                  Reston, VA
                                  Iselin, NJ
                                  Wanchoi, Hong Kong
Tucker Network Technologies...... So. Norwalk, CT               July 1998
Metrix Communications, Inc....... St. Paul, MN                August 1998
                                  Irvine, CA
Sysicom.......................... Paris, France             December 1998
CKS Group, Inc................... Cupertino, CA             December 1998

---------------------
(1) We consolidate the target entity's financial statements as of the date we establish effective control of the target entity, which date generally precedes the legal completion of the merger.
(2) Acquired by CKS Group prior to our acquisition of CKS Group in December
    1998.
(3) DreamMedia, Inc. and KandH, Inc. combined their operations into a single wholly owned subsidiary of USWeb upon the consummation of the acquisitions. W3-design has also combined its operations with these entities.
(4) Inter.logic.studios, inc. and Quest Interactive Media, Inc. combined their operations into a single wholly owned subsidiary of USWeb upon the consummation of the acquisitions.

  We believe that there are many other potential acquisition candidates in the U.S. and abroad that satisfy our acquisition criteria. As of the date of this Prospectus, we are currently discussing on a non-binding basis the acquisitions of several companies. To penetrate foreign markets, we may use joint ventures as well as acquisitions, so as to capitalize on a foreign partner's local knowledge and reputation as well as the USWeb/CKS brands and central technical, marketing and administrative resources. Our acquisition strategy involves a number of risks and uncertainties, and we cannot be sure that we will be able to identify suitable acquisition candidates, acquire such companies on acceptable terms or integrate their operations successfully with ours. As we issue stock to complete future acquisitions, our existing stockholders experience ownership dilution. In addition, to the extent we choose to pay cash consideration for such acquisitions, we may be required to obtain additional financing. We cannot be sure that such financing will be available on favorable terms, if at all. See "Risk Factors--Risks Related to Acquisitions," "-- Dilution," "--Management of Growth; Integration of Acquisitions," "--Future Capital Needs; Uncertainty of Additional Financing."

  In addition to our company-owned offices, as of December 21, 1998, we had 4 franchisees ("Affiliates") which collectively managed an aggregate of 7 consulting offices. Each Affiliate agreement typically grants a nonexclusive right to the Affiliate to maintain an office and advertise in a designated metropolitan area or territory. The Affiliate agreements, which have terms ranging from five to ten years, also include a nonexclusive license to use our intellectual property and proprietary information, including the USWeb/CKS brands and our Internet solution development methodology. In exchange for these rights, most Affiliates paid us an initial fee and all Affiliates make monthly royalty payments to us. Monthly royalties are equal to the greater of (i) a minimum monthly payment or (ii) the aggregate of a five percent royalty and a two percent marketing promotion payment, each based on the Affiliate's adjusted gross revenues. For the year ended December 31, 1997 and the nine months ended September 30, 1998, initial fees and monthly royalty payments together represented less than 1% of our total revenues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Revenues recognized by Affiliates are subject to royalty payments to us. Such royalty payments are included in "Other revenue" in our consolidated results of operations. Revenues and related expenses recognized by the company-owned offices are consolidated and included in "Service revenue" and appropriate expense categories in our consolidated results of operations.

  We selected a franchise business model as the first phase of our corporate development strategy because it enabled us to rapidly scale our operations and build our brand with relatively low risk and capital commitment while leveraging the existing infrastructure, expertise and client relationships of the Affiliates. We launched the second phase of our market entry strategy, the acquisition of those Affiliates and other Internet professional services firms that meet our acquisition criteria, in the first quarter of 1997. We last enrolled an Affiliate in March 1997 and do not intend to enter into any additional Affiliate agreements. We may also decide to terminate the Affiliate agreements of those Affiliates that do not meet the performance criteria required by such agreements to ensure their continuation. A significant number of Affiliates remain and the operation of franchises entails certain risks to our business. See "Risk Factors--Risks of Franchising."

CLIENTS

  We market our services to medium-sized and large companies, which we define as those with over 100 employees or $10 million in annual revenues. Such companies have several desirable characteristics as potential clients: a need for Internet solutions ranging from basic Web sites to complex and highly functional Intranets, substantial budgets devoted to information technology expenditures, and a relatively high willingness to adopt Internet-based strategies and solutions. We tailor our professional services to meet the specific needs of these clients. No individual customer accounted for more than 10% of our total revenues for the year ended December 31, 1997 and the nine months ended September 30, 1998.

  We provide Internet professional services to clients in a variety of industries, as indicated by the selected clients set forth below, each of which was responsible for at least $50,000 in services revenues for the year ended December 31, 1997.

Amgen                         Chevron                 Polk Audio
Apple Computer                Fujitsu PC              Real Estate Tax Services
Audi of America               Harley-Davidson         Silicon Graphics
Bantam Doubleday Dell         Ingram Micro            Thomasville Furniture
Barnes & Noble                Marcus & Millichap      Time
Catalina Marketing            Microsoft               Toshiba
Charles Schwab                New York Magazine       World Economic Forum

  Clients typically begin their adoption of Internet solutions by establishing a basic Web site costing several thousand dollars and then implement increasingly powerful business solutions, which can include business-critical, fully integrated Intranets or Extranets costing several million dollars. Our strategy is to provide clients with services at all stages of their adoption of Internet solutions. We target clients whose Internet technology consulting needs will result in contracts ranging from $150,000 to $3,000,000 per engagement. Our 30 largest clients spent approximately $150,000 to $3,000,000 each for our services, on a pro forma basis, for the year ended December 31, 1997.

KNOWLEDGE MANAGEMENT

  In order to provide clients with more effective services and solutions, we aggregate and redeploy the best methodologies, technologies and creative work delivered by our consulting offices. We believe that our knowledge management system provides our consulting offices with a competitive advantage by giving them efficient, real time access to these assets, allowing them to leverage the capabilities of our entire operation in their efforts on behalf of each client. This centrally managed resource is made available to the consulting offices through USWeb/CKS Central, our secure Intranet.

  Within USWeb/CKS Central, we have constructed a project registry database in which each client engagement is summarized and registered, enabling each consulting office to rapidly find which offices have performed certain types of work. This project registry is used to facilitate the real-time distribution of engagement activity to those consulting offices best equipped to serve the client.

  We have also established an executive briefing program that enables our consulting offices to provide their key clients with executive seminars, solution demonstrations and discussions with our senior executives. These sessions provide key client decision makers with first-hand experience on the ways Internet solutions can significantly improve business processes.

  In each area where methodologies, technologies and content are aggregated, we have implemented policies to ensure that confidential or proprietary client information and assets are accessible only by properly authorized personnel and not disclosed to unauthorized parties.

MARKETING

  Our marketing efforts are dedicated to demonstrating the benefits of Internet solutions, and the proven effectiveness of our organization in providing such solutions, to key decision makers in client organizations. We believe that a strong USWeb/CKS brand provides our consulting offices with a competitive advantage over those Internet professional services firms whose brands may not be as well known or may not convey the same focused message of competence, security and results. Our marketing programs are also highly scalable because most advertising campaigns and marketing tools are developed by our corporate marketing group and can be delivered to all of the consulting offices without requiring significant additional expenses.

  Our marketing program includes the following initiatives:

  Enhance USWeb/CKS Brands. The continued strengthening of the USWeb/CKS brands is crucial to the achievement of our objective of becoming the most recognized provider of Internet professional services to medium-sized and large business clients. Our brand development programs are designed to reinforce the message that we are a national company with a local presence that can provide a complete range of services to build and deploy business solutions and that we have a proven track record of doing so. We are continuing to build and differentiate our brands through the use of publicity campaigns that include Internet, print and radio advertising; national seminars and executive briefings; Internet broadcasts; extensive marketing tools and educational "white papers"; and co-marketing programs with strategic partners.

  Generate Client Leads. Our marketing campaigns are intended to generate client leads for our consulting offices in several ways. In addition, we have established a national account program to help manage the accounts of clients with multiple locations and direct service fulfillment to the consulting office best situated by geography and specialty to meet the client's needs.

  Develop Marketing and Sales Tools for Consulting Offices. We have developed a toolkit of marketing and sales materials to be used by consulting offices in their business generation efforts. These materials include brochures, reprints of articles, fact sheets, white papers, summary "success stories," PR handbooks, business development guides and client presentation templates and technologies. These materials are designed to increase the effectiveness of the sales and marketing efforts of our consulting offices by providing them with centralized expert advice and consistent, professional marketing tools.

STRATEGIC RELATIONSHIPS

  We have entered into, and intend to continue entering into, strategic relationships with a limited number of leading Internet hardware, software and content companies. We believe that these relationships, which typically are non-exclusive, enable us to deliver clients more effective solutions with greater efficiency because the strategic relationships provide us with the opportunity to gain early access to leading-edge technology, cooperatively market products and services with leading technology vendors, cross-sell additional services and gain enhanced access to vendor training and support. We also believe that these relationships are important because they leverage the strong brand and technology positions of these market leaders.

  We have strategic relationships with Intel, Microsoft, Hewlett-Packard, Pandesic, Sun Microsystems and Reuters. Our contractual agreements with these parties do not cover the entire scope of the strategic relationship and are typically terminable at will by either party. In the event that any strategic relationship is discontinued, either in connection with termination of an agreement or otherwise, our business, results of operations and financial condition may be materially adversely affected.

  In early 1998, we assisted in the formation of HyCurve, Inc., formerly USWeb Learning, Inc., a separate company with the mission to become the leading provider of education and certification services relating to Internet technologies to address the shortage of technology professionals. HyCurve, Inc. licensed the USWeb brands from us and we contributed certain training materials. In April 1998, we made a minority equity investment in HyCurve, Inc. and added management experience through board representation.

OPERATIONS

  Our organization includes our headquarters in Santa Clara, California and as of December 21, 1998, 52 company-owned and Affiliate consulting offices in the U.S. and 7 international offices. Each consulting office is responsible for providing Internet professional services to its clients, either alone or in conjunction with one or more other offices. The managers of each office also make all client sales, engagement pricing, and staffing decisions for that office. However, our executive officers take an active role in directing the activities of all consulting offices.

  Our headquarters manages the Strategy and Solutions Center, our marketing campaigns, the strategic relationships with partner companies and the acquisition program. Our headquarters also provides consulting offices with operational support in financial management and reporting, human resources, office administration, and management performance improvement tools. We also negotiate with product, office equipment and financing vendors to deliver quality products to consulting offices at favorable prices. Finally, we have established relationships with leading Internet communications companies to provide clients with carrier-grade, highly reliable central hosting and value-added services such as shared databases, electronic commerce, and audio and video streaming.

  Our headquarters also manages USWeb Central, our Intranet and the company's primary channel for enterprise-wide interaction and communication. We developed and maintain USWeb Central in-house. USWeb Central provides company-owned and Affiliate consulting offices with rapid, secure and efficient online access to each other and to all of our centrally managed resources, such as the Strategy and Solutions Center libraries, sales and marketing tools, vendor information and operational assistance. We believe that

USWeb Central is both scalable and critical to our strategy of strengthening our position as a leading Internet professional services firm because USWeb Central is the primary mechanism by which we are able to aggregate and redeploy the best strategic, technical and creative work developed by the consulting offices.

COMPETITION

  The market for Internet professional services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. We expect competition to persist, intensify and increase in the future. Our competitors can be divided into several groups: computer hardware and service vendors such as IBM, DEC and Hewlett-Packard; advertising and media agencies such as Foote, Cone & Belding and Ogilvy & Mather; Internet integrators and Web presence providers such as iXL, Organic Online, Poppe Tyson and Proxicom; large information technology consulting service providers such as Andersen Consulting, Cambridge Technology Partners and EDS; telecommunications companies such as AT&T and MCI; Internet and online service providers such as America Online, ICG Netcom and UUNet; and software vendors such as Lotus, Microsoft, Netscape, Novell and Oracle. Although only a few of these competitors have to date offered a full range of Internet professional services, several have announced their intention to offer comprehensive Internet technology solutions.

  In the market for integrated marketing communications, our competitors include national and regional advertising agencies as well as specialized and integrated marketing communication firms. With respect to new media, many national advertising agencies have internally developed or acquired new media capabilities. In addition, there are a growing number of new competitors that either provide integrated or specialized services (e.g., corporate identity and packaging, advertising services or World Wide Web site design) or are technologically proficient, especially in the new media arena.

  We believe that the principal competitive factors in our market are strategic expertise, technical knowledge and creative skills, brand recognition, reliability of the delivered solution, client service and price. Most of our current and potential competitors have longer operating histories, larger installed client bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than we have and could decide at any time to increase their resource commitments to our market. In addition, the market for Internet solutions is relatively new and subject to continuing definition, and, as a result, the core business of certain of our competitors may better position them to compete in this market as it matures. Competition of the type described above could materially adversely affect our business, results of operations and financial condition.

  There are relatively low barriers to entry into our business. For example, we have no significant proprietary technology that would preclude or inhibit competitors from entering the Internet professional services or integrated marketing communications services market. We expect to face additional competition from new entrants into the market in the future. We cannot be sure that existing or future competitors will not develop or offer services that provide significant performance, price, creative or other advantages over those offered by us. Moreover, in pursuing acquisition opportunities we may compete with other companies with similar growth strategies, certain of which competitors may be larger and have greater financial and other resources than we have. Competition for these acquisition targets likely could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition.

EMPLOYEES

  As of December 21, 1998 we had 1,953 employees, of which 92 were located at our headquarters in Santa Clara, California, 49 were located at the former CKS Group headquarters in Cupertino, California and 1,812 were located in consulting offices. The combined headquarters employees included 26 in sales and marketing and 104 in finance and administration. None of our employees is represented by a labor union. We have experienced no work stoppages and believe our relationship with our employees is good. Competition for qualified personnel in the industry in which we compete is intense. We believe that our future success will depend in part on our continued ability to attract, hire or acquire and retain qualified employees.

FACILITIES

  Our principal administrative, sales, marketing, training, and research and development facilities occupy approximately 27,100 square feet under lease in Santa Clara, California, and a portion of the company's 93,000 square foot leased facility in Cupertino, California. All company-owned offices also lease their facilities. We believe our current facilities are adequate to meet our needs for the foreseeable future. No facilities have been identified for acquisition in connection with potential acquisition candidates, and we do not anticipate acquiring property or buildings in the foreseeable future.

LEGAL PROCEEDINGS

  On November 5, 1998, a putative class action lawsuit captioned Wilson v. CKS Group, Inc., et al. was filed in the United States District Court for the Northern District of California against CKS Group and three of its former officers and directors (Mark Kvamme, Thomas Suiter and Carlton Baab). The complaint alleges that during the period March 20, 1997 to November 7, 1997 (the "Class Period"), the defendants violated the Securities Exchange Act and the SEC rules and regulations thereunder by issuing false and misleading statements about CKS Group's operations, revenues and earnings which allegedly inflated CKS Group's reported revenues, earnings and stock price. The complaint further alleges that those who purchased CKS Group's stock suffered damages when on November 7, 1997, the price of CKS Group Common Stock dropped, allegedly causing losses to the members of the class. The plaintiff seeks to recover damages in an unspecified amount (together with interest and attorneys' fees) on behalf of all purchasers of CKS Group Common Stock during the Class Period. Discovery in the case has not yet begun. USWeb/CKS believes that this lawsuit is without merit and intends to defend this action vigorously. We do not believe that the outcome of the stockholder class action described above is likely to be material to us.

  Larmark Inc. filed a complaint on June 10, 1998 in the Superior Court of California for the County of Los Angeles naming us as a defendant and alleging, among other claims, breach of contract against our former Affiliate, SystemLogic, in Santa Monica, California, and that we are liable for the acts of this former franchisee. We believe the claims against us are without merit and intend to defend ourselves vigorously against the claims made.

  As is typical for companies in our business and of our size, we are from time to time the subject of lawsuits. Certain of such legal proceedings may be covered under insurance policies or indemnification agreements. Based upon information presently available, we believe that the final outcome of such proceedings should not have a material adverse effect upon our business, financial condition or results of operations. However, due to the inherent uncertainties of litigation, there is a risk that the outcome of pending or any future litigation could have a material adverse effect on our business, financial condition or results of operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The executive officers and directors of the Company, and their ages as of December 21, 1998, are as follows:

NAME                             AGE                  POSITION
----                             ---                  --------
Mark Kvamme.....................  37 Chairman of the Board and Director
Robert W. Shaw..................  50 Chief Executive Officer and Director
Tobin Corey.....................  38 President and Director
Carolyn V. Aver.................  39 Executive Vice President, Chief Financial
                                     Officer and Secretary
Joe Firmage.....................  28 Chief Strategist and Director
Sheldon Laube...................  48 Executive Vice President and Chief
                                     Technology Officer
Thomas Suiter...................  44 Chief Creative Officer and Director
Kurt Garbe......................  38 Vice President and Chief Operating Officer,
                                     Professional Services Division
Bob Wise........................  37 Vice President and Chief Operating Officer,
                                     Electronic Services Division
James Daley.....................  62 Director
Robert Hoff(1)(2)...............  46 Director
Joseph Marengi..................  44 Director
Gary Rieschel(2)................  41 Director
Klaus Schwab....................  59 Director

---------------------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

  Mr. Mark Kvamme became Chairman of the Board and a director of USWeb/CKS upon consummation of the USWeb-CKS merger in December 1998. In 1989, Mr. Kvamme became a Partner in CKS Group and from 1991 until December 1998 served as the Chairman of its Board of Directors and Chief Executive Officer. Prior to joining CKS Group, Mr. Kvamme held management and marketing positions at Wyse Technology, a terminal and personal computer manufacturer, International Solutions, Inc., a computer products distributor, and Apple Computer, a personal computer manufacturer.

  Mr. Robert W. Shaw joined USWeb in November 1998 as Chief Executive Officer and a director. Prior to joining USWeb, Mr. Shaw served as Executive Vice President of Worldwide Consulting Services and Vertical Markets of Oracle Corporation since February 1997, and Senior Vice President of Worldwide Applications and Services of Oracle Corporation from August 1995 to January 1997. From June 1992 to July 1995, Mr. Shaw served as Senior Vice President of Global Services of Oracle Corporation. Prior to joining Oracle Corporation, Mr. Shaw served as a Vice President of the West Coast Information Systems group of Booz-Allen & Hamilton from June 1989 to June 1992.

  Mr. Tobin Corey co-founded the Company in December 1995 and has served as its President since June 1996 and as a Director since April 1998. Prior to June 1996, Mr. Corey served as its Executive Vice President, Marketing. From 1994 to December 1995, Mr. Corey served as Vice President of Marketing for the NetWare Products Division of Novell. From 1991 through 1994, Mr. Corey served as Director of Marketing for the Desktop Division of Novell.

  Ms. Carolyn Aver joined the Company in May 1998 as the Company's Executive Vice President, Chief Financial Officer and Secretary. From May 1997 to May 1998, Ms. Aver was Vice President and Chief Financial Officer of BackWeb Technologies, an Internet technology company. Prior to joining BackWeb

Technologies, Ms. Aver acted as Vice President and Chief Financial Officer of ParcPlace-Digitalk from March 1993 to May 1997. Ms. Aver was also employed by AutoDesk, Inc. from October 1984 to March 1993 where she served in various capacities including Controller, Chief Financial Officer and Vice President, Finance.

  Mr. Joseph Firmage co-founded USWeb in December 1995 and served as its Chairman and Chief Executive Officer from that time until November 1998. Thereafter, Mr. Firmage continued as a director and was appointed Chief Strategist of USWeb. From August 1994 to December 1995, Mr. Firmage served as a Vice President of Strategic Planning of the Systems Group of Novell. Prior to joining Novell, Mr. Firmage founded Serius Corporation ("Serius"), where he served as Chief Executive Officer from 1989 through 1993, when Serius was sold to Novell.

  Mr. Sheldon Laube co-founded the Company and has served as its Executive Vice President and Chief Technology Officer since January 1996. From July 1995 through January 1996, Mr. Laube served as Chief Technology Officer for Novell. Prior to joining Novell, Mr. Laube was employed by Price Waterhouse LLP as a partner and served as Director of Information and Technology from 1986 to May 1995.

  Mr. Thomas Suiter became Chief Creative Officer and a director of USWeb/CKS upon consummation of the merger with CKS Group in December 1998. From 1991 until 1998, Mr. Kvamme served as Chief Creative Officer of CKS Group and a member of its board of directors. Mr. Suiter also held the position of President, CKS Partners from May 1996 to November 1997. Before joining CKS, Mr. Suiter held management, marketing and creative positions at Landor Associates, a branding and strategy advisor, and Apple Computer, a personal computer manufacturer.

  Mr. Kurt Garbe joined USWeb in October 1997 as Executive Partner, Client Services--Western Region. Mr. Garbe became Vice President and Chief Operating Officer, Professional Services Division in October 1998. Prior to joining USWeb, Mr. Garbe served for several months as Vice President, Business Development of Animation Science, a developer of animation and computer graphics software. Prior to joining Animation Science, Mr. Garbe served as General Manager and Vice President of Worldwide Professional Services at Synopsys, Inc., a provider of electronic design and automation tools from September 1995 to June 1997. Prior to joining Synopsys, Mr. Garbe was Vice President and Partner at Gemini Consulting from 1991 to 1995, prior to which he spent four years at Booz-Allen & Hamilton in the Information Industry Practice.

  Mr. Bob Wise joined USWeb in October 1997 as Executive Partner, Client Services--Eastern Region. In October 1998, Mr. Wise became Vice President and Chief Operating Officer, Electronic Services Division. Prior to joining USWeb, Mr. Wise served as Vice President of Worldwide Consulting at Novell from May 1996 to October 1997. Prior to joining Novell, Mr. Wise co-founded USConnect, a network of systems integrators in January 1996 and served as its Chief Executive Officer until May 1996.

  Mr. James Daley has served as a Director of USWeb since July 1998. Mr. Daley held a variety of management and senior leadership roles during more than 35 years of service at Price Waterhouse LLP ("PW"), one of the world's largest professional services firms. Most notably, Mr. Daley served as the firm's co-chairman and its chief operating officer from 1988 to 1995, during which time PW's Management Consulting Practice experienced substantial growth.

  Mr. Robert Hoff has served as a Director of the Company since February 1996. He has been a general partner of Crosspoint Venture Partners, a private venture capital investment company, since September 1983. Mr. Hoff also serves as a director of PairGain Technologies, Inc. and Onyx Acceptance Corporation.

  Mr. Joseph Marengi has served as a Director of USWeb since August 1998. Mr. Marengi currently serves as senior vice president and group general manager for Dell Computer Corporation, a personal computer manufacturer. Prior to joining Dell, Mr. Marengi served as president and chief operating officer for Novell, Inc., a network software company. He joined Novell in 1989 through the acquisition of Excelan and quickly moved through successive promotions including executive vice president of worldwide sales and field operations. As executive vice president, he was directly responsible for setting up the major account, licensing and consulting programs, and for overseeing the company's international expansion.

  Mr. Gary Rieschel has served as a Director of the Company since March 1996. Mr. Rieschel has been a Senior Vice President of SOFTBANK Holdings since January 1996. Prior to January 1996, Mr. Rieschel served as Vice President of Marketing for nCube from September 1994 to December 1995; as Director of Channel Sales for Cisco Systems from July 1993 to October 1994; and as General Manager, Asia for Sequent Computer from January 1989 to July 1993. Mr. Rieschel is a director of Concentric Networks and several privately held companies.

  Mr. Klaus Schwab has served as Director of USWeb since June 1998. Mr. Schwab is president of the World Economic Forum, an international membership organization integrating leaders from business, government and academia into a partnership committed to improving the state of the world. He also serves as vice-chairman of the UN Committee for Development Planning and is a board member of the Earth Council, the Foundation Board of the UNESCO's World Foundation for AIDS Research and Prevention, as well as a member of the Board of Trustees of the Peres Center for Peace. Mr. Schwab has been a professor of Business Policy at the University of Geneva since 1972.

  Executive officers of the Company are appointed by the Board of Directors and serve at the discretion of the Company's Board. There are no family relationships among any of the directors or executive officers of the Company.

BOARD COMMITTEES

  The Board of Directors has established an audit committee and a compensation committee. The audit committee recommends the selection of independent auditors to the Board of Directors, reviews the scope and results of the audit and other services provided by USWeb/CKS's independent accountants, and reviews USWeb/CKS's accounting practices and its systems of internal accounting controls (the "Audit Committee"). The Audit Committee currently consists of one member, Mr. Robert Hoff. Another member is expected to be appointed at the next meeting of the Board of Directors.

  The compensation committee, consisting of Mr. Hoff and Mr. Rieschel, reviews and approves the salaries, bonuses and other compensation payable to USWeb/CKS's executive officers and administers and makes recommendations concerning USWeb/CKS's employee benefit plans (the "Compensation Committee").

DIRECTOR COMPENSATION

  USWeb/CKS reimburses its directors for all out-of-pocket expenses incurred in the performance of their duties as directors of USWeb/CKS. USWeb/CKS currently does not pay fees to its directors for attendance at meetings. USWeb/CKS also grants stock options to directors. See "--Employee Benefit Plans."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Compensation Committee of USWeb/CKS serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of USWeb/CKS's Board of Directors or Compensation Committee. See "Certain Transactions" for a description of transactions between USWeb/CKS and entities affiliated with members of the Compensation Committee.

MANAGEMENT CONTINUITY AGREEMENTS

  USWeb/CKS has entered into Management Continuity Agreements with each of Messrs. Firmage, Corey and Laube. Pursuant to the agreements with each of Messrs. Firmage and Corey and, if USWeb/CKS (a) terminates his employment without cause at any time more than 60 days before or more than 18 months after a "change in control" (as defined in the agreement), USWeb/CKS shall provide severance pay to him equal to his 12 months' base compensation or (b) if USWeb/CKS terminates his employment or he voluntarily terminates his employment at any time 60 days or less before or within 18 months after a change in control, USWeb/CKS shall provide him severance pay equal to the greater of his base compensation for the year immediately preceding or the year coinciding with the year of payment of such severance pay. In either case, USWeb/CKS shall also provide health insurance coverage to the extent provided immediately prior to his termination until the earlier of 12 months following such termination or the date that he receives health insurance coverage from another employer. In the event of a change of control, USWeb/CKS shall provide a release of all repurchase rights over unvested stock and an acceleration of the vesting period for any unvested options. In the event that he is terminated as a result of death or disability (regardless of whether there is a change in control), any repurchase rights of USWeb/CKS with respect to 50% of the shares that he holds shall lapse and options that he holds shall become vested as to an additional 50% of the shares subject to such options. The term of each of the agreements is for the period of each of Mr. Corey's and Mr. Laube's at will employment.

  Pursuant to the agreement with Mr. Laube, if USWeb/CKS terminates his employment without cause (a) at any time more than 60 days before or more than 18 months after a "change in control" (as defined in the agreement), USWeb/CKS shall provide severance pay equal to his 12 months' base compensation or (b) at any time 60 days or less before or within 18 months after a change in control, USWeb/CKS shall provide severance pay equal to the greater of his base compensation for the year immediately preceding or the year coinciding with the year of payment of such severance pay. In either case, USWeb/CKS shall also provide health insurance coverage to the extent provided immediately prior to his termination until the earlier of 12 months following such termination or the date that he receives health insurance coverage from another employer. In the event of a change of control, USWeb/CKS shall provide a release of all repurchase rights over unvested stock and an acceleration of the vesting period for any unvested options. In the event that he is terminated as a result of death or disability (regardless of whether there is a change in control), any repurchase rights of USWeb/CKS with respect to 50% of the shares that he holds shall lapse and options that he holds shall become vested as to an additional 50% of the shares subject to such options. In the event that he is terminated for good business reasons during the initial two-year period, he is entitled to receive severance pay equal to 24 months' base compensation together with a release of all repurchase rights over unvested stock and an acceleration of the vesting period for any unvested options (as defined in the agreement). In addition to his base compensation of $260,000, he is entitled to receive a quarterly bonus of $25,000 so long as he is employed by USWeb/CKS.

  On November 3, 1998, USWeb extended an offer of employment to Robert Shaw to become Chairman of the Board and Chief Executive Officer of USWeb, and Mr. Shaw accepted the offer on November 4, 1998. Pursuant to the offer, if USWeb terminates Mr. Shaw's employment without cause at any time within one year after the commencement of his employment with USWeb, then USWeb shall provide severance pay equal to the higher of the base salary for the then remaining period of employment or one year's base salary. If Mr. Shaw's employment terminates without cause during the first year of his employment with USWeb, Mr. Shaw's option to purchase 1,200,000 shares of USWeb Common Stock shall be vested pro ratably.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

  USWeb's Certificate of Incorporation, USWeb's Bylaws, Section 145 of the Delaware General Corporation Law and the form of indemnification agreement entered into between USWeb/CKS and certain of its directors and officers, subject to certain conditions, authorize USWeb/CKS to indemnify, or indemnify by their terms, as the case may be, the directors and officers of USWeb/CKS against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

  USWeb/CKS has obtained directors' and officers' insurance providing indemnification for certain of USWeb/CKS's directors, officers, affiliates, partners or employees for certain liabilities.

  USWeb/CKS has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in USWeb's Bylaws. These agreements, among other things, indemnify USWeb/CKS's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of USWeb/CKS, arising out of such person's services as a director or executive officer of USWeb/CKS, any subsidiary of USWeb/CKS or any other company or enterprise to which the person provides services at the request of USWeb/CKS. USWeb/CKS believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers.

  Other than as described in "Business--Legal Proceedings" and below, at present, there is no pending litigation or proceeding involving any director, officer, employee or agent of USWeb/CKS where indemnification is expected to be required or permitted.

  On November 5, 1998, a putative class action lawsuit captioned Wilson v. CKS Group, Inc., et al. was filed in the United States District Court for the Northern District of California against CKS Group and three of its officers and directors (Mark Kvamme, Thomas Suiter and Carlton Baab). The complaint alleges that during the period March 20, 1997 to November 7, 1997 (the "Class Period"), the defendants violated the Securities Exchange Act and the SEC rules and regulations thereunder by issuing false and misleading statements about CKS Group's operations, revenues and earnings which allegedly inflated CKS Group's reported revenues, earnings and stock price. The complaint further alleges that those who purchased CKS Group's stock suffered damages when on November 7, 1997, the price of CKS Group Common Stock dropped, allegedly causing losses to the members of the class. The plaintiff seeks to recover damages in an unspecified amount (together with interest and attorneys' fees) on behalf of all purchasers of CKS Group Common Stock during the Class Period. USWeb/CKS believes that this lawsuit is without merit and intends to defend this action vigorously.

EXECUTIVE COMPENSATION

  The following table sets forth information concerning the compensation paid by USWeb Corporation during the fiscal years ended December 31, 1996 and 1997 to USWeb Corporation's Chief Executive Officer and each of USWeb Corporation's four other executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                     LONG-TERM
                                    ANNUAL          COMPENSATION
                                 COMPENSATION          AWARDS
                              --------------------- ------------
                                                     SECURITIES
   NAME AND PRINCIPAL                                UNDERLYING  OTHER ANNUAL   ALL OTHER
        POSITION         YEAR SALARY($)    BONUS($)  OPTIONS(#)  COMPENSATION  COMPENSATION
   ------------------    ---- ---------    -------- ------------ ------------  ------------
Joseph Firmage(1)....... 1997 $200,000     $   --     105,000      $    --       $   168(4)
 Chairman and Chief      1996  200,000(2)      --         --        115,216(3)       140(4)
 Executive Officer and
 Director
Tobin Corey............. 1997  200,000         --     105,000           --       139,230(6)
 President               1996  197,307(5)    5,582        --         48,787(3)       193(4)
James Heffeman(7)....... 1997  200,000         --      60,000           --         1,517(4)
 Executive Vice          1996  191,667(5)      --         --            --         1,313(4)
 President,
 Chief Financial Officer
 Secretary and Director
Sheldon Laube........... 1997  259,992     100,000     30,000           --           816(4)
 Executive Vice          1996  241,886(5)  100,000        --            --           508(4)
 President and Chief
 Technology Officer
Kenneth Campbell(8)..... 1997  126,641         --         --            --           668(4)
 Executive Vice          1996  220,000         --         --            --           840(4)
 President, Affiliate
 Operations

---------------------
(1) Mr. Firmage resigned as Chairman and Chief Executive Officer of USWeb Corporation in November 1998, when Robert Shaw was appointed as Chief Executive Officer of USWeb Corporation. Mr. Shaw's annual salary is $700,000. Mr. Firmage is a director of USWeb/CKS and is Chief Strategist of USWeb/CKS.
(2) Does not include $16,666 earned in 1995 but not paid until 1996.
(3) Consists of payments made in reimbursement for relocation expenses for Mr. Firmage and Mr. Corey.
(4) Consists of life insurance premiums paid on behalf of Mr. Firmage, Mr. Corey, Mr. Heffernan, Mr. Laube and Mr. Campbell.
(5) The annual base salaries for Mr. Corey, Mr. Heffernan and Mr. Laube are $200,000, $200,000 and $260,000, respectively. The figures listed represent payment for actual employment during 1996, which was slightly less than 12 months.
(6) Consists of $230 of life insurance premiums paid on behalf of Mr. Corey and $139,000 of loan forgiveness. See "Certain Transactions."
(7) Mr. Heffernan resigned as Executive Vice President, Chief Financial Officer and Secretary in May 1998, when Carolyn Aver was appointed to these positions. Ms. Aver's annual salary is $200,000. Mr. Heffernan will end his service as a director in connection with the proposed USWeb/CKS Merger.
(8) Mr. Campbell resigned from USWeb Corporation effective July 29, 1997. See "Certain Transactions" for a description of the terms of the general release agreement with Mr. Campbell. The annual base salary for Mr. Campbell was $220,000. The figure listed represents payment for actual employment during 1997, which was slightly less than seven months.

OPTION GRANTS AND EXERCISES IN LAST FISCAL YEAR

  The following table sets forth the stock options granted during the fiscal year ended December 31, 1997 to each of the Named Executive Officers:

                                                                        POTENTIAL
                                                                   REALIZABLE VALUE AT
                         NUMBER OF  % OF TOTAL                       ASSUMED ANNUAL
                         SECURITIES  OPTIONS                         RATES OF STOCK
                         UNDERLYING GRANTED TO                     PRICE APPRECIATION
                          OPTIONS   EMPLOYEES  EXERCISE            FOR OPTION TERM(3)
                          GRANTED   IN FISCAL   PRICE   EXPIRATION -------------------
      NAME                 (#)(1)    YEAR(2)   ($/SH.)     DATE     5% ($)   10% ($)
      ----               ---------- ---------- -------- ---------- -------- ----------
Joseph Firmage(4).......  105,000      6.4%     $9.75    11/13/07  $643,831 $1,631,594
Tobin Corey.............  105,000      6.4%     $9.75    11/13/07  $643,831 $1,631,594
James Heffernan(5)......   60,000      3.7%     $9.75    11/13/07  $367,903 $  932,339
Sheldon Laube...........   30,000      1.8%     $9.75    11/13/07  $183,952 $  466,170
Kenneth Campbell(5).....      --       --         --          --        --         --

---------------------
(1) These options were granted under USWeb/CKS's 1996 Equity Compensation Plan (the "1996 Equity Plan"). Options granted under the 1996 Equity Plan generally have a ten-year term and become exercisable in annual 25% increments commencing on the first anniversary of the original grant date, with full exercisability occurring on the fourth anniversary date. The per share exercise price is the estimated fair market value of USWeb/CKS's Common Stock on the date of grant. The 1996 Equity Plan provides for the automatic acceleration of vesting of all outstanding options (such that they become exercisable in full) in the event of a "change in control," as defined in the 1996 Equity Plan.
(2) Based on options to purchase an aggregate of 1,635,653 shares granted to employees during 1997 under the 1996 Equity Plan.
(3) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on requirements promulgated by the SEC and do not reflect USWeb/CKS's estimate of its future stock price.
(4) Mr. Firmage resigned as Chairman and Chief Executive Officer in November 1998, when Robert Shaw was appointed to these positions.
(5) Mr. Heffernan resigned as Executive Vice President, Chief Financial Officer and Secretary in May 1998, when Carolyn Aver was appointed to these positions. Mr. Heffernan ended his service as a director in December 1998 upon consummation of the merger between USWeb Corporation and CKS Group. Mr. Campbell resigned from USWeb Corporation effective July 29, 1997. See "Certain Transactions" for a description of the terms of the general release agreement with Mr. Campbell.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

  The following table sets forth, for each of the Named Officers, information with respect to stock options exercised during the fiscal year ended December 31, 1997 and stock options held at fiscal year end:

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                            SHARES              OPTIONS AT FISCAL YEAR    IN-THE-MONEY OPTIONS AT
                           ACQUIRED    VALUE            END(#)             FISCAL YEAR END($)(2)
                              ON      REALIZED ------------------------- -------------------------
     NAME                EXERCISE (#)  ($)(1)  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
     ----                ------------ -------- ----------- ------------- ----------- -------------
Joseph Firmage(3).......     --         --         --         105,000        --           --
Tobin Corey.............     --         --         --         105,000        --           --
James Heffernan.........     --         --         --          60,000        --           --
Sheldon Laube...........     --         --         --          30,000        --           --
Kenneth Campbell........     --         --         --             --         --           --

---------------------
(1) Market value of underlying securities on the exercise date minus the exercise price.
(2) Market value of underlying securities at December 31, 1997 minus the exercise price.
(3) Mr. Firmage resigned as Chairman and Chief Executive Officer in November 1998, when Robert Shaw was appointed to these positions.

EMPLOYEE BENEFIT PLANS

 1996 Stock Option Plan

  Our 1996 Stock Option Plan (the "1996 Plan") was adopted by the Board of Directors in December 1995 and approved by our stockholders in December 1996. The 1996 Plan will terminate in December 2005 unless terminated earlier by the Board of Directors. The 1996 Plan provides for grants of options to our employees and consultants (including officers and directors) and to employees and consultants of our subsidiaries. A total of 600,000 shares of Common Stock were reserved for issuance pursuant to the 1996 Plan. The 1996 Plan may be administered by the Board of Directors or by a committee appointed by the Board, in a manner that satisfies the legal requirements relating to the administration of stock plans under all applicable laws (the "Administrator"). The 1996 Plan is currently administered by the Board of Directors. We do not intend to issue any additional options under the 1996 Plan.

  The exercise price of options granted under the 1996 Plan is determined by the Administrator. With respect to incentive stock options granted under the 1996 Plan, the exercise price must be at least equal to the fair market value per share of the Common Stock on the date of grant, and the exercise price of any incentive stock option granted to a participant who owns more than 10% of the voting power of all classes of USWeb/CKS's outstanding capital stock must be equal to at least 110% of fair market value of the Common Stock on the date of grant. The maximum term of an option granted under the 1996 Plan may not exceed ten years from the date of grant (five years in the case of a participant who owns more than 10% of the voting power of all classes of USWeb/CKS's outstanding capital stock). In the event of termination of an optionee's employment or consulting arrangement, an option may only be exercised, to the extent vested as of the date of termination, for a period not to exceed 90 days (12 months, in the case of termination as a result of death or disability) following the date of termination. Options granted under the 1996 Plan are not generally transferable by the optionee, and may be exercised during the life of the optionee only by the optionee.

  The 1996 Plan provides that in the event of a merger of USWeb/CKS with or into another corporation, or a sale of substantially all of USWeb/CKS's assets, each option shall be assumed or an equivalent option substituted for by the successor corporation. If the outstanding options are not assumed or substituted for by the successor corporation, the optionee shall have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If an option becomes exercisable in full in the event of a merger or sale of assets, the Administrator shall notify the optionee that the option shall be fully exercisable for a period of 15 days from the date of such notice, and the option will terminate upon the expiration of such period.

  The 1996 Plan provides that in the event of a proposed dissolution or liquidation, the Administrator may provide for the optionee to have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If the Administrator makes an option exercisable in full in the event of a proposed dissolution or liquidation, the Administrator shall notify the optionee that the option shall be fully exercisable until 10 days prior to such transaction. To the extent the option has not been exercised, such option will terminate immediately prior to the consummation of such proposed action.

  As of December 21, 1998, we had outstanding options to purchase 39,666 shares of Common Stock under the 1996 Plan having a weighted average exercise price of $0.67 per share. As of December 21, 1998, options to purchase an aggregate of 372,622 shares of Common Stock under the 1996 Plan had been exercised.

 1996 Equity Compensation Plan

  Our 1996 Equity Compensation Plan (the "1996 Equity Plan") provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting to employees and consultants of nonstatutory stock options and stock purchase rights ("SPRs"). The 1996 Equity Plan was approved by the Board of Directors in October 1996 and by the stockholders in December 1996 and amended in September and November 1997 and May 1998. Unless terminated sooner by the Board of Directors, the 1996 Equity Plan will terminate automatically in December 2006. A total of 7,000,000 shares of Common Stock, plus annual increases equal to the lesser of (i) 400,000 shares, (ii) 4% of the outstanding shares, or (iii) a lesser amount determined by the Board of Directors are currently reserved for issuance pursuant to the 1996 Equity Plan.

  The 1996 Equity Plan may be administered by the Board of Directors or a committee of the Board (the "Administrator"), which Administrator shall, in the case of options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, consist of two or more "outside directors" within the meaning of Section 162(m) of the Code. The Administrator has the power to determine the terms of the options or SPRs granted, including the exercise price, the number of shares subject to each option or SPR, the exercisability thereof and the form of consideration payable upon such exercise. In addition, the committee has the authority to amend, suspend or terminate the 1996 Equity Plan, provided that no such action may impair the rights of any optionee under the 1996 Equity Plan unless mutually agreed. Notwithstanding the foregoing, no existing employee, director or consultant may be granted options to purchase more than an aggregate of 150,000 shares of Common Stock in any fiscal year and no newly hired employee, director or consultant may be granted options to purchase more than an aggregate of 300,000 shares of Common Stock in any fiscal year. The 1996 Equity Plan also provides for certain non-employee directors to receive a one-time initial option grant of 25,000 shares that becomes exercisable over 48 months so long as the individual remains a director and for all non-employee directors to receive option grants for 7,000 shares that become exercisable over 12 months upon their reelection each year.

  Unless otherwise determined by the Administrator, options and SPRs granted under the 1996 Equity Plan are not generally transferable by the optionee, and each option or SPR is exercisable during the lifetime of the optionee only by such optionee. Options granted under the 1996 Equity Plan must generally be exercised within three months of the end of the optionee's status as an employee or consultant of USWeb/CKS, or within 12 months after such optionee's termination by death or disability, but in no event later than the expiration of the option's ten year term. In the case of SPRs, unless the committee determines otherwise, the restricted stock purchase agreement pursuant to which the SPR is exercised shall grant USWeb/CKS a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with USWeb/CKS for any reason (including death or disability). The purchase price for shares repurchased pursuant to such restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to USWeb/CKS. The repurchase option shall lapse at a rate determined by the Administrator. The exercise price of all incentive stock options granted under the 1996 Equity Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1996 Equity Plan is determined by the Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of USWeb/CKS's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1996 Equity Plan may not exceed ten years.

  The 1996 Equity Plan provides that in the event of a merger of USWeb/CKS with or into another corporation, a sale of substantially all of USWeb/CKS's assets or a like transaction involving USWeb/CKS, each option shall be assumed or an equivalent option substituted by the successor corporation. If the outstanding options are not assumed or substituted as described in the preceding sentence, the optionee shall have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If an option or SPR becomes exercisable in full in the event of a merger or sale of assets, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable for a period of 15 days from the date of such notice, and the option or SPR will terminate upon the expiration of such period.

  The 1996 Equity Plan provides that in the event of a proposed dissolution or liquidation, the Administrator may provide for the optionee to have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If the Administrator makes an option or SPR exercisable in full in the event of a proposed dissolution or liquidation, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable until 10 days prior to such transaction. To the extent the option or SPR has not been exercised, such option or SPR will terminate immediately prior to the consummation of such proposed action.

  As of December 21, 1998, the Company had outstanding options to purchase 3,809,435 shares of Common Stock under the 1996 Equity Plan having a weighted average exercise price of $13.71 per share. As of December 21, 1998, options to purchase 101,139 shares of Common Stock under the 1996 Equity Plan had been exercised.

 1997 Acquisition Stock Option Plan

  Our 1997 Acquisition Stock Option Plan (the "1997 Plan") was approved by the Board of Directors in February 1997 and amended in July and November 1997 and May 1998. The 1997 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to employees (including officers and employee directors) and for the grant of nonstatutory stock options and SPRs to employees, directors and consultants. Unless terminated sooner by the Board of Directors, the 1997 Plan will terminate automatically in February 2007. A total of 20,000,000 shares of Common Stock, plus annual increases equal to the lesser of (i) 400,000 shares, (ii) 4% of the outstanding shares, or
(iii) a lesser amount determined by the Board of Directors, are currently reserved for issuance pursuant to the 1997 Plan.

  The 1997 Plan may be administered by the Board of Directors or a committee of the Board (the "Administrator"). The Administrator has the power to determine the terms of the options or SPRs granted, including the exercise price of the option or SPR, the number of shares subject to each option or SPR, the exercisability thereof and the form of consideration payable upon such exercise. In addition, the Administrator has the authority to amend, suspend or terminate the 1997 Plan, provided that such action may not impair the rights of any optionee under the 1997 Plan unless mutually agreed.

  Options and SPRs granted under the 1997 Plan are generally not transferable by the optionee, and each option or SPR is exercisable during the lifetime of the optionee only by such optionee. Options granted under the 1997 Plan must generally be exercised within three months after the end of optionee's status as an employee, director or consultant of USWeb/CKS, or within 12 months after such optionee's termination by death or disability, but in no event later than the expiration of the option's ten year term.

  In the case of SPRs, unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant USWeb/CKS a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with USWeb/CKS for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to USWeb/CKS. The repurchase option shall lapse at a rate determined by the Administrator.

  The exercise price of all incentive stock options granted under the 1997 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1997 Plan is determined by the Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of

Section 162(m) of the Code, the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the outstanding capital stock of USWeb/CKS, its parent or any subsidiary, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1997 Plan may not exceed ten years.

  The 1997 Plan provides that in the event of a merger of USWeb/CKS with or into another corporation, or a sale of substantially all of USWeb/CKS's assets, each option and SPR shall be assumed or an equivalent option substituted for by the successor corporation. If the outstanding options or SPRs are not assumed or substituted for by the successor corporation, the optionee shall have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If an option or SPR becomes exercisable in full in the event of a merger or sale of assets, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable for a period of 15 days from the date of such notice, and the option or SPR will terminate upon the expiration of such period.

  The 1997 Plan provides that in the event of a proposed dissolution or liquidation, the Administrator may provide for the optionee to have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If the Administrator makes an option or SPR exercisable in full in the event of a proposed dissolution or liquidation, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable until 15 days prior to such transaction. To the extent the option or SPR has not been exercised, such option or SPR will terminate immediately prior to the consummation of such proposed action.

  As of December 21, 1998, USWeb/CKS had outstanding options to purchase 10,102,768 shares of Common Stock under the 1997 Plan having a weighted average exercise price of $14.00 per share. As of December 21, 1998, options to purchase 2,026,339 shares of Common Stock under the 1997 Plan had been exercised.

 1997 Employee Stock Purchase Plan

  Our 1997 Employee Stock Purchase Plan (the "ESPP") was adopted by the Board of Directors in September 1997 and amended in May 1998. A total of 3,000,000 shares of Common Stock has been reserved for issuance under the ESPP, plus annual increases equal to the lesser of (i) 50,000 shares, (ii) 4% of the outstanding shares on such date or (iii) a lesser amount determined by the Board of Directors.

  The ESPP, which is intended to qualify under Section 423 of the Code, contains consecutive, overlapping, 24-month offering periods. Each offering period includes four six-month purchase periods. The offering periods generally start on the first trading day on or after May 1 and November 1 of each year, except for the first such offering period which commences on the first trading day on or after the effective date of this Offering and ends on the last trading day on or before October 31, 1999.

  Employees are eligible to participate if they are customarily employed by USWeb/CKS or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, no employee may be granted an option to purchase under the ESPP who (i) immediately after grant owns stock possessing 5% or holds equivalent outstanding options or more of the total combined voting power or value of all classes of the capital stock of USWeb/CKS, or (ii) whose rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds $25,000 worth of stock for each calendar year. The ESPP permits participants to purchase Common Stock through payroll deductions of up to 15% of the participant's "compensation." Compensation is defined as the participant's base straight time gross earnings, overtime and commissions but excludes payments for shift premium, incentive compensation, incentive payments, bonuses and other compensation. The maximum number of shares a participant may purchase during a single purchase period is 2,500 shares.

  Amounts deducted and accumulated by the participant are used to purchase shares of Common Stock at the end of each purchase period. The price of stock purchased under the ESPP is 85% of the lower of the fair market value of the Common Stock at the beginning of the offering period or at the end of the purchase period. In the event the fair market value at the end of a purchase period is less than the fair market value at the beginning of the offering period, the participants will be withdrawn from the current offering period following exercise and automatically re-enrolled in a new offering period. The new offering period will use the lower fair market value as of the first date of the new offering period to determine the purchase price for future purchase periods. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with USWeb/CKS.

  Rights granted under the ESPP are generally not transferable by a participant unless otherwise provided under the ESPP. The ESPP provides that, in the event of a merger of USWeb/CKS with or into another corporation or a sale of substantially all of USWeb/CKS's assets, each outstanding option may be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new exercise date will be set. The ESPP will terminate by its own terms in September 2007. The Board of Directors has the authority to amend or terminate the ESPP, except that no such action may adversely affect any outstanding rights to purchase stock under the ESPP.

 Assumed Company Options

  As of December 21, 1998, the Company had outstanding options for 5,663,622 shares of Common Stock that were assumed in connection with acquisitions and have a weighted average exercise price of $9.70 per share.

 Affiliate Warrant Program

  In June 1996, we established the Affiliate Warrant Program (the "Program") with the intent of attracting new Affiliates and to create performance incentives for such Affiliates. Under the Program, each Affiliate that signed an Affiliate agreement on or before March 31, 1997 was granted a warrant to purchase shares of USWeb/CKS's Common Stock upon execution of the Affiliate agreement and earns additional warrants to purchase shares of Common Stock at the rate of one share of Common Stock per $50 of Affiliate adjusted gross revenue, as defined. The exercise price of all warrants issued and issuable to an individual Affiliate was set at the time of signing of the Affiliate agreement. Warrants vest 25% after one year and then ratably each month over the following 36 month period. Warrants are exercisable for a maximum period of five years from the effective date of the Affiliate agreement. Warrants may not be exercised prior to the earlier of the closing of this offering or any acquisition of USWeb/CKS. A total of 333,333 shares of Common Stock has been reserved for issuance under the Program, and USWeb/CKS does not intend to increase this amount. As of December 21, 1998, the Company had issued warrants under the program to purchase an aggregate of 279,668 shares of Common Stock at a weighted average exercise price of $2.45 per share. See Note 10 to Consolidated Financial Statements.

                              CERTAIN TRANSACTIONS

  Since its inception, USWeb Corporation has issued, in private placement transactions, shares of Preferred Stock as follows: 6,172,833 shares of Series A Preferred Stock at $1.62 per share, 3,103,333 shares of Series B Preferred Stock at $2.01 per share and 2,818,193 shares of Series C Preferred Stock at $6.21 per share. In connection with the issuance of Series C Preferred Stock, USWeb Corporation issued warrants (the "Series C Warrants") to purchase an aggregate of 704,549 shares of Series C Preferred Stock at an exercise price of $7.50 per share. Each such share of Preferred Stock converted into one share of Common Stock upon the closing of USWeb Corporation's initial public offering in December 1997. The holders of such shares of converted Preferred Stock are entitled to certain registration rights with respect to the Common Stock issued upon conversion thereof. See "Description of Capital Stock--Registration Rights." The following table sets forth the number of shares of Preferred Stock, Series C Warrants and Common Stock purchased by USWeb Corporation's directors, five percent stockholders and their respective affiliates:

                                SERIES A  SERIES B  SERIES C
                                PREFERRED PREFERRED PREFERRED SERIES C COMMON
           INVESTOR               STOCK     STOCK     STOCK   WARRANTS  STOCK
           --------             --------- --------- --------- -------- -------
Crosspoint Venture Partners
 (1)........................... 1,233,333       --    48,309   12,077  500,000
SOFTVEN No. 2 Investment
 Enterprise Partnership (2).... 4,625,000 3,103,333      --       --       --
21st Century Communications
 Partners, L.P. (3)............       --        --   805,153  201,288      --
The Cutler Group (4)...........   308,333       --    24,892    6,223  958,982

---------------------
(1) Robert Hoff, a general partner of Crosspoint Venture Partners, serves on the Company's Board of Directors.
(2) Gary Rieschel, Executive Managing Director of SOFTBANK Holdings, an affiliate of SOFTVEN No. 2 Investment Enterprise Partnership, serve on USWeb/CKS's Board of Directors. Jeffrey Ballowe served on USWeb Corporation's Board of Directors until the consummation of the USWeb/CKS merger.
(3) Includes 545,893 shares of Series C Preferred Stock and warrants to purchase 136,473 shares of Series C Preferred Stock held by 21st Century Communications Partners, L.P., 185,668 shares of Series C Preferred Stock and warrants to purchase 46,417 shares of Series C Preferred Stock held by 21st Century Communications T-E Partners, L.P., and 73,591 shares of Series C Preferred Stock and warrants to purchase 18,398 shares of Series C Preferred Stock held by 21st Century Communications Foreign Partners, L.P., each of which is an affiliate of 21st Century Communications Partners, L.P., a general partnership of which Barry Rubenstein, who served on USWeb Corporation's Board of Directors, is a general partner. Mr. Rubenstein disclaims beneficial ownership of such shares.
(4) Includes 24,892 shares of Series C Preferred Stock, 533,333 shares of Common Stock and warrants to purchase 6,223 shares of Series C Preferred Stock held by Storie Partners, an affiliate of The Cutler Group. Frank Cutler, principal of The Cutler Group, has a shared ownership interest in these shares and warrants. Also includes 8,982 shares of Common Stock held by Frank Cutler, principal of the Cutler Group.

  In December 1995, USWeb Corporation entered into Restricted Stock Purchase Agreements with each of Joseph Firmage, Tobin Corey, James Heffernan and Kenneth Campbell. In January 1996, USWeb Corporation entered a Restricted Stock Purchase Agreement with Sheldon Laube. Pursuant to these Restricted Stock Purchase Agreements, Messrs. Firmage, Corey, Heffernan, Laube and Campbell acquired the number of shares of USWeb Corporation's Common Stock set forth opposite their names in the table below:

                                                                     SHARES OF
                                                                    COMMON STOCK
     EXECUTIVE OFFICER                                                ACQUIRED
     -----------------                                              ------------
     Joseph Firmage................................................  1,779,993
     Tobin Corey...................................................    932,360
     James Heffernan...............................................    762,549
     Sheldon Laube.................................................    762,549
     Kenneth Campbell..............................................    762,549

  The shares of Common Stock subject to the Restricted Stock Purchase Agreements were issued in exchange for cash. The Restricted Stock Purchase Agreements provide USWeb/CKS the right to repurchase at the original purchase price all shares of Common Stock not released from such right of repurchase, and 1/48th of the shares issued under the Restricted Stock Purchase Agreements are released from USWeb/CKS's right of repurchase each month after the date of purchase. Further, USWeb/CKS retains a right of first refusal to purchase any shares issued pursuant to a Restricted Stock Purchase Agreement until 90 days after the effective date of this offering.

  USWeb/CKS has entered into indemnification agreements with each of its directors and executive officers. These agreements require USWeb/CKS to indemnify such individuals for certain liabilities to which they may be subject as a result of their affiliation with the Company, to the fullest extent allowed by Delaware law. See "Management--Limitation on Liability and Indemnification Matters." The Company has entered into Management Continuity Agreements with Messrs. Firmage, Corey, Heffernan and Laube. See "Management-- Employment Agreements."

  In January 1996, USWeb Corporation extended a loan of $70,000 (with interest accruing at 5% per annum) to Tobin Corey, to cover the expenses of Mr. Corey's relocation to California from Utah (the "Corey Loan"). In July 1997, USWeb Corporation forgave the Corey Loan, together with accrued interest and a tax gross-up, for a total amount forgiven of $139,000.

  In August 1997, USWeb Corporation entered into a General Release Agreement with Kenneth Campbell (the "Campbell Release Agreement"). Pursuant to the terms of the Campbell Release Agreement, Mr. Campbell received an amount equal to his base salary of $220,000, payable semimonthly over the 12 month period beginning August 1, 1997. In addition, on Mr. Campbell's termination date, USWeb Corporation paid Mr. Campbell $15,229, an amount equal to the value of his accrued and unused vacation. Further, pursuant to the terms of the Campbell Release Agreement, USWeb Corporation accelerated vesting of certain shares of Common Stock held by Mr. Campbell so that, as of the date of the Campbell Release Agreement, Mr. Campbell held 413,047 shares. The Company repurchased the remaining 349,502 shares of Common Stock held by Mr. Campbell at a price of $0.0003 per share.

  In November 1997, USWeb Corporation granted the following options to executive officers pursuant to the 1996 Equity Plan: 105,000 shares to Joseph Firmage, 105,000 shares to Tobin Corey, 60,000 shares to James Heffernan and 30,000 shares to Sheldon Laube. Each option has an exercise price of $9.75 per share and becomes exercisable over 36 to 60 months.

  In November 1998, USWeb granted an option to Robert Shaw to purchase 1,200,000 shares of USWeb Common Stock having an exercise price of $10 per share that vests and becomes exercisable as to 25% of the shares subject to the option one year after commencement of his employment with USWeb Corporation and as of 1/48th of the shares subject to the option each month thereafter until vested in full.

  During 1998, USWeb received approximately $300,000 from International Space Sciences Organization, Inc. ("ISSO"), a research and information dissemination organization for Web-related consulting, design and hosting services. Joseph Firmage, a director of USWeb/CKS, is the Chief Executive Officer and sole director of ISSO.

                             PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information with respect to the beneficial ownership of USWeb Common Stock as of December 21, 1998 for (i) each person or entity who is known by USWeb/CKS to beneficially own more than 5% of the outstanding USWeb/CKS Common Stock, (ii) each of USWeb/CKS's directors,
(iii) each USWeb/CKS Named Executive Officer and (iv) all directors and executive officers of USWeb as a group:

                                                      NUMBER OF    PERCENT OF
     DIRECTORS, USWEB NAMED EXECUTIVE OFFICERS,         SHARES       SHARES
           5% STOCKHOLDERS AND ALL USWEB             BENEFICIALLY BENEFICIALLY
    EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP       OWNED (1)    OWNED (1)
    -------------------------------------------      ------------ ------------
SOFTVEN No. 2 Investment Enterprise Partnership.....   5,458,324      7.80
 24-1 Nihonbashi-Hakozakicho
 Chuo-Ku
 Tokyo, 103 Japan
Gary Rieschel (2)...................................   5,458,324      7.80
Mark Kvamme (3).....................................   2,331,506      3.33
Robert Shaw (4).....................................         --        --
Tobin Corey (5).....................................     610,772         *
Carolyn Aver (6)....................................     300,000         *
Joseph Firmage (7)..................................     816,866      1.17
Sheldon Laube (8)...................................     562,449         *
Thomas Suiter (9)...................................   1,712,753      2.45
Kurt Garbe (10).....................................     249,233         *
Robert Wise (11)....................................     232,887         *
James Daley (12)....................................      35,000         *
Robert Hoff (13)....................................   1,543,719      2.21
Joseph Marengi (14).................................      30,000         *
Klaus Schwab (15)...................................      25,000         *
All executive officers and directors as a group
 (17 persons) (16) .................................  13,908,508     19.54%

---------------------
  * less than 1%.
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of December 21, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table above has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.
 (2) Consists of 5,458,324 shares of USWeb/CKS Common Stock held by SOFTVEN No. 2 Investment Enterprise Partnership. Gary Rieschel, Executive Managing Director of SOFTBANK Holdings, an affiliate of SOFTVEN No. 2 Investment Enterprise Partnership, serves on the USWeb Board. Mr. Rieschel disclaims beneficial ownership of such shares.
 (3) Includes options to purchase 60,000 shares of the USWeb/CKS's Common Stock, which are exercisable within 60 days.
 (4) Mr. Shaw became Chief Executive Officer and a director of USWeb Corporation in November 1998.
 (5) Includes 105,000 shares representing options exercisable for USWeb/CKS Common Stock within 60 days, which if exercised before being fully vested, are subject to repurchase by USWeb/CKS.
 (6) Represents options exercisable within 60 days for 300,000 shares of USWeb/CKS Common Stock, which if exercised before being fully vested, are subject to repurchase by USWeb/CKS.
 (7) Includes 105,000 shares representing options exercisable for USWeb/CKS Common Stock within 60 days, which if exercised before being fully vested, are subject to repurchase by USWeb/CKS.

 (8) Includes 30,000 shares representing options exercisable for USWeb/CKS Common Stock within 60 days, which if exercised before being fully vested, are subject to repurchase by USWeb/CKS.
 (9) Includes options to purchase 45,000 shares of the USWeb/CKS's Common Stock, which are exercisable within 60 days.
(10) Includes options exercisable within 60 days representing 244,400 shares of USWeb/CKS Common Stock, which if exercised before being fully vested are subject to repurchase by USWeb/CKS.
(11) Includes options exercisable within 60 days representing 228,696 shares of USWeb/CKS Common Stock, which if exercised before being fully vested are subject to repurchase by USWeb/CKS.
(12) Represents options exercisable within 60 days for 35,000 shares of USWeb/CKS Common Stock, which if exercised before being fully vested, are subject to repurchase by USWeb/CKS.
(13) Includes warrants to purchase 12,077 shares held by Crosspoint Venture Partners. Mr. Hoff is a general partner of Crosspoint Venture Partners. Mr. Hoff disclaims beneficial ownership of all such shares.
(14) Represents options exercisable within 60 days for 30,000 shares of USWeb/CKS Common Stock, which if exercised before being fully vested, are subject to repurchase by USWeb/CKS.
(15) Represents options exercisable within 60 days for 25,000 shares of USWeb/CKS Common Stock, which if exercised before being fully vested, are subject to repurchase by USWeb/CKS.
(16) See notes (2)-(15) above.

                          DESCRIPTION OF CAPITAL STOCK

  The following description of the capital stock of the Company and certain provisions of the Company's Certificate of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Certificate of Incorporation and Bylaws.

  The authorized capital stock of the Company is 201,000,000 shares, consisting of 200,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 shares of undesignated Preferred Stock, par value $0.001 per share.

COMMON STOCK

  As of December 21, 1998 there were 69,964,945 shares of Common Stock outstanding held of record by approximately 864 stockholders.

  The holders of Common Stock are entitled to one vote per share held of record on all matters submitted to a vote of the stockholders. The stockholders do not have a right to take action by written consent nor may they cumulate votes in connection with the election of directors subject to preferences that may be applicable to any then outstanding Preferred Stock holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of Preferred Stock, if any. The Common Stock has no preemptive rights, conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and all shares of Common Stock to be outstanding upon completion of the offering will be, fully paid and nonassessable. The rights of holders of Common Stock are subject to, and may be adversely affected by, the rights of any series of Preferred Stock which the Company may issue in the future.

PREFERRED STOCK

  The Company has 1,000,000 shares of undesignated Preferred Stock authorized, none of which were issued or outstanding as of December 21, 1998. The Board of Directors has the authority to issue 1,000,000 shares of Preferred Stock in one or more series, and to fix the rights, designations, preferences, privileges, qualifications and restrictions thereof, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of the Common Stock without any further action by the stockholders. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. Such issuance could have the effect of decreasing the market price of the Common Stock. The issuance of Preferred Stock may have the effect of delaying, deterring or preventing a change in control of the Company with any further action by the stockholders. The Company has no present plans to issue any shares of Preferred Stock.

WARRANTS

  As of December 21, 1998, the Company had warrants outstanding to purchase 3,117,550 shares of its Common Stock at a weighted average exercise price per share of $17.33.

  No fractional shares of Common Stock will be issued in connection with the exercise of warrants. In the event a holder of warrant fails to exercise the warrants prior to their expiration, the warrants will expire and the holder thereof will have no further rights with respect to such warrants.

  A holder of warrants will not have any rights, privileges or liabilities as a stockholder of the Company prior to exercise of the warrants. The Company is required to keep available a sufficient number of authorized shares of Common Stock to permit exercise of the warrants.

  The exercise price of the warrants and the number of shares issuable upon exercise of the warrants will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions and reclassifications. See "Management--Affiliate Warrant Program."

REGISTRATION RIGHTS

  The holders of approximately 14 million shares of Common Stock, including approximately 2.9 million shares of Common Stock issuable upon the conversion of outstanding warrants, are entitled to certain rights with respect to the registration of such shares under the Securities Act. Under the terms of the agreement between USWeb/CKS and the holders of such registrable securities, if USWeb/CKS proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include shares of such Common Stock therein. Further, holders may require USWeb/CKS to file additional registration statements on Form S-3 at USWeb/CKS's expense. These rights are subject to certain conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration in certain circumstances.

CERTAIN ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE CERTIFICATE OF
INCORPORATION, BYLAWS AND DELAWARE LAW

 General

  Certain provisions of the Delaware General Corporation Law and USWeb/CKS's Certificate of Incorporation and Bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party to acquire, control of USWeb/CKS. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of USWeb/CKS's Common Stock. These provisions of Delaware law and USWeb/CKS's Certificate of Incorporation and Bylaws may also have the effect of discouraging or preventing certain types of transactions involving an actual or threatened change of control of USWeb/CKS (including unsolicited takeover attempts), even though such a transaction may offer USWeb/CKS's stockholders the opportunity to sell their stock at a price above the prevailing market price. The Certificate of Incorporation allows USWeb/CKS to issue Preferred Stock with rights senior to those of the Common Stock and other rights that could adversely affect the interests of holders of Common Stock, which could decrease the amount of earnings or assets available for distribution to the holders of Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of Common Stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the Common Stock, as well as having the anti-takeover effect discussed above. See "Risk Factors--Effect of Certain Charter Provisions; Antitakeover Effects of Certificate of Incorporation, Bylaws and Delaware Law."

 Delaware Takeover Statute

  USWeb/CKS is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which prohibits a Delaware corporation from engaging in a "business combination" with certain persons ("Interested Stockholders") for three years following the date any such person becomes an Interested Stockholder. Interested Stockholders generally include (i) persons who are the beneficial owners of 15% or more of the outstanding voting stock of the corporation and (ii) persons who are affiliates or associates of the corporation and who hold 15% or more of the corporation's outstanding voting stock at any time within three years before the date on which such person's status as an Interested Stockholder is determined. Subject to certain exceptions, a business combination includes, among other things, (i) a merger or consolidation, (ii) the sale, lease exchange, mortgage, pledge, transfer or other disposition of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation, (iii) any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the Interested Stockholder, except pursuant to a transaction that effects a pro rata distribution to all stockholders of the corporation, (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation that is owned directly or indirectly by the Interested Stockholder, or (v) any receipt by the Interested Stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

  Section 203 does not apply to a business corporation if (i) before a person becomes an Interested Stockholder, the board of directors of the corporation approves the transaction in which the Interested Stockholder became an Interested Stockholder or approved the business combination, or (ii) upon consummation of the transaction that resulted in the Interested Stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commences, other than certain the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

 Certificate of Incorporation and Bylaws

  USWeb/CKS's Bylaws also require that special meetings of the stockholders of USWeb/CKS may be called only by the Board of Directors, the Chief Executive Officer of USWeb/CKS or by any person or persons holding shares representing at least 20% of the outstanding capital stock. USWeb/CKS's Bylaws also require advance written notice, which must be received by the Secretary of USWeb/CKS not less than 90 days prior to the meeting, by a stockholder of a proposal or directors nomination which such stockholder desires to present at an annual or special meeting of stockholders. USWeb/CKS's Certificate of Incorporation does not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the Board of Directors and, as a result, may have the effect of deterring hostile takeover or delaying or preventing changes in control or management of USWeb/CKS.

  USWeb/CKS's Bylaws provide that the authorized number of directors may be changed by an amendment to the Bylaws adopted by the Board of Directors or by the stockholders. Vacancies in the Board of Directors may be filled either by holders of a majority of USWeb/CKS's voting stock or a majority of directors in office, although less than a quorum. See "Risk Factors--Effect of Certain Charter Provisions; Antitakeover Effects of Incorporation, Bylaws and Delaware Law."

 Transfer Agent and Registrar

  The Transfer Agent and Registrar of the USWeb Common Stock is ChaseMellon Shareholder Services, LLC, and its telephone number is (415) 743-1423.

                              PLAN OF DISTRIBUTION

  USWeb/CKS will issue the Common Stock from time to time in connection with acquisition by USWeb/CKS of other businesses, assets or securities. It is expected that the terms of the acquisitions involving the issuance of securities covered by this Prospectus will be determined by negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired by USWeb/CKS. USWeb/CKS will pay all the expenses of preparing and distributing this Prospectus. USWeb/CKS does not plan to pay any underwriting discounts or commissions in connection with acquisitions. We regularly pay a financial advisor's or finder's fee in acquisition transactions.

                             RESTRICTIONS ON RESALE

  The Common Stock offered hereby is registered under the Securities Act, but this registration does not cover resale or distribution by the person who receives Common Stock issued by USWeb/CKS in its acquisitions. Affiliates of entities acquired by USWeb/CKS who do not become affiliates of USWeb/CKS may not resell Common Stock registered under the Registration Statement to which this Prospectus relates except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Generally, Rule 145 permits such affiliates to sell such shares immediately following the acquisition in compliance with certain volume limitations and manner of sale requirements. Under Rule 145, sales by such affiliates during any three-month period cannot exceed the greater of (i) 1% of the shares of Common Stock of USWeb/CKS outstanding and (ii) the average weekly reported volume of trading of such shares of Common Stock on all national securities exchanges during the four calendar weeks preceding the proposed sale. These restrictions will cease to apply under most other circumstances if the affiliate has held the Common Stock for at least two years, provided that the person or entity is not then an affiliate of USWeb/CKS. Individuals who are not affiliates of the entity being acquired and do not become affiliates of USWeb/CKS will not be subject to resale restrictions under Rule 145 and, unless otherwise contractually restricted, may resell Common Stock immediately following the acquisition without an effective registration statement under the Securities Act. The ability of affiliates to resell shares of the Common Stock under Rule 145 will be subject to USWeb/CKS having satisfied its reporting requirements under the Securities Exchange Act of 1934, as amended, for specified periods prior to the time of sale.

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the issuance of the shares of Common Stock offered hereby will be passed upon for USWeb/CKS by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

                                    EXPERTS

  The consolidated financial statements of USWeb Corporation at December 31, 1996 and 1997, and for the years then ended, and the supplemental consolidated financial statements of USWeb Corporation at December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, have been included in this Prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The consolidated financial statements of CKS Group, Inc. as of November 30, 1996 and 1997, and for each of the years in the three-year period ended November 30, 1997, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

  The financial statements of McKinney & Silver as of December 31, 1995 and 1996 and for the years ended December 31, 1995 and 1996, not separately presented in this Prospectus, have been audited by Ernst & Young LLP, independent auditors whose report thereon appears herein. Such financial statements, to the extent they have been included in the financial statements of CKS Group, Inc., have been so included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                               USWEB CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Overview..................................................................   F-6
Unaudited pro forma combined balance sheet as of September 30, 1998.......   F-8
Unaudited pro forma combined statement of operations......................   F-9
Unaudited pro forma combined statement of operations--years ended December
 31, 1995 and 1996........................................................  F-10
Unaudited pro forma combined statement of operations--year ended December
 31, 1997.................................................................  F-11
Unaudited pro forma combined statement of operations--nine months ended
 September 30, 1997.......................................................  F-12
Unaudited pro forma combined statement of operations--nine months ended
 September 30, 1998.......................................................  F-13
Notes to unaudited pro forma combined financial information...............  F-14
USWEB CORPORATION
Report of Independent Accountants.........................................  F-21
Consolidated Balance Sheet................................................  F-22
Consolidated Statement of Operations......................................  F-23
Consolidated Statement of Stockholders' Equity (Deficit)..................  F-24
Consolidated Statement of Cash Flows......................................  F-25
Notes to Consolidated Financial Statements................................  F-26
USWEB CORPORATION--SUPPLEMENTAL
Supplemental Consolidated Balance Sheet...................................  F-46
Supplemental Consolidated Statement of Operations.........................  F-47
Supplemental Consolidated Statement of Stockholders' Equity...............  F-48
Supplemental Consolidated Statement of Cash Flows.........................  F-49
Notes to Supplemental Consolidated Financial Statements...................  F-50
USWEB SAN FRANCISCO (FORMERLY XCOM CORPORATION)
Report of Independent Accountants.........................................  F-70
Balance Sheet.............................................................  F-71
Statement of Operations...................................................  F-72
Statement of Shareholders' Equity.........................................  F-73
Statement of Cash Flows...................................................  F-74
Notes to Financial Statements.............................................  F-75
USWEB MILWAUKEE (FORMERLY FETCH INTERACTIVE, INC.)
Report of Independent Accountants.........................................  F-78
Balance Sheet.............................................................  F-79
Statement of Operations...................................................  F-80
Statement of Stockholders' Deficit........................................  F-81
Statement of Cash Flows...................................................  F-82
Notes to Financial Statements.............................................  F-83
USWEB LA METRO (FORMERLY NEWLINK CORPORATION)
Report of Independent Accountants.........................................  F-87
Balance Sheet.............................................................  F-88
Statement of Operations...................................................  F-89
Statement of Shareholders' Equity.........................................  F-90
Statement of Cash Flows...................................................  F-91
Notes to Financial Statements.............................................  F-92

                               USWEB CORPORATION

                                                                           PAGE
                                                                           -----
USWEB ATLANTA (FORMERLY INTERNETOFFICE, LLC)
Report of Independent Accountants.........................................  F-95
Balance Sheet.............................................................  F-96
Statement of Operations...................................................  F-97
Statement of Stockholders' Equity.........................................  F-98
Statement of Cash Flows...................................................  F-99
Notes to Financial Statements............................................. F-100
USWEB DC (FORMERLY INFOPRENEURS INC.)
Report of Independent Accountants......................................... F-103
Consolidated Balance Sheet................................................ F-104
Consolidated Statement of Operations...................................... F-105
Consolidated Statement of Stockholders' Deficit........................... F-106
Consolidated Statement of Cash Flows...................................... F-107
Notes to Consolidated Financial Statements................................ F-108
USWEB PITTSBURGH (FORMERLY ELECTRONIC IMAGES, INC.)
Report of Independent Accountants......................................... F-111
Balance Sheet............................................................. F-112
Statement of Operations................................................... F-113
Statement of Shareholders' Equity......................................... F-114
Statement of Cash Flows................................................... F-115
Notes to Financial Statements............................................. F-116
USWEB CHICAGO METRO (FORMERLY MULTIMEDIA MARKETING & DESIGN INC.)
Report of Independent Accountants......................................... F-121
Balance Sheet............................................................. F-122
Statement of Operations................................................... F-123
Statement of Shareholders' Equity......................................... F-124
Statement of Cash Flows................................................... F-125
Notes to Financial Statements............................................. F-126
USWEB HOLLYWOOD (FORMERLY KANDH, INC.)
Report of Independent Accountants......................................... F-128
Balance Sheet............................................................. F-129
Statement of Operations................................................... F-130
Statement of Shareholders' Equity......................................... F-131
Statement of Cash Flows................................................... F-132
Notes to Financial Statements............................................. F-133
USWEB HOLLYWOOD (FORMERLY DREAMMEDIA, INC.)
Report of Independent Accountants......................................... F-134
Balance Sheet............................................................. F-135
Statement of Operations................................................... F-136
Statement of Shareholders' Equity......................................... F-137
Statement of Cash Flows................................................... F-138
Notes to Financial Statements............................................. F-139

                               USWEB CORPORATION

                                                                           PAGE
                                                                           -----
USWEB MARIN (FORMERLY INTERNET CYBERNAUTICS, INC.)
Report of Independent Accountants......................................... F-141
Balance Sheet............................................................. F-142
Statement of Operations................................................... F-143
Statement of Shareholders' Equity (Deficit)............................... F-144
Statement of Cash Flows................................................... F-145
Notes to Financial Statements............................................. F-146
USWEB LONG ISLAND (FORMERLY SYNERGETIX SYSTEMS INTEGRATION, INC.)
Report of Independent Accountants......................................... F-151
Balance Sheet............................................................. F-152
Statement of Operations................................................... F-153
Statement of Shareholders' Equity......................................... F-154
Statement of Cash Flows................................................... F-155
Notes to Financial Statements............................................. F-156
USWEB DETROIT (FORMERLY ONLINE MARKETING COMPANY)
Report of Independent Accountants......................................... F-160
Balance Sheet............................................................. F-161
Statement of Operations................................................... F-162
Statement of Shareholders' Equity (Deficit)............................... F-163
Statement of Cash Flows................................................... F-164
Notes to Financial Statements............................................. F-165
USWEB SAN MATEO (FORMERLY ZENDATTA, INC.)
Report of Independent Accountants......................................... F-168
Balance Sheet............................................................. F-169
Statement of Operations................................................... F-170
Statement of Shareholders' Equity......................................... F-171
Statement of Cash Flows................................................... F-172
Notes to Financial Statements............................................. F-173
USWEB LA CENTRAL (FORMERLY W3-DESIGN)
Report of Independent Accountants......................................... F-175
Balance Sheet............................................................. F-176
Statement of Operations................................................... F-177
Statement of Shareholders' Equity......................................... F-178
Statement of Cash Flows................................................... F-179
Notes to Financial Statements............................................. F-180
USWEB HOUSTON (FORMERLY USWEB-APEX, INC.)
Report of Independent Accountants......................................... F-183
Combined Balance Sheet.................................................... F-184
Combined Statement of Operations.......................................... F-185
Combined Statement of Shareholders' Equity................................ F-186
Combined Statement of Cash Flows.......................................... F-187
Notes to Combined Financial Statements.................................... F-188

                               USWEB CORPORATION

                                                                           PAGE
                                                                           -----
USWEB NEW YORK CENTRAL (FORMERLY REACH NETWORKS, INC.)
Report of Independent Accountants......................................... F-190
Consolidated Balance Sheet................................................ F-191
Consolidated Statement of Operations...................................... F-192
Consolidated Statement of Stockholders' Equity (Deficit).................. F-193
Consolidated Statement of Cash Flows...................................... F-194
Notes to Consolidated Financial Statements................................ F-195
INTER.LOGIC.STUDIOS, INC.
Report of Independent Accountants......................................... F-202
Balance Sheet............................................................. F-203
Statement of Operations................................................... F-204
Statement of Shareholders' Equity......................................... F-205
Statement of Cash Flows................................................... F-206
Notes to Financial Statements............................................. F-207
QUEST INTERACTIVE MEDIA, INC.
Report of Independent Accountants......................................... F-210
Balance Sheet............................................................. F-211
Statement of Operations................................................... F-212
Statement of Shareholders' Deficit........................................ F-213
Statement of Cash Flows................................................... F-214
Notes to Financial Statements............................................. F-215
ENSEMBLE CORPORATION
Report of Independent Accountants......................................... F-218
Balance Sheet............................................................. F-219
Statement of Operations................................................... F-220
Statement of Shareholders' Equity......................................... F-221
Statement of Cash Flows................................................... F-222
Notes to Financial Statements............................................. F-223
IKONIC INTERACTIVE, INC.
Report of Independent Accountants......................................... F-228
Balance Sheet............................................................. F-229
Statement of Operations................................................... F-230
Statement of Shareholders' Deficit........................................ F-231
Statement of Cash Flows................................................... F-232
Notes to Financial Statements............................................. F-233
USWEB SAN JOSE
Report of Independent Accountants......................................... F-238
Balance Sheet............................................................. F-239
Statement of Operations................................................... F-240
Statement of Shareholder's Equity (Deficit)............................... F-241
Statement of Cash Flows................................................... F-242
Notes to Financial Statements............................................. F-243

                               USWEB CORPORATION

                                                                           PAGE
                                                                           -----
GRAY PEAK TECHNOLOGIES, INC.
Report of Independent Accountants......................................... F-246
Balance Sheet............................................................. F-247
Statement of Operations................................................... F-248
Statement of Changes in Stockholders' Equity (Deficit).................... F-249
Statement of Cash Flows................................................... F-250
Notes to Financial Statements............................................. F-251
CKS GROUP, INC.
Reports of Independent Auditors........................................... F-258
Consolidated Balance Sheets............................................... F-260
Consolidated Statements of Income......................................... F-261
Consolidated Statements of Stockholders' Equity........................... F-262
Consolidated Statements of Cash Flows..................................... F-263
Notes to Consolidated Financial Statements................................ F-264

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

  On December 17, 1998, USWeb Corporation ("USWeb") merged with CKS Group, Inc. ("CKS Group") in a transaction accounted for as a pooling of interests. Under terms of the agreement, all issued and outstanding shares of CKS Group were exchanged for shares of USWeb Common Stock on a ratio whereby each share of CKS Group Common Stock was exchanged for 1.5 shares of USWeb Common Stock.

  During the period from March 16, 1997 to September 30, 1998, USWeb completed the acquisitions of thirty-three Internet consulting services firms in various transactions accounted for as purchases. Collectively, the companies acquired through September 30, 1998 accounted for as purchases are referred to herein as the "Acquired Entities." The aggregate purchase price of the Acquired Entities was approximately $246.3 million.

  The acquisition prices of the Acquired Entities were allocated, on an entity-by-entity basis, to the assets acquired, including tangible and intangible assets and liabilities assumed based upon the fair values of such assets and liabilities on the dates of the acquisitions. Approximately $12.3 million of the aggregate purchase was allocated to identified net tangible assets consisting primarily of cash, accounts receivable, property and equipment, and accounts payable. The historical carrying amounts of such assets approximated their fair values on the dates of acquisition. Approximately $35.0 million of the acquisition price was allocated to in-process technology. Because such in-process technology had not reached the stage of technological feasibility at the acquisition dates and had no alternative future use, these amounts were immediately charged to operations. Approximately $11.1 million of the aggregate purchase price was allocated to existing technology and is being amortized over the estimated useful life of six months. Approximately $187.9 million of the purchase price was allocated to goodwill, primarily workforce in place, and is being amortized over its estimated useful life of twelve to forty-two months.

  Between January 1, 1997 and June 17, 1997, CKS Group acquired two entities in the advertising industry under separate transactions that were accounted for as poolings of interests. The aggregate consideration for these transactions was 1,082,399 shares of CKS Group Common Stock. Accordingly, the historical financial statements of CKS Group for all periods have been restated to give retroactive effect to these acquisitions.

  During the period from August 1, 1996 to March 12, 1997, CKS Group acquired four entities in the advertising industry under separate transactions that were accounted for as purchases. The total acquisition prices of the acquired companies were allocated, on an entity-by-entity basis, to the assets acquired, including tangible and intangible assets and liabilities assumed based upon their fair values on the dates of the acquisitions. Approximately $3.5 million of the aggregate purchase was allocated to identifiable net tangible assets consisting primarily of cash, accounts receivable, property and equipment, and accounts payable. The historical carrying amounts of such assets approximated their fair values on the dates of acquisition. The purchase price in excess of identified tangible assets, in the amount of $24.4 million, was allocated to goodwill. Such goodwill is considered to be primarily associated with its customer base, brand recognition, and workforce in place. Consistent with similar mergers within the advertising industry, goodwill is being amortized, on an entity-by-entity basis, over its estimated useful life of twenty years. The results of operations of the four entities acquired by CKS Group are included in the consolidated results of operations of CKS Group from the dates of their respective acquisitions.

  The accompanying unaudited pro forma combined balance sheet gives effect to the Merger of USWeb and CKS Group, as if such transaction occurred on September 30, 1998. The unaudited pro forma combined balance sheet combines the unaudited consolidated balance sheet of USWeb as of September 30, 1998, with the unaudited consolidated balance sheet of CKS Group as of August 31, 1998.

  The accompanying unaudited pro forma combined statement of operations presents the results of operations of USWeb for the years ended December 31, 1996 and 1997 and the nine-month periods ended September 30, 1997 and 1998, combined with the statement of operations of CKS Group for the three years ended November 30, 1997, and the nine-month periods ended August 31, 1997 and 1998, as if USWeb and CKS Group had merged at the beginning of such periods. Additionally, the pro forma combined statement of operations reflects the acquisition by USWeb of the Acquired Entities as if such entities had been acquired on January 1, 1997.

  The operating results of USWeb and CKS Group for any period are not necessarily indicative of the results for any subsequent period.

                               USWEB CORPORATION
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1998

                                 (IN THOUSANDS)

                                                         (NOTE 4)      PRO FORMA
                                   USWEB     CKS GROUP  ADJUSTMENTS    COMBINED
                                 ----------  ---------- -----------    ---------
                                 (RESTATED)
             ASSETS
Current assets:
  Cash and cash equivalents..... $  23,810    $ 29,817   $    --       $  53,627
  Short-term investments........    29,842      17,335        --          47,177
  Accounts receivable, net......    34,361      54,025        --          88,386
  Other current assets..........     5,743       2,802        --           8,545
  Deferred income taxes.........       --        1,736        --           1,736
                                 ---------    --------   --------      ---------
    Total current assets........    93,756     105,715        --         199,471
  Property and equipment, net...    11,624       5,867        --          17,491
  Intangible assets, net........   144,941      34,925        --         179,866
  Deferred income taxes and
   other assets.................     4,099       6,472        --          10,571
                                 ---------    --------   --------      ---------
                                 $ 254,420    $152,979   $    --       $ 407,399
                                 =========    ========   ========      =========
 LIABILITIES AND STOCKHOLDERS'
             EQUITY
Current liabilities:
  Accounts payable.............. $   4,879    $ 36,052   $    --       $  40,931
  Accrued expenses..............    20,924       6,560     34,000 (A)     61,484
  Deferred revenue..............       990       3,485        --           4,475
  Income taxes payable..........       --        1,218        --           1,218
  Debt and leases, current......     2,398         161        --           2,559
                                 ---------    --------   --------      ---------
    Total current liabilities...    29,191      47,476     34,000        110,667
Lease obligations, non-current..     2,005         766        --           2,771
                                 ---------    --------   --------      ---------
                                    31,196      48,242     34,000        113,438
                                 ---------    --------   --------      ---------
Stockholders' equity:
  Common Stock..................        41          15        --              63
  Additional paid-in capital....   406,859      82,798        --         489,650
  Note receivable...............       --         (198)       --            (198)
  Retained earnings (deficit)...  (183,676)     22,122    (34,000)(A)   (195,554)
                                 ---------    --------   --------      ---------
    Total stockholders' equity .   223,224     104,737    (34,000)       293,961
                                 ---------    --------   --------      ---------
                                 $ 254,420    $152,979   $    --       $ 407,399
                                 =========    ========   ========      =========

       See accompanying notes to Pro Forma Combined Financial Information

                               USWEB CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           NINE MONTHS ENDED
                              YEAR ENDED DECEMBER 31,        SEPTEMBER 30,
                             ---------------------------  --------------------
                              1995     1996      1997       1997       1998
                             -------  -------  ---------  ---------  ---------
Revenues:
  Services.................  $43,656  $64,569  $ 165,914  $ 120,357  $ 173,387
  Other....................      --     1,820        403        304        443
                             -------  -------  ---------  ---------  ---------
    Total revenues.........   43,656   66,389    166,317    120,661    173,830
                             -------  -------  ---------  ---------  ---------
Cost of revenues:
  Services.................   28,842   41,115    109,182     77,508    112,040
  Other....................      --       208      1,294      1,180        700
  Provision for loss on
   contract................      --       --         --         --       2,094
  Stock compensation.......      --       --      20,992     15,744     15,744
                             -------  -------  ---------  ---------  ---------
    Total cost of revenues.   28,842   41,323    131,468     94,432    130,578
                             -------  -------  ---------  ---------  ---------
Gross Profit                  14,814   25,066     34,849     26,229     43,252
                             -------  -------  ---------  ---------  ---------
Operating expenses:
  Marketing, sales and sup-
   port....................      932   14,963     35,008     24,309     23,669
  General and administra-
   tive....................    7,304   12,633     39,315     28,734     34,759
  Acquired in-process tech-
   nology..................      --       --      34,980     34,980        --
  Stock compensation.......      --       --      38,588     28,941     35,227
  Amortization of intangi-
   ble assets..............      --        74    101,065     79,130     52,016
                             -------  -------  ---------  ---------  ---------
    Total operating ex-
     penses................    8,236   27,670    248,956    196,094    145,671
                             -------  -------  ---------  ---------  ---------
Income (loss) from opera-
 tions.....................    6,578   (2,604)  (214,107)  (169,865)  (102,419)
Interest income............      385    2,612      2,528      1,602      3,907
Interest expense...........      (89)    (341)    (1,080)      (688)      (903)
Impairment of investment...      --       --      (4,000)    (4,000)       --
                             -------  -------  ---------  ---------  ---------
Income (loss) before income
 taxes.....................    6,874     (333)  (216,659)  (172,951)   (99,415)
Provision for income tax-
 es--Note 3................    2,823    5,108      5,635      4,845      5,210
                             -------  -------  ---------  ---------  ---------
Net income (loss)--Note 3..  $ 4,051  $(5,441) $(222,294) $(177,796) $(104,625)
                             =======  =======  =========  =========  =========
Pro forma net income (loss)
 per share:
  Basic....................  $  0.29  $ (0.25) $   (5.24) $   (4.46) $   (1.61)
                             =======  =======  =========  =========  =========
  Diluted..................  $  0.24  $ (0.25) $   (5.24) $   (4.46) $   (1.61)
                             =======  =======  =========  =========  =========
Weighted average shares:
  Basic....................   13,764   21,803     42,448     39,891     65,137
                             =======  =======  =========  =========  =========
  Diluted..................   16,898   21,803     42,448     39,891     65,137
                             =======  =======  =========  =========  =========

       See accompanying notes to Pro Forma Combined Financial Information

                               USWEB CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                           YEAR ENDED DECEMBER 31, 1995      YEAR ENDED DECEMBER 31, 1996
                          ------------------------------    -------------------------------
                                     CKS GROUP USWEB/CKS               CKS GROUP  USWEB/CKS
                            USWEB    PRO FORMA PRO FORMA      USWEB    PRO FORMA  PRO FORMA
                          HISTORICAL (NOTE 3)  COMBINED     HISTORICAL (NOTE 3)   COMBINED
                          ---------- --------- ---------    ---------- ---------  ---------
Revenues:
 Services...............   $   --     $43,656   $43,656      $    --   $ 64,569   $ 64,569
 Other..................       --         --        --          1,820       --       1,820
                           -------    -------   -------      --------  --------   --------
  Total revenues........       --      43,656    43,656         1,820    64,569     66,389
                           -------    -------   -------      --------  --------   --------
Cost of revenues:
 Services...............       --      28,842    28,842           --     41,115     41,115
 Other..................       --         --        --            208       --         208
                           -------    -------   -------      --------  --------   --------
  Total cost of reve-
   nues.................       --      28,842    28,842           208    41,115     41,323
                           -------    -------   -------      --------  --------   --------
Gross profit............       --      14,814    14,814         1,612    23,454     25,066
                           -------    -------   -------      --------  --------   --------
Operating expenses:
 Marketing, sales and
  support...............       --         932       932        12,764     2,199     14,963
 General and administra-
  tive..................       --       7,304     7,304         2,813     9,820     12,633
 Amortization of intan-
  gible assets..........       --         --        --            --         74         74
                           -------    -------   -------      --------  --------   --------
  Total operating ex-
   penses...............       --       8,236     8,236        15,577    12,093     27,670
                           -------    -------   -------      --------  --------   --------
Income (loss) from oper-
 ations.................       --       6,578     6,578       (13,965)   11,361     (2,604)
Interest income.........       --         385       385           215     2,397      2,612
Interest expense........       --         (89)      (89)          (58)     (283)      (341)
                           -------    -------   -------      --------  --------   --------
Income (loss) before
 income taxes...........       --       6,874     6,874       (13,808)   13,475       (333)
Provision for income
 taxes--Note 3..........       --       2,823     2,823           --      5,108      5,108
                           -------    -------   -------      --------  --------   --------
Net income (loss)--Note
 3......................   $   --     $ 4,051   $ 4,051      $(13,808) $  8,367   $ (5,441)
                           =======    =======   =======      ========  ========   ========
Pro forma net income
 (loss) per share:
 Basic..................   $   --     $  0.44   $  0.29      $ (10.35) $   0.61   $  (0.25)
                           =======    =======   =======      ========  ========   ========
 Diluted................   $   --     $  0.36   $  0.24      $ (10.35) $   0.58   $  (0.25)
                           =======    =======   =======      ========  ========   ========
Weighted average shares:
 Basic..................       --       9,176    13,764 (B)     1,334    13,646     21,803 (B)
                           =======    =======   =======      ========  ========   ========
 Diluted................       --      11,265    16,898 (B)     1,334    14,435     21,803 (B)
                           =======    =======   =======      ========  ========   ========


       See accompanying notes to Pro Forma Combined Financial Information

                               USWEB CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  USWEB
                          ----------------------------------------------------------
                                       (F)                                            CKS GROUP  USWEB/CKS
                                     ACQUIRED      (C)                                PRO FORMA  PRO FORMA
                          HISTORICAL ENTITIES  ELIMINATIONS ADJUSTMENTS    PRO FORMA  (NOTE 3)   COMBINED
                          ---------- --------  ------------ -----------    ---------  ---------  ---------
Revenues:
 Services...............   $ 18,366  $ 71,803    $(18,366)   $    (913)(E) $  70,890  $ 95,024   $ 165,914
 Other..................        912       --          --          (509)(E)       403       --          403
                           --------  --------    --------    ---------     ---------  --------   ---------
   Total revenues.......     19,278    71,803     (18,366)      (1,422)       71,293    95,024     166,317
                           --------  --------    --------    ---------     ---------  --------   ---------
Cost of revenues:
 Services...............     13,468    50,299     (13,468)      (1,050)(E)    49,249    59,933     109,182
 Other..................      1,294       --          --           --          1,294       --        1,294
 Stock compensation ....      2,420       --       (2,420)      20,992 (D)    20,992       --       20,992
                           --------  --------    --------    ---------     ---------  --------   ---------
   Total cost of reve-
    nues................     17,182    50,299     (15,888)      19,942        71,535    59,933     131,468
                           --------  --------    --------    ---------     ---------  --------   ---------
Gross profit............      2,096    21,504      (2,478)     (21,364)         (242)   35,091      34,849
                           --------  --------    --------    ---------     ---------  --------   ---------
Operating expenses:
 Marketing, sales and
  support...............     20,672    13,895      (2,261)         --         32,306     2,702      35,008
 General and administra-
  tive..................     10,271    14,867      (3,291)         --         21,847    17,468      39,315
 Acquired in-process
  technology ...........      9,472       --       (9,472)      34,980 (D)    34,980       --       34,980
 Stock compensation ....      6,698       --       (6,698)      38,588 (D)    38,588       --       38,588
 Amortization of intan-
  gible assets..........      9,476       --       (9,476)      97,578 (D)    97,578     3,487     101,065
                           --------  --------    --------    ---------     ---------  --------   ---------
   Total operating ex-
    penses..............     56,589    28,762     (31,198)     171,146       225,299    23,657     248,956
                           --------  --------    --------    ---------     ---------  --------   ---------
Income (loss) from oper-
 ations.................    (54,493)   (7,258)     28,720     (192,510)     (225,541)   11,434    (214,107)
Interest income.........        233       182          (1)         --            414     2,114       2,528
Interest expense........        (76)     (479)         40          --           (515)     (565)     (1,080)
Impairment of Invest-
 ment...................     (4,000)      --          --           --         (4,000)      --       (4,000)
                           --------  --------    --------    ---------     ---------  --------   ---------
Income (loss) before in-
 come taxes.............    (58,336)   (7,555)     28,759     (192,510)     (229,642)   12,983    (216,659)
Provisions for income
 taxes-Note 3...........        --        --          --           --            --      5,635       5,635
                           --------  --------    --------    ---------     ---------  --------   ---------
Net income (loss)-Note
 3......................   $(58,336) $ (7,555)   $ 28,759    $(192,510)    $(229,642) $  7,348   $(222,294)
                           ========  ========    ========    =========     =========  ========   =========
Pro forma net income
 (loss) per share:
 Basic..................   $  (7.98)                                       $  (11.20) $   0.50   $   (5.24)
                           ========                                        =========  ========   =========
 Diluted................   $  (7.98)                                       $  (11.20) $   0.47   $   (5.24)
                           ========                                        =========  ========   =========
Weighted average shares:
 Basic..................      7,312                                           20,498    14,633      42,448 (B)
                           ========                                        =========  ========   =========
 Diluted................      7,312                                           20,498    15,590      42,448 (B)
                           ========                                        =========  ========   =========

       See accompanying notes to Pro Forma Combined Financial Information

                               USWEB CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  USWEB
                         ----------------------------------------------------------
                                       (F)                                           CKS GROUP, USWEB/CKS
                                    ACQUIRED      (C)                                   INC.    PRO FORMA
                         HISTORICAL COMPANIES ELIMINATIONS ADJUSTMENTS    PRO FORMA  HISTORICAL COMBINED
                         ---------- --------- ------------ -----------    ---------  ---------- ---------
Revenues:
 Services...............  $  7,868   $49,614    $(7,868)    $     --      $  49,614   $70,473   $ 120,357
 Other..................       808       --         --           (504)(E)       304       --          304
                          --------   -------    -------     ---------     ---------   -------   ---------
   Total revenues.......     8,676    49,614     (7,868)         (504)       49,918    70,743     120,661
                          --------   -------    -------     ---------     ---------   -------   ---------
Cost of revenues:
 Services...............     6,196    34,472     (6,196)         (319)(E)    34,153    43,355      77,508
 Other..................     1,180       --         --            --          1,180       --        1,180
 Stock compensation.....       966       --        (966)       15,744 (D)    15,744       --       15,744
                          --------   -------    -------     ---------     ---------   -------   ---------
   Total cost of
    revenues............     8,342    34,472     (7,162)       15,425        51,077    43,355      94,432
                          --------   -------    -------     ---------     ---------   -------   ---------
Gross profit............       334    15,142       (706)      (15,929)       (1,159)   27,388      26,229
                          --------   -------    -------     ---------     ---------   -------   ---------
Operating expenses:
 Marketing, sales and
  support...............    14,119     9,742     (1,472)          --         22,389     1,920      24,309
 General and
  administrative........     7,027    11,405     (1,994)          --         16,438    12,296      28,734
 Acquired in-process
  technology............     6,726       --      (6,726)       34,980 (D)    34,980       --       34,980
 Stock compensation.....     3,500       --      (3,500)       28,941 (D)    28,941       --       28,941
 Amortization of
  intangible assets.....     4,321       --      (4,321)       75,948 (D)    75,948     3,182      79,130
                          --------   -------    -------     ---------     ---------   -------   ---------
   Total operating
    expenses............    35,693    21,147    (18,013)      139,869       178,696    17,398     196,094
                          --------   -------    -------     ---------     ---------   -------   ---------
Income (loss) from
 operations.............  (35,359)    (6,005)    17,307      (155,798)     (179,855)    9,990    (169,865)
Interest income.........       165       133         (5)          --            293     1,309       1,602
Interest expense........       (76)     (324)        33           --           (367)     (321)       (688)
Impairment of
 investment.............    (4,000)      --         --            --         (4,000)      --       (4,000)
                          --------   -------    -------     ---------     ---------   -------   ---------
Income (loss) before
 income taxes...........   (39,270)   (6,196)    17,335      (155,798)     (183,929)   10,978    (172,951)
Provision for income
 taxes--Note 3..........       --        --         --            --            --      4,845       4,845
                          --------   -------    -------     ---------     ---------   -------   ---------
Net income (loss)--Note
 3......................  $(39,270)  $(6,196)   $17,335     $(155,798)    $(183,929)  $ 6,133   $(177,796)
                          ========   =======    =======     =========     =========   =======   =========
Pro forma Basic and in-
 come (loss) per share..  $  (8.10)                                       $  (10.18)  $  0.42   $   (4.46)
                          ========                                        =========   =======   =========
Weighted average shares
 outstanding............     4,845                                           18,076    14,543      39,891 (B)
                          ========                                        =========   =======   =========
Pro forma Diluted net
 income (loss)
 per share..............  $  (8.10)                                       $  (10.18)  $  0.39   $   (4.46)
                          ========                                        =========   =======   =========
Weighted average to
 shares outstanding.....     4,845                                           18,076    15,705      39,891 (B)
                          ========                                        =========   =======   =========

       See accompanying notes to Pro Forma Combined Financial Information

                               USWEB CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  USWEB
                          -----------------------------------------------------------
                                        (F)                                                       USWEB/CKS
                                      ACQUIRED      (C)                                CKS GROUP  PRO FORMA
                          HISTORICAL  ENTITIES  ELIMINATIONS ADJUSTMENTS    PRO FORMA  HISTORICAL COMBINED
                          ----------  --------  ------------ -----------    ---------  ---------- ---------
                          (RESTATED)
Revenues:
 Services...............  $  72,643   $27,271     $ (9,393)   $     --      $  90,521   $82,866   $ 173,387
 Other..................        443       --           --           --            443       --          443
                          ---------   -------     --------    ---------     ---------   -------   ---------
   Total revenues.......     73,086    27,271       (9,393)         --         90,964    82,866     173,830
                          ---------   -------     --------    ---------     ---------   -------   ---------
Cost of revenues:
 Services...............     46,705    18,893       (6,506)         --         59,092    52,948     112,040
 Other..................        700       --           --           --            700       --          700
 Provision for loss on
  contract..............      2,094       --           --           --          2,094       --        2,094
 Stock compensation.....      9,415       --        (9,415)      15,744 (D)    15,744       --       15,744
                          ---------   -------     --------    ---------     ---------   -------   ---------
   Total cost of
    revenues............     58,914    18,893      (15,921)      15,744        77,630    52,948     130,578
                          ---------   -------     --------    ---------     ---------   -------   ---------
Gross profit............     14,172     8,378        6,528      (15,744)       13,334    29,918      43,252
                          ---------   -------     --------    ---------     ---------   -------   ---------
Operating expenses:
 Marketing, sales and
  support...............     17,903     5,561       (1,492)         --         21,972     1,697      23,669
 General and
  administrative........     15,691     4,956       (1,420)         --         19,227    15,532      34,759
 Acquired in-process
  technology............     25,508       --       (25,508)         --            --        --          --
 Stock compensation.....     23,962       --       (23,962)      35,227 (D)    35,227       --       35,227
 Amortization of
  intangible assets.....     44,539       --       (44,539)      50,779 (D)    50,779     1,237      52,016
                          ---------   -------     --------    ---------     ---------   -------   ---------
   Total operating
    expenses............    127,603    10,517      (96,921)      86,006       127,205    18,466     145,671
                          ---------   -------     --------    ---------     ---------   -------   ---------
Income (loss) from
 operations.............   (113,431)   (2,139)     103,449     (101,750)     (113,871)   11,452    (102,419)
Interest income.........      2,230       141          --           --          2,371     1,536       3,907
Interest expense........       (331)     (230)          36          --           (525)     (378)       (903)
Impairment of
 investment.............        --        --           --           --            --        --          --
                          ---------   -------     --------    ---------     ---------   -------   ---------
Income (loss) before
 income taxes...........   (111,532)   (2,228)     103,485     (101,750)     (112,025)   12,610     (99,415)
Provision for income
 taxes..................        --        --           --           --            --      5,210       5,210
                          ---------   -------     --------    ---------     ---------   -------   ---------
Net income (loss).......  $(111,532)  $(2,228)    $103,485    $(101,750)    $(112,025)  $ 7,400   $(104,625)
                          =========   =======     ========    =========     =========   =======   =========
Net income (loss) per
 share:
 Basic..................  $   (3.23)                                        $   (2.66)  $  0.48   $   (1.61)
                          =========                                         =========   =======   =========
 Diluted................  $   (3.23)                                        $   (2.66)  $  0.45   $   (1.61)
                          =========                                         =========   =======   =========
Weighted average shares:
 Basic..................     34,521                                            42,119    15,345      65,137 (B)
                          =========                                         =========   =======   =========
 Diluted................     34,521                                            42,119    16,335      65,137 (B)
                          =========                                         =========   =======   =========

       See accompanying notes to Pro Forma Combined Financial Information

                               USWEB CORPORATION

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

NOTE 1--PERIODS PRESENTED

  USWeb's fiscal year ends on December 31. CKS Group's fiscal year ends on November 30. The accompanying unaudited pro forma combined statement of operations information gives effect to the merger of USWeb and CKS Group as if such merger occurred as of the beginning of the earliest year presented. The accompanying unaudited pro forma combined statement of operations information also gives effect to the acquisition by USWeb of thirty-three Internet consulting business, acquired between March 17, 1997 and August 17, 1998, as if such acquisitions occurred on January 1, 1997. USWeb was incorporated on December 5, 1995 and had no significant operations during the period from its date of incorporation through the year ended December 31, 1995. Certain immaterial transactions, which occurred between USWeb's date of incorporation and December 31, 1995, have been included in the results of operations for the year ended December 31, 1996. The pro forma combined statement of operations for the year ended December 31, 1995 reflects the results of operations of CKS for the fiscal year ended November 30, 1995. The pro forma combined statement of operations for the year ended December 31, 1996, reflects the results of operations of USWeb for the year ended December 31, 1996, combined with the results of operations of CKS Group for the fiscal year ended November 30, 1996. The pro forma combined statement of operations for the year ended December 31, 1997, reflects the results of operations of USWeb for the year ended December 31, 1997, combined with the results of operations of CKS Group for the fiscal year ended November 30, 1997, and the results of operations of the Acquired Entities for their respective years ended December 31, 1997. The pro forma combined statement of operations for the nine-month periods ended September 30, 1997 and 1998, reflect the results of operations of USWeb for the nine-month periods ended September 30, 1997 and 1998, combined with the results of operations of CKS Group for the nine-month periods ended August 31, 1997 and 1998, and the results of operations of the Acquired Entities for their respective nine-month periods ended September 30, 1997 and 1998.

  The pro forma combined balance sheet as of September 30, 1998, combines the assets, liabilities and stockholders' equity of USWeb at September 30, 1998 with the assets, liabilities and stockholders' equity of CKS Group as of August 31, 1998.

NOTE 2--CONFORMING ADJUSTMENTS

  The historical statement of operations information of CKS Group for the three years ended November 30, 1997, and for the nine-month periods ended August 31, 1997 and 1998, has been reclassified to conform to USWeb's accounting policies and basis of presentation. Such reclassifications included the netting of certain production revenues and related costs, which were separately disclosed in CKS Group's historical financial statements, and the classification of certain costs between operating expense categories. The effect of netting certain production revenues and related costs was to decrease both revenues and cost of revenues by $14.7 million, $23.6 million, $38.6 million, $29.2 million and 35.8 million for the years ended December 31, 1995, 1996 and 1997 and the nine-month periods ended September 30, 1997 and 1998, respectively.

NOTE 3--CKS GROUP PRO FORMA STATEMENT OF OPERATIONS

  CKS Group's statement of operations for the years ended December 31, 1995, 1996 and 1997 and the nine-month period ended September 30, 1997, represents its historical results except for the provision for income taxes and net income. The provision for income taxes represents the pro forma provision for income taxes of CKS Group for the years ended December 31, 1995, 1996 and 1997 and the nine-month period ended September 30, 1997. In January 1997 CKS Group acquired, in a transaction accounted for as a pooling of interests, a partnership whose earnings were taxed at the individual partner level; therefore no provision for income taxes had been recorded for income attributable to the partnership. The pro forma income tax provision of CKS Group, and the resulting pro forma net income of CKS Group, is presented as if the partnership had been a C corporation fully subject to income taxes for all periods presented. The pro forma provision for income taxes relates solely to the taxable income generated by CKS Group during the periods presented.

                               USWEB CORPORATION

NOTE 4. --THE FOLLOWING ADJUSTMENTS WERE APPLIED TO THE HISTORICAL FINANCIAL STATEMENTS OF USWEB, CKS GROUP AND THE ACQUIRED ENTITIES TO ARRIVE AT THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.


  (A) To record an accrual for the estimated costs resulting from the merger of USWeb and CKS Group. It is anticipated that USWeb will incur charges to operations related to the Merger, currently estimated to be $34.0 million, principally in the quarter in which the Merger is consummated. These charges include direct transaction costs, primarily for financial advisory and legal fees, and costs associated with combining operations of the two companies. The estimated charge is reflected in the unaudited pro forma combined balance sheet data, but is not reflected in the unaudited pro forma combined statement of operations data. This charge is a preliminary estimate only and is subject to change.

  Estimated transaction, merger and integration costs include the following:

       Merger Costs:
         Financial Advisory Fees.................................... $18,000,000
         Legal and Accounting Professional Fees.....................   2,500,000
         Financial Printer Fees.....................................     700,000
         Shareholder Costs..........................................     500,000
         Various filing fees........................................     300,000
       Integration Costs:
         Lease termination costs....................................   3,000,000
         Write off of fixed assets..................................   1,500,000
         Severance and retention....................................   3,500,000
         Initial branding and marketing costs.......................   3,500,000
         Other......................................................     500,000
                                                                     -----------
           Total.................................................... $34,000,000
                                                                     ===========

  Actual amounts ultimately incurred could differ from estimated amounts due to the actual time incurred by professional advisors, including attorneys and accountants, as well as negotiations between the Company and its vendors, including landlords. Additionally, the amounts shown above include certain integration costs expected to be incurred which do not qualify for immediate accrual as merger costs under existing authoritative literature. Such costs include costs associated with severance, moving and integrating facilities, initial branding and marketing costs and other related non-recurring charges. To date the Company has not identified employees or positions to be eliminated or relocated, nor has the Company determined what benefits will be provided to any terminated employees. Accordingly, the actual amounts to be incurred may differ from the above estimates. Such costs will be recognized when incurred in accordance with EITF 94-3.

  (B) Basic and diluted weighted average shares outstanding were calculated based upon the pro forma basic and diluted shares weighted average outstanding of USWeb for each respective period, increased by the historical basic and diluted shares weighted average shares outstanding of CKS Group for each respective period, as adjusted for the 1.5 to 1 exchange ratio. The number of shares included in CKS's historical diluted net income per share computation includes the dilutive effect of potential common stock associated with stock options. Because the Company is in a net loss position on a pro forma combined basis for the years ended December 31, 1997 and 1996 and for the nine months ended September 30, 1997 and 1998, inclusion of potential common stock in the computation of pro forma net loss per share is anti-dilutive; therefore, the potential common stock is excluded from the share amounts, and pro forma net loss per share is the same for both basic and dilutive.

  (C) To eliminate items of income and expense related to the Acquired Entities which are included in the consolidated results of operations of USWeb from the date of respective acquisition to December 31, 1997 and September 30, 1998, respectively.

  (D) To adjust the amortization expense associated with intangible assets, to record stock compensation, and to record the charges for acquired in-process technology to reflected such amounts in the pro forma combined statement of operations as if the acquisitions of the Acquired Entities which occurred during the respective period presented had occurred as of the beginning of such period.

                                                                   NINE MONTHS
                                                                 ENDED SEPTEMBER
                                                     YEAR ENDED        30,
                                                    DECEMBER 31, ---------------
                                                        1997      1997    1998
                                                    ------------ ------- -------
Acquired in-process technology as if all companies
 had been acquired on January 1, 1997.............    $34,980    $34,980 $   --
                                                      =======    ======= =======
Amortization of intangible assets, as if all
 companies had been acquired on January 1, 1997:
  Amortization of acquired technology.............    $11,058    $11,058 $   --
  Amortization of goodwill, primarily workforce in
   place .........................................     85,520     64,890  50,779
                                                      -------    ------- -------
                                                      $97,578    $75,948 $50,779
                                                      =======    ======= =======
Stock Compensation, as if all companies had been
 acquired on January 1, 1997:
  Allocated to cost of revenues...................    $20,992    $15,744 $15,744
  Allocated to operating expenses.................     38,588     28,941  35,227
                                                      -------    ------- -------
                                                      $59,580    $44,685 $50,971
                                                      =======    ======= =======

   Acquired in-process technology represents the fair value of in-process technology at the date of the respective acquisitions that had not reached the stage of technological feasibility and had no alternative future use. Accordingly, such amounts were written off on the date of acquisition which, for the purposes of the unaudited pro forma financial statements, has been assumed to be January 1, 1997.

  Amortization of intangible assets includes amortization of acquired technology, and goodwill (primarily workforce in place) over their respective lives as if each acquisition had occurred on January 1, 1997. Acquired technology is amortized over its estimated useful life of six months. Goodwill, primarily workforce in place, is amortized over its estimated useful lives of twelve to forty-two months.

  Stock compensation represents the vested portion of stock bonuses to be paid to certain employees of the acquired companies. Such bonuses vest over a thirty-six month period. Stock compensation represents the vested portion of such bonuses as if each of the companies had been acquired on January 1, 1997. Stock compensation is allocated between costs of revenues and operating expenses based upon the related classification of the employees entitled to receive such bonuses.

  (E) To eliminate intercompany revenues and related expenses associated with the Acquired Entities that had previously been Affiliates of USWeb.

  (F) The following tables combine, for the year ended December 31, 1997 and the nine-month periods ended September 30, 1997 and 1998:

    (i) the historical results of operations of USWeb for each respective period with

    (ii) the historical results of operations of the Acquired entities for the period prior to their acquisition date.

  The total of these combined amounts ("Total pro forma before adjustments") is adjusted in the unaudited pro forma combined statement of operations to eliminate the portion of revenues, cost of revenues, and operating expenses included in such total for the periods subsequent to the Acquired Entities' acquisition date through the end of the respective periods presented. The resulting amounts presented in the unaudited pro forma combined statement of operations reflect the results of operations of USWeb and the results of operations of the Acquired Entities as if each acquisition had occurred on January 1, 1997, or the date of inception, if later.

                               USWEB CORPORATION

       UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS INFORMATION

                         YEAR ENDED DECEMBER 31, 1997

                                (IN THOUSANDS)

                                 REVENUES               COST OF REVENUES
                          ---------------------- -------------------------------
                                                                  STOCK
                                                                 COMPEN-          GROSS
                          SERVICES OTHER  TOTAL  SERVICES OTHER  SATION   TOTAL  PROFIT
                          -------- ----- ------- -------- ------ ------- ------- -------
USWeb Historical...       $18,366  $912  $19,278 $13,468  $1,294 $2,420  $17,182 $ 2,096
                          -------  ----  ------- -------  ------ ------  ------- -------
Acquired Entities:
 XCom Corp.........           274   --       274      59     --     --        59     215
 Fetch Interac-
 tive..............           608   --       608     515     --     --       515      93
 NewLink Corp......           203   --       203      59     --     --        59     144
 InterNetOffice,
 LLC...............           392   --       392     252     --     --       252     140
 Infopreneurs
 Inc...............           331   --       331     218     --     --       218     113
 Electronic Im-
 ages, Inc.........         2,896   --     2,896   2,115     --     --     2,115     781
 Multimedia Mar-
 keting & Design
 Inc. .............           327   --       327     226     --     --       226     101
 K&H, Inc..........           338   --       338      80     --     --        80     258
 DreamMedia, Inc...           684   --       684     266     --     --       266     418
 Internet Cybernautics,
 Inc...............         2,427   --     2,427   1,575     --     --     1,575     852
 Synergetix Systems
 Intregration,
 Inc...............           647   --       647     466     --     --       466     181
 Online Marketing
 Company...........           426   --       426     314     --     --       314     112
 Zendatta, Inc.....         1,072   --     1,072     651     --     --       651     421
 W3-design.........         1,657   --     1,657     869     --     --       869     788
 USWeb--Apex,
 Inc...............           835   --       835     487     --     --       487     348
 Reach Networks,
 Inc...............         2,041   --     2,041     827     --     --       827   1,214
 Inter.logic.studios
 inc. .............         1,712   --     1,712     808     --     --       808     904
 Quest Interactive
 Media, Inc. ......           717   --       717     352     --     --       352     365
 Ensemble Corp.....         6,745   --     6,745   4,408     --     --     4,408   2,337
 Ikonic Interac-
 tive, Inc.........         9,598   --     9,598   5,184     --     --     5,184   4,414
 USWeb San Jose....           811   --       811     407     --     --       407     404
 Gray Peak Technologies,
 Inc. .............         2,532   --     2,532   2,728     --     --     2,728    (196)
 Utopia, Inc. .....         1,585   --     1,585   3,079     --     --     3,079  (1,494)
 Xplora Ltd. ......         1,973   --     1,973   1,022     --     --     1,022     951
 Kallista, Inc. ...         1,633   --     1,633   1,347     --     --     1,347     286
 Tucker Network
 Technologies,
 Inc. .............         4,798   --     4,798   3,006     --     --     3,006   1,792
 Metrix Communica-
 tions, Inc. ......         2,856   --     2,856   1,992     --     --     1,992     864
 Other entities....         3,319   --     3,319   3,519     --     --     3,519    (200)
                          -------  ----  ------- -------  ------ ------  ------- -------
   Subtotal Acquired
   Entities........        53,437   --    53,437  36,831     --     --    36,831  16,606
                          -------  ----  ------- -------  ------ ------  ------- -------
Pro forma amounts
 before
 adjustments.......       $71,803  $912  $72,715 $50,299  $1,294 $2,420  $54,013 $18,702
                          =======  ====  ======= =======  ====== ======  ======= =======
                                             OPERATING EXPENSES
                          ---------------------------------------------------------
                                     GENERAL   ACQUIRED          AMORTIZA-            INCOME
                          MARKETING,   AND    IN-PROCESS  STOCK   TION OF             (LOSS)
                          SALES AND  ADMINI-   TECHNO-   COMPEN- INTANGIBLE            FROM
                           SUPPORT   STRATIVE    LOGY    SATION    ASSETS    TOTAL  OPERATIONS
                          ---------- -------- ---------- ------- ---------- ------- ----------
USWeb Historical...        $20,672   $10,271    $9,472   $6,698    $9,476   $56,589  $(54,493)
                          ---------- -------- ---------- ------- ---------- ------- ----------
Acquired Entities:
 XCom Corp.........             70        86       --       --        --        156        59
 Fetch Interac-
 tive..............            168       151       --       --        --        319      (226)
 NewLink Corp......             14         9       --       --        --         23       121
 InterNetOffice,
 LLC...............             31        64       --       --        --         95        45
 Infopreneurs
 Inc...............             85        77       --       --        --        162       (49)
 Electronic Im-
 ages, Inc.........            150       400       --       --        --        550       231
 Multimedia Mar-
 keting & Design
 Inc. .............             47        25       --       --        --         72        29
 K&H, Inc..........            110        --       --       --        --        110       148
 DreamMedia, Inc...             43       181       --       --        --        224       194
 Internet Cybernautics,
 Inc...............          1,286     1,335       --       --        --      2,621    (1,769)
 Synergetix Systems
 Intregration,
 Inc...............             42        57       --       --        --         99        82
 Online Marketing
 Company...........             64        90       --       --        --        154       (42)
 Zendatta, Inc.....             99       214       --       --        --        313       108
 W3-design.........            383       536       --       --        --        919      (131)
 USWeb--Apex,
 Inc...............             71       108       --       --        --        179       169
 Reach Networks,
 Inc...............            142       608       --       --        --        750       464
 Inter.logic.studios
 inc. .............            134       202       --       --        --        336       568
 Quest Interactive
 Media, Inc. ......            373        62       --       --        --        435       (70)
 Ensemble Corp.....            590       951       --       --        --      1,541       796
 Ikonic Interac-
 tive, Inc.........          2,241     2,424       --       --        --      4,665      (251)
 USWeb San Jose....            222       173       --       --        --        395         9
 Gray Peak Technologies,
 Inc. .............          1,253       559       --       --        --      1,812    (2,008)
 Utopia, Inc. .....          1,023       912       --       --        --      1,935    (3,429)
 Xplora Ltd. ......            234       612       --       --        --        846       105
 Kallista, Inc. ...             90        92       --       --        --        182       104
 Tucker Network
 Technologies,
 Inc. .............             71       270       --       --        --        341     1,451
 Metrix Communica-
 tions, Inc. ......            591       967       --       --        --      1,558      (694)
 Other entities....          4,268     3,702       --       --        --      7,970    (8,170)
                          ---------- -------- ---------- ------- ---------- ------- ----------
   Subtotal Acquired
   Entities........         13,895    14,867       --       --        --     28,762   (12,156)
                          ---------- -------- ---------- ------- ---------- ------- ----------
Pro forma amounts
 before
 adjustments.......        $34,567   $25,138    $9,472   $6,698    $9,476   $85,351  $(66,649)
                          ========== ======== ========== ======= ========== ======= ==========

                               USWEB CORPORATION

       UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS INFORMATION

                     NINE MONTHS ENDED SEPTEMBER 30, 1997

                                (IN THOUSANDS)

                                    REVENUES               COST OF REVENUES
                             ---------------------- -------------------------------
                                                                     STOCK
                                                                    COMPEN-          GROSS
                             SERVICES OTHER  TOTAL  SERVICES OTHER  SATION   TOTAL  PROFIT
                             -------- ----- ------- -------- ------ ------- ------- -------
USWeb Historical.            $ 7,868  $808  $ 8,676 $ 6,196  $1,180  $966   $ 8,342 $   334
                             -------  ----  ------- -------  ------  ----   ------- -------
Acquired Enti-
ties:
 XCom Corp.......                274   --       274      59     --    --         59     215
 Fetch
 Interactive.....                608   --       608     515     --    --        515      93
 NewLink Corp....                203   --       203      59     --    --         59     144
 InterNetOffice, LLC.            392   --       392     252     --    --        252     140
 Infopreneurs
 Inc.............                331   --       331     218     --    --        218     113
 Electronic Images, Inc..      2,896   --     2,896   2,115     --    --      2,115     781
 Multimedia Marketing &
 Design Inc. ....                327   --       327     226     --    --        226     101
 K&H, Inc. ......                188   --       188      73     --    --         73     115
 DreamMedia,
 Inc.............                380   --       380     257     --    --        257     123
 Internet Cybernautics,
 Inc.............              2,426   --     2,426   1,575     --    --      1,575     851
 Synergetix Systems
 Intregration,
 Inc. ...........                646   --       646     466     --    --        466     180
 Online Marketing
 Company.........                426   --       426     314     --    --        314     112
 Zendatta, Inc. .              1,072   --     1,072     725     --    --        725     347
 W3-design.......              1,653   --     1,653     754     --    --        754     899
 USWeb--
 Apex, Inc. .....                735   --       735     404     --    --        404     331
 Reach Networks, Inc. .        1,741   --     1,741     724     --    --        724   1,017
 Inter.logic.studios inc. .      930   --       930     549     --    --        549     381
 Quest Interactive Media,
 Inc. ...........                391   --       391     240     --    --        240     151
 Ensemble Corp...              4,800   --     4,800   2,906     --    --      2,906   1,894
 Ikonic Interactive, Inc..     8,022   --     8,022   4,349     --    --      4,349   3,673
 USWeb San Jose..                527   --       527     246     --    --        246     281
 Gray Peak Technologies,
 Inc.............              1,291   --     1,291   1,362     --    --      1,362     (71)
 Utopia, Inc. ...              1,333   --     1,333   2,606     --    --      2,606  (1,273)
 Xplora Ltd. ....              1,259   --     1,259     606     --    --        606     653
 Kallista, Inc. .              1,111   --     1,111     814     --    --        814     297
 Tucker Network
 Technologies, Inc. .          3,554   --     3,554   2,107     --    --      2,107   1,447
 Metrix Communications,
 Inc. ...........              1,696   --     1,696   1,262     --    --      1,262     434
 Other entities..              2,534   --     2,534   2,493     --    --      2,493      41
                             -------  ----  ------- -------  ------  ----   ------- -------
   Subtotal Acquired
   Entities......             41,746   --    41,746  28,276     --    --     28,276  13,470
                             -------  ----  ------- -------  ------  ----   ------- -------
Pro forma amounts
before
adjustments......            $49,614  $808  $50,422 $84,472  $1,180  $966   $36,618 $13,804
                             =======  ====  ======= =======  ======  ====   ======= =======
                                                OPERATING EXPENSES
                             ---------------------------------------------------------
                                        GENERAL   ACQUIRED          AMORTIZA-            INCOME
                             MARKETING,   AND    IN-PROCESS  STOCK   TION OF             (LOSS)
                             SALES AND  ADMINI-   TECHNO-   COMPEN- INTANGIBLE            FROM
                              SUPPORT   STRATIVE    LOGY    SATION    ASSETS    TOTAL  OPERATIONS
                             ---------- -------- ---------- ------- ---------- ------- ----------
USWeb Historical.             $14,119   $ 7,027    $6,726   $3,500    $4,321   $35,693  $(35,359)
                             ---------- -------- ---------- ------- ---------- ------- ----------
Acquired Enti-
ties:
 XCom Corp.......                  70        86       --       --        --        156        59
 Fetch
 Interactive.....                 168       151       --       --        --        319      (226)
 NewLink Corp....                  14         9       --       --        --         23       121
 InterNetOffice, LLC.              31        64       --       --        --         95        45
 Infopreneurs
 Inc.............                  85        77       --       --        --        162       (49)
 Electronic Images, Inc..         150       400       --       --        --        550       231
 Multimedia Marketing &
 Design Inc. ....                  47        25       --       --        --         72        29
 K&H, Inc. ......                 100        --       --       --        --        100        15
 DreamMedia,
 Inc.............                  35        41       --       --        --         76        47
 Internet Cybernautics,
 Inc.............               1,286     1,335       --       --        --      2,621    (1,770)
 Synergetix Systems
 Intregration,
 Inc. ...........                  41        58       --       --        --         99        81
 Online Marketing
 Company.........                  64        89       --       --        --        153       (41)
 Zendatta, Inc. .                 100       209       --       --        --        309        38
 W3-design.......                 343       478       --       --        --        821        78
 USWeb--
 Apex, Inc. .....                  61        96       --       --        --        157       174
 Reach Networks, Inc. .           118       481       --       --        --        599       418
 Inter.logic.studios inc. .        98       108       --       --        --        206       175
 Quest Interactive Media,
 Inc. ...........                 104        38       --       --        --        142         9
 Ensemble Corp...                 444     1,070       --       --        --      1,514       380
 Ikonic Interactive, Inc..      1,737     1,878       --       --        --      3,615        58
 USWeb San Jose..                  98        91       --       --        --        189        92
 Gray Peak Technologies,
 Inc.............                 367       281       --       --        --        648      (719)
 Utopia, Inc. ...                 834       628       --       --        --      1,462    (2,735)
 Xplora Ltd. ....                 123       461       --       --        --        584        69
 Kallista, Inc. .                  70        72       --       --        --        142       155
 Tucker Network
 Technologies, Inc. .              44       196       --       --        --        240     1,207
 Metrix Communications,
 Inc. ...........                 393       723       --       --        --      1,116      (682)
 Other entities..               2,717     2,260       --       --        --      4,977    (4,936)
                             ---------- -------- ---------- ------- ---------- ------- ----------
   Subtotal Acquired
   Entities......               9,742    11,405       --       --        --     21,147    (7,677)
                             ---------- -------- ---------- ------- ---------- ------- ----------
Pro forma amounts
before
adjustments......             $28,861   $18,432    $6,726   $3,500    $4,321   $56,840  $(43,036)
                             ========== ======== ========== ======= ========== ======= ==========

                               USWEB CORPORATION

       UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS INFORMATION

                     NINE MONTHS ENDED SEPTEMBER 30, 1998

                                (IN THOUSANDS)

                             REVENUES                    COST OF REVENUES
                      ---------------------- ----------------------------------------
                                                            PROVISION
                                                            FOR LOSS   STOCK
                                                               ON     COMPEN-          GROSS
                      SERVICES OTHER  TOTAL  SERVICES OTHER CONTRACT  SATION   TOTAL  PROFIT
                      -------- ----- ------- -------- ----- --------- ------- ------- -------
USWeb Historical...   $72,643  $443  $73,086 $46,705  $700   $2,094   $9,415  $58,914 $14,172
                      -------  ----  ------- -------  ----   ------   ------  ------- -------
Acquired Entities:
 Inter.logic.studios
 inc...............       614   --       614     305   --       --       --       305     309
 Quest Interactive
 Media, Inc. ......       257   --       257     133   --       --       --       133     124
 Ensemble Corp.....     1,983   --     1,983   1,215   --       --       --     1,215     768
 Ikonic Interactive,
 Inc...............     2,242   --     2,242   1,160   --       --       --     1,160   1,082
 USWeb San Jose....       333   --       333     304   --       --       --       304      29
 Gray Peak
 Technologies,
 Inc. .............     3,564   --     3,564   3,939   --       --       --     3,939    (375)
 Utopia, Inc.......       254   --       254      41   --       --       --        41     213
 Xplora Ltd........       982   --       982     499   --       --       --       499     483
 Kallista, Inc.....       598   --       598     281   --       --       --       281     317
 Tucker Network
 Technologies,
 Inc...............     3,159   --     3,159   1,948   --       --       --     1,948   1,211
 Metrix
 Communications,
 Inc...............     2,864   --     2,864   1,773   --       --       --     1,773   1,091
 Other entities....     1,028   --     1,028     789   --       --       --       789     239
                      -------  ----  ------- -------  ----   ------   ------  ------- -------
   Subtotal
   Acquired
   Entities........    17,878   --    17,878  12,387   --       --       --    12,387   5,491
                      -------  ----  ------- -------  ----   ------   ------  ------- -------
Pro forma amounts
before adjustments.   $90,521  $443  $90,964 $59,092  $700   $2,094   $9,415  $71,301 $19,663
                      =======  ====  ======= =======  ====   ======   ======  ======= =======
                                          OPERATING EXPENSES
                      ----------------------------------------------------------
                                 GENERAL   ACQUIRED          AMORTIZA-             INCOME
                      MARKETING,   AND    IN-PROCESS  STOCK   TION OF              (LOSS)
                      SALES AND  ADMINI-   TECHNO-   COMPEN- INTANGIBLE             FROM
                       SUPPORT   STRATIVE    LOGY    SATION    ASSETS    TOTAL   OPERATIONS
                      ---------- -------- ---------- ------- ---------- -------- -----------
USWeb Historical...    $17,903   $15,691   $25,508   $23,962  $44,539   $127,603 $(113,431)
                      ---------- -------- ---------- ------- ---------- -------- -----------
Acquired Entities:
 Inter.logic.studios
 inc...............         71        71       --        --       --         142       167
 Quest Interactive
 Media, Inc. ......         92        92       --        --       --         184       (60)
 Ensemble Corp.....        154       304       --        --       --         458       310
 Ikonic Interactive,
 Inc...............        437       473       --        --       --         910       172
 USWeb San Jose....         58        65       --        --       --         123       (94)
 Gray Peak
 Technologies,
 Inc. .............      1,756       926       --        --       --       2,682    (3,057)
 Utopia, Inc.......        650       434       --        --       --       1,084      (871)
 Xplora Ltd........        142       217       --        --       --         359       124
 Kallista, Inc.....         24        24       --        --       --          48       269
 Tucker Network
 Technologies,
 Inc...............        130       180       --        --       --         310       901
 Metrix
 Communications,
 Inc...............        415       575       --        --       --         990       101
 Other entities....        140       175       --        --       --         315       (76)
                      ---------- -------- ---------- ------- ---------- -------- -----------
   Subtotal
   Acquired
   Entities........      4,069     3,536       --        --       --       7,605    (2,114)
                      ---------- -------- ---------- ------- ---------- -------- -----------
Pro forma amounts
before adjustments.    $21,972   $19,227   $25,508   $23,962  $44,539   $135,208 $(115,545)
                      ========== ======== ========== ======= ========== ======== ===========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of USWeb Corporation

  In our opinion, the accompanying consolidated balance sheet, and the related consolidated statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of USWeb Corporation and its subsidiaries at December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  As described in Note 12, on December 17, 1998, USWeb Corporation merged with CKS Group, Inc. in a transaction accounted for as a pooling of interests. The accompanying supplemental consolidated financial statements give retroactive effect to the merger of USWeb Corporation with CKS Group, Inc.

  In our opinion, the accompanying supplemental consolidated balance sheet and the related supplemental consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Corporation and its subsidiaries at December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP

San Jose, California
January 20, 1998,
except as to the
pooling of interests
with CKS Group, Inc.
which is as of
December 17, 1998

                               USWEB CORPORATION

                           CONSOLIDATED BALANCE SHEET
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                DECEMBER 31,
                                              ------------------  SEPTEMBER 30,
                                                1996      1997        1998
                                              --------  --------  -------------
                                                                   (RESTATED)
                                                                   (UNAUDITED)
                   ASSETS
Current assets:
  Cash and cash equivalents.................  $  3,220  $ 44,145    $  23,810
  Short-term investments....................       --        --        29,842
  Accounts receivable, net..................       137     7,903       34,361
  Other current assets......................        54       657        5,743
                                              --------  --------    ---------
    Total current assets....................     3,411    52,705       93,756
Property and equipment, net.................     1,084     6,202       11,624
Intangible assets, net......................       --     19,019      144,941
Investment in affiliate.....................     2,850       --           --
Other assets................................       137     1,324        4,099
                                              --------  --------    ---------
                                              $  7,482  $ 79,250    $ 254,420
                                              ========  ========    =========
    LIABILITIES, MANDATORILY REDEEMABLE
       CONVERTIBLE PREFERRED STOCK AND
       STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................  $    906  $  2,923    $   4,879
  Accrued expenses..........................     2,190     7,997       20,924
  Deferred revenue .........................       --        470          990
  Debt and lease obligations, current.......       242       799        2,398
                                              --------  --------    ---------
    Total current liabilities...............     3,338    12,189       29,191
Lease obligations, non-current..............       436       372        2,005
                                              --------  --------    ---------
                                                 3,774    12,561       31,196
                                              --------  --------    ---------
Commitments and contingencies (Notes 1 and
 11)
Mandatorily Redeemable Convertible Preferred
 Stock......................................    16,200       --           --
                                              --------  --------    ---------
Stockholders' equity (deficit):
  Preferred Stock, $0.001 par value,
   1,000,000 shares authorized;
   no shares issued and outstanding.........       --        --           --
  Common Stock, $0.001 par value,
   100,000,000 shares authorized;
   6,381,000, 33,811,085 and 44,668,981
   shares issued
   and outstanding..........................         2        29           41
  Additional paid-in capital................     2,714   138,804      406,859
  Note receivable...........................    (1,400)      --           --
  Accumulated deficit.......................   (13,808)  (72,144)    (183,676)
                                              --------  --------    ---------
    Total stockholders' equity (deficit)....   (12,492)   66,689      223,224
                                              --------  --------    ---------
                                              $  7,482  $ 79,250    $ 254,420
                                              ========  ========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                               USWEB CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                          YEAR ENDED        NINE MONTHS ENDED
                                         DECEMBER 31,         SEPTEMBER 30,
                                       ------------------  --------------------
                                         1996      1997      1997       1998
                                       --------  --------  --------  ----------
                                                                     (RESTATED)
                                                               (UNAUDITED)
Revenues:
  Services............................ $    --   $ 18,366  $  7,868  $  72,643
  Other...............................    1,820       912       808        443
                                       --------  --------  --------  ---------
    Total revenues....................    1,820    19,278     8,676     73,086
                                       --------  --------  --------  ---------
Cost of revenues:
  Services............................      --     13,468     6,196     46,705
  Other...............................      208     1,294     1,180        700
  Provision loss on contract..........      --        --        --       2,094
  Stock compensation..................      --      2,420       966      9,415
                                       --------  --------  --------  ---------
    Total cost of revenues............      208    17,182     8,342     58,914
                                       --------  --------  --------  ---------
Gross profit..........................    1,612     2,096       334     14,172
                                       --------  --------  --------  ---------
Operating expenses:
  Marketing, sales and support........   12,764    20,672    14,119     17,903
  General and administrative..........    2,813    10,271     7,027     15,691
  Acquired in-process technology......      --      9,472     6,726     25,508
  Stock compensation..................      --      6,698     3,500     23,962
  Amortization of intangible assets...      --      9,476     4,321     44,539
                                       --------  --------  --------  ---------
    Total operating expenses..........   15,577    56,589    35,693    127,603
                                       --------  --------  --------  ---------
Loss from operations..................  (13,965)  (54,493)  (35,359)  (113,431)
Interest income.......................      215       233       165      2,230
Interest expense......................      (58)      (76)      (76)      (331)
Impairment of investee carried at
 cost.................................      --     (4,000)   (4,000)       --
                                       --------  --------  --------  ---------
Net loss.............................. $(13,808) $(58,336) $(39,270) $(111,532)
                                       ========  ========  ========  =========
Net loss per share (Note 2):
  Basic and diluted................... $ (10.35) $  (7.98) $ (8.10)  $   (3.23)
                                       ========  ========  ========  =========
  Weighted average shares outstanding.    1,334     7,312     4,845     34,521
                                       ========  ========  ========  =========


  The accompanying notes are an integral part of these consolidated financial statements.

                               USWEB CORPORATION

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                  TOTAL
                            COMMON STOCK     ADDITIONAL             ACCUMU-   STOCKHOLDERS'
                          ------------------  PAID-IN      NOTE      LATED       EQUITY
                            SHARES    AMOUNT  CAPITAL   RECEIVABLE  DEFICIT     (DEFICIT)
                          ----------  ------ ---------- ---------- ---------  -------------
Issuance of Common
 Stock..................   5,000,000  $ --    $      1   $   --    $     --     $      1
Issuance of Common Stock
 for trade name rights..      66,667    --         --        --          --          --
Conversion of notes
 payable into
 Common Stock...........     500,000      1        499       --          --          500
Issuance of Common Stock
 for note receivable....     533,333      1      1,999    (2,000)        --          --
Collection of note
 receivable.............         --     --         --        600         --          600
Exercise of stock
 options................     281,000    --          30       --          --           30
Issuance of Affiliate
 warrants...............         --     --         169       --          --          169
Stock compensation
 expense................         --     --          16       --          --           16
Net loss................         --     --         --        --      (13,808)    (13,808)
                          ----------  -----   --------   -------   ---------    --------
Balance December 31,
 1996...................   6,381,000      2      2,714    (1,400)    (13,808)    (12,492)
Exercise of stock
 options................     103,079    --         500       --          --          500
Common Stock issued for
 acquired businesses....   7,949,683      8     41,384       --          --       41,392
Issuance of Common
 Stock, net ............   7,638,889      7     51,202       --          --       51,209
Conversion of
 Mandatorily Redeemable
 Convertible Preferred
 Stock..................  12,094,359     12     32,478       --          --       32,490
Repurchase of Common
 Stock..................    (355,925)   --         --        --          --          --
Issuance of Affiliate
 warrants...............         --     --         150       --          --          150
Collection of note
 receivable.............         --     --         --      1,400         --        1,400
Stock compensation
 expense................         --     --      10,376       --          --       10,376
Net loss................         --     --         --        --      (58,336)    (58,336)
                          ----------  -----   --------   -------   ---------    --------
Balance December 31,
 1997...................  33,811,085     29    138,804       --      (72,144)     66,689
Common Stock issued for
 acquired businesses
 (Unaudited)............   7,517,143      8    177,396       --          --      177,404
Options assumed through
 acquisitions...........         --     --      11,860       --          --       11,860
Issuance of Common
 Stock, net (Unaudited)
 .......................   1,791,655      2     32,481       --          --       32,483
Exercise of stock
 options and warrants...   1,570,401      2     10,541       --          --       10,543
Repurchase of Common
 Stock (Unaudited)......     (21,353)   --        (617)      --          --         (617)
Issuance of warrants
 (Unaudited)............         --     --       9,156       --          --        9,156
Stock compensation
 expense (Unaudited)....         --     --      27,238       --          --       27,238
Net loss (Unaudited)....         --     --         --        --     (111,532)   (111,532)
                          ----------  -----   --------   -------   ---------    --------
Balance September 30,
 1998 (Unaudited).......  44,668,931  $  41   $406,859   $   --    $(183,676)   $223,224
                          ==========  =====   ========   =======   =========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               USWEB CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                              YEAR ENDED        NINE MONTHS ENDED
                                             DECEMBER 31,         SEPTEMBER 30,
                                           ------------------  --------------------
                                             1996      1997      1997       1998
                                           --------  --------  --------  ----------
                                                                   (UNAUDITED)
                                                                         (RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss................................  $(13,808) $(58,336) $(39,270) $(111,532)
 Adjustments to reconcile net loss to
  net cash used in operating activities:
   Depreciation and amortization.........       263     1,464       776      3,167
   Provision for doubtful accounts.......       --        819       700        381
   Provision for loss on contract........       --        --        --       2,094
   Stock, option and warrant costs and
    expenses.............................       185    10,376     5,873     33,524
   Discounted sale of Common Stock.......       --      1,250       --         --
   Amortization of intangible assets.....       --      9,476     4,321     44,539
   Acquired in-process technology........       --      9,472     6,726     25,508
   Impairment of investee carried at
    cost.................................       --      4,000     4,000        --
   Changes in assets and liabilities:
    Accounts receivable..................      (137)   (4,080)   (2,209)   (16,440)
    Other current assets.................       (54)     (187)     (394)    (3,241)
    Other assets.........................      (137)     (690)     (118)    (1,889)
    Accounts payable.....................       906       177      (297)    (1,173)
    Accrued expenses.....................     2,190     2,194     3,328     (3,983)
    Deferred revenues....................       --        470       --        (202)
                                           --------  --------  --------  ---------
     Net cash used in operating
      activities.........................   (10,592)  (23,595)  (16,564)   (29,247)
                                           --------  --------  --------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment...    (1,059)   (3,335)   (1,663)    (5,104)
 Cash received from acquisitions, net of
  cash used..............................       --      1,129    (1,150)       959
 Purchase of investment in affiliate.....    (2,850)   (1,150)      968       --
 Purchase of short-term investments......       --        --        --     (62,241)
 Proceeds from activities/sales of short-
  term investments.......................       --        --        --      32,399
                                           --------  --------  --------  ---------
     Net cash used in investing
      activities.........................    (3,909)   (3,356)   (1,845)   (33,987)
                                           --------  --------  --------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net proceeds from issuance of
  Mandatorily Redeemable
  Convertible Preferred Stock............    16,200    16,290    16,288        --
 Proceeds from issuance of Common Stock..        31    50,459       --      41,959
 Proceeds from bank borrowings...........       --      2,000       --         --
 Repayment of bank borrowings............       --     (2,000)      --         --
 Proceeds from issuance of notes payable.       500       --        --         --
 Proceeds from collection of note
  receivable.............................       600     1,400     1,400        --
 Proceeds from capital lease financing...       599       431       --       2,570
 Principal payments on capital lease.....      (209)     (704)     (560)    (1,630)
                                           --------  --------  --------  ---------
     Net cash provided by financing
      activities.........................    17,721    67,876    17,128     42,899
                                           --------  --------  --------  ---------
Increase in cash and cash equivalents....     3,220    40,925    (1,281)   (20,335)
Cash and cash equivalents, beginning of
 period..................................       --      3,220     3,220     44,145
                                           --------  --------  --------  ---------
Cash and cash equivalents, end of period.  $  3,220  $ 44,145  $  1,939  $ (23,810)
                                           ========  ========  ========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                               USWEB CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1--THE COMPANY:

  USWeb Corporation ("USWeb" or the "Company") was incorporated in Utah on December 6, 1995 ("inception") and reincorporated in Delaware on December 2, 1997. Through a nationwide network of wholly-owned subsidiaries and franchised Affiliates, the Company provides Internet professional services including strategy consulting, analysis and design, technology development, implementation and integration, audience development and maintenance.

  During the year ended December 31, 1997, the Company recognized the acquisition of all the outstanding stock of nineteen businesses, including certain franchised Affiliates, ("Acquired Entities") in separate transactions in exchange for shares of the Company's Common Stock. The Acquired Entities as of December 31, 1997 are as follows:

                                                                          COMMON   RECOGNIZED
                                                          EFFECTIVE       SHARES    PURCHASE
ACQUIRED ENTITY                                              DATE         ISSUED     PRICE
---------------                                       ------------------ --------- ----------
XCom Corporation..................................... March 16, 1997       383,209  $ 1,609
Cosmix Corporation................................... April 1, 1997        119,774      503
Fetch Interactive, Inc. ............................. April 1, 1997        464,838    1,397
NewLink Corporation.................................. April 1, 1997        425,700    1,537
InterNetOffice, LLC.................................. May 1, 1997          510,646    1,578
NetWORKERS Corporation............................... May 1, 1997          135,415      569
Infopreneurs Inc. ................................... June 1, 1997       1,008,169    3,173
Netphaz Corporation.................................. June 1, 1997         235,205      776
Electronic Images, Inc. ............................. July 1, 1997       1,665,525    6,205
Multimedia Marketing & Design Inc. .................. July 24, 1997        332,536    1,397
KandH, Inc. ......................................... August 29, 1997      151,624    1,023
DreamMedia, Inc. .................................... August 29, 1997      359,094    2,424
Internet Cybernautics, Inc .......................... September 29, 1997   447,183    4,025
Synergetix Systems Integration, Inc. ................ September 30, 1997   151,716    1,365
Online Marketing Company............................. September 30, 1997    95,730      861
Zendatta, Inc. ...................................... September 30, 1997   176,360    1,587
W3-design............................................ November 5, 1997     410,274    3,473
USWeb--Apex, Inc. ................................... November 5, 1997     365,029    3,285
Reach Networks, Inc. ................................ November 13, 1997    511,656    4,605
                                                                         ---------  -------
                                                                         7,949,683  $41,392
                                                                         =========  =======

  The acquisitions have been accounted for using the purchase method of accounting, and accordingly, the recognized purchase price has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition dates. Approximately $3,425 of the aggregate recognized purchase price was allocated to net tangible assets consisting primarily of cash, accounts receivable, property and equipment and accounts payable. The historical carrying amounts of such net assets approximated their fair values. Approximately $9,472 was allocated to in-process technology and was immediately charged to operations because such in-process technology had not reached the stage of technological feasibility at the acquisition dates and had no alternative future use. Approximately $3,610 was allocated to existing technology and is being amortized over its estimated useful life of six months to one year. Approximately $24,885 was allocated to goodwill, primarily workforce in-place, and is being amortized over its estimated useful life of one to two years. See
Note 2.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  The acquisitions of the Acquired Entities have been primarily structured as tax free exchanges of stock, therefore, the differences between the recognized fair values of the acquired assets, including intangible assets, and their historical tax bases is not deductible for income tax purposes.

  The fair value of the Company's Common Stock issued as consideration for the acquisitions was determined, based upon a number of considerations. For acquisitions recognized through July 24, 1997, the fair value of the Company's Common Stock was estimated to be $4.20 per share, determined primarily by reference to the $15,811 amount allocated to 2,818,193 shares of Series C Mandatorily Redeemable Convertible Preferred Stock (excluding approximately $1,690 allocated to detachable warrants to acquire 704,549 shares of Series C Mandatorily Redeemable Convertible Preferred Stock). See Note 7. For acquisitions recognized from August 29, 1997 through November 13, 1997, the fair value of the Company's Common Stock was estimated to be $6.75 to $9.00 per share based upon a number of factors, including growth in the Company's business and the private sale, in October, 1997, of 222,222 shares of Common Stock to an independent third party at a price of $9.00 per share. See Note 8.

  The various purchase agreements require that fifty percent of the shares issuable at the acquisition dates be placed in escrow for a period of twelve months. The shares placed in escrow will either be issued to the previous owners of the acquired entities or returned to the Company based upon the results of the purchase price adjustments, as defined for each Acquired Entity. The Company has excluded from the recognized purchase price calculations approximately 818,500 shares that it estimates are not probable of issuance at the end of the respective escrow periods. Additionally, the purchase price adjustment for each Acquired Entity allows for the issuance of additional stock-based consideration in the event an Acquired Entity's valuation calculated at the six and twelve month dates following the acquisition increases. The number of additional shares that are potentially issuable at the completion of the six and twelve month valuation periods is not presently known, however, management estimates that approximately 418,000 additional shares are probable of issuance at the completion of the respective valuation periods. Any purchase price changes resulting from such adjustments will be recognized at the then fair value of the shares as adjustments to goodwill and will be amortized over the remaining period of expected benefit. As of December 31, 1997, no adjustments have been made to the escrow shares for any acquisition.

  The terms of the signed definitive agreements for each acquisition provide for the transfer of effective control of the target entity on dates that precede the legal consummation of the transaction and physical exchange of consideration. On the designated effective dates, the Company (1) assumes effective control and the risks and rewards of ownership including the rights to all revenues and responsibility for all operating costs and expenses,
(2) the target company employees become employees of the Company and (3) the terms of purchase price adjustment provisions become effective. For business acquisitions recognized through December 31, 1997, the purchase accounting effects and operating results of transactions occurring between the designated effective dates and the legal closing dates were not material.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  The following unaudited pro forma consolidated amounts give effect to these acquisitions as if they occurred on January 1, 1996, and on January 1, 1997 (or date of inception, if later).

                                                             YEAR ENDED
                                                            DECEMBER 31,
                                                       -----------------------
                                                          1996        1997
                                                       ----------  -----------
                                                            (UNAUDITED)
Revenues.............................................. $   19,765  $    34,812
Net loss..............................................    (57,069)     (84,939)
Net loss per share:
 Basic and diluted.................................... $    (9.24) $     (8.04)
 Weighted average shares outstanding..................  6,175,000   10,571,000

  Prior to June 30, 1997 the Company had invested $4,000 for a less than 20% investment in Utopia, Inc. ("Utopia") an Internet consulting company located in Boston, Massachusetts. The Company's investment was accounted for on the cost basis. Through June 30, 1997, Utopia had incurred significant losses, was experiencing significant cash flow deficits and had a net asset deficiency. During June 1997, the Company determined that it was unlikely that the Company would recover any of its investment in Utopia and, accordingly, recorded an impairment loss equal to the carrying amount of its investment.

  On October 9, 1997, the Company entered into a non-binding term sheet to purchase specified assets of Utopia. Under the preliminary terms of the arrangement, the Company would acquire selected computer hardware and software assets and would agree to enter at will employment agreements with most Utopia employees. In addition, the Company would obtain all rights and responsibilities relating to specified Utopia customer contracts effective October 1, 1997. In consideration for the acquired net assets, the Company would agree to assume a note payable to Utopia's former majority shareholder in the amount of $3,000. The Company has determined that the acquisition, if consummated, will be accounted for as an acquisition of a business. The Company will account for the acquisition using the purchase method of accounting, and, accordingly, the purchase price will be allocated to the various assets, including intangible assets acquired and liabilities assumed on the basis of their fair values at the date of acquisition. Substantially all of the purchase price is expected to be allocated to goodwill and will be amortized over its estimated useful life of one year.

  The note payable to be assumed by the Company would be payable in cash on October 1, 1998 and would bear interest at a referenced prime rate plus 1%. Beginning ninety days subsequent to the closing of the Company's public offering, the note would be convertible, at the option of the holder, into restricted shares of the Company's Common Stock based upon the fair value of such stock at the conversion date.

  The purchase price consideration would be subject to adjustment at six and twelve month intervals subsequent to the closing, based upon the standard valuation formula used in the Company's acquisition program. The increase in value, if any, attributable to the period subsequent to the closing would be payable in shares of and options to purchase shares of the Company's Common Stock.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Use of Estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

 Principles of Consolidation

  The accompanying financial statements, include the consolidated accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

  The Company's financial statements as of December 31, 1995 and for the period from December 6, 1995 ("Inception") through December 31, 1995 reflect immaterial transactions; such activities have been included in the 1996 financial statements to facilitate presentation.

 Cash, Cash Equivalents and Short-Term Investments

  The Company invests its excess cash in debt instruments of the U.S. Government, its agencies, and in high-quality corporate issuers. All highly liquid instruments with an original maturity of three months or less are considered cash equivalents, those with original maturities greater than three months and current maturities less than twelve months from the balance sheet date are considered short-term investments.

  At September 30, 1998, short-term investments in marketable securities were classified as available-for-sale and consisted of 76% corporate debt securities, 2% debt securities of the U.S. Government and its agencies and 22% foreign debt securities. At September 30, 1998, the fair value of the investments approximated cost. Fair value is determined based upon the quoted market prices of the securities as of the balance sheet date (unaudited).

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term, not to exceed five years.

 Intangible Assets

  Goodwill resulting from the acquisition of Internet technology businesses is estimated by management to be primarily associated with the acquired workforce and technological know how. Accordingly, a significant portion of the purchase price of each acquisition is considered to relate to workforce in-place. As a result of the rapid technological changes occurring in the Internet industry and the intense competition for qualified Internet professionals, recorded goodwill is amortized on the straight-line basis over the estimated periods of benefit, which range from one to two years. For certain acquisitions where the Company expects to issue additional shares at the end of the 12 month purchase price adjustment periods, amortization rates have been increased to reflect amortization of the total expected consideration based upon the estimated fair value of the incremental shares at the end of the purchase price adjustment periods.

  At each balance sheet date, the Company assesses the value of recorded goodwill for possible impairment based upon a number of factors, including turnover of the acquired workforce and the undiscounted value of expected future operating cash flows in relation to its net investment in each subsidiary. Since inception, the Company has not recorded any provisions for possible impairment of intangible assets.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


  Completed technologies obtained through acquisition or merger are capitalized and amortized on the straight-line basis over the estimated period of benefit of six months to one year.

  Costs of in-process technology acquired prior to the achievement of technological feasibility determined using the working model approach, and any costs associated with internally developed proprietary technologies prior to the achievement of technological feasibility determined using the working model approach are expensed in the period incurred.

 Investments

  Investments where the Company has an equity interest of less than 20% and does not have the ability to exert significant influence are accounted for using the cost method. At each balance sheet date, the Company assesses the value recorded for cost-based investments and recognizes any identified impairment.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements (including both fixed price and time and materials agreements), initial franchise fees, monthly royalties from Affiliates and hosting service fees. The Company last entered into a franchise agreement in March 1997 and does not expect to enter into any additional franchise agreements.

  Service revenues are recognized over the period of each engagement using primarily the percentage of completion method using labor hours incurred as the measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of cash received in advance of services being performed.

  Revenues from Affiliates are included in Other Revenues and are recognized in accordance with Statement of Financial Accounting Standards No. 45, "Accounting for Franchise Fee Revenue." Initial franchise fees, including area franchise sales which do not depend significantly on the number of individual franchises to be established, are recognized when all obligations required by the franchise agreement have been substantially performed and no other material conditions or obligations exist. Monthly royalties are determined by aggregating a five percent royalty and a two percent marketing promotion fee, each of which is calculated based on each Affiliate's adjusted gross revenues, as defined, and are recognized as the fees are earned and become receivable from the Affiliate.

  Revenues from web-site hosting services are included in Other Revenues, have been insignificant to date and are recognized monthly as services are provided.

 Advertising Costs

  Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising costs for the years ended December 31, 1996 and 1997 totaled $3,223 and $4,060, respectively.

 Affiliate Warrants

  The fair value of warrants granted to Affiliates upon the execution of a franchise agreement are measured at the grant date using the Black-Scholes formula and are recognized when material, over the

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

three year vesting period as a cost of revenues. The fair value of warrants to be granted upon the achievement of future Affiliate revenues (AGR Warrants) are measured on the date such warrants are earned using the Black-Scholes formula. When material, the fair value of AGR Warrants is charged to cost of revenues over the three year vesting period beginning with the month such warrants are earned. The exercise price of all warrants issued and issuable to an individual Affiliate is fixed at the time of signing of the related franchise agreement. Warrant costs in excess of the present value of expected future franchise fees and royalties, less any direct costs, would be recognized immediately. See Note 10--Affiliate Warrant Program.

 Stock-Based Compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of APB No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Net Loss Per Share and Supplemental Pro Forma Net Loss Per Share

  The Company computes net loss per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share" and SEC Staff Accounting Bulletin No. 98. Under SFAS No. 128 and SAB No. 98, basic net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. The weighted average shares used to compute basic net loss per share include outstanding shares of Common Stock from the date of issuance and shares vested under stock bonus arrangements computed for each period by dividing cumulative amortization of deferred compensation expense by the weighted average price of the Company's Common Stock during the period. The computation excludes (i) for the year ended December 31, 1997, 2,051,000 equivalent acquisition-related shares held in escrow ("Acquisition Shares"), (ii) for the years ended December 31, 1996 and 1997, 4,286,000 and 2,830,000, respectively, of equivalent shares of Common Stock subject to repurchase rights ("Restricted Shares") and (iii) for the years ended December 31, 1996 and 1997, 5,375,000 and 10,278,000, respectively, of equivalent shares of Mandatorily Redeemable Convertible Preferred Stock ("Preferred Stock") prior to their conversion into Common Stock on December 5, 1997. In addition, the calculation of diluted net loss per share excludes Common Stock issuable upon exercise of employee stock options and upon exercise of outstanding warrants, as their effect in all periods presented is antidilutive.

  In future periods, the weighted average shares used to compute basic and diluted earnings per share are expected to include (i) Acquisition Shares as they are released from escrow, generally 12 months from the date of acquisition, and (ii) Restricted Shares as the repurchase rights lapse over the remaining restriction period. In addition, the weighted average shares used to compute diluted earnings per share will include the incremental shares of Common Stock relating to outstanding options and warrants to the extent such incremental shares are dilutive. The Company believes that the Acquisition Shares are probable of

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

issuance and that the remaining purchase rights on Restricted Shares will lapse upon the continued employment by the owners of such shares. The following table presents the unaudited supplemental pro forma net loss per share giving effect to the inclusion of the Acquisition Shares and Restricted Shares in the determination of weighted average shares outstanding. Such supplemental pro forma net loss per share should not be considered in isolation or as a substitute for other information prepared in accordance with generally accepted accounting principles:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                          --------------------
                                                            1996       1997
                                                          --------- ----------
                                                              (UNAUDITED)
Supplemental pro forma net loss per share:
Net loss................................................. $(13,808) $  (58,336)
Net loss per share:
 Basic and diluted....................................... $  (2.46) $    (4.78)
 Weighted average shares outstanding..................... 5,620,000 12,193,000

 Reverse Stock Split

  In December 1997, the Board of Directors approved a one-for-three reverse stock split of the outstanding shares of Common Stock. All share and per share information have been retroactively adjusted to reflect the reverse stock split.

 Concentration of Credit Risk

  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company limits its exposure to credit loss by depositing its cash and cash equivalents with high credit quality financial institutions. The Company believes the risk with respect to trade receivables is mitigated, to some extent, by the fact that the Company's customer base is geographically dispersed and is highly diversified. The Company has not experienced any significant credit losses to date.

 Recent Accounting Pronouncements

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The adoption of the both statements are required for fiscal years beginning after December 15, 1997. Under SFAS No. 130, companies are required to report in the financial statements, in addition to net income, comprehensive income including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. SFAS No. 131 requires that companies report separately, in the financial statements, certain financial and descriptive information about operating segments, if applicable. The Company does not expect the adoption of SFAS No. 130 or SFAS No. 131 to have any financial impact on its consolidated financial statements and is currently assessing the impact of the disclosure provisions of the new pronouncements.

  The Company complies with the provisions of Emerging Issues Task Force Issue No. 96-18 ("EITF 96-18") with respect to stock options granted to non-employees who are consultants to the Company. EITF 96-18 requires variable plan accounting with respect to such non-employee stock options, whereby compensation associated with such options is measured on the date such options vest, and incorporates the current fair market value of the Company's Common Stock into the option valuation model. Compensation expenses associated with such non-employee stock options granted to date have not been significant.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


 Interim Results (Unaudited)

  The accompanying interim financial statements as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of September 30, 1998 and the results of the Company's operations and its cash flows for the nine months ended September 30, 1997 and 1998. The financial data and other information disclosed in these notes to condensed consolidated financial statements related to these periods are unaudited. The results for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998.

NOTE 3--SUPPLEMENTAL CASH FLOW INFORMATION:

                                                                  NINE MONTHS
                                                   YEAR ENDED        ENDED
                                                  DECEMBER 31,   SEPTEMBER 30,
                                                 -------------- ----------------
                                                  1996   1997    1997     1998
                                                 ------ ------- ------- --------
                                                                  (UNAUDITED)
   Supplemental disclosures:
     Cash paid for interest....................  $   58 $    76 $    52 $    243
   Non-cash financing and investing activities:
     Common Stock issued for note receivable...   2,000     --      --       --
     Notes payable converted into Common Stock.     500     --      --       --
     Equipment acquired through capital lease..     288     578     --       --
     Common Stock issued for acquisitions......     --   40,263  29,330  190,179
     Common Stock issued for services..........     --    1,250     --       --
     Assumption of liabilities for acquisition.     --      --      --     4,976
     Issuance of warrants......................     --      --      --     9,156

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


NOTE 4--BALANCE SHEET COMPONENTS:

                                                  DECEMBER 31,
                                                 ----------------  SEPTEMBER 30,
                                                  1996     1997        1998
                                                 ------  --------  -------------
                                                                    (UNAUDITED)
   Accounts receivable, net:
     Accounts receivable.......................  $  137  $  8,722    $ 38,759
     Less: allowance for doubtful accounts.....     --       (819)     (4,398)
                                                 ------  --------    --------
                                                 $  137  $  7,903    $ 34,361
                                                 ======  ========    ========
   Property and equipment, net:
     Computers and equipment...................  $1,149  $  6,490    $ 13,926
     Furniture and fixtures....................     124       834       1,609
     Leasehold improvements....................      74       605         983
                                                 ------  --------    --------
                                                  1,347     7,929      16,518
     Less: accumulated depreciation and amorti-
      zation...................................    (263)   (1,727)     (4,894)
                                                 ------  --------    --------
                                                 $1,084  $  6,202    $ 11,624
                                                 ======  ========    ========
   Intangible assets, net:
     Goodwill, primarily workforce in place....  $  --   $ 24,885    $187,897
     Purchased technology......................     --      3,610      11,058
                                                 ------  --------    --------
                                                    --     28,495     198,955
     Less: accumulated amortization............     --     (9,476)    (54,014)
                                                 ------  --------    --------
                                                 $  --   $ 19,019    $144,941
                                                 ======  ========    ========
   Accrued expenses:
     Compensation and benefits.................  $  549  $  1,900    $  7,936
     Accrued financing costs...................     --      1,450         --
     Marketing costs...........................   1,271     1,155       1,883
     Professional fees.........................     --        466       2,738
     Other.....................................     370     3,026       8,367
                                                 ------  --------    --------
                                                 $2,190  $  7,997    $ 20,924
                                                 ======  ========    ========

NOTE 5--NOTES PAYABLE:

  In January 1996, the Company received $500 in exchange for unsecured convertible promissory notes. The notes were part of a bridge financing arrangement associated with the Series A financing, were payable on demand and bore interest at 6% per annum. The notes were repayable, at the option of the holder, by the issuance of the Company's Common or Preferred Stock. In February 1996 in connection with the Series A financing, the holder exercised its conversion option and the notes were extinguished through the issuance of 500,000 shares of the Company's Common Stock.

  On October 6, 1997, the Company entered into a credit facility with a bank that allows the Company to borrow up to a maximum of $3,000 to finance various equipment purchases. Advances accrue interest at the bank's prime lending rate plus 1% (9.5% at December 31, 1997) and are repayable over a thirty-six month period. As of December 31, 1997, borrowings outstanding under the credit facility approximated $431. The credit facility is secured by the assets of the Company and expires on September 29, 2001. In addition, the bank requires the Company to comply with certain financial covenants relating to profitability and cash flow ratios; the Company was in compliance with all covenants at December 31, 1997.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


  In November 1997, the Company obtained a bridge loan facility from a bank. Under the terms of the facility the Company borrowed $2,000 (the maximum amount available), which was secured by substantially all of the Company's assets. The loan accrued interest at the bank's prime rate plus 1%. On December 10, 1997, the Company repaid the outstanding amount, plus interest of $14.

NOTE 6--INCOME TAXES:

  No provision for income taxes has been recognized for the years ended December 31, 1997 and 1996, as the Company incurred net operating losses for income tax purposes and has no carryback potential.

  Deferred tax assets of approximately $17,000 at December 31, 1997, consist primarily of federal and state net operating loss carryforwards. Based on a number of factors, including the lack of a history of profits and the fact that the Company competes in a developing market that is characterized by rapidly changing technology, management believes that there is sufficient uncertainty regarding the realization of deferred tax assets such that a full valuation allowance has been provided.

  The Company's various acquisitions have been structured as tax free stock exchanges, therefore, the differences between the historical bases and the fair value recognized by the Company, including intangible assets, are not deductible for income tax purposes.

  At December 31, 1997, the Company had federal and state net operating loss carryforwards of approximately $42,000 and $26,000, respectively, available to reduce future taxable income, which expire in varying amounts through 2012. The Company's ability to utilize net operating loss carryforwards and tax credits are subject to limitations as set forth in applicable federal and state tax laws. As specified in the Internal Revenue Code, an ownership change of more than 50% by a combination of the Company's significant stockholders during any three-year period would result in certain limitations on the Company's ability to utilize its net operating loss and credit carryforwards.

NOTE 7--MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK:

  At December 31, 1996, a total of 9,329,500 shares of Mandatorily Redeemable Convertible Preferred Stock were authorized for issuance, of which 6,226,167 and 3,103,333 shares were designated as Series A and Series B, respectively. In 1996, the Company issued 6,172,833 shares of Series A and 3,103,333 shares of Series B Mandatorily Redeemable Convertible Preferred Stock ("Series A" and "Series B") for cash at $1.62 and $2.01 per share, respectively. In 1997, the Company authorized an additional 3,400,000 shares of Mandatorily Redeemable Convertible Preferred Stock designated as Series C and issued 2,818,193 shares of Series C Mandatorily Redeemable Convertible Preferred Stock ("Series C") for cash at $6.21 per share. Holders of Series A, Series B and Series C were entitled to receive noncumulative dividends at the annual rate of $0.10, $0.12 and $0.37 per share, respectively, or, if greater (as determined on an as-converted basis), an amount equal to that paid on the outstanding shares of Common Stock, when, as and if declared by the Board of Directors. No such dividends were declared. In the event of liquidation (but not upon a merger, sale or acquisition of the Company), holders of Series A, Series B and Series C were entitled to a per share distribution in preference to holders of Common Stock equal to the original issue price of $1.62, $2.01, and $6.21, respectively, plus any declared but unpaid dividends. On December 5, 1997, the Company completed its initial public offering of its Common Stock. At that time, all of the Company's Mandatorily Redeemable Convertible Preferred Stock outstanding was converted into an aggregate of 12,094,359 shares of Common Stock.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


NOTE 8--STOCKHOLDERS' EQUITY:

 Preferred Stock

  The Company is authorized to issue 100,000,000 shares of $.001 par value Common Stock and 1,000,000 shares of $.001 par value Preferred Stock, and the Board of Directors has the authority to issue the undesignated Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof.

 Common Stock

  During 1996, 5,000,000 shares of Common Stock were purchased by the Company's five founders ("the Founders Shares"). In the event that any one of the founders ceased to be an employee of the Company, the Company had the right to repurchase ("the Repurchase Right"), at the original purchase price, a declining percentage of the shares issued. During August 1997, a Company Founder terminated his employment. In connection with the termination the Company accelerated the vesting of 111,205 shares of Founder's Stock and accordingly recognized a charge in the amount of $1,080. Additionally, 349,502 shares of unvested Founder's Stock were repurchased by the Company at their original issuance price of $.0003 per share. In the event of a change in control of the Company, the Founders Shares shall become immediately vested in full and the Repurchase Rights shall lapse.

  On September 30, 1997, the Company sold 222,222 shares of Common Stock in a private transaction to an independent third party in exchange for a note receivable in the amount of $2,000. On October 14, 1997, the note receivable was collected in full.

  On December 5, 1997, the Company completed its initial public offering of 5,750,000 shares of its Common Stock. Net proceeds to the Company aggregated approximately $38,309. In addition, the Company sold 1,666,666 shares of Common Stock to Intel Corporation in a private placement that closed contemporaneously with the Offering. Net proceeds to the Company aggregated approximately $9,650. In connection with the discounted sale of Common Stock to Intel Corporation, the Company recognized a $1,250 non-cash charge that is included in marketing, sales and support expense.

 Warrants

  In connection with the lease of its facility in January 1996, the Company issued warrants to purchase 20,000 shares of Series A at $1.62 per share. Upon completion of the Company's initial public offering, these warrants were exchanged for warrants to purchase Common Stock. The fair value of the warrants was not material on the date of grant. The warrants are exercisable at any time prior to their expiration in February 2006. No warrants had been exercised at December 31, 1997.

  In connection with a master lease agreement in May 1996, the Company issued warrants to purchase 33,333 shares of Series A at $1.62 per share. Upon completion of the Company's initial public offering, these warrants were exchanged for warrants to purchase Common Stock. The fair value of the warrants was not material on the date of grant. The warrants are exercisable at any time prior to their expiration in May 2001. No warrants had been exercised at December 31, 1997.

  In July 1996, the Company issued warrants to purchase 18,055 shares of Common Stock at $0.90 per share to an individual employed as a consultant to the Company. The fair value of the warrants was not material on the date of grant. The warrants are exercisable at any time prior to their expiration in July 2001. No warrants had been exercised at December 31, 1997.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


  In December 1996, the Company issued warrants to purchase 33,333 shares of Common Stock at $3.75 per share to an individual employed as a consultant to the Company. The fair value of the warrants was not material on the date of grant. The warrants are exercisable at any time prior to their expiration in December 2001. No warrants had been exercised at December 31, 1997.

  In connection with the issuance of the Series C shares, the Company issued warrants to purchase a total of 704,549 shares of Series C at $7.50 per share. Upon completion of the Company's initial public offering, these warrants were exchanged for warrants to purchase Common Stock. The warrants are exercisable at any time prior to their expiration in May 2000. Approximately $1,690 of the proceeds received from the issuance of Series C were allocated to the Series C warrants. The accretion of the amount allocated to the Series C warrants for the year ended December 31, 1997 was immaterial. No warrants had been exercised at December 31, 1997.

NOTE 9--STOCK-BASED COMPENSATION:

  At December 31, 1997, the Company has three stock-based compensation plans, which are described below. The Company applies APB No. 25 and related Interpretations and SFAS No. 123 with respect to grants to other than employees in accounting for its plans. During the period from June through October 1996, the Company granted options to purchase an aggregate of 98,667 shares of Common Stock at exercise prices ranging from $0.30 to $0.90 per share and recorded $165 of unearned compensation relating to such options. This amount is being amortized over the four-year vesting period of the related options. Had compensation cost for the Company's three stock-based compensation plans been determined based on the minimum and fair values at the grant dates for awards under those plans consistent with the methods prescribed by SFAS No. 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                            ------------------
                                                              1996      1997
                                                            --------- --------
Net Loss:
  As reported.............................................. $(13,808) $(58,336)
  Pro forma................................................  (13,815)  (59,281)
Net loss per share:
  Basic and diluted, as reported........................... $ (10.35) $  (7.98)
  Basic and diluted, pro forma.............................   (10.36)    (8.11)

 STOCK OPTION PLANS

 1996 Stock Option Plan

  The Company has reserved an aggregate of 600,000 shares of Common Stock for issuance under its 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan provides for grants of options to employees and consultants (including officers and directors) of the Company, its parent and its subsidiaries.

  The exercise price of options granted under the 1996 Plan is determined by the 1996 Plan Administrator, as defined. With respect to incentive stock options granted under the 1996 Plan, the exercise price must be at least equal to the fair market value per share of the Common Stock on the date of grant, and the exercise price of any incentive stock option granted to a participant who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock must be equal to at least 110% of fair market value of the Common Stock on the date of grant.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


  Each option outstanding under the 1996 Plan may be exercised in whole or in part at any time. Exercised but unvested shares are subject to repurchase by the Company. Options generally vest, assuming continued service by the optionee as an employee or consultant, at the rate of 25% of the shares subject to the option on the first anniversary of the commencement of vesting date and 1/48th of the shares each month thereafter, such that all shares under the option vest in full four years from the date of commencement of vesting, assuming continued service as an employee or consultant. Options outstanding under the 1996 Plan generally have a term of ten years.

 1996 Equity Compensation Plan

  The Company's 1996 Equity Compensation Plan (the "1996 Equity Plan") provides for the granting to employees of incentive stock options, and for the granting to employees and consultants of nonstatutory stock options and stock purchase rights ("SPRs"). A total of 2,000,000 shares of Common Stock are currently reserved for issuance pursuant to the 1996 Equity Plan.

  The 1996 Equity Plan Administrator, as defined, has the power to determine the terms of the options or SPRs granted, including the exercise price, the number of shares subject to each option or SPR, the exercisability thereof, and the form of consideration payable upon such exercise.

  Each option outstanding under the 1996 Equity Plan may be exercised in whole or in part at any time. Exercised but unvested shares are subject to repurchase by the Company. Options generally vest, assuming continued service by the optionee as an employee or consultant, at the rate of 25% of the shares subject to the option on the first anniversary of the commencement of vesting date and 1/48th of the shares each month thereafter, such that all shares under the option vest in full four years from the date of commencement of vesting, assuming continued service as an employee or consultant. Options outstanding under the 1996 Equity Plan generally have a term of ten years.

  The restricted stock purchase agreement pursuant to which the SPR is exercised shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability).

  The repurchase option shall lapse at a rate determined by the 1996 Equity Plan Administrator. The exercise price of all incentive stock options granted under the 1996 Equity Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1996 Equity Plan is determined by the 1996 Equity Plan Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation", the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1996 Equity Plan may not exceed ten years. As of December 31, 1997, no SPRs had been granted.

 1997 Acquisition Stock Option Plan

  The Company's 1997 Acquisition Stock Option Plan (the "1997 Plan") provides for the grant of incentive stock options to employees (including officers and employee directors) and for the grant of nonstatutory stock options and SPRs to employees, directors and consultants. A total of 10,000,000 shares of Common Stock, plus annual increases equal to the lesser of (i) 400,000 shares, (ii) 5% of the outstanding shares, or (iii) a lesser amount determined by the Board of Directors, are currently reserved for issuance pursuant to the 1997 Plan.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


  The 1997 Plan Administrator, as defined, has the power to determine the terms of the options or SPRs granted, including the exercise price of the option or SPR, the number of shares subject to each option or SPR, the exercisability thereof, and the form of consideration payable upon such exercise.

  The restricted stock purchase agreement pursuant to which the SPR is exercised shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The repurchase option shall lapse at a rate determined by the Administrator.

  The exercise price of all incentive stock options granted under the 1997 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1997 Plan is determined by the 1997 Plan Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation", the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the outstanding capital stock of the Company, its parent and its subsidiaries, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1997 Plan may not exceed ten years. As of December 31, 1997, no SPRs had been granted.

 Fair Value Estimates

  For purposes of complying with the disclosure provisions of SFAS No. 123, prior to the Company's initial public offering in December 1997, the fair value of each option grant was determined on the date of grant using the minimum value method. Subsequent to the offering, the fair value was determined using the Black-Scholes option pricing model. Except for the volatility assumption, which was only used under the Black-Scholes model, the following weighted-average assumptions were used for grants during the years ended December 31, 1996 and 1997.

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                               -----------------
                                                                1996     1997
                                                               ------- ---------
Dividend yield................................................ 0.0%     0.0%
Volatility.................................................... 0.0%    60.0%
Risk-free interest rate....................................... 6.1%    6.0%-6.2%
Expected life................................................. 4 years 4 years

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


  A summary of the status of the Company's three fixed stock option plans as of December 31, 1996 and 1997, and changes during the years then ended is presented below:

                                       1996                      1997
                              ------------------------ -------------------------
                                           WEIGHTED                  WEIGHTED
                                           AVERAGE                   AVERAGE
      FIXED STOCK OPTIONS      SHARES   EXERCISE PRICE  SHARES    EXERCISE PRICE
      -------------------     --------  -------------- ---------  --------------
   Outstanding at beginning
    of period...............       --       $ --         234,833       1.84
   Granted..................   567,500        .83      9,559,746       8.11
   Exercised................  (281,000)       .10       (103,079)      4.85
   Canceled.................   (51,667)       .22       (199,097)      6.21
                              --------                 ---------
   Outstanding at end of pe-
    riod....................   234,833       1.84      9,492,403       8.03
                              ========                 =========
   Options exercisable at
    end of period...........   234,833                 2,698,610
                              ========                 =========
   Weighted-average minimum
    and fair values of
    options granted during
    the period..............  $    .07                 $    1.47
                              ========                 =========

  The following table summarizes information about stock options outstanding at December 31, 1997:

                                        OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                            ------------------------------------------- --------------------------
                                            WEIGHTED
                                            AVERAGE         WEIGHTED                   WEIGHTED
           RANGE OF           NUMBER       REMAINING        AVERAGE       NUMBER       AVERAGE
       EXERCISE PRICES      OUTSTANDING CONTRACTUAL LIFE EXERCISE PRICE EXERCISABLE EXERCISE PRICE
       ---------------      ----------- ---------------- -------------- ----------- --------------
   $.03....................      4,688     8.1 years         $ .03           4,688      $ .03
   $.30....................     69,167     8.4 years           .30          69,167        .30
   $.90....................     29,167     8.7 years           .90          29,167        .90
   $3.75...................      9,834     8.8 years          3.75           9,834       3.75
   $6.75 to $9.75..........  9,379,547     9.2 years          8.12       2,585,754       8.51
                             ---------                                   ---------
                             9,492,403                                   2,698,610
                             =========                                   =========

 Acquisition Stock Bonus Plan

  During the year ended December 31, 1997, the Company agreed to issue bonuses contingent on future employment that are payable only in shares of Common Stock to employees previously employed by Acquired Entities (each a "New Employee").

  Under the agreements, the stock bonuses vest over a thirty-six month period from the date of first employment by the Company and will be paid at the conclusion of the vesting period. However, to the extent that a New Employee's status as an employee is terminated, the New Employee will be entitled only to the vested portion of the stock bonus and such bonus shall become due and payable upon such New Employee's termination. The aggregate stock bonus for awards through December 31, 1997, totaled $62,118, and will be paid in shares of Common Stock at the fair market value of the Common Stock at the date of issuance. Stock bonus awards are recognized as compensation expense over the thirty-six month vesting periods and comprise stock compensation expense in the accompanying consolidated financial statements. Stock compensation recorded related to vested stock bonuses aggregated $9,118 and $27,091 (unaudited) for the year ended December 31, 1997, and the nine months ended September 30, 1998, respectively. Of these amounts, $2,420 and $9,415, respectively, have been recorded in cost of revenues, with the remainder recorded in operating expenses.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


 Employee Stock Purchase Plan

  In September 1997, the Board of Directors approved the 1997 Employee Stock Purchase Plan (the "Purchase Plan"). A total of 1,000,000 shares of Common Stock have been reserved for issuance under this plan. Terms of the plan permit eligible employees to purchase Common Stock through payroll deductions of up to 15% of the employee's compensation. Amounts deducted and accumulated by the participant are used to purchase shares of the Company's Common Stock at 85% of the lower of the fair value of the Common Stock at the beginning or the end of the offering period, as defined. During the year ended December 31, 1997, the weighted average fair value of rights granted under the Plan was $2.86 per share. There were no shares issued under the Purchase Plan during 1997.

NOTE 10--AFFILIATE WARRANT PROGRAM:

  In June 1996, the Company adopted the Affiliate Warrant Program (the "Program") with the intent of attracting new Affiliates to the USWeb network and to create performance incentives for such Affiliates. Under the Program, each Affiliate was granted a warrant to purchase a fixed number of shares of the Company's Common Stock upon execution of the franchise agreement (a "Signing Warrant") and earns warrants ("AGR Warrants") to purchase additional shares of Common Stock at the rate of one share of Common Stock per fifty dollars of Affiliate adjusted gross revenue, as defined. The exercise price of all warrants issued and issuable to an individual Affiliate was set at the time of signing of the franchise agreement. Warrants vest 25% after one year and then ratably each month over the remaining thirty-six month period. Warrants are exercisable for a maximum period of five years from the effective date of the Affiliate agreement. Warrants may not be exercised prior to the earlier of the closing of an initial public offering of the Company's Common Stock or an acquisition of the Company. A total of 333,333 shares of Common Stock have been reserved for issuance under the Program. No Signing Warrants are available for grant after March 31, 1997. However, all Affiliates entering into an Affiliate agreement prior to of such date will continue to be entitled to AGR Warrants upon generating qualifying revenues until such time when no warrants remain available for grant.

  During the years ended December 31, 1996 and 1997, the Company issued Signing Warrants to purchase shares of Common Stock, AGR Warrants to purchase shares of Common Stock and recognized costs estimated using the Black-Scholes formula as follows:

   DESCRIPTION                                          1996           1997
   -----------                                     -------------- --------------
   Signing Warrants............................... 106,834 shares   4,000 shares
   AGR Warrants...................................  17,918 shares 138,532 shares
   Estimated cost.................................           $167           $150

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


NOTE 11--COMMITMENTS AND CONTINGENCIES:

 Leases

  The Company and its subsidiaries lease facilities under non-cancelable operating leases which expire through 2011. The leases provide for escalating monthly payments which are being charged to operations ratably over the lease terms. In addition to the minimum lease payments, the Company is responsible for property taxes, insurance and certain other operating costs. The Company also leases certain equipment under long-term lease agreements that are classified as capital leases. These capital leases terminate at various dates through January 2002.

  Total equipment acquired under capitalized leases was as follows:

                                                                  DECEMBER 31,
                                                                  -------------
                                                                  1996    1997
                                                                  -----  ------
   Computers and equipment....................................... $ 702  $1,234
   Furniture and fixtures........................................   108     154
                                                                  -----  ------
                                                                    810   1,388
   Less: accumulated depreciation................................  (214)   (877)
                                                                  -----  ------
                                                                  $ 596  $  511
                                                                  =====  ======

  The Company has a master lease agreement with a leasing company which expires in 1999. The agreement provides a line of credit of $600 for capital equipment purchases. At December 31, 1997, approximately $1 was available under this agreement for equipment purchases.

  Future minimum lease payments under all non-cancelable operating and capital leases as of December 31, 1997 are as follows:

   YEAR ENDING
    DECEMBER                                                   OPERATING CAPITAL
       31,                                                      LEASES   LEASES
   -----------                                                 --------- -------
    1998.....................................................   $ 2,556   $ 466
    1999.....................................................     2,505     309
    2000.....................................................     2,297      30
    2001.....................................................     2,080      10
    2002.....................................................     1,775       1
    Thereafter...............................................     6,857     --
                                                                -------   -----
   Total minimum payments....................................   $18,070     816
                                                                =======
   Less: amount representing interest........................               (76)
                                                                          -----
   Present value of capital lease obligations................               740
   Less: current portion.....................................              (368)
                                                                          -----
   Lease obligations, long-term..............................             $ 372
                                                                          =====

  Rent expense under operating leases totaled $278 and $1,429 for the years ended December 31, 1996 and 1997, respectively.

 Litigation

  As is typical for companies in USWeb's business and of USWeb's size, USWeb is from time to time the subject of lawsuits. USWeb does not believe that the outcome of any pending litigation is likely to be material to USWeb, but due to the inherent uncertainties of litigation, there is a risk that the outcome of pending or any future litigation could have a material adverse effect on the USWeb business, financial condition, cash flows, or results of operations.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


NOTE 12--SUBSEQUENT EVENTS (UNAUDITED)

 Strategic Alliances

  In May 1998, the Company entered into a strategic alliance with NBC Multimedia, Inc., (NBC) to expand production capabilities for NBC's interactive properties and services. As part of the strategic alliance, the Company was awarded a multi-year contract, where revenues earned under the contract are expected to approximate $10,952. In connection with the strategic alliance, the Company issued warrants to NBC allowing them to purchase 1,600,000 and 500,000 shares of the Company's Common Stock at $22.50 and $25.43 per share, respectively. Warrants to purchase 1,050,000 shares are exercisable at any time prior to their expiration in November 1999. Warrants to purchase the remaining shares (1,050,000 shares) are subject to cancellation, or if previously exercised, are subject to repurchase at the original exercise price, in the event that the agreement is cancelled by NBC prior to May 2002. The warrants subject to cancellation or repurchase are exercisable for a period extending from the date of grant to one month beyond the date when the Company's cancellation or repurchase rights lapse. The cancellation or repurchase rights lapse as follows: 525,000 shares in November 1999, 315,000 shares in May 2000, 105,000 shares in May 2001 and 105,000 shares in May 2002. No warrants had been exercised at September 30, 1998.

 Restatement

  The accompanying restated unaudited consolidated balance sheet as of September 30, 1998, and the accompanying restated unaudited consolidated statement of operations for the nine month period ended September 30, 1998, have been restated to reflect changes in the classification and amounts recognized for the estimated fair value of certain warrants granted to NBC Multimedia. Inc ("NBC") during May 1998 (see Note 12). In its quarterly report on Form 10-Q for the quarter ended June 30, 1998, the Company recognized the fair value of all warrants granted to NBC totaling $12,568, as stock compensation and a component of operating expenses. In recent discussions with USWeb, the Staff of the Securities and Exchange Commission (the "Staff") expressed their view that the $6,286 estimated fair value of warrants granted with fixed terms was properly recognized as stock compensation and a component of operating expenses, but that the $6,282 initial fair value of warrants with variable terms (the "Variable Warrants") should be included in the determination of any contract loss on the NBC arrangement and therefore, excluded from operating expenses. In addition, the Staff expressed their view that the amount previously recognized for the estimated fair value of the Variable Warrants should be revised and that at each future reporting date, the provision for contract loss should be adjusted for any increases of decreases in the estimated fair value of the Variable Warrants determined using the Black-Scholes option pricing model.

  While the Company believes that its original accounting policy was in accordance with generally accepted accounting principles, it has accepted the Staff's view with respect to these matters. Accordingly, the effect of this restatement on operating results for the quarter and six month periods ended June 30, 1998, is to reclassify $6,282 for the stock compensation component of operating expenses to the provision for loss on contract component of cost of revenues; and to recognize an additional provision for loss on contract in the amount of $3,148. For the three and six month periods ended June 30, 1998, the restatement increased the Company's net loss by $3,148, or $0.09 and $0.10 per basic and diluted share, respectively. As a result of a decrease in the estimated fair value of the Variable Warrants, for the three and nine month periods ended September 30, 1998, the restatement decreased the previously reported net loss by $7,336 and $4,188, or $0.18 and $0.12 per diluted share, respectively. These restatements had no effect on previously reported net cash flows for any period, or on previously reported net income or net loss excluding non-cash charges for any period.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


 CKS Merger

  On December 17, 1998, the Company completed its acquisition of all of the outstanding stock of CKS Group, Inc. (CKS Group) in a transaction accounted for as a pooling of interests. Under terms of the agreement, each outstanding share of CKS Group's Common Stock was exchanged for 1.5 shares of the Company's Common Stock. Additionally, the Company assumed all outstanding options to purchase CKS Group's Common Stock and assumed CKS Group's employee stock purchase plan, adjusted for the 1.5 to 1 ratio. See accompanying Supplemental Consolidated Financial Statements.

 Acquisitions

  During the period from January 1, 1998 to December 16, 1998, the Company recognized the acquisition of all the outstanding stock of InnoMate Online Marketing GMBH, Inter.logic.studios, inc., Quest Interactive Media, Inc., Ensemble Corporation, Ikonic Interactive, Inc., Xplora Limited, Kallista, Inc., USWeb San Jose, Gray Peak Technologies, Inc., Nutley Systems, Inc. (nSET), Advanced Video Communications, Tucker Network Technologies, Inc., Metrix Communications, Inc. and Sysicom in separate transactions in exchange for a total of 8,979,441 shares of the Company's Common Stock, the assumption of certain stock options and, in the case of Sysicom, $5,000 in cash, for an aggregate purchase price of $216,312, excluding acquisition expenses. Additionally, the Company recognized the acquisition of Utopia (see Note 1) whereby the Company acquired various assets in exchange for the assumption by the Company of specified liabilities and payment of a promissory note for an aggregate purchase price of $4,976. With respect to the acquisitions of Gray Peak Technologies, Inc. and Ikonic Interactive, Inc., outstanding vested stock options of these acquired entities were exchanged for options to purchase the Company's Common Stock. In these transactions, the value of such options was determined using the Black-Scholes option pricing model and included in the determination of purchase price.

  The acquisitions will be accounted for using the purchase method of accounting, and accordingly, the purchase price will be allocated to the tangible and identifiable intangible assets acquired liabilities assumed on the basis of their fair values. Approximately $9,917 of the aggregate recognized purchase price was allocated to net tangible assets consisting primarily of cash, accounts receivable, property and equipment and accounts payable. The historical carrying amounts of such net assets approximate their fair values. Approximately $27,509 was allocated to in-process technology and will be immediately charged to operations because such in-process technology has not reached the stage of technological feasibility at the acquisition dates and has no alternative future use. Approximately $8,448 was allocated to existing technology and will be amortized over its estimated useful life of six months to one year. Approximately $170,438 of the purchase price was allocated to goodwill, primarily workforce in place, and will be amortized over its estimated useful lives of twelve to forty-two months.

 Follow-on Offering

  On April 7, 1998, the Company completed a follow-on offering whereby the Company sold 1,581,216 shares of Common Stock. Net proceeds to the Company from the follow-on offering aggregated approximately $31,151, after deducting underwriters' discounts and expenses of the offering. In addition, various option and warrant holders who participated as selling stockholders in the offering exercised 387,118 stock options and warrants to purchase 56,547 shares of Common Stock. Net proceeds to the Company from the exercise of stock options and warrants aggregated approximately $2,698.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


 Share authorization

  On December 16, 1998, the Company's stockholders approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock by 100,000,000 shares to 200,000,000 shares.

 Stock repurchase program

  In September 1998, the Company adopted a stock repurchase program to buy shares of its Common Stock in the open market. The Board of Directors authorized the repurchase of up to the lesser of 1,000,000 shares or $15,000. The stock repurchase program will expire in 1999.

 Litigation

  On November 5, 1998, a putative class action lawsuit was filed in the United States District Court for the Northern District of California against CKS Group and three of its officers and directors. The complaint alleges that during the period March 20, 1997 to November 7, 1997 (the "Class Period"), the defendants violated the Securities Exchange Act and the SEC rules and regulations thereunder by issuing false and misleading statements about CKS Group's operations, revenues and earnings which allegedly inflated CKS Group's reported revenues, earnings and stock price. The complaint further alleges that those who purchased CKS Group's stock suffered damages when on November 7, 1997, the price of CKS Group Common Stock dropped, allegedly causing losses to the members of the class. The plaintiff seeks to recover damages in an unspecified amount (together with interest and attorney's fees) on behalf of all purchasers of CKS Group Common Stock during the Class Period. The Company believes that this lawsuit is without merit and intends to defend this action vigorously. Certain of such legal proceedings may be covered under insurance policies or indemnification agreements. Based upon information presently available, the Company believes that the final outcome of such proceedings will not have a material adverse effect upon the Company's business, results of operations or financial condition.

  Larmark Inc. filed a complaint on June 10, 1998 in the Superior Court of California for the County of Los Angeles naming USWeb as a defendant and alleging, among other claims, breach of contract against USWeb's former Affiliate, SystemLogic, in Santa Monica, California, and that USWeb is liable for the acts of this former franchisee. USWeb believes the claims against it are without substantial merit and intends to defend itself vigorously against the claims made.

 Employment agreement

  In November 1998, the Company entered into an employment arrangement with an individual who will serve as the Company's Chief Executive Officer. As part of the employment agreement, the Company granted the individual options to purchase 1.2 million shares of the Company's Common Stock with an exercise price of $10.00 per share. The aggregate difference between the exercise price of the options and the fair market value of the Common Stock, approximating $8.3 million, will be recognized ratably as an operating expense over the four year vesting period of the related options.

                               USWEB CORPORATION

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEET
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                DECEMBER 31,
                                              ------------------  SEPTEMBER 30,
                                                1996      1997        1998
                                              --------  --------  -------------
                                                                   (UNAUDITED)
                   ASSETS
Current assets:
  Cash and cash equivalents.................. $ 22,605  $ 62,368    $ 53,627
  Short-term investments.....................   37,960    24,029      47,177
  Accounts receivable, net...................   25,580    62,546      88,386
  Other current assets.......................      961     2,606       8,545
  Deferred income taxes......................    1,038     1,400       1,736
                                              --------  --------    --------
    Total current assets.....................   88,144   152,949     199,471
Property and equipment, net..................    5,655    12,051      17,491
Intangible assets, net.......................    5,937    49,247     179,866
Deferred income taxes and other assets.......    3,287    11,464      10,571
                                              --------  --------    --------
                                              $103,023  $225,711    $407,399
                                              ========  ========    ========
    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................... $ 22,298  $ 41,084    $ 40,931
  Accrued expenses...........................   10,569    17,734      27,484
  Deferred revenue...........................    3,257     2,887       4,475
  Income taxes payable.......................      426        --       1,218
  Debt and leases, current...................      675     1,564       2,559
                                              --------  --------    --------
    Total current liabilities................   37,225    63,269      76,667
Lease obligations, non-current...............    1,161     1,111       2,771
                                              --------  --------    --------
                                                38,386    64,380      79,438
                                              --------  --------    --------
Commitments and contingencies (Note 8)
Mandatorily Redeemable Convertible Preferred
 Stock.......................................   16,200        --          --
Stockholders' equity
  Preferred Stock: $0.001 par value;
   1,000,000 shares authorized; and no shares
   issued and outstanding at December 31,
   1996 and 1997 and September 30, 1998......       --        --          --
  Common Stock: $0.001 par value; 100,000,000
   shares authorized; 27,724,500, 56,108,585
   and 67,396,931 (unaudited) shares issued
   and outstanding at December 31, 1996 and
   1997 and September 30, 1998...............       23        51          63
  Additional paid-in capital.................   54,422   218,900     489,650
  Note receivable............................   (1,692)     (198)       (198)
  Accumulated deficit........................   (4,316)  (57,422)   (161,554)
                                              --------  --------    --------
    Total stockholders' equity...............   48,437   161,331     327,961
                                              --------  --------    --------
                                              $103,023  $225,711    $407,399
                                              ========  ========    ========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                               USWEB CORPORATION

               SUPPLEMENTAL CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            NINE MONTHS ENDED
                                YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                                --------------------------  -------------------
                                 1995     1996      1997      1997      1998
                                -------  -------  --------  --------  ---------
                                                               (UNAUDITED)
Net revenues:
  Services....................  $43,656  $64,569  $113,390  $ 78,611  $ 155,509
  Other.......................       --    1,820       912       808        443
                                -------  -------  --------  --------  ---------
    Total net revenues........   43,656   66,389   114,302    79,419    155,952
                                -------  -------  --------  --------  ---------
Cost of net revenues:
  Services....................   28,842   41,115    73,401    49,551     99,653
  Other.......................       --      208     1,294     1,180        700
  Provision for loss on
   contract...................       --       --        --        --      2,094
  Stock compensation..........       --       --     2,420       966      9,415
                                -------  -------  --------  --------  ---------
    Total cost of net
     revenues.................   28,842   41,323    77,115    51,697    111,862
                                -------  -------  --------  --------  ---------
Gross profit..................   14,814   25,066    37,187    27,722     44,090
                                -------  -------  --------  --------  ---------
Operating expenses:
  Marketing, sales and
   support....................      932   14,963    23,374    16,039     19,600
  General and administrative..    7,304   12,633    27,734    19,323     31,223
  Acquired in-process
   technology.................       --       --     9,472     6,726     25,508
  Stock compensation..........       --       --     6,698     3,500     23,962
  Amortization of intangible
   assets.....................       --       74    12,963     7,503     45,776
                                -------  -------  --------  --------  ---------
    Total operating expenses..    8,236   27,670    80,246    53,091    146,069
                                -------  -------  --------  --------  ---------
Income (loss) from operations.    6,578   (2,604)  (43,059)  (25,369)  (101,979)
Interest income...............      385    2,612     2,347     1,474      3,766
Interest expense..............      (89)    (341)     (641)     (397)      (709)
Impairment of investee carried
 at cost......................       --       --    (4,000)   (4,000)        --
                                -------  -------  --------  --------  ---------
Net income (loss) before
 income taxes.................    6,874     (333)  (45,353)  (28,292)   (98,922)
Provision for income taxes....    1,065    3,026     5,317     4,527      5,210
                                -------  -------  --------  --------  ---------
    Net income (loss).........  $ 5,809  $(3,359) $(50,670) $(32,819) $(104,132)
                                =======  =======  ========  ========  =========
Net income (loss) per share:
  Basic.......................  $  0.42  $ (0.15) $  (1.73) $   1.23  $   (1.81)
                                =======  =======  ========  ========  =========
  Diluted.....................  $  0.34  $ (0.15) $  (1.73) $   1.23  $   (1.81)
                                =======  =======  ========  ========  =========
Weighted average shares
  Basic.......................   13,764   21,803    29,262    26,660     57,539
                                =======  =======  ========  ========  =========
  Diluted.....................   16,898   21,803    29,262    26,660     57,539
                                =======  =======  ========  ========  =========
Unaudited pro forma data:
  Net income (loss) before
   income taxes,
   as reported................  $ 6,874  $  (333) $(45,353) $(28,292)
  Pro forma provision for
   income taxes...............    2,823    5,108     5,635     4,845
                                -------  -------  --------  --------
  Pro forma net income (loss).  $ 4,051  $(5,441) $(50,988) $(33,137)
                                =======  =======  ========  ========
  Pro forma basic net income
   (loss) per share...........  $  0.29  $ (0.25) $  (1.74) $  (1.24)
                                =======  =======  ========  ========
  Pro forma diluted net income
   (loss) per share...........  $  0.24  $ (0.25) $  (1.74) $  (1.24)
                                =======  =======  ========  ========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                               USWEB CORPORATION

          SUPPLEMENTAL CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                           NOTES      RETAINED
                            COMMON STOCK     ADDITIONAL  RECEIVABLE   EARNINGS/      TOTAL
                          ------------------  PAID-IN       FROM     ACCUMULATED STOCKHOLDERS'
                            SHARES    AMOUNT  CAPITAL   STOCKHOLDERS   DEFICIT      EQUITY
                          ----------  ------ ---------- ------------ ----------- -------------
Balance at December 31,
 1994...................  15,817,500   $16    $    942    $  (371)    $   2,192    $   2,779
Issuance of Series A
 Common Stock...........   1,108,500     1       1,923         --            --        1,924
Issuance of Common
 Stock, net.............      55,500    --          80          8            --           88
Compensation related to
 stock options..........          --    --         156         --            --          156
Collection of
 stockholder note
 receivable.............          --    --          --         71            --           71
Distributions to
 stockholders...........          --    --          --         --        (4,477)      (4,477)
Net income..............          --    --          --         --         5,809        5,809
                          ----------   ---    --------    -------     ---------    ---------
Balance at November 30,
 1995...................  16,981,500    17       3,101       (292)        3,524        6,350
Issuance of Common Stock
 warrants...............          --    --         269         --            --          269
Tax benefit from
 disqualifying
 dispositions...........          --    --         926         --            --          926
Distributions to
 stockholders...........          --    --        (499)        --        (4,481)      (4,980)
Issuance of Common
 Stock, net.............  10,462,000     6      50,449     (2,000)           --       48,455
Collection of note
 receivable.............          --    --          --        600            --          600
Exercise of stock
 options................     281,000    --          30         --            --           30
Stock compensation
 expense................          --    --         146         --            --          146
Net loss................          --    --          --         --        (3,359)      (3,359)
                          ----------   ---    --------    -------     ---------    ---------
Balance at December 31,
 1996...................  27,724,500    23      54,422     (1,692)       (4,316)      48,437
Tax benefit from
 disqualifying
 dispositions...........          --    --       3,343         --            --        3,343
Distributions to
 stockholders...........          --    --          --         --        (2,172)      (2,172)
Deferred issuance of
 common stock related to
 business acquisitions..          --    --       5,582         --            --        5,582
Deferred tax asset
 recorded in connection
 with taxable pooling of
 interests..............          --    --       9,346         --            --        9,346
Repurchase of Common
 Stock and cancellation
 of note receivable from
 stockholder............      (9,000)   --         (94)        94            --           --
Change in subsidiaries'
 fiscal year-ends.......          --    --          --         --          (264)        (264)
Exercise of stock
 options................     103,079    --         500         --            --          500
Common Stock issued for
 acquired businesses....   8,201,683     8      46,122         --            --       46,130
Issuance of Common
 Stock, net.............   7,993,964     8      56,410         --            --       56,418
Conversion of
 Mandatorily Redeemable
 Preferred Stock........  12,094,359    12      32,478         --            --       32,490
Issuance of Affiliate
 warrants...............          --    --         150         --            --          150
Collection of note
 receivable.............          --    --          --      1,400            --        1,400
Stock compensation
 expense................          --    --      10,641         --            --       10,641
Net loss................          --    --          --         --       (50,670)     (50,670)
                          ----------   ---    --------    -------     ---------    ---------
Balance at December 31,
 1997...................  56,108,585    51     218,900       (198)      (57,422)     161,331
Tax benefit from
 disqualifying
 dispositions
 (Unaudited)............          --    --         111         --            --          111
Common Stock issued for
 acquired businesses
 (Unaudited)............   7,517,143     8     189,120         --            --      189,128
Issuance of Common
 Stock, net (Unaudited).   2,200,802     2      34,497         --            --       34,499
Exercise of stock
 options and warrants
 (Unaudited)............   1,570,401     2      10,541         --            --       10,543
Issuance of warrants
 (Unaudited)............          --    --       9,156         --            --        9,156
Stock compensation
 expense (Unaudited)....          --    --      27,325         --            --       27,325
Net loss (Unaudited)....          --    --          --         --      (104,132)    (104,132)
                          ----------   ---    --------    -------     ---------    ---------
Balance at September 30,
 1998 (Unaudited).......  67,396,931   $63    $489,650    $  (198)    $(161,554)   $ 327,961
                          ==========   ===    ========    =======     =========    =========


 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                               USWEB CORPORATION

               SUPPLEMENTAL CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            NINE MONTHS ENDED
                                YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                                --------------------------  -------------------
                                 1995     1996      1997      1997      1998
                                -------  -------  --------  --------  ---------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income (loss)............  $ 5,809  $(3,359) $(50,670) $(32,819) $(104,132)
 Adjustments to reconcile net
  income (loss) to net cash
  used in operating
  activities:
  Depreciation and
   amortization...............    1,000    1,444    14,271     7,323     50,691
  Provision for doubtful
   accounts...................       --       --       819       700        381
  Provision for loss on
   contract...................       --       --        --        --      2,094
  Stock, option and warrant
   costs and expenses.........      156      315    11,891     5,964     33,612
  Acquired in-process
   technology.................       --       --     9,472     6,726     25,508
  Impairment of investee
   carried at cost............       --       --     4,000     4,000         --
  Deferred income taxes.......     (476)  (1,097)     (856)     (859)     3,332
  Tax benefit from
   disqualifying dispositions.       --      926     3,343     2,502        111
  Changes in assets and
   liabilities:
   Accounts receivable........   (1,038)  (9,932)  (23,506)   (6,472)   (15,750)
   Other assets...............     (949)    (739)   (1,254)     (570)    (5,680)
   Accounts payable...........   (1,783)  13,101    13,010    (5,749)    (3,282)
   Accrued expenses...........    1,543    6,249      (335)    1,134     (5,572)
   Deferred revenue...........     (240)     246       517      (702)       866
   Income taxes payable.......    1,125   (1,253)     (847)      366      1,218
                                -------  -------  --------  --------  ---------
    Net cash provided by (used
     in)
     operating activities.....    5,147    5,901   (20,145)  (18,456)   (16,603)
                                -------  -------  --------  --------  ---------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Acquisition of property and
  equipment...................   (1,574)  (3,070)   (5,103)   (2,680)    (6,575)
 Cash received (used in)
  acquisitions................       --       55   (12,611)  (14,890)    (5,526)
 Purchase of investment in
  affiliate...................       --   (2,850)   (1,150)      968         --
 Purchase of short-term
  investments.................       --  (39,710)  (21,175)  (17,259)   (88,644)
 Proceeds from sales of short-
  term investments............       --    1,750    34,934    32,620     65,509
                                -------  -------  --------  --------  ---------
    Net cash used in investing
     activities...............   (1,574) (43,825)   (5,105)   (1,241)   (35,236)
                                -------  -------  --------  --------  ---------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Proceeds from issuance of
  Common and
  Preferred Stock, net........    1,979   59,276    71,957    17,520     44,591
 Distributions to
  stockholders................   (4,444)  (4,635)   (2,398)   (1,736)    (1,856)
 Proceeds from bank borrowings
  and notes payable...........       --      500     2,000        --         --
 Repayment of bank borrowings.     (676)    (382)   (3,414)       --         --
 Proceeds from collection of
  notes receivable............       71      563     1,400      (259)      (577)
 Proceeds from capital lease
  financing...................       --      599       431        --      2,570
 Principal payments on capital
  lease.......................       --     (209)     (704)     (560)    (1,630)
                                -------  -------  --------  --------  ---------
    Net cash provided by (used
     in)
     financing activities.....   (3,070)  55,712    69,272    14,965     43,098
                                -------  -------  --------  --------  ---------
Increase (decrease) in cash
 and cash equivalents.........      503   17,788    44,022    (4,732)    (8,741)
Change in subsidiary fiscal
 years........................       --       --    (4,259)   (4,259)        --
Cash and cash equivalents,
 beginning of period..........    4,314    4,817    22,605    22,605     62,368
                                -------  -------  --------  --------  ---------
Cash and cash equivalents, end
 of period....................  $ 4,817  $22,605  $ 62,368  $ 13,614  $  53,627
                                =======  =======  ========  ========  =========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                               USWEB CORPORATION

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1--THE COMPANY:

  USWeb Corporation ("USWeb" or the "Company") provides Internet professional services including strategy consulting, analysis and design, technology development, implementation and integration, audience development and maintenance. The Company also provides strategic corporate and product positioning, corporate identity and product branding, new media, systems integration, environmental design, packaging, collateral systems, advertising, direct marketing, consumer promotions, trade promotions and media placement services.

  On December 17, 1998, USWeb completed its acquisition of CKS Group, Inc. ("CKS Group") in a transaction accounted for as a pooling of interests. Accordingly, these supplemental consolidated financial statements are restated for all periods prior to the merger to include CKS Group. Under terms of the agreement, each outstanding share of CKS Group Common Stock was exchanged for
1.5 shares of USWeb Common Stock. Additionally, USWeb assumed all outstanding options to purchase CKS Group Common Stock and assumed CKS Group's employee stock purchase plan, adjusted for the 1.5 to 1 ratio.

  Prior to the Combination, CKS Group's fiscal year ended on November 30. In recording the business combination, CKS Group's consolidated financial statements as of and for each of the three years in the period ended November 30, 1997 have been combined with USWeb's consolidated financial statements as of and for each of the two years in the period ended December 31, 1997.

  During the period from March 16, 1997, to September 30, 1998, USWeb completed the acquisitions of thirty-seven Internet consulting services firms and advertising firms in various transactions accounted for as purchases. Collectively, the companies acquired through September 30, 1998 accounted for as purchases are referred to herein as the "Acquired Entities." The aggregate purchase price of the Acquired Entities was approximately $274,200.

  The acquisition prices of the Acquired Entities were allocated, on an entity-by-entity basis, to the assets acquired, including tangible and intangible assets and liabilities assumed based upon the fair values of such assets and liabilities on the dates of the acquisitions. Approximately $15,800 of the aggregate purchase was allocated to identified net tangible assets consisting primarily of cash, accounts receivable, property and equipment, and accounts payable. The historical carrying amounts of such assets approximated their fair values on the dates of acquisition. Approximately $35,000 of the acquisition price was allocated to in-process technology. Because such in-process technology had not reached the stage of technological feasibility at the acquisition dates and had no alternative future use, these amounts were immediately charged to operations. Approximately $11,100 of the aggregate purchase price was allocated to existing technology and is being amortized over its estimated useful life of six months to one year. Approximately $212,300 of the purchase price was allocated to goodwill, primarily workforce in place, and is being amortized over its estimated useful life of twelve to forty-two months with respect to the USWeb Acquired Entities, and twenty years with respect to the entities acquired by CKS Group.

  Between January 31, 1997 and June 17, 1997, CKS Group acquired two entities in the advertising industry under separate transactions that were accounted for as poolings of interests. The aggregate consideration for these transactions was 1,623,599 shares of CKS Group Common Stock.

  The following unaudited pro forma consolidated amounts give effect to the acquisitions of the Acquired Entities and the entities acquired by CKS Group as if they occurred on January 1, 1996 and on January 1, 1997 (or date of inception, if later).

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                     YEAR ENDED           NINE MONTHS ENDED
                                    DECEMBER 31,            SEPTEMBER 30,
                                ----------------------  ----------------------
                                   1996        1997        1997        1998
                                ----------  ----------  ----------  ----------
Revenues....................... $   64,569  $  165,914  $  120,357  $  173,387
                                ==========  ==========  ==========  ==========
Net loss....................... $   (3,359) $ (221,476) $ (177,478) $ (104,625)
                                ==========  ==========  ==========  ==========
Pro forma net loss per share:
  Basic and diluted............ $    (0.15) $    (5.22) $    (4.45) $    (1.60)
                                ==========  ==========  ==========  ==========
Weighted average shares:
  Basic and diluted............ 21,803,000  42,448,000  39,891,000  65,137,000
                                ==========  ==========  ==========  ==========

  The following table sets forth revenues and net income (loss) for acquired entities that were accounted for as poolings of interests and previously reported separately:

                                       YEAR ENDED           NINE MONTHS ENDED
                                      DECEMBER 31,            SEPTEMBER 30,
                                --------------------------  -------------------
                                 1995     1996      1997      1997      1998
                                ------- --------  --------  --------  ---------
                                                               (UNAUDITED)
Revenues:
  CKS.......................... $34,792 $ 56,951  $ 95,024  $ 70,743  $  82,866
  USWeb........................      --    1,820    19,278     8,676     73,086
  CKS acquired entities........   8,864    7,618        --        --         --
                                ------- --------  --------  --------  ---------
                                $43,656 $ 66,389  $114,302  $ 79,419  $ 155,952
                                ======= ========  ========  ========  =========
Net income (loss):
  CKS.......................... $ 1,366 $  5,679  $  7,666  $  6,451  $   7,400
  USWeb........................      --  (13,808)  (58,336)  (39,270)  (111,532)
  CKS acquired entities........   4,436    4,770        --        --         --
                                ------- --------  --------  --------  ---------
                                $ 5,809 $ (3,359) $(50,670) $(32,819) $(104,132)
                                ======= ========  ========  ========  =========

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Use of estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

 Principles of consolidation

  The accompanying supplemental consolidated financial statements include the consolidated accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


 Cash, cash equivalents and short-term investments

  The Company invests its excess cash in debt instruments of the U.S. Government, its agencies and in high-quality corporate and municipality issues. All highly-liquid instruments with an original maturity of three months or less are considered cash equivalents, and those with original maturities greater than three months and current maturities less than twelve months from the balance sheet date are considered short-term investments.

 Property and equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to seven years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term.

 Intangible assets

  Goodwill resulting from the Companys acquisitions is estimated by management to be primarily associated with the acquired workforce and technological know how. Accordingly, a significant portion of the purchase price of each acquisition is considered to relate to workforce in place. As a result of the rapid technological changes occurring in the Internet industry and the intense competition for qualified Internet professionals, goodwill recorded in connection with the Companys acquisitions of Internet professional services companies is amortized on a straight-line basis over the estimated periods of benefit, which range from twelve to forty-two months. Goodwill recorded in connection with the Companys acquisitions of advertising firms is amortized on a straight-line basis over twenty years. For certain acquisitions where the Company expects to issue additional shares at the end of the 12 month purchase price adjustment periods, amortization rates have been increased to reflect amortization of the total expected consideration based upon the estimated fair value of the incremental shares at the end of the purchase price adjustment periods.

  At each balance sheet date, the Company assesses the value of recorded goodwill for possible impairment based upon a number of factors, including turnover of the acquired workforce and the undiscounted value of expected future operating cash flows in relation to its net investment in each subsidiary. Since inception through September 30, 1998, the Company has not recorded any provisions for possible impairment of intangible assets. See Note 13--Subsequent Events.

  Completed technologies obtained through acquisition or merger are capitalized and amortized on a straight-line basis over an estimated benefit period of six to twelve months.

  Costs of in-process technology acquired prior to the achievement of technological feasibility determined using the working model approach, and any costs associated with internally developed proprietary technologies prior to the achievement of technological feasibility determined using the working model approach are expensed in the period incurred.

 Investments

  Investments in which Company has an equity interest of less than 20% and does not have the ability to exert significant influence are accounted for using the cost method. At each balance sheet date, the Company assesses the value recorded for cost-based investments and recognizes any identified impairment.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


 Revenue recognition

  The Company derives its revenues from consulting service agreements (including both fixed price and time and materials agreements), advertising commissions, initial franchise fees, monthly royalties from Affiliates and hosting service fees. The Company last entered into a franchise agreement in March 1997 and does not expect to enter into any additional franchise agreements.

  Service revenues are recognized over the period of each engagement using primarily the percentage-of-completion method using labor hours incurred as the measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Deferred revenue represents the amount of cash received in advance of services being performed.

  Commissions earned from advertising placed with media are generally recorded as services revenue at the time the advertising appears or is broadcast. Commissions earned for production expenditures and fees derived from other services are recognized as services revenue upon performance of the service.

  Revenues from Affiliates are included in Other Revenues and are recognized in accordance with Statement of Financial Accounting Standards No. 45, "Accounting for Franchise Fee Revenue."

  Revenues from web-site hosting services are included in Other Revenues, have been insignificant to date and are recognized monthly as services are provided.

 Advertising costs

  Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising costs for the years ended December 31, 1996 and 1997 totaled $3,223 and $4,060, respectively, and $2,404 (unaudited) and $1,495 (unaudited) for the nine months ended September 30, 1997 and 1998, respectively.

 Affiliate warrants

  The fair value of warrants granted to Affiliates upon the execution of a franchise agreement are measured at the grant date using the Black-Scholes formula and are recognized, when material, over the three year vesting period as a cost of revenues. The fair value of warrants to be granted upon the achievement of future Affiliate revenues ("AGR Warrants") are measured on the date such warrants are earned using the Black-Scholes formula. When material, the fair value of AGR Warrants is charged to cost of revenues over the three year vesting period beginning with the month such warrants are earned. The exercise price of all warrants issued and issuable to an individual Affiliate is fixed at the time of signing of the related franchise agreement. Warrant costs in excess of the present value of expected future franchise fees and royalties, less any direct costs, would be recognized immediately. See Note 10--Affiliate Warrant Program.

 Stock-based compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of APB No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25,

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

 Income taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

  In 1997, the Company acquired a partnership in a transaction accounted for as a pooling of interests. As a partnership, this entity's earnings were taxed at the individual partner level, therefore no provision for income taxes has been made in the accompanying supplemental consolidated financial statements for income attributable to this entity. The accompanying supplemental consolidated statements of income include a provision for income taxes on an unaudited pro forma basis as if the partnership had been a C corporation fully subject to income taxes, for all periods presented.

 Net income (loss) per share

  The Company computes net income (loss) per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share" and SEC Staff Accounting Bulletin No. 98. Under SFAS No. 128 and SAB No. 98, basic net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common shares outstanding during the period. The weighted average shares used to compute basic net income (loss) per share include outstanding shares of Common Stock from the date of issuance and shares vested under stock bonus arrangements computed for each period by dividing cumulative amortization of deferred compensation expense by the weighted average price of the Company's Common Stock during the period. The computation excluded (i) for the year ended December 31, 1997, 2,051,000 equivalent acquisition-related shares held in escrow ("Acquisition Shares"), (ii) for the years ended December 31, 1996 and 1997, 4,286,000 and 2,830,000, respectively, of equivalent shares of Common Stock subject to repurchase rights ("Restricted Shares") and (iii) for the years ended December 31, 1996 and 1997, 5,375,000 and 10,278,000, respectively, of equivalent shares of Mandatorily Redeemable Convertible Preferred Stock ("Preferred Stock") prior to their conversion into Common Stock on December 5, 1997. In addition, the calculation of diluted net income (loss) per share excludes Common Stock issuable upon exercise of employee stock options and upon exercise of outstanding warrants, as their effect in all periods presented is antidilutive. For the year ended December 31, 1995, the calculation of diluted net income per share included the dilutive effect of 298,000 shares issuable pursuant to employee stock options and 2,836,000 shares which were contingently issuable pursuant to prior business combinations.

  Pro forma net income (loss) gives effect to the pooling-of-interests combination between the Company and a partnership during fiscal 1997 whereby the partnerships' historical results of operations prior to the acquisition by the Company, which have been included with the Company's under the pooling-of-interests method, do not include a provision for income taxes. Pro forma net income (loss) and net income (loss) per share data include a tax provision as if the partnership had been a taxable "C" corporation for all periods.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


 Concentration of credit risk

  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents, marketable securities and accounts receivable. The Company limits its exposure to credit loss by depositing its cash and cash equivalents with high credit quality financial institutions. The Company believes the risk with respect to trade receivables is mitigated, to some extent, by the fact that the Company's customer base is geographically dispersed and highly diversified. The Company has not experienced any significant credit losses to date.

 Fair value of financial instruments

  The carrying value of the Company's financial instruments, including accounts receivable, approximates fair market value.

 Recent accounting pronouncements

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The adoption of both statements are required for fiscal years beginning after December 15, 1997. Under SFAS No. 130, companies are required to report in the financial statements, in addition to net income, comprehensive income including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. SFAS No. 131 requires that companies report separately, in the financial statements, certain financial and descriptive information about operating segments, if applicable. The Company does not expect the adoption of SFAS No.130 or SFAS No. 131 to have any financial impact on its consolidated financial statements and is currently assessing the impact of the disclosure provisions of the new pronouncements.

  The Company complies with the provisions of Emerging Issues Task Force Issue No. 96-18 ("EITF 96-18") with respect to stock options granted to non-employees who are consultants to the Company. EITF 96-18 requires variable plan accounting with respect to such non-employee stock options, whereby compensation associated with such options is measured on the date such options vest, and incorporates the current air market value of the Companys Common Stock into the option valuation model.

 Interim results (unaudited)

  The accompanying supplemental consolidated interim financial statements as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 are unaudited. In the opinion of management, the unaudited consolidated supplemental interim financial statements have been prepared on the same basis as the annual supplemental consolidated financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of September 30, 1998 and the results of the Companys operations and its cash flows for the nine months ended September 30, 1997 and 1998. The financial data and other information disclosed in these notes to supplemental consolidated financial statements related to these periods are unaudited. The results for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


NOTE 3--SUPPLEMENTAL CASH FLOW INFORMATON:

                                                             NINE MONTHS ENDED
                                    YEAR ENDED DECEMBER 31,    SEPTEMBER 30,
                                   ------------------------- ------------------
                                    1995    1996     1997      1997     1998
                                   --------------- --------- -------- ---------
                                                                (UNAUDITED)
Supplemental disclosures:
  Cash paid for interest.......... $   91 $    121 $     263 $    183 $     315
  Income taxes....................    647    4,488     1,386    1,121       509
Non-cash financing and investing
 activities:
  Common Stock issued for note
   receivable.....................     --    2,000        --       --        --
  Notes payable converted into
   Common Stock...................     --      957        --       --        --
  Equipment acquired through
   capital lease..................     --      288       578       --        --
  Common Stock issued for
   acquisitions...................     --    4,997    46,293   35,360   190,379
  Common Stock issued for
   services.......................     --       --     1,250       --        --
  Assumptions of liabilities in
   acquisition....................     --       --     2,146    2,146     5,284
  Issuance of warrants............     --       --        --       --     9,156
  Deferred tax asset recorded in
   connection with taxable pooling
   of interests transactions......     --       --     9,346    9,346        --

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


NOTE 4--BALANCE SHEET COMPONENTS:

                                                 DECEMBER 31,
                                                ----------------  SEPTEMBER 30,
                                                 1996     1997        1998
                                                -------  -------  -------------
                                                                   (UNAUDITED)
Accounts receivable, net:
  Accounts receivable.......................... $26,372  $64,807    $ 95,017
  Unbilled revenues............................
  Less: Allowance for doubtful accounts........    (792)  (2,261)     (6,631)
                                                -------  -------    --------
                                                $25,580  $62,546    $ 88,386
                                                =======  =======    ========
Property and equipment, net:
  Computer equipment........................... $ 5,452  $13,072    $ 22,689
  Furniture and fixtures.......................   2,583    3,536       3,399
  Leasehold improvements.......................   1,504    2,991       3,807
                                                -------  -------    --------
                                                  9,539   19,599      29,895
  Less: Accumulated depreciation and
   amortization................................  (3,884)  (7,548)    (12,404)
                                                -------  -------    --------
                                                $ 5,655  $12,051    $ 17,491
                                                =======  =======    ========
Intangible assets, net:
  Goodwill, primarily workforce in place....... $ 6,077  $56,572    $225,738
  Purchased technology.........................      --    3,610      11,058
                                                -------  -------    --------
                                                  6,077   60,182     236,796
  Less: Accumulated amortization...............    (140) (10,935)    (56,930)
                                                -------  -------    --------
                                                $ 5,937  $49,247    $179,866
                                                =======  =======    ========
Accrued expenses:
  Compensation and benefits.................... $ 4,207  $ 5,128    $  9,813
  Accrued financing costs......................      10    1,450          --
  Marketing costs..............................   1,592    1,260       1,977
  Professional fees............................     721    1,012       4,046
  Other........................................   4,039    8,884      11,648
                                                -------  -------    --------
                                                $10,569  $17,734    $ 27,484
                                                =======  =======    ========

NOTE 5--SHORT-TERM INVESTMENTS:

  At December 31, 1997, short-term investments in marketable securities were classified as available-for-sale and consisted of debt securities of the U.S. Government and its agencies, high-quality municipal debt instruments and corporate debt.

  At September 30, 1998, short-term investments in marketable securities were classified as available-for-sale and consisted of 55% (unaudited) corporate debt securities, 4% (unaudited) debt securities of the U.S. Government and its agencies, 14% (unaudited) foreign debt securities and 27% of municipal bonds.

  At December 31, 1997 and September 30, 1998, the fair value of the investments approximated cost. Fair value is determined based upon the quoted market prices of the securities as of the balance sheet date.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


  The contractual maturities of the debt securities were as follows:

                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1997         1998
                                                      ------------ -------------
     Due within one year.............................   $11,329       $32,208
     Due after one year through five years...........        --        13,893
     Due after five years through ten years..........     1,900           512
     Due after ten years.............................    10,800           564
                                                        -------       -------
                                                        $24,029       $47,177
                                                        =======       =======

NOTE 6--INCOME TAXES:

 Historical income taxes

  The provision for income taxes consisted of the following:

                                                              YEAR ENDED
                                                             DECEMBER 31,
                                                         ----------------------
                                                          1995    1996    1997
                                                         ------  ------  ------
                                                            (IN THOUSANDS)
     CURRENT:
       Federal.......................................... $1,201  $2,328  $1,562
       State............................................    340     942     818
       Foreign..........................................    --      --      450
                                                         ------  ------  ------
         Total current..................................  1,541   3,270   2,830
                                                         ------  ------  ------
     DEFERRED:
       Federal..........................................   (374)   (937)   (771)
       State............................................   (102)   (233)    (85)
                                                         ------  ------  ------
         Total deferred.................................   (476) (1,170)   (856)
                                                         ------  ------  ------
     Charge in lieu of taxes attributable to employee
      stock option plans................................    --      926   3,343
                                                         ------  ------  ------
                                                         $1,065  $3,026  $5,317
                                                         ======  ======  ======

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


  The tax effects of the temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

                                                                DECEMBER 31,
                                                               ---------------
                                                                1996    1997
                                                               ------  -------
     DEFERRED TAX ASSETS:
       Net operating losses................................... $5,200  $17,000
       Accounts receivable allowances.........................    327      533
       Depreciation...........................................    314      230
       Federal benefit of state taxes.........................    266      --
       Basis of assets for tax purposes in excess of book
        for taxable pooling transactions......................    --    10,280
       Deferred compensation..................................    657      206
       Benefit and other accruals.............................    231      256
       Other..................................................    163      313
                                                               ------  -------
         Gross deferred tax assets............................  7,158   28,818
     Valuation allowance...................................... (5,200) (17,000)
                                                               ------  -------
     Net deferred tax assets..................................  1,958   11,818
                                                               ------  -------
     DEFERRED TAX LIABILITIES:
       Change from cash to accrual method of accounting for
        income tax purposes...................................   (620)    (278)
                                                               ------  -------
         Total deferred tax liabilities.......................   (620)    (278)
                                                               ------  -------
     Net deferred tax assets.................................. $1,338  $11,540
                                                               ======  =======

  Deferred tax assets of approximately $17,000 at December 31, 1997 consists of federal and state net operating loss carryforwards which are subject to separate return limitations rules. Based on this limitation and a number of factors, including the lack of a history of profits and the fact that the Company competes in a developing market that is characterized by rapidly changing technology, management believes that there is sufficient uncertainty regarding the realization of $17,000 of deferred tax assets such that a valuation allowance has been provided.

  The Company's effective tax rate differs from the statutory federal income tax rate as shown in the following schedule:

                                  YEAR ENDED
                                 DECEMBER 31,
                               ---------------------
                               1995    1996    1997
                               -----   -----   -----
     Federal tax statutory
      rate...................   34.0 % (35.0)% (35.0)%
     Partnership benefit.....  (22.0)   (514)   (0.7)
     State income taxes, net
      of federal benefit.....    3.5     138     1.9
     Nondeductible intangible
      assets.................    --      --       23
     Change in valuation
      allowance..............    --    1,451      22
     Other...................    --     (132)   10.3
                               -----   -----   -----
                                15.5 %   908 %  11.5 %
                               =====   =====   =====

  At December 31, 1997, the Company had federal and state net operating loss carryforwards of approximately $42,750 and $26,350, respectively, available to reduce future taxable income, which expire in

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

varying amounts through 2012. The Company's ability to utilize net operating loss carryforwards and tax credits are subject to limitations as set forth in applicable federal and state tax laws. As specified in the Internal Revenue Code, an ownership change of more than 50% by a combination of the Company's significant stockholders during any three-year period would result in certain limitations on the Company's ability to utilize its net operating loss and credit carryforward. Such a change occurred in December 1997 resulting in a $13,000 limitation.

 Unaudited pro forma income taxes

  The pro forma provision for income taxes reflects the income tax expense that would have been reported if an acquired partnership had been a C corporation for each of the years in the three-year period ended December 31, 1997. The components of pro forma income taxes are as follows:

                                                             YEAR ENDED
                                                            DECEMBER 31,
                                                        ----------------------
                                                         1995    1996    1997
                                                        ------  ------  ------
                                                           (IN THOUSANDS)
     CURRENT:
       Federal......................................... $2,612  $4,008  $1,771
       State...........................................    687   1,344     927
       Foreign.........................................    --      --      450
                                                        ------  ------  ------
         Total current.................................  3,299   5,352   3,148
                                                        ------  ------  ------
     DEFERRED:
       Federal.........................................   (374)   (937)   (771)
       State...........................................   (102)   (233)    (85)
                                                        ------  ------  ------
         Total deferred................................   (476) (1,170)   (856)
                                                        ------  ------  ------
     Charge in lieu of taxes attributable to employee
      stock option plans...............................    --      926   3,343
                                                        ------  ------  ------
     Total pro forma provision for income taxes........ $2,823  $5,108  $5,635
                                                        ======  ======  ======

  The Company's pro forma effective rate differs from statutory federal income tax rate as follows:

                                                             YEAR ENDED
                                                            DECEMBER 31,
                                                         ---------------------
                                                         1995   1996     1997
                                                         ----  -------   -----
     Federal tax statutory rate......................... 34.0%   (35.0)% (35.0)%
     State income expenses, net of federal benefit......  5.7%     259     2.0
     Nondeductible intangible assets....................  --       --      2.3
     Change in valuation allowance......................  --     1,451      22
     Other..............................................  1.4%    (142)    0.5
                                                         ----  -------   -----
                                                         41.1% 1,533.0 %  12.5 %
                                                         ====  =======   =====

  On an unaudited pro forma basis, the tax effects of temporary differences that give rise to the significant portions of the unaudited pro forma deferred tax assets and liabilities do not differ significantly from the historical amounts presented above as December 31, 1996 and 1997. Because the merger with the partnership was a taxable transaction, during the first quarter of fiscal 1997, the Company recorded a deferred tax asset and an increase in stockholders' equity of approximately $9,346,000 for the difference between the financial statement and tax carrying amounts of the partnership's net assets upon the closing of the transaction.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


NOTE 7--NOTES PAYABLE:

  In July 1995, the Company entered into a credit agreement with a bank for $4,600, including a $3,000 line of credit, a $1,000 equipment line of credit, and a $600 term loan to refinance existing debt. The equipment line of credit and term loan expired during 1997. Borrowings were secured by all assets of the Company. As of December 31, 1997, the Company has no amounts outstanding under this line of credit.

  In January 1996, the Company received $500 in exchange for unsecured convertible promissory notes. The notes were part of a bridge financing arrangement associated with the Series A financing, were payable on demand and bore interest at 6% per annum. The notes were repayable, at the option of the holder, by the issuance of the Company's Common or Preferred Stock. In February 1996, in connection with the Series A financing, the holder exercised its conversion option and the notes were extinguished through the issuance of 500,000 shares of the Company's Common Stock.

  During 1996, the Company entered into a $500 line of credit with a bank bearing interest a the banks prime rate plus 0.25% (8.75% as of November 30, 1997). Borrowings were unsecured and the line of credit expired on January 31, 1998. As of December 31, 1997, the Company has no amounts outstanding under this line of credit.

  On October 6, 1997, the Company entered into a credit facility with a bank that allows the Company to borrow up to maximum of $3,000 to finance various equipment purchases. Advances accrue interest at the banks prime lending rate plus 1% (9.5% at December 31, 1997) and are repayable over a thirty-six month period. As of December 31, 1997, borrowings outstanding under the credit facility approximated $431. The credit facility is secured by the assets of the Company and expires on September 29, 2001. In addition, the bank requires the Company to comply with certain financial covenants relating to profitability and cash flow ratios; the Company was in compliance with all covenants at December 31, 1997.

  In November 1997, the Company obtained a bridge loan facility from a bank. Under the terms of the facility, the Company borrowed $2,000 (the maximum amount available), which was secured by substantially all of the Company's assets. The loan accrued interest at the banks prime rate plus 1%. On December 10, 1997, the Company repaid the outstanding amount, plus interest of $14.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


NOTE 8--COMMITMENTS AND CONTINGENCIES:

 Leases

  The Company and its subsidiaries lease facilities under noncancelable operating leases which expire through 2011. The leases provide for escalating monthly payments which are being charged to operations ratably over the lease term. In addition to the minimum lease payments, the Company is responsible for property taxes, insurance and certain other operating costs. The Company also leases certain equipment under long-term lease agreements that are classified as capital leases. These capital leases terminate at various dates through January 2002.

  Total equipment acquired under capitalized lease was as follows:

                                                    DECEMBER 31,
                                                    -------------  SEPTEMBER 30,
                                                    1996    1997       1998
                                                    -----  ------  -------------
   Computer and equipment.......................... $ 702  $1,234      $ 64
   Furniture and fixtures..........................   108     154        --
                                                    -----  ------      ----
                                                      810   1,388        64
   Less: Accumulated depreciation..................  (214)   (877)      (54)
                                                    -----  ------      ----
                                                    $ 596  $  511      $ 10
                                                    =====  ======      ====

  The Company has a master lease agreement with a leasing company which expires in 1999. The agreement provides a line of credit of $600 for capital equipment purchases. At December 31, 1997, approximately $1 was available under this agreement for equipment purchases.

  Future minimum lease payments under all noncancelable operating and capital leases as of December 31, 1997 are as follows:

   YEAR ENDED                                                 OPERATING CAPITAL
  DECEMBER 31,                                                 LEASES   LEASES
  ------------                                                --------- -------
    1998.....................................................  $ 6,529   $ 466
    1999.....................................................    6,011     309
    2000.....................................................    4,959      30
    2001.....................................................    3,436      10
    2002.....................................................    2,377       1
    Thereafter...............................................    6,857      --
                                                               -------   -----
    Total minimum payments...................................  $30,169     816
                                                               -------
    Less: Amount representing interest.......................              (76)
                                                                         -----
    Present value of capital lease obligations...............              740
    Less: Current portion....................................             (368)
                                                                         -----
    Lease obligations, long-term.............................            $ 372
                                                                         =====

  Rent expense under operating leases totaled $2,935 and $7,872 for the years ended December 31, 1996 and 1997, respectively.

 Litigation

  As is typical for companies in USWeb's business and of USWeb's size, USWeb is from time to time the subject of lawsuits. USWeb does not believe that the outcome of any pending litigation is likely to be material to USWeb, but due to the inherent uncertainties of litigation, there is a risk that the outcome of

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

pending or any future litigation could have a material adverse effect on the USWeb business, financial condition, cash flows, or results of operations.

NOTE 9--MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK:

  At December 31, 1996, a total of 9,329,500 shares of Mandatorily Redeemable Convertible Preferred Stock were authorized for issuance, of which 6,226,167 and 3,103,333 shares were designated as Series A and Series B, respectively. In 1996, the Company issued 6,172,833 shares of Series A and 3,103,333 shares of Series B Mandatorily Redeemable Convertible Preferred Stock ("Series A" and Series "B") for cash at $1.62 and $2.01 per share, respectively. In 1997, the Company authorized an additional 3,400,000 shares of Mandatorily Redeemable Convertible Preferred Stock designated as Series C and issued 2,818,193 shares of Series C Mandatorily Redeemable Convertible Preferred Stock ("Series C") for cash at $6.21 per share. On December 5, 1997, the Company completed its initial public offering of its Common Stock. At that time, all of the Company's Mandatorily Redeemable Convertible Preferred Stock outstanding was converted into an aggregate of 12,094,359 shares of Common Stock.

NOTE 10--STOCKHOLDERS EQUITY:

 Preferred Stock

  The Company is authorized to issue 100,000,000 shares of $0.001 par value Common Stock and 1,000,000 shares of $0.001 par value Preferred Stock, and the Board of Directors has the authority to issue the undesignated Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof.

 Common Stock

  During 1996, 5,000,000 shares of Common Stock were purchased by the Company's five founders ("the Founders Shares"). In the event that any one of the founders ceased to be an employee of the Company, the Company had the right to repurchase ("the Repurchase Right"), at the original purchase price, a declining percentage of the shares issued. During August 1997, a Company Founder terminated his employment. In connection with the termination, the Company accelerated the vesting of 111,205 shares of Founders Stock and accordingly recognized a charge in the amount of $1,080. Additionally, 349,502 shares of unvested Founder's Stock were repurchased by the Company at their original issuance price of $0.0003 per share. In the event of a change in control of the Company, the Founders Shares shall become immediately vested in full and the Repurchase Rights shall lapse.

  On September 30, 1997, the Company sold 222,222 shares of Common Stock in a private transaction to an independent third party in exchange for a note receivable in the amount of $2,000. On October 14, 1997, the note receivable was collected in full.

  On December 5, 1997, the Company completed its initial public offering of 5,750,000 shares of its Common Stock. Net proceeds to the Company aggregated approximately $38,309. In addition, the Company sold 1,666,666 shares of Common Stock to Intel Corporation in a private placement that closed contemporaneously with the Offering. Net proceeds to the Company aggregated approximately $9,650. In connection with the discounted sale of Common Stock to Intel Corporation, the Company recognized a $1,250 non-cash charge that is included in marketing, sales and support expense.

 Warrants

  From January 1996 to December 31, 1996 the Company issued warrants to purchase 104,721 shares of its Common Stock at exercise prices ranging from $0.09 to $1.62 per share. The fair value of these warrants

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

aton their respective grant dates was not material. The warrants are exercisable at any time, and their expiration dates range from May 2001 through February 2006.

  In connection with the issuance of the Series C shares, the Company issued warrants to purchase a total of 704,549 shares of Series C at $7.50 per share. Upon completion of the Company's initial public offering, these warrants were exchanged for warrants to purchase Common Stock. The warrants are exercisable at any time prior to their expiration in May 2000. Approximately $1,690 of the proceeds received from the issuance of Series C were allocated to the Series C warrants. No warrants had been exercised at December 31, 1997.

NOTE 11--STOCK-BASED COMPENSATION:

  At December 31, 1997, the Company has three stock-based compensation plans, which are described below. The Company applies APB No. 25 and related Interpretations and SFAS No. 123 with respect to grants to other than employees in accounts for its plans. During the period from June through October 1996, the Company granted options to purchase an aggregate of 98,667 shares of Common Stock at exercise prices ranging from $0.30 to $0.90 per share and recorded $165 of unearned compensation relating to such options. This amount is being amortized over the four-year vesting period of the related options. Had compensation cost for the Company's three stock-based compensation plans been determined based on the minimum and fair values at the grant dates for awards under those plans consistent with the methods prescribed by SFAS No. 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:

                                                      YEAR ENDED DECEMBER 31,
                                                      -------------------------
                                                         1996          1997
                                                      -----------  ------------
   Net loss:
     As reported--pro forma.......................... $    (5,441) $    (50,988)
                                                      ===========  ============
     As adjusted (unaudited)......................... $    (7,650) $    (59,526)
                                                      ===========  ============
   Net loss per share:
     Basic and diluted, as reported--pro forma....... $     (0.25) $      (1.74)
                                                      ===========  ============
     Basic and diluted, as adjusted (unaudited)...... $     (0.35) $      (2.03)
                                                      ===========  ============

 Fair value estimates

  For purposes of complying with the disclosure provisions of SFAS No. 123, prior to the Company's initial public offering in December 1997, the fair value of each option grant was determined on the date of grant using the minimum value method. Subsequent to the offering, the fair value was determined using the Black-Scholes option pricing model. Except for the volatility assumption, which was only used under the Black-Scholes model, the following weighted-average assumptions were used for grants during the years ended December 31, 1996 and 1997.

                                                        YEAR ENDED DECEMBER 31,
                                                        ------------------------
                                                           1996         1997
                                                        ----------- ------------
   Dividend yield......................................        0.0%         0.0%
   Volatility..........................................        0.0%        60.0%
   Risk-free interest rate.............................        6.1%     6.0-6.2%
   Expected life.......................................     4 years      4 years

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


 Stock Option Plans

 1996 Stock Option Plan

  The Company has reserved an aggregate of 600,000 shares of Common Stock for issuance under its 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan provides for grants of options to employees and consultants (including officers and directors) of the Company, its parent and its subsidiaries.

  The exercise price of options granted under the 1996 Plan is determined by the 1996 Plan Administrator, as defined. With respect to incentive stock options granted under the 1996 Plan, the exercise price must be at least equal to the fair market value per share of the Common Stock on the date of grant, and the exercise price of any incentive stock option granted to a participant who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock must be equal to a least 110% of fair market value of the Common Stock on the date of grant.

  Each option outstanding under the 1996 Plan may be exercised in whole or in part at any time. Exercised but unvested shares are subject to repurchase by the Company. Options generally vest, assuming continued service by the optionee as an employee or consultant, at the rate of 25% of the shares subject to the option on the first anniversary of the commencement of vesting date and 1/48th of the shares each month thereafter, such that all shares under the option vest in full four years from the date of commencement of vesting, assuming continued service as an employee or consultant. Options outstanding under the 1996 Plan generally have a term of ten years.

 1996 Equity Compensation Plan

  The Company's 1996 Equity Compensation Plan (the "1996 Equity Plan") provides for the granting to employees of incentive stock options, and for the grant to employees and consultants of nonstatutory stock options and stock purchase rights ("SPRs"). A total of 2,000,000 shares of Common Stock are currently reserved for issuance pursuant to the 1996 Equity Plan.

  In 1996 Equity Plan Administrator, as defined, has the power to determine the terms of the options of SPRs granted, including the exercise price, the number of shares subject to each option or SPR, the exercisability thereof, and the form of consideration payable upon such exercise.

  Each option outstanding under the 1996 Equity Plan may be exercised in whole or in part at any time. Exercised but unvested shares are subject to repurchase by the Company. Options generally vest, assuming continued service by the optionee as an employee or consultant, at the rate of 25 of the shares subject to the option on the first anniversary of the commencement of vesting date and 1/48th of the shares each month thereafter, such that all shares under the option vest in full four years form the date of commencement of vesting, assuming continued service as an employee or consultant. Options outstanding under the 1996 Equity Plan generally have a term of ten years.

  The restricted stock purchase agreement pursuant to which the SPR is exercised shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchasers employment with the Company for any reason (including death or disability).

  The repurchase option shall lapse at a rate determined by the 1996 Equity Plan Administrator. The exercise price of all incentive stock options granted under the 1996 Equity Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

options and SPRs granted under the 1996 Equity Plan is determined by the 1996 Equity Plan Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation", the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1996 Equity Plan may not exceed ten years. As of December 31, 1997, no SPRs had been granted.

 1997 Acquisition Stock Option Plan

  The Company's 1997 Acquisition Stock Option Plan (the "1997 Plan") provides for the grant of incentive stock options to employees (including officers and employee directors) and for the grant of nonstatutory stock options and SPRs to employees, directors and consultants. A total of 10,000,000 shares of Common Stock, plus annual increases equal to the lesser of (i) 400,000 shares, (ii) 5% of the outstanding shares, or (iii) a lesser amount determined by the Board of Directors, are currently reserved for issuance pursuant to the 1997 Plan.

  The 1997 Plan Administrator, as defined, has the power to determine the terms of the options or SPRs granted, including the exercise price of the option or SPR, the number of shares subject to each option or SPR, the exercisability thereof, and the form of consideration payable upon such exercise.

  The restricted stock purchase agreement pursuant to which the SPR is exercised shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchasers employment with the Company for any reason (including death or disability). The repurchase option shall lapse at a rate determined by the Administrator.

  The exercise price of all incentive stock options granted under the 1997 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1997 Plan is determined by the 1997 Plan Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation", the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the outstanding capital stock of the Company, its parent and its subsidiaries, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1997 Plan may not exceed ten years. As of December 31, 1997, no SPRs had been granted.

 CKS Group Stock Option Plans

  In connection with the merger with CKS Group, which was consummated on December 17, 1998 (See Note 1), the Company assumed all of the outstanding stock options under CKS Group's 1995 Series B Common Stock Plan, 1995 Stock Plan, 1995 Director Option Plan, 1996 Supplemental Stock Plan, and Site Specific Option Plan (collectively the "CKS Group Stock Option Plans"). Outstanding options assumed from CKS Group Stock Option Plans generally vest 25% after one year from the date of grant, and then ratably over 36 months thereafter, and are exercisable for a period of 10 years. No further grants will be made under the CKS Group Stock Option Plans.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


  A summary of the status of the Company's three fixed stock option plans as of December 31, 1996 and 1997, and changes during the years then ended is presented below:

                                              1996                 1997
                                       -------------------- --------------------
                                                   WEIGHTED             WEIGHTED
                                                   AVERAGE              AVERAGE
                                                   EXERCISE             EXERCISE
   FIXED STOCK OPTIONS                   SHARES     PRICE     SHARES     PRICE
   -------------------                 ----------  -------- ----------  --------
   Outstanding at beginning of year..     951,324  $  1.53   2,529,617   $11.13
   Granted...........................   3,492,050   16.600  11,866,080    25.21
   Exercised.........................    (405,028)    0.93    (630,197)   10.51
   Canceled..........................  (1,508,730)    8.11    (878,315)   19.18
                                       ----------           ----------
   Outstanding at end of year........   2,529,617  $ 37.22  12,887,185   $22.42
                                       ----------           ----------
   Options exercisable at end of
    year.............................     552,730            3,097,052
                                       ----------           ----------
   Weighted-average minimum and fair
    values of options granted during
    the year.........................  $     0.07           $     1.47
                                       ==========           ==========

  The following table summarizes information about stock options outstanding at December 31, 1997:

                          OPTIONS OUTSTANDING        OPTIONS EXERCISABLE
                    -------------------------------- --------------------
                                 WEIGHTED
                                  AVERAGE   WEIGHTED             WEIGHTED
                                 REMAINING  AVERAGE              AVERAGE
      RANGE OF        NUMBER    CONTRACTUAL EXERCISE   NUMBER    EXERCISE
   EXERCISE PRICE   OUTSTANDING    LIFE      PRICE   OUTSTANDING  PRICE
   --------------   ----------- ----------- -------- ----------- --------
   $ 0.50 - $12.56  10,012,686   9.1 years   $ 7.77   2,905,234   $ 7.74
   $20.00 - $29.75   2,250,489   9.0 years    14.77     178,694    13.41
   $31.00 - $42.00     624,011   9.6 years    22.52      13,125    24.33
                    ----------                        ---------
                    22,899,871                        6,002,286
                    ==========                        =========

 Acquisition Stock Bonus Plan

  During the year ended December 31, 1997, the Company agreed to issue bonuses contingent on future employment that are payable only in shares of Common Stock to employees previously employed by Acquired Entities (each a "New Employee").

  Under the agreements, the stock bonuses vest over a thirty-six month period from the date of first employment by the Company and will be paid at the conclusion of the vesting period. However, to the extent that a New Employees status as an employee is terminated, the New Employee will be entitled only to the vested portion of the stock bonus and such bonus shall become due and payable upon such New Employees termination. The aggregate stock bonus for awards through December 31, 1997, totaled $62,118, and will be paid in shares of Common Stock at the fair market value of the Common Stock at the date of issuance. Stock bonus awards are recognized as compensation expense over the thirty-six month vesting periods and comprise stock compensation expense in the accompanying consolidated financial statements. Stock compensation recorded related to vested stock bonuses aggregated $9,118 and $15,073 (unaudited) for the year ended December 31, 1997, and the nine-months ended September 30, 1998, respectively. Of these amounts, $2,420 and $5,299, respectively, have been recorded in cost of revenues, with the remainder recorded in stock compensation.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


 Employee Stock Purchase Plan

  In September 1997, the Board of Directors approved the 1997 Employee Stock Purchase Plan (the "Purchase Plan"). A total of 1,000,000 shares of Common Stock have been reserved for issuance under this plan. Terms of the plan permit eligible employees to purchase Common Stock through payroll deductions of up to 15% of the employees compensation. Amounts deducted and accumulated by the participant are used to purchase shares of the Company's Common Stock at 85% of the lower of the fair value of the Common Stock at the beginning or the end of the offering period, as defined. During the year ended December 31, 1997, the weighted average fair value of rights granted under the Plan was $2.86 per share. There were no shares issued under the Purchase Plan during 1997.

  During the years ended December 31, 1996 and 1997, shares totalling 151,062 and 192,824, respectively, were issued under CKS Group's Employee Stock Purchase Plan at average prices of $9.81 and $9.27 per share, respectively.

NOTE 12--RELATED PARTY TRANSACTIONS:

  In 1990, an acquired partnership redeemed the equity interest of the principal partner. Consideration provided by the redemption agreement included a contingent amount of 50% of the partnership's adjusted income (as defined by the redemption agreement), for the years 1991 through 1996, and 33 1/3% of such adjusted income for the years 1997 through 2000. The redemption agreement also provided for specific payout terms should the business be sold in years 1 through 10. As of December 31, 1996, the current portion of liabilities to related parties included $1,804,000 related to this arrangement. This amount was paid during the year ended December 31, 1997.

  The partnership reached an agreement with the estate of a deceased partner to redeem all of her partnership shares for $457,000. The redemption agreement provided for an initial $100,000 payment in December 1996 with the balance payable in quarterly installments without interest over four years. The balance was fully paid as of December 31, 1997.

NOTE 13--SUBSEQUENT EVENTS (UNAUDITED):

 Strategic Alliances

  In May 1998, the Company entered into a strategic alliance with NBC Multimedia, Inc. (NBC) to expand production capabilities for NBC's interactive properties and services. As part of the strategic alliance the Company was awarded a multi-year contract where revenues earned under the contract are expected to approximate $11,000. In connection with the strategic alliance, the Company issued warrants to NBC allowing them to purchase 1,600,000 and 500,000 shares of the Company's Common Stock at $22.50 and $25.43 per share, respectively. Warrants to purchase 1,050,000 shares are exercisable at any time prior to their expiration in November 1999 (the "Fixed Warrants"). Warrants to purchase the remaining 1,050,000 shares are subject to cancellation, or if previously exercised, are subject to repurchase by the Company at the original purchase price, in the event that the agreement is cancelled by NBC prior to May 2002 (the "Variable Warrants"). Of the total value ascribed to the NBC warrants, $6,286 was attributable to the Fixed Warrants and recorded as part of stock compensation in operating expenses in the quarter ended June 30, 1998, and $6,282 was attributable to the Variable Warrants. Because the inclusion of the value of the Variable Warrants as part of the NBC contract will result in an overall loss on the contract, an accrual of $9,430 was provided in the quarter ended June 30, 1998 to recognize this loss. The Variable Warrants are subject to future revaluation at each balance sheet date through the date the related cancellation or repurchase rights lapse. During the quarter ended September 30, 1998, the Company recorded a recovery of the previously recognized loss totaling $7,336, due to changes in the estimated fair value of the Variable Warrants.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


 Follow-on Offering

  On April 7, 1998, the Company completed a follow-on offering whereby the Company sold 1,581,216 shares of Common Stock. Net proceeds to the Company from the follow-on offering aggregated approximately $31,151, after deducting underwriters discounts and expenses of the offering. In addition, various option and warrant holders who participated as selling stockholders in the offering exercised 387,118 stock options and 56,547 shares of Common Stock. Net proceeds to the Company from the exercise of stock options and warrants to purchase warrants aggregated approximately $2,698.

 Acquisition

  In December 1998 the Company completed the acquisition of all the outstanding stock of Sysicom, an Internet professional services firm located in Paris, France, in exchange for 454,752 shares of the Company's Common Stock and $5,000 in cash. This acquisition will be accounted for as a purchase, and accordingly, the recognized purchase price will be allocated to the tangible and identifiable intangible assets and liabilities assumed on the basis of their fair values on the acquisition date.

 Impairment Charge

  In August 1996, in connection with its acquisition of Schell/Mullaney, the Company recorded goodwill totaling $4,600. In November 1997 and 1998, in connection with additional purchase consideration resulting from earn-out provisions, additional goodwill totaling $4,500 and $4,500, respectively, was recorded. As of September 30, 1998, the carrying amount of Schell/Mullaney goodwill aggregated approximately $13,100. In December 1998, in connection with the renewal of an employment arrangement with a key employee, the Company estimated that the future undiscounted net cash flows from this subsidiary will be significantly less than in prior periods. Accordingly, based upon the provisions of this employment arrangement and the expected future net discounted cash flows, the Company determined that any impairment provision totaling $11,000 was necessary and will recognize this amount as a charge to general and administrative expense in the quarter ending December 31, 1998.

 Stock Repurchase Program

  In September 1998, the Company adopted a stock repurchase program to buy shares of its Common Stock in the open market. The Board of Directors authorized the repurchase of up to the lesser of 1,000,000 shares or $15,000. The stock repurchase program will expire in 1999.

 Litigation

  On November 5, 1998, a putative class action lawsuit was filed in the United States District Court for the Northern District of California against CKS Group and three of its officers and directors. The complaint alleges that during the period March 20, 1997 to November 7, 1997 (the "Class Period"), the defendants violated the Securities Exchange Act and the SEC rules and regulations thereunder by issuing false and misleading statements about CKS Group's operations, revenues and earnings which allegedly inflated CKS Group's reported revenues, earnings and stock price. The complaint further alleges that those who purchased CKS Group's stock suffered damages when on November 7, 1997, the price of CKS Group Common Stock dropped, allegedly causing losses to the members of the class. The plaintiff seeks to recover damages in an unspecified amount (together with interest and attorneys' fees) on behalf of all purchasers of CKS Group Common Stock during the Class Period. The Company believes that this lawsuit is without merit and intends to defend this action vigorously. Certain of such legal proceedings may be covered under insurance policies or indemnification agreements. Based upon information presently available, the Company believes that the final outcome of such proceedings will not have a material adverse effect upon the Company's business, results of operations or financial condition.

 Share Authorization

  On December 16, 1998, the Company's stockholders approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock by 100,000,000 shares to 200,000,000 shares.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb San Francisco

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb San Francisco (formerly XCom Corporation) at December 31, 1996 and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


Price Waterhouse LLP

San Jose, California
September 17, 1997

                              USWEB SAN FRANCISCO

                                 BALANCE SHEET

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
                              ASSETS
Current assets:
  Cash and cash equivalents........................................   $281,000
  Accounts receivable..............................................    194,000
  Other current assets.............................................     41,000
                                                                      --------
    Total current assets...........................................    516,000
Property and equipment, net........................................     37,000
                                                                      --------
                                                                      $553,000
                                                                      ========
               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................   $ 62,000
  Accrued expenses.................................................    118,000
  Unearned revenues................................................     63,000
  Current portion of notes payable.................................     37,000
                                                                      --------
    Total current liabilities......................................    280,000
Notes payable, long-term portion...................................    170,000
                                                                      --------
                                                                       450,000
                                                                      --------
Commitments and contingencies (Note 5)
Shareholders' equity:
  Preferred Stock: no par value, 1,000,000 shares authorized;
   340,000 shares issued and outstanding...........................         --
  Common Stock: no par value, 500,000 shares authorized;
   285,000 shares issued and outstanding...........................     26,000
  Retained earnings................................................     77,000
                                                                      --------
    Total shareholders' equity.....................................    103,000
                                                                      --------
                                                                      $553,000
                                                                      ========

   The accompanying notes are an integral part of these financial statements.

                              USWEB SAN FRANCISCO

                            STATEMENT OF OPERATIONS

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
Revenues...........................................................  $1,042,000
Cost of revenues...................................................     502,000
                                                                     ----------
  Gross profit.....................................................     540,000
                                                                     ----------
Operating expenses:
  Marketing, sales and support.....................................     251,000
  General and administrative.......................................     148,000
                                                                     ----------
    Total operating expenses.......................................     399,000
                                                                     ----------
Income before income taxes.........................................     141,000
Provision for income taxes.........................................     (64,000)
                                                                     ----------
Net income.........................................................  $   77,000
                                                                     ==========




   The accompanying notes are an integral part of these financial statements.

                              USWEB SAN FRANCISCO

                       STATEMENT OF SHAREHOLDERS' EQUITY

                            CONVERTIBLE
                          PREFERRED STOCK    COMMON STOCK                TOTAL
                          ----------------- --------------- RETAINED SHAREHOLDERS'
                           SHARES   AMOUNT  SHARES  AMOUNT  EARNINGS    EQUITY
                          --------- ------- ------- ------- -------- -------------
Balance at December 31,
 1995...................         --  $  --       -- $    -- $    --    $     --
Issuance of Preferred
 Stock to Founders......    340,000     --       --      --      --          --
Issuance of Common Stock
 to Founders............         --     --  270,000  16,000      --      16,000
Issuance of Common Stock
 for cash and other net
 assets.................         --     --   15,000  10,000      --      10,000
Net Income..............         --     --       --      --  77,000      77,000
                          ---------  -----  ------- ------- -------    --------
Balance at December 31,
 1996...................    340,000  $  --  285,000 $26,000 $77,000    $103,000
                          =========  =====  ======= ======= =======    ========




   The accompanying notes are an integral part of these financial statements.

                              USWEB SAN FRANCISCO

                            STATEMENT OF CASH FLOWS

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income........................................................  $  77,000
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization...................................     13,000
   Changes in assets and liabilities:
    Accounts receivable............................................   (156,000)
    Other current assets...........................................    (44,000)
    Accounts payable...............................................     12,000
    Accrued expenses...............................................    118,000
    Unearned revenues..............................................     63,000
                                                                     ---------
     Net cash provided by operating activities.....................     83,000
                                                                     ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE ACQUISITION OF PROPERTY AND EQUIPMENT.........................    (13,000)
                                                                     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of Common Stock............................      4,000
 Proceeds from note payable........................................    207,000
                                                                     ---------
     Net cash provided by financing activities.....................    211,000
                                                                     ---------
Net increase in cash and cash equivalents..........................    281,000
Cash and cash equivalents at beginning at period...................         --
                                                                     ---------
Cash and cash equivalents at end of period.........................  $ 281,000
                                                                     =========
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITY:
 Issuance of Common Stock for net assets...........................  $  22,000
                                                                     =========
SUPPLEMENTAL INFORMATION:
 Cash paid for income taxes........................................  $   7,000
                                                                     =========


   The accompanying notes are an integral part of these financial statements.

                              USWEB SAN FRANCISCO

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb San Francisco (the "Company"), formerly XCom Corporation, specializes in electronic marketing on the Internet. The Company is a full service developer of Internet and intranet sites, offering services in four areas: website design, hosting, promotion and training. The Company was incorporated in California on May 25, 1995 and recognized immaterial financing and operating transactions from that date through December 31, 1995, which have been included in the Company's financial statements for the year ended December 31, 1996.

  During June 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to be a part of USWeb's Affiliate network, which included the San Francisco, CA and New York, NY locations. The relationship with USWeb provided for increased marketing presence, technical support and centralized hosting facilities.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of revenues received in advance of services being performed. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to one customer accounted for 13% of revenue. Approximately 22% of accounts receivable at December 31, 1996 was due from two customers.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization as of December 31, 1996 totaled $3,000.

                              USWEB SAN FRANCISCO

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, notes and accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
     Property and equipment, net:
       Computers and equipment.....................................   $ 45,000
       Furniture and fixtures......................................      2,000
                                                                      --------
                                                                        47,000
       Less: Accumulated depreciation..............................    (10,000)
                                                                      --------
                                                                      $ 37,000
                                                                      ========
     Accrued expenses:
       Accrued income taxes........................................   $ 57,000
       Accrued payroll.............................................     43,000
       Other.......................................................     18,000
                                                                      --------
                                                                      $118,000
                                                                      ========

NOTE 3--RELATED PARTY TRANSACTIONS:

  At December 31, 1996, the Company had non-interest bearing notes payable to three of its employees totaling $15,000. Additionally, notes payable to relatives of the shareholders and employees of the Company totaled $42,000 at December 31, 1996. On December 18, 1996, the Company signed a promissory note from a private investor in the amount of $150,000. The note is payable no later than one year from the date of execution. Interest accrues at a specified interest rate (8.25% at December 31, 1996).

NOTE 4--INCOME TAXES:

  Income tax expense for the year ended December 31, 1996 totaled $64,000 and was composed of federal income taxes of $48,000 and various state and municipal income taxes of $16,000. Taxes payable at

                              USWEB SAN FRANCISCO

December 31, 1996 totaled $57,000. The Company had no significant deferred tax assets or liabilities at December 31, 1996. The Company's effective tax rate for the year ended December 31, 1996 differed from the expected federal tax rate primarily as a result of state and local income taxes.

NOTE 5--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the year ended December 31, 1996 totaled $45,000 and are included in cost of revenues.

 Operating Leases

  Rent expense under month-to-month rental agreements for the year ended December 31, 1996 totaled $20,000. In March 1997, the Company entered into noncancelable operating leases for new office facilities which expire in 2002, require the payment of insurance and maintenance and have required rental payments of approximately $120,000 per year.

  Future minimum lease payments related to office facilities and equipment under noncancelable operating leases are as follows:

       YEAR ENDED                                                      OPERATING
      DECEMBER 31,                                                      LEASES
      ------------                                                     ---------
       1997..........................................................  $151,000
       1998..........................................................   148,000
       1999..........................................................   139,000
       2000..........................................................   122,000
       2001..........................................................   121,000
                                                                       --------
       Total minimum lease payments..................................  $681,000
                                                                       ========

NOTE 6--CONVERTIBLE PREFERRED STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 1,000,000 shares of convertible Preferred Stock. During 1996 the Company issued 340,000 shares to the Founders. Compensation expense related to the issuance of the shares was not material.

NOTE 7--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 500,000 shares of Common Stock. During the year ended December 31, 1996, the Company issued 270,000 shares of Common Stock to the Founders and sold 15,000 shares to a third party in exchange for cash and assets valued at $10,000. Compensation expense related to the issuance of shares to the Founders was not material.

NOTE 8--SUBSEQUENT EVENTS:

  On March 16, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock and Preferred Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of USWeb Milwaukee

  In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of USWeb Milwaukee (formerly Fetch Interactive, Inc.) at June 30, 1996, and the results of its operations and its cash flows for the year ended June 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 12, 1997

                                USWEB MILWAUKEE

                                 BALANCE SHEET

                                                       JUNE 30,     MARCH 31,
                                                         1996         1997
                                                      -----------  -----------
                                                                   (UNAUDITED)
                       ASSETS
Current assets:
  Cash and cash equivalents.......................... $     7,000  $    30,000
  Accounts receivable................................     139,000      271,000
  Costs in excess of billings........................      22,000       23,000
  Other current assets...............................      20,000      138,000
                                                      -----------  -----------
    Total current assets.............................     188,000      462,000
Property and equipment, net..........................     160,000      138,000
                                                      -----------  -----------
                                                      $   348,000  $   600,000
                                                      ===========  ===========
        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable................................... $    96,000  $   152,000
  Accrued expenses...................................      23,000      281,000
  Unearned revenue...................................      65,000      142,000
  Notes payable......................................   1,277,000    1,548,000
  Current portion of capital lease obligations.......      79,000       86,000
                                                      -----------  -----------
    Total current liabilities........................   1,540,000    2,209,000
Capital lease obligations, long-term portion.........     114,000       94,000
                                                      -----------  -----------
                                                        1,654,000    2,303,000
                                                      -----------  -----------
Commitments and contingencies (Note 6)
Stockholders' deficit:
  Common Stock: no par value, 2,500 shares
   authorized;
   1,179 shares issued and outstanding...............
  Additional paid-in capital.........................     218,000      218,000
  Accumulated deficit................................  (1,524,000)  (1,921,000)
                                                      -----------  -----------
    Total stockholders' deficit......................  (1,306,000)  (1,703,000)
                                                      -----------  -----------
                                                      $   348,000  $   600,000
                                                      ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                                USWEB MILWAUKEE

                            STATEMENT OF OPERATIONS

                                                             NINE MONTHS
                                            YEAR ENDED     ENDED MARCH 31,
                                             JUNE 30,   ----------------------
                                               1996        1996        1997
                                            ----------  ----------  ----------
                                                             (UNAUDITED)
Revenues................................... $1,745,000  $1,190,000  $1,927,000
Cost of revenues...........................  1,179,000     810,000   1,583,000
                                            ----------  ----------  ----------
  Gross profit.............................    566,000     380,000     344,000
                                            ----------  ----------  ----------
Operating expenses:
  Marketing, sales and support.............    292,000     173,000     355,000
  General and administrative...............    359,000     242,000     282,000
                                            ----------  ----------  ----------
    Total operating expenses...............    651,000     415,000     637,000
                                            ----------  ----------  ----------
Loss from operations.......................    (85,000)    (35,000)   (293,000)
Interest expense-related party.............   (132,000)   (102,000)   (104,000)
                                            ----------  ----------  ----------
Net loss................................... $ (217,000) $ (137,000) $ (397,000)
                                            ==========  ==========  ==========



   The accompanying notes are an integral part of these financial statements.

                                USWEB MILWAUKEE

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                                      COMMON STOCK                    TOTAL
                                     --------------- ACCUMULATED  STOCKHOLDERS'
                                     SHARES  AMOUNT    DEFICIT       DEFICIT
                                     ------ -------- -----------  -------------
Balance at June 30, 1995............ 1,179  $218,000 $(1,307,000)  $(1,089,000)
Net loss............................                    (217,000)     (217,000)
                                     -----  -------- -----------   -----------
Balance at June 30, 1996............ 1,179   218,000  (1,524,000)   (1,306,000)
Net loss (Unaudited)................                    (397,000)     (397,000)
                                     -----  -------- -----------   -----------
Balance at March 31, 1997
 (Unaudited)........................ 1,179  $218,000 $(1,921,000)  $(1,703,000)
                                     =====  ======== ===========   ===========




   The accompanying notes are an integral part of these financial statements.

                                USWEB MILWAUKEE

                            STATEMENT OF CASH FLOWS

                                                               NINE MONTHS
                                               YEAR ENDED    ENDED MARCH 31,
                                                JUNE 30,   --------------------
                                                  1996       1996       1997
                                               ----------  ---------  ---------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss..................................... $(217,000)  $(137,000) $(397,000)
 Adjustments to reconcile net loss to
  net cash used in operating activities:
  Depreciation and amortization...............    68,000      47,000     50,000
 Changes in assets and liabilities:
  Accounts receivable.........................  (103,000)   (143,000)  (132,000)
  Costs in excess of billings.................    (5,000)     17,000     (1,000)
  Other current assets........................    16,000      14,000   (118,000)
  Accounts payable............................    71,000      79,000     56,000
  Accrued expenses............................     8,000       7,000    258,000
  Unearned revenue............................    50,000     (15,000)    77,000
                                               ---------   ---------  ---------
    Net cash used in operating activities.....  (112,000)   (131,000)  (207,000)
                                               ---------   ---------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE ACQUISITION OF PROPERTY AND EQUIPMENT....   (52,000)    (32,000)   (28,000)
                                               ---------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of notes payable......   228,000     211,000    271,000
 Repayment of notes payable...................   (32,000)    (32,000)        --
 Principal payments on capital leases.........   (49,000)    (30,000)   (13,000)
                                               ---------   ---------  ---------
    Net cash provided by financing activities.   147,000     149,000    258,000
                                               ---------   ---------  ---------
Net (decrease) increase in cash and cash
 equivalents..................................   (17,000)    (14,000)    23,000
Cash and cash equivalents at beginning of
 period.......................................    24,000      24,000      7,000
                                               ---------   ---------  ---------
Cash and cash equivalents at end of period.... $   7,000   $  10,000  $  30,000
                                               =========   =========  =========
SUPPLEMENTAL NONCASH INVESTING AND FINANCING
 ACTIVITY:
 Property and equipment acquired under capital
  leases...................................... $ 121,000   $  34,000  $      --
                                               =========   =========  =========
SUPPLEMENTAL INFORMATION:
 Cash paid for interest....................... $ 136,000   $ 102,000  $ 104,000
                                               =========   =========  =========
 Cash paid for income taxes................... $      --   $      --  $      --
                                               =========   =========  =========

   The accompanying notes are an integral part of these financial statements.

                                USWEB MILWAUKEE

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Milwaukee (the "Company"), formerly Fetch Interactive, Inc., was incorporated in Wisconsin on June 19, 1970 and is principally engaged in providing computer consulting, multimedia and data processing services to customers located throughout the United States.

  During September 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb"), to become a part of USWeb's affiliate network.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements, hosting service fees and data processing.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Costs in excess of billings represents the costs of services performed in advance of related billings. Unearned revenues represent the amount of revenues received in advance of services being performed. Revenues from time and materials agreements, hosting services and data processing are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended June 30, 1996, sales to two customers accounted for 27% and 23% of revenues. Approximately 50% of accounts receivable at June 30, 1996 was due from three customers.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization as of March 31, 1997 totaled $2,000.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term, not to exceed five years.

                                USWEB MILWAUKEE

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Interim Financial Information

  The accompanying financial statements as of March 31, 1997 and for the nine months ended March 31, 1996 and 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of the Company's operations and its cash flows for the nine months ended March 31, 1996 and 1997. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the nine months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ended June 30, 1997.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                          JUNE 30,    MARCH 31,
                                                            1996        1997
                                                          ---------  -----------
                                                                     (UNAUDITED)
   Computers and equipment............................... $ 521,000   $ 540,000
   Furniture and fixtures................................   219,000     228,000
   Leasehold improvements................................   110,000     110,000
                                                          ---------   ---------
                                                            850,000     878,000
   Less: Accumulated depreciation and amortization.......  (690,000)   (740,000)
                                                          ---------   ---------
                                                          $ 160,000   $ 138,000
                                                          =========   =========

NOTE 3--NOTES PAYABLE:

                                                          JUNE 30,   MARCH 31,
                                                            1996       1997
                                                         ---------- -----------
                                                                    (UNAUDITED)
   Demand note payable to the Company's majority
    stockholder, bearing interest at 10%................ $  702,000 $  973,000
   Demand note payable to a member of the immediate
    family of the Company's majority stockholder,
    bearing interest at 9.4%............................    375,000    375,000
   Demand note payable to a third party, bearing
    interest at 9.5%....................................    200,000    200,000
                                                         ---------- ----------
                                                         $1,277,000 $1,548,000
                                                         ========== ==========

                                USWEB MILWAUKEE

NOTE 4--RELATED PARTY TRANSACTIONS:

  During 1996, approximately 27% of the Company's revenues were derived from services to one company that is owned by the Company's majority stockholder. Additionally, at June 30, 1996, two notes payable were outstanding to related parties (see Note 3). Interest expense to related parties during fiscal 1996 was approximately $101,000.

NOTE 5--INCOME TAXES:

  No provision for federal and state income taxes has been recognized as the Company has incurred a net operating loss for the year ended June 30, 1996. At June 30, 1996, the Company had approximately $1,186,000 of federal net operating loss carryforwards which expire in varying amounts through 2011 available to offset future taxable income. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

  Deferred tax assets, aggregating approximately $403,000 at June 30, 1996, consist primarily of net operating loss carryforwards and book reserves and accrued expenses which are not currently deductible for tax purposes. The Company has provided a full valuation allowance on recorded deferred tax assets because of the uncertainty regarding realization based upon the weight of currently available information.

NOTE 6--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the nine months ended March 31, 1997 totaled $14,000 and are included in cost of revenues.

 Operating Leases

  The Company leases its office facilities under a noncancelable operating lease which expires on April 30, 2007. The lease requires payment of property taxes, insurance, maintenance and utilities. Rent expense for the year ended June 30, 1996 totaled $74,000.

                                USWEB MILWAUKEE

  Future minimum lease payments under capital and noncancelable operating leases, as of June 30, 1996 are as follows:

   YEAR ENDED                                               CAPITAL  OPERATING
    JUNE 30,                                                 LEASES    LEASES
   ----------                                               -------- ----------
     1997.................................................. $ 98,000 $  148,000
     1998..................................................   84,000    159,000
     1999..................................................   35,000    162,000
     2000..................................................    6,000    149,000
     2001..................................................       --    147,000
     Thereafter............................................       --    869,000
                                                            -------- ----------
    Total minimum lease payments...........................  223,000 $1,634,000
                                                                     ==========
    Less: amount representing interest.....................   30,000
                                                            --------
    Present value of capitalized lease obligations.........  193,000
    Less: current portion..................................   79,000
                                                            --------
    Long-term portion of capitalized lease obligations..... $114,000
                                                            ========

  Property and equipment under capital lease is as follows:

                                                                      JUNE 30,
                                                                        1996
                                                                      ---------
   Computer equipment................................................ $ 177,000
   Furniture and fixtures............................................    38,000
                                                                      ---------
                                                                        215,000
   Less: Accumulated depreciation....................................  (113,000)
                                                                      ---------
                                                                      $ 102,000
                                                                      =========

NOTE 7--SUBSEQUENT EVENTS:

  On April 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

  Immediately prior to the agreement date, notes payable and related accrued interest payable totaling $1,548,000 were converted into equity.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of USWeb LA Metro

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb LA Metro (formerly NewLink Corporation) at December 31, 1996 and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 17, 1997

                                 USWEB LA METRO

                                 BALANCE SHEET

                                                       DECEMBER 31,  MARCH 31,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $ 60,000    $ 12,000
  Accounts receivable.................................     95,000     110,000
  Other current assets................................     33,000      39,000
                                                         --------    --------
    Total current assets..............................    188,000     161,000
Property and equipment, net...........................     13,000      22,000
                                                         --------    --------
                                                         $201,000    $183,000
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $  6,000    $  6,000
  Accrued expenses....................................     51,000      10,000
  Unearned revenue....................................         --       6,000
                                                         --------    --------
    Total current liabilities.........................     57,000      22,000
Notes payable.........................................     14,000          --
                                                         --------    --------
                                                           71,000      22,000
                                                         --------    --------
Commitments and contingencies (Note 3)
Shareholders' equity:
  Common Stock: $1.00 par value, 10,000 shares
   authorized;
   10,000 shares issued and outstanding...............     10,000      10,000
  Additional paid-in capital..........................     80,000      80,000
  Retained earnings...................................     40,000      71,000
                                                         --------    --------
    Total shareholders' equity........................    130,000     161,000
                                                         --------    --------
                                                         $201,000    $183,000
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB LA METRO

                            STATEMENT OF OPERATIONS

                                                                THREE MONTHS
                                                  YEAR ENDED   ENDED MARCH 31,
                                                 DECEMBER 31, -----------------
                                                     1996       1996     1997
                                                 ------------ -------- --------
                                                                 (UNAUDITED)
Revenues........................................   $560,000   $168,000 $203,000
Cost of revenues................................    135,000     32,000   59,000
                                                   --------   -------- --------
  Gross profit..................................    425,000    136,000  144,000
                                                   --------   -------- --------
Operating expenses:
  Marketing, sales and support..................     38,000      7,000   14,000
  General and administrative....................     28,000      4,000    9,000
                                                   --------   -------- --------
    Total operating expenses....................     66,000     11,000   23,000
                                                   --------   -------- --------
Income from operations..........................    359,000    125,000  121,000
Interest income, net............................         --         --    1,000
                                                   --------   -------- --------
Income before income taxes......................    359,000    125,000  122,000
Provision for income taxes......................     (1,000)        --   (3,000)
                                                   --------   -------- --------
Net income......................................   $358,000   $125,000 $119,000
                                                   ========   ======== ========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB LA METRO

                       STATEMENT OF SHAREHOLDERS' EQUITY

                              COMMON STOCK  ADDITIONAL                TOTAL
                             --------------  PAID-IN   RETAINED   SHAREHOLDERS'
                             SHARES AMOUNT   CAPITAL   EARNINGS      EQUITY
                             ------ ------- ---------- ---------  -------------
Balance at December 31,
 1995.......................  1,000 $ 1,000  $ 8,000   $   9,000    $  18,000
Issuance of Common Stock to
 Founders...................  9,000   9,000   72,000          --       81,000
Shareholder distribution....     --      --       --    (327,000)    (327,000)
Net income..................     --      --       --     358,000      358,000
                             ------ -------  -------   ---------    ---------
Balance at December 31,
 1996....................... 10,000  10,000   80,000      40,000      130,000
Shareholder distribution
 (Unaudited)................     --      --       --     (88,000)     (88,000)
Net income (Unaudited)......     --      --       --     119,000      119,000
                             ------ -------  -------   ---------    ---------
Balance at March 31, 1997
 (Unaudited)................ 10,000 $10,000  $80,000   $  71,000    $ 161,000
                             ====== =======  =======   =========    =========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB LA METRO

                            STATEMENT OF CASH FLOWS

                                                              THREE MONTHS
                                               YEAR ENDED   ENDED MARCH 31,
                                              DECEMBER 31, -------------------
                                                  1996       1996      1997
                                              ------------ --------  ---------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income..................................  $ 358,000   $125,000  $ 119,000
 Adjustments to reconcile net income to
  net cash provided by operating activities:
  Depreciation and amortization..............      7,000         --      3,000
  Changes in assets and liabilities:
   Accounts receivable.......................    (95,000)        --    (15,000)
   Other current assets......................    (24,000)    (7,000)    (8,000)
   Accounts payable..........................     (3,000)    (4,000)        --
   Accrued expenses..........................     44,000     (4,000)   (41,000)
   Unearned revenue..........................         --         --      6,000
                                               ---------   --------  ---------
     Net cash provided by operating
      activities.............................    287,000    110,000     64,000
                                               ---------   --------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment.......    (57,000)        --    (10,000)
                                               ---------   --------  ---------
     Net cash provided by (used in) investing
      activities.............................     57,000         --    (10,000)
                                               ---------   --------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Shareholder distribution....................   (265,000)   (14,000)   (88,000)
 Shareholder loan proceeds...................     11,000         --         --
 Repayment of notes payable..................         --         --    (14,000)
 Proceeds from issuance of Common Stock......     81,000         --         --
                                               ---------   --------  ---------
     Net cash used in financing activities...   (173,000)   (14,000)  (102,000)
                                               ---------   --------  ---------
Net increase (decrease) in cash and cash
 equivalents.................................     57,000     96,000    (48,000)
Cash and cash equivalents at beginning of
 period......................................      3,000      3,000     60,000
                                               ---------   --------  ---------
Cash and cash equivalents at end of period...  $  60,000   $ 99,000  $  12,000
                                               =========   ========  =========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB LA METRO

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb LA Metro (the "Company"), formerly NewLink Corporation, was formed to provide professional consulting services relating to Internet and intranet technologies. The Company was incorporated in California on July 25, 1995 and later elected an S Corporation tax status effective January 1, 1996.

  During July, 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to become part of USWeb's Affiliate network.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of revenues received in advance of services being performed. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from one major customer. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of December 31, 1996 and for the year then ended, one customer accounted for 92% of the Company's accounts receivable balance and 94% of the Company's total revenues, respectively.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization as of December 31, 1996 totaled $2,000.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

                                 USWEB LA METRO

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. The provision for income taxes represents a 1.5% franchise tax imposed by the State of California.

  The December 31, 1996 current provision for income taxes represents applicable state franchise taxes. The California S Corporation provisions require the payment of a 1.5% franchise tax on taxable income for the year ended December 31, 1996.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, other current assets, accounts payable, and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Interim Financial Information

  The accompanying financial statements as of March 31, 1997 and for the three months ended March 31, 1996 and 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of the Company's operations and its cash flows for the three months ended March 31, 1997. The financial data and other information disclosed in these notes to financial statements at March 31, 1997 and for the period then ended are unaudited. The results for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  MARCH 31,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment, net:
     Computers and equipment...........................   $13,000      $19,000
     Furniture and fixtures............................     1,000        5,000
                                                          -------      -------
                                                           14,000       24,000
   Less: Accumulated depreciation......................    (1,000)      (2,000)
                                                          -------      -------
                                                          $13,000      $22,000
                                                          =======      =======
   Accrued expenses:
     Payroll...........................................   $49,000      $ 5,000
     Other.............................................     2,000        5,000
                                                          -------      -------
                                                          $51,000      $10,000
                                                          =======      =======

                                 USWEB LA METRO

NOTE 3--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the year ended December 31, 1996 totaled $10,000 and are included in cost of revenues.

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 1997. Rent expense for the year ended December 31, 1996 and the three month period ended March 31, 1997 totaled $5,000 and $2,000, respectively.

  Future minimum lease payments under noncancelable operating as of December 31, 1996 total $6,000.

NOTE 4--COMMON STOCK:

  The Company's Articles of Incorporation authorize the Company to issue 10,000 shares of $1 par value Common Stock. During the year ended December 31, 1996, the Company sold a total of 9,000 shares of Common Stock to the Founder of the Company and two other current owners.

  During 1996 the company made distributions to a shareholding, totaling $327,000. This distribution included $62,000 of property and equipment.

NOTE 5--SUBSEQUENT EVENTS:

  On April 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of USWeb Atlanta

  In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Atlanta (formerly InterNetOffice, LLC) at December 31, 1996 and the results of its operations and its cash flows for the period from May 7, 1996 (inception) through December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 18, 1997

                                 USWEB ATLANTA

                                 BALANCE SHEET

                                                       DECEMBER 31,  MARCH 31,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $ 11,000    $ 48,000
  Accounts receivable.................................     75,000     148,000
  Other current assets................................      7,000      18,000
                                                         --------    --------
    Total current assets..............................     93,000     214,000
Property and equipment, net...........................     10,000      18,000
                                                         --------    --------
                                                         $103,000    $232,000
                                                         ========    ========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $ 26,000    $102,000
  Related party payable...............................     76,000      52,000
  Accrued expenses....................................        --       17,000
                                                         --------    --------
    Total current liabilities.........................    102,000     171,000
                                                         --------    --------
Commitments and contingencies (Note 4)
Stockholders' equity:
  Common Stock: no par value, 841,507 shares
   authorized; 525,000 and 841,507 shares issued and
   outstanding........................................      1,000       1,000
  Retained earnings...................................        --       60,000
                                                         --------    --------
    Total stockholders' equity........................      1,000      61,000
                                                         --------    --------
                                                         $103,000    $232,000
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB ATLANTA

                            STATEMENT OF OPERATIONS

                                                       PERIOD FROM
                                                       MAY 7, 1996
                                                       (INCEPTION)  THREE MONTHS
                                                         THROUGH       ENDED
                                                       DECEMBER 31,  MARCH 31,
                                                           1996         1997
                                                       ------------ ------------
                                                                    (UNAUDITED)
Revenues..............................................   $224,000     $276,000
Cost of revenues......................................    198,000      167,000
                                                         --------     --------
 Gross profit.........................................     26,000      109,000
                                                         --------     --------
Operating expenses:
 Marketing, sales and support.........................      8,000       10,000
 General and administrative...........................     18,000       39,000
                                                         --------     --------
    Total operating expenses..........................     26,000       49,000
                                                         --------     --------
Net income............................................   $     --     $ 60,000
                                                         ========     ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB ATLANTA

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                            COMMON STOCK               TOTAL
                                           -------------- RETAINED STOCKHOLDERS'
                                           SHARES  AMOUNT EARNINGS    EQUITY
                                           ------- ------ -------- -------------
Issuance of Common Stock.................. 525,000 $1,000 $    --     $ 1,000
                                           ------- ------ -------     -------
Balance at December 31, 1996.............. 525,000  1,000      --       1,000
Issuance of Common Stock (Unaudited)...... 316,507     --      --          --
Net income (Unaudited)....................      --     --  60,000      60,000
                                           ------- ------ -------     -------
Balance at March 31, 1997 (Unaudited)..... 841,507 $1,000 $60,000     $61,000
                                           ======= ====== =======     =======



   The accompanying notes are an integral part of these financial statements.

                                 USWEB ATLANTA

                            STATEMENT OF CASH FLOWS

                                                       PERIOD FROM
                                                       MAY 7, 1996
                                                       (INCEPTION)  THREE MONTHS
                                                         THROUGH       ENDED
                                                       DECEMBER 31,  MARCH 31,
                                                           1996         1997
                                                       ------------ ------------
                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income............................................   $     --     $ 60,000
Adjustments to reconcile net income to
 net cash provided by operating activities:
 Depreciation and amortization........................      1,000           --
 Changes in assets and liabilities:
  Accounts receivable.................................    (75,000)     (73,000)
  Other current assets................................     (7,000)     (11,000)
  Accounts payable....................................     26,000       76,000
  Related party payable...............................     76,000      (24,000)
  Accrued expenses....................................         --       17,000
                                                         --------     --------
Net cash provided by operating activities.............     21,000       45,000
                                                         --------     --------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR THE
 ACQUISITION OF PROPERTY AND EQUIPMENT................    (11,000)      (8,000)
                                                         --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES FROM THE
 ISSUANCE OF COMMON STOCK.............................      1,000           --
                                                         --------     --------
Net increase in cash and cash equivalents.............     11,000       37,000
Cash and cash equivalents at beginning of period......         --       11,000
                                                         --------     --------
Cash and cash equivalents at end of period............   $ 11,000     $ 48,000
                                                         ========     ========



   The accompanying notes are an integral part of these financial statements.

                                 USWEB ATLANTA

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Atlanta (the "Company"), formerly InterNetOffice, LLC, was incorporated in Georgia as a limited liability company on May 7, 1996 for the purpose of providing Internet development and consulting services. Following the Company's formation, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") and in June 1996 began operating as a franchisee under that agreement.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to one customer accounted for 64% of revenues. Approximately 77% of accounts receivable at December 31, 1996 were due from two customers.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term, not to exceed five years.

 Advertising Costs

  Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising costs for the period from May 7, 1996 (inception) through December 31, 1996 and the three months ended March 31, 1997 totaled $3,000 and $1,000, respectively.

                                 USWEB ATLANTA

 Income Taxes

  The Company has elected to be taxed as a limited liability company (LLC), pursuant to the Internal Revenue Code. This election provides for all profits and losses to be recognized in the shareholders' personal income tax returns. Accordingly, no provision for income taxes has been recorded in the accompanying financial statements.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, related party receivables and payables, accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Interim Financial Information

  The accompanying financial statements as of March 31, 1997 and for the three months ended March 31, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of the Company's operations and its cash flows for the three months ended March 31, 1997. The financial data and other information disclosed in these notes to financial statements at March 31, 1997 and for the three months then ended are unaudited. The results for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  MARCH 31,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment, net:
     Computers and equipment...........................   $ 4,000      $12,000
     Furniture and fixtures............................     7,000        6,000
     Leasehold improvements............................        --        1,000
                                                          -------      -------
                                                           11,000       19,000
     Less: Accumulated depreciation and amortization...    (1,000)      (1,000)
                                                          -------      -------
                                                          $10,000      $18,000
                                                          =======      =======
   Accrued expenses:
     Payroll and related expenses......................   $    --       $8,000
     Other.............................................        --        9,000
                                                          -------      -------
                                                          $    --      $17,000
                                                          =======      =======

NOTE 3--RELATED PARTY TRANSACTIONS:

  During the period from May 7, 1996 (inception) through December 31, 1996, the Company shared office space and had all personnel functions performed by a related party, NetOffice, Inc. The office space and all related costs were allocated between the companies based on a relative square-footage space formula. In the opinion of management, the formula represents a reasonable allocation of expenses to the Company.

  At December 31, 1996, approximately $76,000 of the Company's trade payables were payable to a related party, and less than $1,000 of receivables were due from a related party.

                                 USWEB ATLANTA

  The following is a summary of related party transactions for the period December 31, 1996:

     Personnel related expense........................................ $140,000
                                                                       ========
     Rent expense..................................................... $ 27,000
                                                                       ========
     Equipment and other facilities expense........................... $ 38,000
                                                                       ========

NOTE 4--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company was required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the year ended December 31, 1996 totaled $15,000 and are included in cost of revenues.

 Operating Leases

  The Company has no material operating leases at March 31, 1997. Rent expense for the period from May 7, 1996 (inception) through December 31, 1996 and the three months ended March 31, 1997 totaled $27,000 and $10,000, respectively.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorized the Company to issue Common Stock, no par value. During the period from May 7, 1996 (inception) through December 31, 1996 and the three months ended March 31, 1997, the Company issued 525,000 and 316,507 shares, respectively, of Common Stock to the founders of the Company, employees and other nonrelated parties. A portion of the shares sold are subject to a right of repurchase by the Company which lapses generally over a four year period from the earlier of grant date or employee hire date, as applicable. At March 31, 1997, there were 316,507 shares subject to repurchase. Compensation expense related to share issuances was not material for the year ended December 31, 1996 or for the three months ended March 31, 1997.

NOTE 6--SUBSEQUENT EVENTS:

  On May 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of USWeb DC

  In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of USWeb DC (formerly Infopreneurs Inc.) and its subsidiary at December 31, 1996 and the results of their operations and their cash flows for the period from June 30, 1996 (inception) through December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 18, 1997

                                    USWEB DC

                           CONSOLIDATED BALANCE SHEET

                                                       DECEMBER 31,  MARCH 31,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash................................................  $ 206,000    $   3,000
  Accounts receivable.................................         --      157,000
  Other current assets................................     24,000       57,000
                                                        ---------    ---------
    Total current assets..............................    230,000      217,000
Property and equipment, net...........................      3,000       60,000
                                                        ---------    ---------
                                                        $ 233,000    $ 277,000
                                                        =========    =========
        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable....................................  $  16,000    $ 119,000
  Accrued expenses....................................         --        5,000
  Customer deposits...................................         --       60,000
  Line of credit......................................     93,000       85,000
  Notes payable.......................................    169,000      150,000
                                                        ---------    ---------
    Total current liabilities.........................    278,000      419,000
                                                        ---------    ---------
Stockholders' deficit:
  Common stock: no par value, 3,000 shares authorized;
   2,060 and 2,076 shares issued and outstanding......    150,000      165,000
  Accumulated deficit.................................   (195,000)    (307,000)
                                                        ---------    ---------
    Total stockholders' deficit.......................    (45,000)    (142,000)
                                                        ---------    ---------
                                                        $ 233,000    $ 277,000
                                                        =========    =========


  The accompanying notes are an integral part of these consolidated financial statements.

                                    USWEB DC

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                       PERIOD FROM
                                                       JUNE 3, 1996
                                                       (INCEPTION)  THREE MONTHS
                                                         THROUGH       ENDED
                                                       DECEMBER 31,  MARCH 31,
                                                           1996         1997
                                                       ------------ ------------
                                                                    (UNAUDITED)
Revenues..............................................  $  26,000    $ 184,000
Cost of revenues......................................     45,000      160,000
                                                        ---------    ---------
  Gross profit (loss).................................    (19,000)      24,000
                                                        ---------    ---------
Operating expenses:
  Marketing, sales and support........................     72,000       72,000
  General and administrative..........................     99,000       63,000
                                                        ---------    ---------
    Total operating expenses..........................    171,000      135,000
                                                        ---------    ---------
Loss from operations..................................   (190,000)    (111,000)
Interest expense......................................     (5,000)      (1,000)
                                                        ---------    ---------
Net loss..............................................  $(195,000)   $(112,000)
                                                        =========    =========



  The accompanying notes are an integral part of these consolidated financial statements.

                                    USWEB DC

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                       COMMON STOCK                   TOTAL
                                      --------------- ACCUMULATED STOCKHOLDERS'
                                      SHARES  AMOUNT    DEFICIT      DEFICIT
                                      ------ -------- ----------- -------------
Common Stock issued to Founders...... 1,980  $     --  $      --    $      --
Common Stock issued for notes
 payable.............................    20        --         --           --
Common Stock issued for cash.........    60   150,000         --      150,000
Net loss.............................    --        --   (195,000)    (195,000)
                                      -----  --------  ---------    ---------
Balance at December 31, 1996......... 2,060   150,000   (195,000)     (45,000)
Conversion of debt to equity
 (Unaudited).........................     6    15,000         --       15,000
Issuance of Restricted Stock
 (Unaudited).........................    10        --         --           --
Net loss (Unaudited).................    --        --   (112,000)    (112,000)
                                      -----  --------  ---------    ---------
Balance at March 31, 1997
 (Unaudited)......................... 2,076  $165,000  $(307,000)   $(142,000)
                                      =====  ========  =========    =========




  The accompanying notes are an integral part of these consolidated financial statements.

                                    USWEB DC

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                      PERIOD FROM
                                                      JUNE 3, 1996
                                                      (INCEPTION)  THREE MONTHS
                                                        THROUGH       ENDED
                                                      DECEMBER 31,  MARCH 31,
                                                          1996         1997
                                                      ------------ ------------
                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss............................................  $(195,000)   $(112,000)
 Adjustments to reconcile net loss to
  net cash used in operating activities:
  Depreciation and amortization......................      1,000        6,000
  Changes in assets and liabilities:
   Accounts receivable...............................         --     (157,000)
   Other current assets..............................    (25,000)     (34,000)
   Accounts payable..................................     16,000      103,000
   Accrued expenses..................................         --        5,000
   Customer deposits.................................         --       60,000
                                                       ---------    ---------
     Net cash used in operating activities...........   (203,000)    (129,000)
                                                       ---------    ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR THE
 ACQUISITION OF PROPERTY AND EQUIPMENT...............     (3,000)     (62,000)
                                                       ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of Common Stock..............    150,000           --
 Proceeds from note payable..........................    213,000           --
 Advances on line of credit..........................     93,000       85,000
 Repayment of notes payable..........................    (44,000)      (4,000)
 Repayment of advances on line of credit.............         --      (93,000)
                                                       ---------    ---------
     Net cash provided by (used in) financing
      activities.....................................    412,000      (12,000)
                                                       ---------    ---------
Net increase (decrease) in cash......................    206,000     (203,000)
Cash at beginning of period..........................         --      206,000
                                                       ---------    ---------
Cash at end of period................................  $ 206,000    $   3,000
                                                       =========    =========
NONCASH FINANCING ACTIVITIES:
 Conversion of debt to equity........................  $      --    $  15,000
                                                       =========    =========
SUPPLEMENTAL INFORMATION:
 Cash paid for interest..............................  $   5,000    $   1,000
                                                       =========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                                    USWEB DC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb DC (the "Company"), formerly Infopreneurs Inc., and its subsidiary USWeb DC, Inc., were incorporated in Delaware on June 3, 1996 and September 13, 1996, respectively. The Company provides Internet and intranet consulting, web site development, and hosting services. The Company had two franchise agreements with USWeb Corporation ("USWeb"): USWeb DC and USWeb Philadelphia.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Significant Customers

  During the period from June 3, 1996 (inception) through December 31, 1996, sales to three customers accounted for 49%, 30%, and 21% of total revenues.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization as of December 31, 1996 totaled $1,000.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Advertising Costs

  Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising costs for the period from June 3, 1996 (inception) through December 31, 1996 and for the three months ended March 31, 1997 totaled $8,000 and $19,000, respectively.

 Principles of Consolidation

  The accompanying consolidated financial statements include the consolidated accounts of the Company and it wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

                                    USWEB DC

 Fair Value of Financial Instruments

  The Company's financial instruments, including notes payable and accounts payable, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Interim Financial Information

  The accompanying financial statements as of March 31, 1997 and for the three months ended March 31, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of the Company's operations and its cash flows for the three months ended March 31, 1997. The financial data and other information disclosed in these notes to financial statements at March 31, 1997 and for the period then ended are unaudited. The results for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                        DECEMBER 31,  MARCH 31,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Computers and equipment.............................    $3,000      $64,000
   Furniture and fixtures..............................        --        1,000
   Leasehold improvements..............................        --           --
                                                           ------      -------
                                                            3,000       65,000
   Less: Accumulated depreciation and amortization.....        --       (5,000)
                                                           ------      -------
                                                           $3,000      $60,000
                                                           ======      =======

NOTE 3--DEBT:

  During June 1996, the Company negotiated a line of credit with a bank in the amount of $100,000 and a working capital loan in the amount of $48,000. Both were personally guaranteed by the founders of the Company and were secured by substantially all the assets of the Company. During the period from June 3, 1996 (inception) through December 31, 1996, the Company was advanced $93,000 on the line of credit. Interest on borrowings under the line of credit and working capital loan accrue at 10% per annum. Prior to December 31, 1996, the Company repaid $44,000 of principal on the working capital loan plus accrued interest. During January 1997, the Company repaid the outstanding balance of $93,000, plus accrued interest, upon the expiration of the line of credit.

  During April 1997, the Company renegotiated its working capital loan in the amount of $48,000 and expiring April 15, 2000. The loan is secured by the fixed assets acquired with the proceeds of the loan funds and requires the Company to maintain compliance with certain covenants. As of September 18, 1997, the Company had repaid $34,000 of the principal amount, plus accrued interest.

                                    USWEB DC

  During September 1996, the Company obtained a $15,000 demand loan used for the acquisition of the Philadelphia franchise. In connection with the loan, 20 shares of no par value common stock were granted to the lender. The allocation of proceeds to the shares of common stock and resulting non-cash interest expense were not material to the period ended December 31, 1996 or the three months ended March 31, 1997.

  During December 1996, the Company obtained a loan from a related party in the amount of $150,000, which is payable one year from the date of execution. The loan was secured by the Company's outstanding common stock. Interest accrues at a specified prime rate (8.25% at December 31, 1996). The note payable plus accrued interest was paid by USWeb Corporation in August 1997.

NOTE 4--INCOME TAXES:

  No provision for federal and state income taxes has been recognized as the Company has incurred net operating losses from June 3, 1996 (inception) through December 31, 1996. At December 31, 1996, the Company had approximately $194,000 of federal net operating loss carryforwards which expire in 2011 available to offset future taxable income. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

  Deferred tax assets, aggregating approximately $75,000 at December 31, 1996, consist primarily of net operating loss carryforwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding realization based upon the weight of currently available information.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 3,000 shares of no par value Common Stock. During the period from June 3, 1996 (inception) through December 31, 1996, the Company issued a total of 2,000 shares of Common Stock to the Founders and affiliates of the Company and sold 60 shares of Common Stock to a related party. Compensation expense related to share issuances for the period ended December 31, 1996 and the three months ended March 31, 1997 was not material.

NOTE 6--SUBSEQUENT EVENTS:

 Equity transactions

  During February 1997, the following equity transactions occurred: ten shares of restricted common stock were granted to an employee, which vest on the earlier of a change in control in the Company or February 14, 1998, and the outstanding debt of $15,000 incurred in connection with the acquisition of the Philadelphia franchise from USWeb was converted into 6 shares of common stock. During May 1997, the Company sold 24 shares of common stock for $156,000. In connection with the sale of such shares, the Company agreed to repurchase the shares at their original issue price if the Company had not completed its then anticipated merger with USWeb on or prior to September 30, 1997.

 Acquisition

  On June 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Pittsburgh

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Pittsburgh (formerly Electronic Images, Inc.) at January 31, 1996 and 1997, and the results of its operations and its cash flows for the years ended January 31, 1996 and 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 18, 1997

                                USWEB PITTSBURGH

                                 BALANCE SHEET

                                                  JANUARY 31,
                                             ---------------------  APRIL  30,
                                                1996       1997        1997
                                             ---------- ----------  -----------
                                                                    (UNAUDITED)
                   ASSETS
Current assets:
  Cash and cash equivalents................. $  251,000 $  578,000  $   24,000
  Accounts receivable, net..................    712,000    662,000   1,232,000
  Costs in excess of billings...............     84,000     76,000     151,000
  Deferred income taxes.....................     51,000     42,000      42,000
  Other current assets......................     13,000     50,000      16,000
                                             ---------- ----------  ----------
    Total current assets....................  1,111,000  1,408,000   1,465,000
Note receivable--affiliate..................    187,000         --     134,000
Property and equipment, net.................    570,000    989,000     950,000
Other assets................................         --     36,000      90,000
                                             ---------- ----------  ----------
                                             $1,868,000 $2,433,000  $2,639,000
                                             ========== ==========  ==========
    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................... $  187,000 $  160,000  $   86,000
  Accrued expenses..........................    204,000    244,000     410,000
  Current portion of note payable...........         --     85,000      85,000
                                             ---------- ----------  ----------
    Total current liabilities...............    391,000    489,000     581,000
Note payable--long term portion.............         --    272,000     249,000
Note payable--affiliate.....................         --     17,000          --
                                             ---------- ----------  ----------
                                                391,000    778,000     830,000
Commitments (Note 5)
Shareholders' equity:
  Common Stock: $1.00 par value, 10,000
   shares authorized; 5,000, 5,263 and 5,263
   shares issued and outstanding............      5,000      5,000       5,000
  Additional paid-in capital................     45,000    130,000     130,000
  Note receivable from shareholder..........         --    (63,000)    (62,000)
  Retained earnings.........................  1,427,000  1,583,000   1,736,000
                                             ---------- ----------  ----------
    Total shareholders' equity..............  1,477,000  1,655,000   1,809,000
                                             ---------- ----------  ----------
                                             $1,868,000 $2,433,000  $2,639,000
                                             ========== ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                USWEB PITTSBURGH

                            STATEMENT OF OPERATIONS

                                  YEAR ENDED          THREE MONTHS ENDED
                                  JANUARY 31,              APRIL 30,
                             ----------------------  ----------------------
                                1996        1997        1996        1997
                             ----------  ----------  ----------  ----------
                                                          (UNAUDITED)
Revenues.................... $5,664,000  $5,996,000  $1,822,000  $1,504,000
Cost of revenues............  4,111,000   4,719,000   1,114,000   1,042,000
                             ----------  ----------  ----------  ----------
  Gross profit..............  1,553,000   1,277,000     708,000     462,000
                             ----------  ----------  ----------  ----------
Operating expenses:
  Marketing, sales and sup-
   port.....................    212,000     302,000      49,000      75,000
  General and administra-
   tive.....................    809,000     689,000     159,000     124,000
                             ----------  ----------  ----------  ----------
    Total operating ex-
     penses.................  1,021,000     991,000     208,000     199,000
                             ----------  ----------  ----------  ----------
Income from operations......    532,000     286,000     500,000     263,000
Interest expense, net.......     (1,000)    (14,000)     (4,000)     (6,000)
Other income................      5,000          --          --          --
                             ----------  ----------  ----------  ----------
Income before income taxes..    536,000     272,000     496,000     257,000
Income tax provision........    218,000     116,000     211,000     104,000
                             ----------  ----------  ----------  ----------
Net income.................. $  318,000  $  156,000  $  285,000  $  153,000
                             ==========  ==========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                                USWEB PITTSBURGH

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                           NOTE
                          COMMON STOCK  RECEIVABLE  ADDITIONAL                TOTAL
                          -------------    FROM      PAID-IN    RETAINED  SHAREHOLDERS'
                          SHARES AMOUNT SHAREHOLDER  CAPITAL    EARNINGS     EQUITY
                          ------ ------ ----------- ---------- ---------- -------------
Balance at January 31,
 1995...................  5,000  $5,000  $     --    $ 45,000  $1,109,000  $1,159,000
Net income..............     --      --        --          --     318,000     318,000
                          -----  ------  --------    --------  ----------  ----------
Balance at January 31,
 1996...................  5,000   5,000        --      45,000   1,427,000   1,477,000
                          -----  ------  --------    --------  ----------  ----------
Issuance of Common Stock
 for note receivable
 from shareholder.......    263      --   (85,000)     85,000          --          --
Payment on note
 receivable from
 shareholder............     --      --    22,000          --          --      22,000
Net income..............     --      --        --          --     156,000     156,000
                          -----  ------  --------    --------  ----------  ----------
Balance at January 31,
 1997...................  5,263   5,000   (63,000)    130,000   1,583,000   1,655,000
                          -----  ------  --------    --------  ----------  ----------
Payment on note
 receivable from
 shareholder
 (Unaudited)............     --      --     1,000          --          --       1,000
Net income (Unaudited)..     --      --        --          --     153,000     153,000
                          -----  ------  --------    --------  ----------  ----------
Balance as of April 30,
 1997 (Unaudited).......  5,263  $5,000  $(62,000)   $130,000  $1,736,000  $1,809,000
                          =====  ======  ========    ========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                                USWEB PITTSBURGH

                            STATEMENT OF CASH FLOWS

                                                            THREE MONTHS ENDED
                                  YEAR ENDED JANUARY 31,         APRIL 30,
                                  ------------------------  --------------------
                                     1996         1997        1996       1997
                                  -----------  -----------  ---------  ---------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income.....................  $   318,000  $   156,000  $ 285,000  $ 153,000
 Adjustments to reconcile net
  income to net cash provided by
  (used in) operating
  activities:
  Depreciation and amortization.      223,000      414,000     87,000    123,000
  Deferred income taxes.........           --        9,000         --         --
  Changes in assets and
   liabilities:
   Accounts receivable..........     (198,000)      50,000   (265,000)  (570,000)
   Costs in excess of billings..       (4,000)       8,000    (54,000)   (75,000)
   Other current assets.........      (12,000)     (37,000)     2,000     34,000
   Other assets.................           --      (36,000)        --    (54,000)
   Accounts payable.............       83,000      (27,000)  (106,000)   (74,000)
   Accrued expenses.............       36,000       40,000    284,000    166,000
                                  -----------  -----------  ---------  ---------
    Net cash provided by (used
     in) operating activities...      446,000      577,000    233,000   (297,000)
                                  -----------  -----------  ---------  ---------
CASH FLOWS USED IN INVESTING
 ACTIVITIES FOR THE ACQUISITION
 OF PROPERTY AND EQUIPMENT......     (480,000)    (833,000)  (170,000)   (84,000)
                                  -----------  -----------  ---------  ---------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Principal payments on note
  payable.......................           --      (43,000)        --    (23,000)
 Change in note
  receivable/payable--affiliate.      281,000      204,000   (281,000)  (151,000)
 Proceeds from issuance of note
  payable.......................           --      400,000         --         --
 Payments received on note
  receivable from shareholder...           --       22,000         --      1,000
                                  -----------  -----------  ---------  ---------
    Net cash provided by (used
     in) financing activities...      281,000      583,000   (281,000)  (173,000)
                                  -----------  -----------  ---------  ---------
Net increase (decrease) in cash
 and cash equivalents...........      247,000      327,000   (218,000)  (554,000)
Cash and cash equivalents at
 beginning of period............        4,000      251,000    251,000    578,000
                                  -----------  -----------  ---------  ---------
Cash and cash equivalents at end
 of period......................  $   251,000  $   578,000  $  33,000  $  24,000
                                  ===========  ===========  =========  =========
SUPPLEMENTAL NONCASH INVESTING
 AND FINANCING ACTIVITY:
 Issuance of common stock for
  shareholder
  note receivable...............  $        --  $    85,000  $      --  $      --
                                  ===========  ===========  =========  =========
CASH PAID DURING THE PERIOD FOR:
 Interest.......................  $     1,000  $    16,000  $      --  $   7,000
                                  ===========  ===========  =========  =========
 Income taxes...................  $   171,000  $   182,000  $  75,000  $  19,000
                                  ===========  ===========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                                USWEB PITTSBURGH

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb Pittsburgh (the "Company"), formerly Electronic Images, Inc., was incorporated in Pennsylvania on December 24, 1987 and is engaged in full service digital design and multi-media production specializing in digital media communications. The Company, through June 30, 1997, was a majority owned subsidiary of Unicorn Creative Services, Ltd. (the "Parent"). See Note 9.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price development agreements are recognized under the completed-contract method whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended January 31, 1996, sales to two customers accounted for 56% and 22% of revenues. During the year ended January 31, 1997, sales to two customers accounted for 58% and 15% of revenues. Approximately 85% and 71% of accounts receivable at January 31, 1996 and 1997, respectively, was due from one customer.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term, not to exceed five years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, notes and accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

                                USWEB PITTSBURGH

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Stock-Based Compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of APB No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

 Interim Financial Information

  The accompanying balance sheet as of April 30, 1997 and the statements of operations and of cash flows for the three-month periods ended April 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the three months ended April 30, 1997 are not necessarily indicative of the results to be expected for the year ending January 31, 1998.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                    JANUARY 31,
                                               ---------------------  APRIL 30,
                                                  1996       1997       1997
                                               ---------- ---------- -----------
                                                                     (UNAUDITED)
   Property and equipment:
     Computers and equipment.................. $1,222,000 $2,016,000 $2,095,000
     Furniture and fixtures...................    166,000    204,000    204,000
     Leasehold improvements...................    150,000    151,000    156,000
                                               ---------- ---------- ----------
                                                1,538,000  2,371,000  2,455,000
     Less: accumulated depreciation...........    968,000  1,382,000  1,505,000
                                               ---------- ---------- ----------
                                               $  570,000 $  989,000 $  950,000
                                               ========== ========== ==========
   Accrued expenses:
     Payroll and related expenses............. $       -- $   30,000 $    8,000
     Income taxes.............................    128,000     22,000    103,000
     Payables under customer rebate program...     70,000    190,000    297,000
     Other....................................      6,000      2,000      2,000
                                               ---------- ---------- ----------
                                               $  204,000 $  244,000 $  410,000
                                               ========== ========== ==========

                                USWEB PITTSBURGH

NOTE 3--RELATED PARTY TRANSACTIONS:

  In July 1996, the Company issued 263 shares of Common Stock to an officer upon exercise of stock options in exchange for two promissory notes. The first note, for $60,000 is due on January 31, 1999 and accrues interest at the rate of 5.88% per year. The second note, for $25,000 is due on June 30, 2001 and accrues interest at the rate of 6.58% per year. The shares are subject to repurchase by the Company, at the Company's then book value per share, if the officer's employment is terminated.

  The Company provides services to various customers who are members in the parent consolidated group. Revenue from these companies totaled approximately $1,263,000 and $1,441,000 for the years ended January 31, 1996 and 1997, respectively. Revenue from these companies for the three months ended April 30, 1996 and 1997 totaled approximately $617,000 and $443,000, respectively.

  The Parent provides services to its consolidated group and allocates expenses incurred to its members. Expenses allocated to the Company during the years ended January 31, 1996 and 1997 totaled $469,000 and $381,000, respectively, and were included in general and administrative expenses.

NOTE 4--INCOME TAXES:

  The Company files separate company tax returns. The provision for income taxes consists of the following for the years ended January 31, 1996 and 1997 and the three months ended April 30, 1996 and 1997:

                                                YEAR ENDED       THREE MONTHS
                                                JANUARY 31,     ENDED APRIL 30,
                                             ----------------- -----------------
                                               1996     1997     1996     1997
                                             -------- -------- -------- --------
                                                                  (UNAUDITED)
   Current:
     Federal................................ $164,000 $ 81,000 $176,000 $ 87,000
     State..................................   54,000   26,000   35,000   17,000
                                             -------- -------- -------- --------
                                              218,000  107,000  211,000  104,000
                                             -------- -------- -------- --------
   Deferred:
     Federal................................       --    2,000       --       --
     State..................................       --    7,000       --       --
                                             -------- -------- -------- --------
                                                   --    9,000       --       --
                                             -------- -------- -------- --------
   Income Tax Provision..................... $218,000 $116,000 $211,000 $104,000
                                             ======== ======== ======== ========

  A reconciliation of the statutory federal income tax rate to the effective income tax rate follows:

                                                              THREE MONTHS
                                              YEAR ENDED          ENDED
                                              JANUARY 31,       APRIL 30,
                                              -------------   ---------------
                                              1996    1997     1996     1997
                                              -----   -----   ------   ------
                                                               (UNAUDITED)
   Statutory rate............................    34%     34%      34%      34%
   State income taxes, net of federal bene-
    fit......................................     7%      7%       7%       7%
   Nondeductible expense and other...........    --       2%      --       --
                                              -----   -----   ------   ------
   Effective income tax rate.................    41%     43%      41%      41%
                                              =====   =====   ======   ======

                                USWEB PITTSBURGH

  Deferred tax assets consists of the following as of January 31, 1996 and 1997 and April 30, 1997:

                                                       JANUARY 31,
                                                     ---------------  APRIL 30,
                                                      1996    1997      1997
                                                     ------- ------- -----------
                                                                     (UNAUDITED)
   Deferred tax assets:
     Depreciation and amortization.................. $35,000 $25,000   $25,000
     Reserves not currently deductible..............  16,000  17,000    17,000
                                                     ------- -------   -------
   Total deferred tax assets........................ $51,000 $42,000   $42,000
                                                     ======= =======   =======

NOTE 5--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 2001. The leases require payment of property taxes, insurance, maintenance and utilities. The Company also has operating lease agreements relating to certain equipment which expire at various dates. Rent expense for the years ended January 31, 1996 and 1997 and the six month period ended April 30, 1997 totaled $252,000, $192,000 and $41,000, respectively.

  Future minimum lease payments under noncancelable operating leases are as follows:

   YEAR ENDED                                                          OPERATING
  DECEMBER 31,                                                          LEASES
  ------------                                                         ---------
    1998.............................................................  $145,000
    1999.............................................................   135,000
    2000.............................................................   124,000
    2001.............................................................   106,000
                                                                       --------
    Total minimum lease payments.....................................  $510,000
                                                                       ========

NOTE 6--NOTES PAYABLE:

  Effective February 1, 1996, the Company entered into a bank loan which bears interest at the prime interest rate, plus 0.25% per annum. The bank's prime interest rate was 8.25% at January 31, 1997. There was $357,000 and $334,000 outstanding under the loan, at January 31, 1997 and April 30, 1997. In May 1997, the bank loan was converted into a five year term loan bearing interest at the bank's prime interest rate, plus 2.25% per annum. The bank loan was obtained as part of a credit facility of the Parent's consolidated group and is secured by property and equipment. The term loan requires principal payments of $85,000 per year with the balance due in 2002. The term loan was repaid in full in September 1997.

NOTE 7--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 10,000 shares of $1 par value Common Stock. During the year ended
January 31, 1997, the Company sold 263 shares of Common Stock to an employee of the Company. See Note 3.

NOTE 8--STOCK OPTION PLAN:

  In June 1996, the Company adopted the Electronic Images, Inc. Corporate Stock Purchase Plan (the "Plan"). The Plan provides for the granting of non-qualified stock options to employees as determined by the Company's Board of Directors.

                                USWEB PITTSBURGH

  The Company made one grant of options under this Plan to a single employee during the year ended January 31, 1997. The option was immediately exercised as described in Note 3. There were no option grants under the Plan during the three months ended April 30, 1997. Had compensation cost for the grant of options been determined based on the fair value at the grant dates consistent with the method prescribed by SFAS No. 123, the Company's net income would not reflect a material change.

NOTE 9--SUBSEQUENT EVENTS:

  On July 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

NOTE 10--RETIREMENT PLANS:

  The Company has elected to contribute $34,000 and $1,000 to an Employee Stock Ownership Plan ("ESOP") for the years ended January 31, 1996 and 1997, respectively. The plan was established by the Parent in 1984 and includes the stock of the Parent.

  During the year ended January 31, 1997, the Company established a defined contribution 401(k) plan (the "Plan") for substantially all of its employees. Under the Plan, employees may contribute up to 10% of their gross wages. The Company will, at its discretion, match a percentage of the employee contribution. For the year ended January 31, 1997 the Company elected to contribute $30,000 to the Plan.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Chicago Metro

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Chicago Metro (formerly Multimedia Marketing & Design Inc.) at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 31, 1997

                              USWEB CHICAGO METRO

                                 BALANCE SHEET

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents............................   $ 36,000    $110,000
  Accounts receivable .................................    142,000       6,000
  Other current assets.................................      5,000          --
                                                          --------    --------
    Total current assets...............................    183,000     116,000
Property and equipment, net............................     70,000      71,000
Other assets...........................................      1,000          --
                                                          --------    --------
                                                          $254,000    $187,000
                                                          ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................................   $ 24,000     $27,000
  Payroll taxes payable................................     19,000       3,000
  Deferred revenue.....................................      9,000      22,000
                                                          --------    --------
    Total current liabilities..........................     52,000      52,000
Loan from shareholder..................................         --      48,000
                                                          --------    --------
                                                            52,000     100,000
                                                          --------    --------
Commitments (Note 3)
Shareholders' equity:
  Common Stock: no par value, 1,500 shares authorized;
  1 share issued and outstanding.......................         --          --
  Retained earnings....................................    202,000      87,000
                                                          --------    --------
    Total shareholders' equity.........................    202,000      87,000
                                                          --------    --------
                                                          $254,000    $187,000
                                                          ========    ========


   The accompanying notes are an integral part of these financial statements.

                              USWEB CHICAGO METRO

                            STATEMENT OF OPERATIONS

                                                               SIX MONTHS ENDED
                                                   YEAR ENDED     JUNE  30,
                                                  DECEMBER 31, ----------------
                                                      1996      1996     1997
                                                  ------------ ------- --------
                                                                 (UNAUDITED)
Revenues.........................................   $602,000   $98,000 $327,000
Cost of revenues.................................    256,000    47,000  226,000
                                                    --------   ------- --------
  Gross profit...................................    346,000    51,000  101,000
                                                    --------   ------- --------
Operating expenses:
  Marketing, sales and support...................     97,000     7,000   47,000
  General and administrative.....................     70,000    18,000   25,000
                                                    --------   ------- --------
    Total operating expenses.....................    167,000    25,000   72,000
                                                    --------   ------- --------
Income from operations...........................    179,000    26,000   29,000
Interest income .................................         --        --    1,000
                                                    --------   ------- --------
Net income.......................................   $179,000   $26,000 $ 30,000
                                                    ========   ======= ========


   The accompanying notes are an integral part of these financial statements.

                              USWEB CHICAGO METRO

                       STATEMENT OF SHAREHOLDERS' EQUITY

                         COMMON STOCK                 TOTAL
                         ------------- RETAINED   SHAREHOLDERS'
                         SHARES AMOUNT EARNINGS      EQUITY
                         ------ ------ ---------  -------------
Balance at December 31,
 1995...................    1    $--   $  41,000    $  41,000
Distribution to share-
 holder.................   --     --     (18,000)     (18,000)
Net income..............   --     --     179,000      179,000
                          ---    ---   ---------    ---------
Balance at December 31,
 1996...................    1     --     202,000      202,000
                          ---    ---   ---------    ---------
Distribution to
 shareholder
 (Unaudited)............   --     --    (145,000)    (145,000)
Net income (Unaudited)..   --     --      30,000       30,000
                          ---    ---   ---------    ---------
Balance as of June 30,
 1997 (Unaudited).......    1    $--   $  87,000    $  87,000
                          ===    ===   =========    =========



   The accompanying notes are an integral part of these financial statements.

                              USWEB CHICAGO METRO

                            STATEMENT OF CASH FLOWS

                                                               SIX MONTH
                                               YEAR ENDED    ENDED JUNE 30,
                                              DECEMBER 31, -------------------
                                                  1996       1996      1997
                                              ------------ --------  ---------
                                                              (UNAUDITED)
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
 Net income..................................  $ 179,000   $ 26,000  $  30,000
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization..............     22,000      9,000     18,000
  Changes in assets and liabilities:
   Accounts receivable.......................   (136,000)    (6,000)   136,000
   Other current assets......................     (5,000)       --       5,000
   Other assets..............................     (2,000)       --       1,000
   Accounts payable..........................     22,000      7,000      3,000
   Payroll taxes payable.....................     19,000     (1,000)   (16,000)
   Deferred revenue..........................      9,000     13,000     13,000
                                               ---------   --------  ---------
    Net cash provided by operating
     activities..............................    108,000     48,000    190,000
                                               ---------   --------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE ACQUISITION OF
 PROPERTY AND EQUIPMENT......................    (62,000)   (38,000)   (19,000)
                                               ---------   --------  ---------
CASH FLOWS USED IN FINANCING ACTIVITIES:
 Payments on loan from shareholder...........    (24,000)   (15,000)       --
 Distribution to shareholder.................    (18,000)       --    (145,000)
 Proceeds from issuance of note payable to
  shareholder................................        --         --      48,000
                                               ---------   --------  ---------
    Net cash used in financing activities....    (42,000)   (15,000)   (97,000)
                                               ---------   --------  ---------
Net increase (decrease) in cash and cash
 equivalents.................................      4,000     (5,000)    74,000
Cash and cash equivalents at beginning of
 period......................................     32,000     32,000     36,000
                                               ---------   --------  ---------
Cash and cash equivalents at end of period...  $  36,000   $ 27,000  $ 110,000
                                               =========   ========  =========

   The accompanying notes are an integral part of these financial statements.

                              USWEB CHICAGO METRO

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb Chicago Metro (the "Company"), formerly Multimedia Marketing & Design Inc., was incorporated in Illinois on April 7, 1995, and is a professional services firm providing companies with a single source for Internet and Internet solutions. See Note 5.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price development agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for agreement adjustments and losses are recorded in the period such items are identified. Deferred revenue represents the amount of revenues received in advance of services being performed. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to three customers accounted for 21%, 14% and 14% of revenues. Approximately 53%, 11% and 10% of accounts receivable at December 31, 1996, was due from three customers.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and loans from shareholder, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

                              USWEB CHICAGO METRO

 Income Taxes

  The Company elected to be taxed as on S Corporation pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the tax returns of the shareholder.

 Interim Financial Information

  The accompanying balance sheet as of June 30, 1997 and the statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment:
     Computers and equipment...........................   $90,000     $104,000
     Furniture and fixtures............................     7,000       12,000
                                                          -------     --------
                                                           97,000      116,000
     Less: accumulated depreciation....................    27,000       45,000
                                                          -------     --------
                                                          $70,000     $ 71,000
                                                          =======     ========

NOTE 3--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 1999. Rent expense for the year ended December 31, 1996 and the six month periods ended June 30, 1996 and 1997 totaled $14,000, $1,000, and $13,000, respectively.

  Future minimum lease payments under noncancelable operating leases are as follows:

   YEAR ENDED                                                          OPERATING
  DECEMBER 31,                                                          LEASES
  ------------                                                         ---------
    1997.............................................................   $26,000
    1998.............................................................    26,000
    1999.............................................................    13,000
                                                                        -------
    Total minimum lease payments.....................................   $65,000
                                                                        =======

NOTE 4--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 1,500 shares of no par value Common Stock.

NOTE 5--SUBSEQUENT EVENTS:

  On July 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Hollywood

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Hollywood (formerly KandH, Inc.) at August 29, 1997 and the results of its operations and its cash flows for the period from March 5, 1997 (Inception) to August 29, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 31, 1997

                                USWEB HOLLYWOOD
                             (formerly KandH, Inc.)

                                 BALANCE SHEET

                                                                      AUGUST 29,
                                                                         1997
                                                                      ----------
                                 ASSETS
   Current assets:
     Cash............................................................  $ 11,000
     Accounts receivable.............................................   123,000
                                                                       --------
                                                                       $134,000
                                                                       ========
                  LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities:
     Accounts payable................................................  $ 21,000
     Income tax payable..............................................     2,000
                                                                       --------
       Total current liabilities.....................................    23,000
                                                                       --------
   Shareholders' equity:
     Common Stock: $1.00 par value, 1,000 shares authorized,
      issued and outstanding.........................................     1,000
     Shareholder note receivable.....................................    (1,000)
     Retained earnings...............................................   111,000
                                                                       --------
       Total shareholders' equity....................................   111,000
                                                                       --------
                                                                       $134,000
                                                                       ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                             (formerly KandH, Inc.)

                            STATEMENT OF OPERATIONS

                                                                    PERIOD FROM
                                                                   MARCH 5, 1997
                                                                    (INCEPTION)
                                                                      THROUGH
                                                                    AUGUST 29,
                                                                       1997
                                                                   -------------
   Revenues.......................................................   $339,000
   Cost of revenues...............................................    154,000
                                                                     --------
     Gross profit.................................................    185,000
                                                                     --------
   Operating expenses:
     Marketing, sales and support.................................     64,000
     General and administrative...................................      8,000
                                                                     --------
       Total operating expenses...................................     72,000
                                                                     --------
   Income from operations before taxes............................    113,000
   Provision for income taxes.....................................      2,000
                                                                     --------
   Net income.....................................................   $111,000
                                                                     ========




   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                             (formerly KandH, Inc.)

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                                 NOTE
                                COMMON STOCK  RECEIVABLE               TOTAL
                                -------------    FROM     RETAINED SHAREHOLDERS'
                                SHARES AMOUNT SHAREHOLDER EARNINGS    EQUITY
                                ------ ------ ----------- -------- -------------
Issuance of Common Stock....... 1,000  $1,000   $(1,000)  $    --    $    --
Net income.....................   --      --        --     111,000    111,000
                                -----  ------   -------   --------   --------
Balance at August 29, 1997..... 1,000  $1,000   $(1,000)  $111,000   $111,000
                                =====  ======   =======   ========   ========




   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                             (formerly KandH, Inc.)

                            STATEMENT OF CASH FLOWS

                                                                    PERIOD FROM
                                                                   MARCH 5, 1997
                                                                    (INCEPTION)
                                                                      THROUGH
                                                                    AUGUST 29,
                                                                       1997
                                                                   -------------
   CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income....................................................   $ 111,000
    Adjustments to reconcile net income to net cash
     used in operating activities:
     Changes in assets and liabilities:
      Accounts receivable.........................................    (123,000)
      Accounts payable............................................      21,000
      Income tax payable..........................................       2,000
                                                                     ---------
        Net cash used in operating activities.....................    (100,000)
                                                                     ---------
   Net increase in cash...........................................      11,000
   Cash at beginning of period....................................          --
                                                                     ---------
   Cash at end of period..........................................   $  11,000
                                                                     =========
   SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
    Issuance of Common Stock for shareholder note receivable......   $   1,000
                                                                     =========


   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                            (formerly KandH, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Hollywood (the "Company"), formerly KandH, Inc., was formed to provide professional consulting services relating to Internet and intranet technologies. The Company was incorporated in Florida on March 5, 1997 and elected an S Corporation tax status.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price development agreements are recognized under the completed-contract method whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  For certain of the Company's financial instruments, including accounts receivable and accounts payable, the carrying amounts approximate fair value due to the relatively short maturity of these instruments.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from one major customer. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of August 29, 1997, one customer accounted for 91% of the Company's accounts receivable balance and 43% of total revenues.

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. The provision for income taxes represents a 1.5% franchise tax imposed by the State of California.

  The August 29, 1997 current provision for income taxes represents applicable state franchise taxes. The California S Corporation provisions require the payment of a 1.5% franchise tax on taxable income for the period ended August 29, 1997.

NOTE 2--COMMON STOCK:

  The Company's Articles of Incorporation authorize the Company to issue 1,000 shares of $1.00 par value Common Stock. During the period from March 5, 1997 (Inception) through August 29, 1997, the Company sold 1,000 shares of Common Stock to the founders of the Company.

NOTE 3--SUBSEQUENT EVENTS:

  On August 29, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Hollywood

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Hollywood (formerly DreamMedia, Inc.) at December 31, 1996 and the results of its operations and its cash flows from April 3, 1996 (Inception) to December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 29, 1997

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                                 BALANCE SHEET

                                                       DECEMBER 31,  JUNE 30,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash................................................   $ 21,000    $ 12,000
  Accounts receivable.................................     36,000      63,000
  Inventory...........................................        --       55,000
  Other assets........................................     12,000      36,000
                                                         --------    --------
    Total current assets..............................     69,000     166,000
Property and equipment, net...........................    163,000     158,000
                                                         --------    --------
                                                         $232,000    $324,000
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $  6,000    $ 61,000
  Accrued expenses....................................      2,000      31,000
  Amounts due to related party (Note 3)...............    129,000      91,000
                                                         --------    --------
    Total current liabilities.........................    137,000     183,000
                                                         --------    --------
Commitments (Note 4)
Shareholders' equity:
  Common Stock: $1.00 par value, 1,000 shares
   authorized,
   issued and outstanding ............................      1,000       1,000
  Retained earnings...................................     94,000     140,000
                                                         --------    --------
  Total shareholders' equity..........................     95,000     141,000
                                                         --------    --------
                                                         $232,000    $324,000
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                            STATEMENT OF OPERATIONS

                                                        PERIOD FROM
                                                          APRIL 3,
                                                            1996
                                                        (INCEPTION)  SIX MONTHS
                                                          THROUGH       ENDED
                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
     Revenues..........................................   $204,000    $380,000
     Cost of revenues..................................     72,000     257,000
                                                          --------    --------
       Gross profit....................................    132,000     123,000
                                                          --------    --------
     Operating expenses:
       Marketing, sales and support....................        --       35,000
       General and administrative......................     37,000      41,000
                                                          --------    --------
         Total operating expenses......................     37,000      76,000
                                                          --------    --------
     Income from operations............................     95,000      47,000
     Provision for income taxes........................      1,000       1,000
                                                          --------    --------
     Net income........................................   $ 94,000    $ 46,000
                                                          ========    ========




   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                            COMMON STOCK               TOTAL
                                            ------------- RETAINED SHAREHOLDERS'
                                            SHARES AMOUNT EARNINGS    EQUITY
                                            ------ ------ -------- -------------
Issuance of Common Stock for cash.......... 1,000  $1,000 $    --    $  1,000
Net income.................................   --      --    94,000     94,000
                                            -----  ------ --------   --------
Balance at December 31, 1996............... 1,000  $1,000   94,000     95,000
Net income (Unaudited).....................   --      --    46,000     46,000
                                            -----  ------ --------   --------
Balance at June 30, 1997 (Unaudited)....... 1,000  $1,000 $140,000   $141,000
                                            =====  ====== ========   ========




   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                            STATEMENT OF CASH FLOWS

                                                       PERIOD FROM
                                                      APRIL 3, 1996
                                                       (INCEPTION)  SIX MONTHS
                                                         THROUGH       ENDED
                                                      DECEMBER 31,   JUNE 30,
                                                          1996         1997
                                                      ------------- -----------
                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income..........................................   $  94,000    $ 46,000
 Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
  Depreciation.......................................      33,000      34,000
  Changes in assets and liabilities:
   Accounts receivable...............................     (36,000)    (27,000)
   Inventory.........................................         --      (55,000)
   Other assets......................................     (11,000)    (24,000)
   Accounts payable..................................       6,000      55,000
   Accrued expenses..................................       2,000      29,000
                                                        ---------    --------
     Net cash provided by (used in) operating activi-
      ties...........................................      88,000      58,000
                                                        ---------    --------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 ACQUISITION OF PROPERTY AND EQUIPMENT PURCHASES.....    (196,000)    (29,000)
                                                        ---------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of Common Stock..............       1,000         --
 Due to related party................................     128,000     (38,000)
                                                        ---------    --------
     Net cash provided by (used in) financing
      activities.....................................     129,000     (38,000)
                                                        ---------    --------
Net increase in cash.................................      21,000      (9,000)
Cash at beginning of period..........................         --       21,000
                                                        ---------    --------
Cash at end of period................................   $  21,000    $ 12,000
                                                        =========    ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Hollywood (the "Company"), formerly DreamMedia, Inc., was formed to provide professional consulting services relating to Internet and intranet technologies. The Company was incorporated in California on April 3, 1996 and elected an S Corporation tax status. See Note 6.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price development agreements are recognized under the completed-contract method whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Fair Value of Financial Instruments

  For certain of the Company's financial instruments, including accounts receivable, inventory, other assets, accounts payable, accrued expenses and due to related party, the carrying amounts approximate fair value due to the relatively short maturity of these instruments.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from two major customers. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of December 31, 1996 two customers accounted for 99% of the Company's accounts receivable balance, and 79% of the Company's total revenues.

 Income Taxes

  The Company has been elected to be taxed as an S Corporation pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. The provision for income taxes represents a 1.5% franchise tax imposed by the State of California.

  The December 31, 1996 current provision for income tax represents applicable state franchise taxes. The California S Corporation provisions require the payment of a 1.5% franchise tax on taxable income for the year ended December 31, 1996.

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


 Interim Financial Information

  The accompanying financial statements as of June 30, 1997 and for the period from April 3, 1996 (Inception) through June 30, 1996 and the six months ended June 30, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
     Computer equipment................................   $174,000    $203,000
     Furniture and fixtures............................     22,000      22,000
                                                          --------    --------
     Less: accumulated depreciation....................    (33,000)    (67,000)
                                                          --------    --------
                                                          $163,000    $158,000
                                                          ========    ========

NOTE 3--RELATED PARTY TRANSACTIONS:

 Shareholder Note Payable

  In July 1996, the Company purchased furniture and equipment valued at $196,000 from an affiliate in exchange for a note payable. The note accrued interest at the rate of 6.5% per annum payable upon maturity. The balance plus accrued interest was repaid in October 1997.

NOTE 4--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under month-to-month operating leases. Rent paid for the year ended December 31, 1996 and for the six months ended June 30, 1997 totaled $7,333 and $8,000, respectively.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 1,000 shares of $1.00 par value Common Stock. During the period from April 3, 1996 (Inception) through December 31, 1996, the Company sold 1,000 shares of Common Stock to the founders of the Company.

NOTE 6--SUBSEQUENT EVENTS:

  On August 29, 1997 USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Marin

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of USWeb Marin (formerly Internet Cybernautics, Inc.) at December 31, 1995 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 17, 1997

                                  USWEB MARIN

                                 BALANCE SHEET

                                                   DECEMBER 31,
                                                -------------------   JUNE  30,
                                                  1995      1996        1997
                                                --------  ---------  -----------
                                                                     (UNAUDITED)
                    ASSETS
Current assets:
  Cash and cash equivalents...................  $  1,000  $ 170,000   $ 122,000
  Accounts receivable, net....................    24,000    405,000     404,000
  Costs in excess of billings.................        --         --      57,000
  Other current assets........................     5,000     14,000      17,000
                                                --------  ---------   ---------
    Total current assets......................    30,000    589,000     600,000
Property and equipment, net...................     7,000     49,000     331,000
Other assets..................................        --         --      44,000
                                                --------  ---------   ---------
                                                $ 37,000  $ 638,000   $ 975,000
                                                ========  =========   =========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable............................  $ 12,000  $  40,000   $ 167,000
  Accrued expenses............................    34,000    309,000     595,000
  Deferred revenues...........................        --    120,000          --
  Short-term borrowings.......................        --         --     350,000
                                                --------  ---------   ---------
    Total current liabilities.................    46,000    469,000   1,112,000
                                                --------  ---------   ---------
Commitments (Note 5)
Shareholders' equity:
  Series A Preferred Stock: no par value,
   5,500,00 shares
   authorized; no shares issued or outstand-
   ing........................................        --         --          --
  Common Stock: No par value, 18,500,000
   shares authorized; 1,169,632, 1,601,818 and
   1,930,239 shares issued and
   outstanding................................    56,000    395,000     707,000
  Additional paid-in capital..................        --    471,000     471,000
  Note receivable from shareholder............        --    (25,000)         --
  Deferred stock compensation.................        --   (438,000)   (390,000)
  Accumulated deficit.........................   (65,000)  (234,000)   (925,000)
                                                --------  ---------   ---------
    Total shareholders' equity (deficit)......    (9,000)   169,000    (137,000)
                                                --------  ---------   ---------
                                                $ 37,000  $ 638,000   $ 975,000
                                                ========  =========   =========

   The accompanying notes are an integral part of these financial statements.

                                  USWEB MARIN

                            STATEMENT OF OPERATIONS

                                          YEAR ENDED        SIX MONTHS ENDED
                                         DECEMBER 31,           JUNE 30,
                                      -------------------  -------------------
                                        1995      1996       1996      1997
                                      --------  ---------  -------- ----------
                                                               (UNAUDITED)
Revenues............................. $ 55,000  $ 970,000  $279,000 $1,591,000
Cost of revenues.....................   42,000    418,000    69,000  1,183,000
                                      --------  ---------  -------- ----------
  Gross profit.......................   13,000    552,000   210,000    408,000
                                      --------  ---------  -------- ----------
Operating expenses:
  Marketing, sales and support.......   27,000    180,000    92,000    373,000
  General and administrative.........   51,000    541,000    61,000    726,000
                                      --------  ---------  -------- ----------
    Total operating expenses.........   78,000    721,000   153,000  1,099,000
                                      --------  ---------  -------- ----------
Net income (loss).................... $(65,000) $(169,000) $ 57,000 $ (691,000)
                                      ========  =========  ======== ==========



   The accompanying notes are an integral part of these financial statements.

                                  USWEB MARIN

                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                           NOTE                                  TOTAL
                             COMMON STOCK    ADDITIONAL RECEIVABLE    DEFERRED               SHAREHOLDERS'
                          ------------------  PAID-IN      FROM        STOCK     ACCUMULATED    EQUITY
                           SHARES    AMOUNT   CAPITAL   SHAREHOLDER COMPENSATION   DEFICIT     (DEFICIT)
                          --------- -------- ---------- ----------- ------------ ----------- -------------
Balance at December 31,
 1994...................         -- $     --  $     --   $     --    $      --    $      --    $      --
Issuance of Common Stock
 for cash...............  1,169,632   56,000        --         --           --           --       56,000
Net loss................         --       --        --         --           --      (65,000)     (65,000)
                          --------- --------  --------   --------    ---------    ---------    ---------
Balance at December 31,
 1995...................  1,169,632   56,000        --         --           --      (65,000)      (9,000)
Issuance of Common Stock
 for cash...............    369,326  292,000        --         --           --           --      292,000
Issuance of Common Stock
 for services...........     30,552   22,000        --         --           --           --       22,000
Issuance of Common Stock
 for note receivable
 from shareholder.......     32,308   25,000        --    (25,000)          --           --           --
Deferred stock
 compensation...........         --       --   471,000         --     (471,000)          --           --
Amortization of deferred
 stock compensation              --       --        --         --       33,000           --       33,000
Net loss................         --       --        --         --           --     (169,000)    (169,000)
                          --------- --------  --------   --------    ---------    ---------    ---------
Balance at December 31,
 1996...................  1,601,818  395,000   471,000    (25,000)    (438,000)    (234,000)     169,000
Issuance of Common Stock
 for cash (Unaudited)...    328,421  312,000        --         --           --           --      312,000
Amortization of deferred
 stock compensation
 (Unaudited)............         --       --        --         --       48,000           --       48,000
Payment on note
 receivable from
 shareholder
 (Unaudited)............         --       --        --     25,000           --           --       25,000
Net loss (Unaudited)....         --       --        --         --           --     (691,000)    (691,000)
                          --------- --------  --------   --------    ---------    ---------    ---------
Balance as of June 30,
 1997 (Unaudited).......  1,930,239 $707,000  $471,000   $     --    $(390,000)   $(925,000)   $(137,000)
                          ========= ========  ========   ========    =========    =========    =========


   The accompanying notes are an integral part of these financial statements.

                                  USWEB MARIN

                            STATEMENT OF CASH FLOWS

                                           YEAR ENDED        SIX MONTHS ENDED
                                          DECEMBER 31,          JUNE  30,
                                       -------------------  -------------------
                                         1995      1996       1996      1997
                                       --------  ---------  --------  ---------
                                                               (UNAUDITED)
CASH FLOWS USED IN OPERATING
 ACTIVITIES:
 Net income..........................  $(65,000) $(169,000) $ 57,000  $(691,000)
 Adjustments to reconcile net loss to
  net cash used in operating
  activities:
  Stock Compensation.................        --     33,000        --     48,000
  Depreciation and amortization......        --      6,000     2,000     38,000
  Provision for doubtful accounts....        --     30,000        --     15,000
  Noncash exchange for services......        --     22,000        --         --
  Changes in assets and liabilities:
   Accounts receivable...............   (24,000)  (411,000)  (76,000)   (14,000)
   Costs in excess of billings.......        --         --        --    (57,000)
   Other current assets..............    (5,000)    (9,000)   (5,000)    (3,000)
   Other assets......................        --         --        --    (44,000)
   Accounts payable..................    12,000     28,000    20,000    127,000
   Accrued expenses..................    34,000    275,000    (8,000)   286,000
   Deferred revenues.................        --    120,000        --   (120,000)
                                       --------  ---------  --------  ---------
    Net cash used in operating
     activities......................   (48,000)   (75,000)  (10,000)  (415,000)
                                       --------  ---------  --------  ---------
CASH FLOWS USED IN INVESTING
 ACTIVITIES FOR THE ACQUISITION OF
 PROPERTY AND EQUIPMENT..............    (7,000)   (48,000)  (12,000)  (320,000)
                                       --------  ---------  --------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Issuance of Common Stock............    56,000    292,000    64,000    312,000
 Proceeds from short-term borrowing..        --         --        --    350,000
 Collection of note receivable from
  shareholder........................        --         --        --     25,000
                                       --------  ---------  --------  ---------
    Net cash provided by financing
     activities......................    56,000    292,000    64,000    687,000
                                       --------  ---------  --------  ---------
Net increase (decrease) in cash and
 cash equivalents....................     1,000    169,000    42,000    (48,000)
Cash and cash equivalents at
 beginning of period.................        --      1,000     1,000    170,000
                                       --------  ---------  --------  ---------
Cash and cash equivalents at end of
 period..............................  $  1,000  $ 170,000    43,000    122,000
                                       ========  =========  ========  =========
SUPPLEMENTAL NONCASH ACTIVITY:
 Issuance of common stock for
  shareholder
  note receivable....................  $     --  $  25,000  $     --  $      --

   The accompanying notes are an integral part of these financial statements.

                                  USWEB MARIN

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb Marin (the "Company"), formerly Internet Cybernautics, Inc., was incorporated in Wyoming on August 17, 1995 and is engaged in full service digital design and multi-media production specializing in digital media communications. On July 9, 1997, the Company amended its articles of incorporation and filed as a Delaware corporation. See Note 8.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for agreement adjustments and losses are recorded in the period such items are identified. Deferred revenues represent the amount of revenues received in advance of services being performed.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1995, sales to four customers accounted for 23%, 14%, 14% and 13%of revenues. During the year ended December 31, 1996, sales to two customers accounted for 25% and 10% of revenues. Approximately 48% of accounts receivable at December 31, 1996 was due from one customer.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable, accrued expenses and short term borrowings, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

                                  USWEB MARIN

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Stock-Based Compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of APB No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

 Interim Financial Information

  The accompanying balance sheet as of June 30, 1997 and the statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                     DECEMBER 31,
                                                   ----------------   JUNE 30,
                                                    1995     1996       1997
                                                   ------- --------  -----------
                                                                     (UNAUDITED)
   Accounts receivable, net:
     Accounts Receivable.......................... $24,000 $435,000   $449,000
     Less: allowance for bad debt.................      --  (30,000)   (45,000)
                                                   ------- --------   --------
                                                   $24,000 $405,000   $404,000
                                                   ======= ========   ========
   Property and equipment:
     Equipment.................................... $ 6,000 $ 51,000   $352,000
     Furniture and fixtures.......................   1,000    4,000     17,000
                                                   ------- --------   --------
                                                     7,000   55,000    369,000
     Less: accumulated depreciation...............      --   (6,000)   (38,000)
                                                   ------- --------   --------
                                                   $ 7,000 $ 49,000   $331,000
                                                   ======= ========   ========
   Accrued expenses:
     Payroll and related expenses................. $21,000 $142,000   $469,000
     Customer Deposits............................      --   99,000         --
     Other........................................  13,000   68,000    126,000
                                                   ------- --------   --------
                                                   $34,000 $309,000   $595,000
                                                   ======= ========   ========

                                  USWEB MARIN

NOTE 3--SHORT-TERM BORROWINGS AND CREDIT FACILITY:

  The Company maintains a working capital line of credit with a bank that allows borrowings of up to 80 percent of eligible accounts receivable with a maximum borrowing of $500,000. Borrowings under the line bear interest at 1.5 percent above the bank's prime rate (8.0 percent at June 30, 1997). At June 30, 1997, there was $350,000 of borrowings outstanding.

NOTE 4--INCOME TAXES:

  The Company files separate company tax returns. For the years ended December 31, 1995 and 1996 and the six months ended June 30, 1996 and 1997 there was no provision for income taxes recorded.

  Deferred tax assets consist of the following as of December 31, 1995 and 1996 and June 30, 1997:

                                                   DECEMBER 31,
                                                 ------------------   JUNE 30,
                                                   1995      1996       1997
                                                 --------  --------  -----------
                                                                     (UNAUDITED)
   Deferred tax assets:
     Depreciation and amortization.............  $    --   $ 10,000   $  15,000
     Reserves not currently deductible.........       --     10,000      10,000
     Loss carryforwards........................    26,000    48,000     275,000
                                                 --------  --------   ---------
     Gross deferred tax assets.................    26,000    68,000     300,000
     Valuation allowance.......................   (26,000)  (68,000)   (300,000)
                                                 --------  --------   ---------
                                                 $    --   $    --    $     --
                                                 ========  ========   =========

  No deferred provision or benefit for income taxes has been recorded as the Company is in a net deferred tax asset position for which a full valuation has been provided as management believes that it is more likely than not, based on available evidence, that the deferred tax assets will not be realized.

  At June 30, 1997, the Company has federal net operating loss carryforwards of approximately $925,000, which expire in 2010. The income tax benefit from the utilization of net operating loss carryforwards may be limited in certain circumstances including, but not limited to, cumulative stock ownership changes of more than 50% over a three year period.


NOTE 5--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 2000. The leases require payment of property taxes, insurance, maintenance and utilities. The Company also has operating lease agreements relating to certain equipment which expire at various dates. Rent expense for the years ended December 31, 1995 and 1996 and the six month periods ended June 30, 1996 and 1997 totaled $4,000, $27,000, $5,000 and $46,000, respectively.

                                  USWEB MARIN

  Future minimum lease payments under noncancelable operating leases are as follows:

   YEAR ENDED                                                          OPERATING
  DECEMBER 31,                                                          LEASES
  ------------                                                         ---------
    1997.............................................................  $ 93,000
    1998.............................................................    79,000
    1999.............................................................    79,000
    2000.............................................................    13,000
                                                                       --------
    Total minimum lease payments.....................................  $264,000
                                                                       ========

NOTE 6--COMMON STOCK AND CONVERTIBLE PREFERRED STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 18,500,000 shares of no par value Common Stock and 5,500,000 shares of Convertible Preferred Stock.

NOTE 7--STOCK OPTION PLAN:

  In August 1995, the Company adopted the Combined Incentive and Nonstatutory Stock Option Plan (the "Plan"). The Plan provides for the granting of non-qualified stock options to employees as determined by the Company's Board of Directors. Under the plan, options vest at a rate of 20% at the end of the first year after grant and one forty-eighth ( 1/48th) percent each month thereafter. Options expire seven years from the date granted.

  During the year ended December 31, 1995 and the six month period ended June 30, 1996, respectively, no compensation costs were recognized in connection with option grants. During the year ended December 31, 1996 the Company granted options to certain employees with exercise prices below fair value, as a result, compensation costs of $33,000 and $48,000 were recorded for the year ended December 31, 1996 and the six month period ended June 30, 1997, respectively. Had compensation cost for the Company's option plan been determined based on the fair value at the grant dates, as described in SFAS 123, the Company's net income (loss) would have been as follows:

                                             YEAR ENDED       SIX MONTHS ENDED
                                            DECEMBER 31,          JUNE 30,
                                         -------------------  -----------------
                                           1995      1996      1996     1997
                                         --------  ---------  ------- ---------
                                                                 (UNAUDITED)
     Net income (loss):
       As reported...................... $(65,000) $(169,000) $57,000 $(691,000)
                                         ========  =========  ======= =========
       Pro forma........................ $(78,000) $(199,000) $42,000 $(704,000)
                                         ========  =========  ======= =========

  Under SFAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumption used for grants:

                                          YEAR ENDED       SIX MONTHS ENDED
                                         DECEMBER 31,          JUNE 30,
                                         ---------------   -------------------
                                          1995     1996      1996       1997
                                         ------   ------     ----       ----
                                                              (UNAUDITED)
     Expected lives, in years...........    5.0      5.0        5.0        5.0
     Risk free interest rates...........    6.0%     6.2%       6.1%       6.4%
     Dividend yield.....................    0.0%     0.0%       0.0%       0.0%
     Stock price volatility.............    0.0%     0.0%       0.0%       0.0%

                                  USWEB MARIN

  A summary of stock option activity is as follows:

                                                             WEIGHTED- WEIGHTED-
                                                              AVERAGE   AVERAGE
                                                             EXERCISE    FAIR
                                                    SHARES     PRICE     VALUE
                                                   --------- --------- ---------
     Outstanding at December 31, 1994.............       --    $ --
       Granted.................................... 3,000,000    0.15     $0.02
                                                   ---------   -----
     Outstanding at December 31, 1995............. 3,000,000    0.15
       Granted.................................... 1,180,173    0.21      0.05
                                                   ---------   -----
     Outstanding at December 31, 1996............. 4,180,173    0.17
       Granted (Unaudited)........................    40,000    0.95      0.26
                                                   ---------   -----
     Outstanding at June 30, 1997 (Unaudited)..... 4,220,173   $0.18
                                                   =========   =====

  At June 30, 1997, 1,592,792 shares were exercisable and the options outstanding had a weighted-average remaining contractual life of 5.5 years.

NOTE 8--SUBSEQUENT EVENTS:

  In June 1997, the Company entered into a Common Stock Option Repurchase Agreement with one of its former employees whereby the Company will pay $150,000 for the purchase of all of the employee's vested options.

  On July 9, 1997, the Company amended its articles of incorporation and filed as Delaware corporation. Subsequent to this reincorporation, all issued and outstanding shares of the Company's Common Stock were exchanged for an equivalent number of Series A Preferred Stock in August 1997.

  In July, 1997, the Company established a defined contribution 401(k) plan (the "Plan") for substantially all of its employees. Under the Plan, employees may contribute up to 10% of their gross wages. The Company will, at its discretion, match a percentage of the employee contribution. To date the Company has not declared a matching contribution.

  On September 30, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Long Island

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Long Island (formerly Synergetix Systems Integration, Inc.) at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 31, 1997

                               USWEB LONG ISLAND

                                 BALANCE SHEET

                                                       DECEMBER 31,  JUNE  30,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash................................................   $ 42,000    $ 57,000
  Accounts receivable, net............................    178,000     190,000
  Inventory...........................................     10,000         --
                                                         --------    --------
    Total current assets..............................    230,000     247,000
Property and equipment, net ..........................     15,000      12,000
Other assets, net.....................................     28,000      21,000
                                                         --------    --------
                                                         $273,000    $280,000
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $ 46,000    $124,000
  Accrued expenses....................................     61,000      98,000
  Unearned revenue....................................     17,000       9,000
  Note payable .......................................     98,000         --
  Note payable--related party ........................        --       23,000
                                                         --------    --------
    Total liabilities.................................    222,000     254,000
                                                         --------    --------
Commitments (Note 6)
Shareholders' equity:
  Common Stock: no par value, 200 shares authorized;
   150 and 100 shares issued and outstanding at
   December 31, 1996 and June 30, 1997, respectively..      9,000       9,000
  Treasury stock, at cost.............................        --      (51,000)
  Retained earnings...................................     42,000      68,000
                                                         --------    --------
    Total shareholders' equity .......................     51,000      26,000
                                                         --------    --------
                                                         $273,000    $280,000
                                                         ========    ========

   The accompanying notes are an integral part of these financial statements.

                               USWEB LONG ISLAND

                            STATEMENT OF OPERATIONS

                                                                SIX MONTHS
                                                 YEAR ENDED   ENDED JUNE 30,
                                                DECEMBER 31, ------------------
                                                    1996       1996      1997
                                                ------------ --------  --------
                                                                (UNAUDITED)
Revenues.......................................   $818,000   $472,000  $431,000
Cost of revenues...............................    781,000    432,000   328,000
                                                  --------   --------  --------
  Gross profit.................................     37,000     40,000   103,000
                                                  --------   --------  --------
Operating expenses:
  Marketing, sales and support.................     43,000     21,000    27,000
  General and administrative...................     49,000     21,000    39,000
                                                  --------   --------  --------
    Total operating expenses...................     92,000     42,000    66,000
                                                  --------   --------  --------
Income (loss) from operations..................    (55,000)    (2,000)   37,000
Interest expense, net..........................     11,000      4,000    11,000
                                                  --------   --------  --------
Net income (loss)..............................   $(66,000)  $ (6,000) $ 26,000
                                                  ========   ========  ========


   The accompanying notes are an integral part of these financial statements.

                               USWEB LONG ISLAND

                       STATEMENT OF SHAREHOLDERS' EQUITY

                          COMMON STOCK  TREASURY STOCK                 TOTAL
                          ------------- ---------------  RETAINED  SHAREHOLDERS'
                          SHARES AMOUNT SHARES  AMOUNT   EARNINGS     EQUITY
                          ------ ------ ------ --------  --------  -------------
Balance at January 1,
 1996...................   150   $9,000  --    $    --   $108,000    $117,000
Net loss................   --       --   --         --    (66,000)    (66,000)
                           ---   ------  ---   --------  --------    --------
Balance at December 31,
 1996...................   150    9,000  --         --     42,000      51,000
Purchase of treasury
 stock (Unaudited)......   (50)     --    50    (51,000)      --      (51,000)
Net income (Unaudited)..   --       --   --         --     26,000      26,000
                           ---   ------  ---   --------  --------    --------
Balance at June 30, 1997
 (Unaudited)............   100   $9,000   50   $(51,000) $ 68,000    $ 26,000
                           ===   ======  ===   ========  ========    ========



   The accompanying notes are an integral part of these financial statements.

                               USWEB LONG ISLAND

                            STATEMENT OF CASH FLOWS

                                                            SIX MONTHS ENDED
                                               YEAR ENDED       JUNE 30,
                                              DECEMBER 31, -------------------
                                                  1996       1996      1997
                                              ------------ --------  ---------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)...........................   $(66,000)  $ (6,000) $  26,000
 Adjustments to reconcile net income (loss)
  to cash provided by (used in) operating
  activities:
  Depreciation and amortization..............     13,000      5,000     11,000
  Changes in operating assets and
   liabilities:
   Accounts receivable.......................     12,000     10,000    (12,000)
   Inventory.................................    (10,000)       --      10,000
   Other assets..............................    (25,000)       --         --
   Accounts payable..........................     46,000     27,000     78,000
   Accrued expenses..........................     24,000     22,000     37,000
   Unearned revenue..........................    (22,000)   (20,000)    (8,000)
                                                --------   --------  ---------
 Net cash provided by (used in) operating
  activities.................................    (28,000)    38,000    142,000
                                                --------   --------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE
 ACQUISITION OF PROPERTY AND EQUIPMENT.......    (13,000)   (12,000)    (1,000)
                                                --------   --------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from note payable..................     75,000     25,000        --
 Repayment of note payable...................     (8,000)    (5,000)   (98,000)
 Repayment of note payable to related party..        --         --      (2,000)
 Purchase of treasury stock from former
  shareholder................................        --         --     (26,000)
                                                --------   --------  ---------
  Net cash provided (used in) by financing
   activities................................     67,000     20,000   (126,000)
                                                --------   --------  ---------
Net increase in cash.........................     26,000     46,000     15,000
Cash at beginning of period..................     16,000     16,000     42,000
                                                --------   --------  ---------
Cash at end of period........................   $ 42,000   $ 62,000  $  57,000
                                                ========   ========  =========
SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
 Issuance of note payable to former
  shareholder................................   $    --    $    --   $  25,000
                                                ========   ========  =========
CASH PAID DURING THE PERIOD FOR:
 Interest....................................   $ 10,000   $  4,000  $  10,000
                                                ========   ========  =========

   The accompanying notes are an integral part of these financial statements.

                               USWEB LONG ISLAND

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT POLICIES:

 The Company

  USWeb Long Island (the "Company"), formerly Synergetix Systems Integration, Inc., was incorporated in the state of New York on November 3, 1989. The Company provides professional consulting services relating to software design and integration and document imaging.

  During September 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to become part of USWeb's affiliate network.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements. Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recognized in the period such items are identified. Unearned revenues represent the amount of revenues received in advance of services being performed. Revenue from time and materials agreements are recognized and billed as the services are rendered.

 Inventory

  Inventory, which consists principally of purchased computer hardware, is stated at the lower of cost or market value, cost being determined on the first-in, first-out method.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization totaled $3,000 and $10,000 as of December 31, 1996 and June 30, 1997, respectively.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of three years for computer equipment and seven years for office equipment.

 Concentration of Credit Risk and Significant Customers

  Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables. The Company places its cash with high quality financial institutions and, by policy, limits the amount of credit exposure to any one institution. Concentrations of credit risk exist with respect to trade receivables. The Company performs periodic credit evaluations of its customers' financial condition and does not require collateral or other security.

                               USWEB LONG ISLAND

  The portion of total revenue that was derived from major customers was as follows:

                                                                     SIX MONTHS
                                                         YEAR ENDED     ENDED
                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
      Customer A.......................................      17%         --
      Customer B.......................................      14%         --
      Customer C.......................................      12%         --
      Customer D.......................................     --            35%
      Customer E.......................................     --            19%
      Customer F.......................................     --            12%

  At December 31, 1996, Customer A represented 44% of net accounts receivable. At June 30, 1997, Customers D and E represented 42% and 19%, respectively, of net accounts receivable.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash, accounts receivable, notes and accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns.

 Interim Financial Information

  The accompanying balance sheet as of June 30, 1997 and the statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
      Computers and equipment..........................   $26,000      $27,000
      Furniture and fixtures...........................    12,000       12,000
                                                          -------      -------
                                                           38,000       39,000
      Less: accumulated depreciation...................   (23,000)     (27,000)
                                                          -------      -------
                                                          $15,000      $12,000
                                                          =======      =======

  Depreciation expense was $10,000 for the year ended December 31, 1996 and $4,000 for the six months ended June 30, 1997, respectively.

                               USWEB LONG ISLAND

NOTE 3--ACCRUED EXPENSES:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
      Payroll and related taxes........................   $17,000      $23,000
      Other............................................    44,000       75,000
                                                          -------      -------
          Total........................................   $61,000      $98,000
                                                          =======      =======

  Included in other accrued expenses are credit card liabilities of $29,000 and $61,000 at December 31, 1996 and June 30, 1997, respectively. Interest on these liabilities accrue at an annual rate ranging from 6% to 18%.

NOTE 4--NOTE PAYABLE:

  The Company has a line of credit with its lender for $100,000. Borrowings under this line bear interest at prime plus 3.75% and are collateralized by the personal assets of a shareholder. Interest expense for the year ended December 31, 1996 and for the six months ended June 30, 1997 totaled $3,000 and $4,000, respectively.

  In May 1997, the Company repaid and closed its $100,000 line of credit with its lender.

NOTE 5--NOTE PAYABLE - RELATED PARTY:

  In May 1997, the Company repurchased 50 shares of common stock from a stockholder for $51,000, consisting of $26,000 in cash and a promissory note of $25,000. The promissory note is payable in twelve equal monthly installments of approximately $2,000 commencing June 1997. Interest accrues at an annual rate of 8.5%. This note was repaid in September 1997.

NOTE 6--COMMITMENTS:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalty expense for the six months ended June 30, 1997 totaled $24,000 and is included in cost of revenues. There was no royalty expense for the year ended December 31, 1996.

 Operating Leases

  The Company leases a car and an office facility under noncancelable operating leases which expire in January 1998 and November 1999, respectively. Future minimum lease payments under these leases are as follows:

       YEAR ENDING
      DECEMBER 31,
      ------------
       1997...........................................................  $ 42,000
       1998...........................................................    39,000
       1999...........................................................    36,000
                                                                        --------
                                                                        $117,000
                                                                        ========

                               USWEB LONG ISLAND

  Rent expense for the year ended December 31, 1996 and the for six month period ended June 30, 1997 totaled $36,000, and $18,000, respectively.

NOTE 7--SUBSEQUENT EVENTS:

  On September 30, 1997, the Company and US Web reached an agreement whereby USWeb agreed to acquire all of outstanding shares of the Company's common stock, at which time the Company became a wholly owned subsidiary of US Web.

  In September 1997, the Company issued two unsecured promissory notes of $99,000 and $26,000 respectively, in exchange for accounts payable, to investors who are related to a stockholder of the Company. These notes are non-interest bearing and are due in December 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Detroit

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of USWeb Detroit (formerly Online Marketing Company, Inc.) at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 24, 1997

                                 USWEB DETROIT

                                 BALANCE SHEET

                                                       DECEMBER 31,  JUNE  30,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $16,000     $    --
  Accounts receivable, net............................    38,000       77,000
                                                         -------     --------
    Total current assets..............................    54,000       77,000
Property and equipment, net...........................    36,000       37,000
Other assets..........................................     1,000        4,000
                                                         -------     --------
                                                         $91,000     $118,000
                                                         =======     ========
    LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable....................................   $33,000     $ 79,000
  Accrued expenses....................................     9,000       16,000
  Note payable--affiliates............................    10,000       10,000
  Current portion of capital lease obligation ........     7,000        7,000
                                                         -------     --------
    Total current liabilities.........................    59,000      112,000
Capital lease obligation, net of current portion......    12,000        8,000
                                                         -------     --------
                                                          71,000      120,000
                                                         -------     --------
Commitments (Note 4)
Shareholders' equity (deficit):
  Common Stock: $1.00 par value, 60,000 shares
   authorized; 3,000 shares issued and outstanding....     3,000        3,000
  Retained earnings (accumulated deficit).............    17,000       (5,000)
                                                         -------     --------
    Total shareholders' equity (deficit) .............    20,000       (2,000)
                                                         -------     --------
                                                         $91,000     $118,000
                                                         =======     ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB DETROIT

                            STATEMENT OF OPERATIONS

                                                                SIX MONTHS
                                                 YEAR ENDED   ENDED JUNE 30,
                                                DECEMBER 31, -----------------
                                                    1996       1996     1997
                                                ------------ -------- --------
                                                                (UNAUDITED)
Revenues.......................................   $476,000   $218,000 $306,000
Cost of revenues...............................    264,000    100,000  230,000
                                                  --------   -------- --------
  Gross profit.................................    212,000    118,000   76,000
                                                  --------   -------- --------
Operating expenses:
  Marketing, sales and support.................     96,000     43,000   40,000
  General and administrative...................    113,000     35,000   57,000
                                                  --------   -------- --------
    Total operating expenses...................    209,000     78,000   97,000
                                                  --------   -------- --------
Income (loss) from operations..................      3,000     40,000  (21,000)
Interest expense, net..........................     (2,000)        --   (1,000)
                                                  --------   -------- --------
Net income (loss)..............................   $  1,000   $ 40,000 $(22,000)
                                                  ========   ======== ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB DETROIT

                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                       RETAINED       TOTAL
                                       COMMON STOCK    EARNINGS   SHAREHOLDERS'
                                       ------------- (ACCUMULATED    EQUITY
                                       SHARES AMOUNT   DEFICIT)     (DEFICIT)
                                       ------ ------ ------------ -------------
Balance at December 31, 1995.......... 3,000  $3,000   $ 16,000     $ 19,000
Net income............................    --      --      1,000        1,000
                                       -----  ------   --------     --------
Balance at December 31, 1996.......... 3,000   3,000     17,000       20,000
Net loss (Unaudited)..................    --      --    (22,000)     (22,000)
                                       -----  ------   --------     --------
Balance as of June 30, 1997 (Unau-
 dited)............................... 3,000  $3,000   $ (5,000)    $ (2,000)
                                       =====  ======   ========     ========



   The accompanying notes are an integral part of these financial statements.

                                 USWEB DETROIT

                            STATEMENT OF CASH FLOWS

                                                              SIX MONTHS ENDED
                                                  YEAR ENDED      JUNE 30,
                                                 DECEMBER 31, ------------------
                                                     1996       1996      1997
                                                 ------------ --------  --------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income....................................    $  1,000   $ 40,000  $(22,000)
 Adjustments to reconcile net income to net
  cash used in operating activities:
  Depreciation and amortization................       8,000      3,000     8,000
  Provision for doubtful accounts..............       8,000        --        --
  Changes in assets and liabilities:
   Accounts receivable.........................     (26,000)   (41,000)  (39,000)
   Other current assets........................      (1,000)        --        --
   Other assets................................       1,000     (2,000)   (3,000)
   Accounts payable............................      28,000     12,000    46,000
   Accrued expenses............................       9,000      6,000     7,000
                                                   --------   --------  --------
    Net cash provided by (used in) operating
     activities................................      28,000     18,000    (3,000)
                                                   --------   --------  --------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR THE
 ACQUISITION OF PROPERTY AND EQUIPMENT.........     (22,000)   (15,000)   (9,000)
                                                   --------   --------  --------
CASH FLOWS USED IN FINANCING ACTIVITIES FOR THE
 PRINCIPAL PAYMENTS ON CAPITAL LEASE OBLIGATION
 ..............................................      (4,000)        --    (4,000)
                                                   --------   --------  --------
Net increase (decrease) in cash and cash
 equivalents...................................       2,000      3,000   (16,000)
Cash and cash equivalents at beginning of
 period........................................      14,000     14,000    16,000
                                                   --------   --------  --------
Cash and cash equivalents at end of period.....    $ 16,000   $ 17,000  $     --
                                                   ========   ========  ========
SUPPLEMENTAL NONCASH INVESTING AND FINANCING
 ACTIVITY:
 Acquisition of property and equipment under
  capital lease obligation.....................    $ 23,000   $ 23,000  $     --
                                                   ========   ========  ========
CASH PAID DURING THE PERIOD FOR:
 Interest......................................    $  1,000   $     --  $  1,000
                                                   ========   ========  ========

   The accompanying notes are an integral part of these financial statements.

                                 USWEB DETROIT

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb Detroit (the "Company"), formerly Online Marketing Company, Inc., was incorporated in Michigan on June 9, 1995, and is engaged in full service internet technology integration specializing in web page and intranet design, production and maintenance, primarily in the Metro-Detroit area. The Company, through September 30, 1997, was wholly owned by three shareholders. See Note 6.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to one customer accounted for 10% of revenues. Approximately 10% of accounts receivable at December 31, 1996, was due from one customer.

 Property and Equipment

  Property and equipment are stated at cost. Assets held under capital leases are recorded at the present value of the minimum lease payments at lease inception. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable, notes and lease obligations payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

                                 USWEB DETROIT

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the tax returns of its shareholders. Accordingly, no provision for income tax is made in these financial statements.

 Interim Financial Information

  The accompanying balance sheet as of June 30, 1997 and the statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Accounts receivable, net:
     Accounts receivable...............................   $ 46,000    $ 77,000
     Less: allowance for doubtful accounts.............     (8,000)        --
                                                          --------    --------
                                                          $ 38,000    $ 77,000
                                                          ========    ========
   Property and equipment, net:
     Computers and equipment...........................   $ 41,000    $ 47,000
     Furniture and fixtures............................      5,000       8,000
                                                          --------    --------
                                                            46,000      55,000
     Less: accumulated depreciation....................    (10,000)    (18,000)
                                                          --------    --------
                                                          $ 36,000    $ 37,000
                                                          ========    ========

NOTE 3--RELATED PARTY TRANSACTIONS:

  In 1995, the Company borrowed $5,000 under a note payable to a shareholder of the Company. The note was non-interest bearing, unsecured and payable upon demand. Subsequent to year-end and concurrent with the US Web transaction in September 1997, this note was converted to equity.

  In 1995, the Company borrowed $5,000 under a note payable to a party related to a shareholder of the Company. The note is non-interest bearing, unsecured and payable on December 31, 1997.

NOTE 4--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities and certain equipment under noncancelable operating leases which expire in 1998 and 1999, respectively. The leases require payment of property taxes, insurance, maintenance and utilities. The Company also has operating lease agreements relating to certain equipment which expire at various dates. Rent expense for the year ended December 31, 1996 and the six month periods ended June 30, 1996 and 1997 totaled $32,000, $15,000, and $19,000, respectively.

                                 USWEB DETROIT

  Future minimum lease payments under noncancelable operating leases are as follows:

   YEAR ENDED                                                          OPERATING
  DECEMBER 31,                                                          LEASES
  ------------                                                         ---------
    1997.............................................................   $45,000
    1998.............................................................    22,000
    1999.............................................................     4,000
                                                                        -------
    Total minimum lease payments.....................................   $71,000
                                                                        =======

 Capital leases

  In 1996, the Company leased certain computer equipment under a non-cancelable capital lease with a remaining term in excess of one year. The lease is personally guaranteed by an officer of the Company. Future minimum lease commitments under the capital lease are as follows for years ending December 31:

   YEAR ENDED                                                           CAPITAL
  DECEMBER 31,                                                          LEASES
  ------------                                                          -------
    1997..............................................................  $ 9,000
    1998..............................................................    8,000
    1999..............................................................    4,000
                                                                        -------
    Total minimum lease payments......................................   21,000
    Less: amount representing interest................................   (2,000)
                                                                        -------
    Present value of capital lease obligation.........................   19,000
    Less: current portion.............................................   (7,000)
                                                                        -------
    Long-term obligation at December 31, 1996.........................  $12,000
                                                                        =======

  The cost and related accumulated depreciation of assets under capital lease was $23,000 and $5,000, respectively, at December 31, 1996.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 60,000 shares of $1 par value Common Stock.

NOTE 6--SUBSEQUENT EVENTS:

 Subsequent events

  In August 1997, the Company borrowed $55,000 under a note payable to a shareholder of the Company. The note was non-interest bearing, unsecured and payable on demand. Concurrent with the USWeb transaction on September 30, 1997, this note was converted to equity.

  On September 30, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb San Mateo

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb San Mateo (formerly Zendatta, Inc.) at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 15, 1997

                                USWEB SAN MATEO

                                 BALANCE SHEET

                                                       DECEMBER 31,  JUNE  30,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $107,000    $ 60,000
  Accounts receivable, net............................    157,000     153,000
  Costs in excess of billings.........................     19,000      36,000
                                                         --------    --------
    Total current assets..............................    283,000     249,000
Property and equipment, net...........................     74,000      65,000
Other assets..........................................      6,000      32,000
                                                         --------    --------
                                                         $363,000    $346,000
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $ 21,000    $ 94,000
  Accrued expenses....................................     47,000       9,000
                                                         --------    --------
    Total current liabilities.........................     68,000     103,000
                                                         --------    --------
Commitments (Note 3)
Shareholders' equity:
  Common Stock: no par value, 1,000,000 shares autho-
   rized; 2,000 shares issued and outstanding.........     20,000      20,000
  Additional paid-in capital..........................     14,000          --
  Retained earnings...................................    261,000     223,000
                                                         --------    --------
    Total shareholders' equity........................    295,000     243,000
                                                         --------    --------
                                                         $363,000    $346,000
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB SAN MATEO

                            STATEMENT OF OPERATIONS

                                                              SIX MONTHS ENDED
                                                  YEAR ENDED      JUNE 30,
                                                 DECEMBER 31, -----------------
                                                     1996       1996     1997
                                                 ------------ -------- --------
                                                                 (UNAUDITED)
Revenues........................................  $1,010,000  $367,000 $695,000
Cost of revenues................................     663,000   166,000  513,000
                                                  ----------  -------- --------
  Gross profit..................................     347,000   201,000  182,000
                                                  ----------  -------- --------
Operating expenses:
  Marketing, sales and support..................      16,000    15,000   32,000
  General and administrative....................      74,000    23,000  138,000
                                                  ----------  -------- --------
    Total operating expenses....................      90,000    38,000  170,000
                                                  ----------  -------- --------
Income from operations..........................     257,000   163,000   12,000
Income tax provision............................       6,000     2,000       --
                                                  ----------  -------- --------
Net income......................................  $  251,000  $161,000 $ 12,000
                                                  ==========  ======== ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB SAN MATEO

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                COMMON STOCK  ADDITIONAL               TOTAL
                               --------------  PAID-IN   RETAINED  SHAREHOLDERS'
                               SHARES AMOUNT   CAPITAL   EARNINGS     EQUITY
                               ------ ------- ---------- --------  -------------
Balance at December 31, 1995.  2,000  $20,000  $ 14,000  $ 10,000    $ 44,000
Net income...................     --       --        --   251,000     251,000
                               -----  -------  --------  --------    --------
Balance at December 31, 1996.  2,000   20,000    14,000   261,000     295,000
                               -----  -------  --------  --------    --------
Distribution to shareholders
 (Unaudited).................     --       --   (14,000)  (50,000)    (64,000)
Net income (Unaudited).......     --       --        --    12,000      12,000
                               -----  -------  --------  --------    --------
Balance as of June 30, 1997
 (Unaudited).................  2,000  $20,000  $     --  $223,000    $243,000
                               =====  =======  ========  ========    ========



   The accompanying notes are an integral part of these financial statements.

                                USWEB SAN MATEO

                            STATEMENT OF CASH FLOWS

                                                            SIX MONTHS ENDED
                                               YEAR ENDED       JUNE 30,
                                              DECEMBER 31, -------------------
                                                  1996       1996       1997
                                              ------------ ---------  --------
                                                              (UNAUDITED)
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
 Net income..................................  $ 251,000   $ 161,000  $ 12,000
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization..............     16,000       3,000    16,000
  Changes in assets and liabilities:
   Accounts receivable.......................   (157,000)   (174,000)    4,000
   Costs in excess of billings...............    (19,000)         --   (17,000)
   Other assets..............................     (5,000)         --   (26,000)
   Accounts payable..........................     20,000      42,000    73,000
   Accrued expenses..........................     47,000      14,000   (38,000)
                                               ---------   ---------  --------
    Net cash provided by operating
     activities..............................    153,000      46,000    24,000
                                               ---------   ---------  --------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE ACQUISITION OF PROPERTY AND EQUIPMENT...    (74,000)    (31,000)   (7,000)
                                               ---------   ---------  --------
CASH FLOWS USED IN FINANCING ACTIVITIES FOR
 THE DISTRIBUTION TO SHAREHOLDERS............         --          --   (64,000)
                                               ---------   ---------  --------
Net increase (decrease) in cash and cash
 equivalents.................................     79,000      15,000   (47,000)
Cash and cash equivalents at beginning of
 period......................................     28,000      28,000   107,000
                                               ---------   ---------  --------
Cash and cash equivalents at end of period...  $ 107,000   $  43,000  $ 60,000
                                               =========   =========  ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB SAN MATEO

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb San Mateo (the "Company"), formerly Zendatta, Inc., was incorporated in California on October 30, 1995 and is engaged in software development and consulting, specializing in enterprise applications for internet, intranet and extranet environments. See Note 5.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to four customers accounted for 33%, 19%, 18% and 12% of revenues. Approximately 38%, 27% and 24% of accounts receivable at December 31, 1996 was due from three customer.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. The provision for income taxes represents 1.5% franchise tax imposed by the State of California.

                                USWEB SAN MATEO

 Interim Financial Information

  The accompanying balance sheet as of June 30, 1997 and the statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment:
     Computers and equipment...........................   $ 90,000    $ 92,000
     Furniture and fixtures............................         --       5,000
                                                          --------    --------
                                                            90,000      97,000
     Less: accumulated depreciation....................    (16,000)    (32,000)
                                                          --------    --------
                                                          $ 74,000    $ 65,000
                                                          ========    ========
   Accrued expenses:
     Payroll and related expenses......................   $ 41,000    $  9,000
     Income taxes......................................      6,000          --
                                                          --------    --------
                                                          $ 47,000    $  9,000
                                                          ========    ========

NOTE 3--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 1997. The leases require payment of property taxes, insurance, maintenance and utilities. Rent expense for the year ended December 31, 1996 and the six month periods ended June 30, 1996 and 1997 totaled $33,000, $6,000 and $33,000, respectively.

  Future minimum lease payments under noncancelable operating leases are $64,000 for the year ended December 31, 1997.

NOTE 4--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 1,000,000 shares of no par value Common Stock.

NOTE 5--SUBSEQUENT EVENTS:

  On September 30, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb LA Central

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb LA Central (formerly W3-design) at March 31, 1996 and 1997 and the results of its operations and its cash flows for the period from April 7, 1995 (Inception) to March 31, 1996 and for the year ended March 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 31, 1997

                                USWEB LA CENTRAL

                                 BALANCE SHEET

                                                    MARCH 31,
                                                ----------------- SEPTEMBER 30,
                                                  1996     1997       1997
                                                -------- -------- -------------
                                                                   (UNAUDITED)
                    ASSETS
Current Assets:
  Cash......................................... $  2,000 $  9,000   $186,000
  Accounts receivable..........................  173,000  462,000    347,000
                                                -------- --------   --------
    Total current assets.......................  175,000  471,000    533,000
Property and equipment, net....................   45,000  139,000    150,000
                                                -------- --------   --------
                                                $220,000 $610,000   $683,000
                                                ======== ========   ========
     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable............................. $ 19,000 $ 15,000   $177,000
  Accrued expenses.............................    9,000   17,000      3,000
  Unearned revenue.............................      --   146,000        --
  Loan from officer............................      --    12,000        --
  Income taxes payable.........................    9,000   49,000     83,000
                                                -------- --------   --------
    Total current liabilities..................   37,000  239,000    263,000
Deferred income taxes..........................   75,000  114,000    114,000
                                                -------- --------   --------
                                                 112,000  353,000    377,000
                                                -------- --------   --------
Commitments (Note 4)
Shareholders' equity:
  Common stock; 10,000 shares authorized; 1,000
   shares issued and outstanding...............    1,000    1,000      1,000
  Additional paid-in capital...................    3,000    3,000      3,000
  Retained earnings............................  104,000  253,000    302,000
                                                -------- --------   --------
    Total shareholders' equity.................  108,000  257,000    306,000
                                                -------- --------   --------
                                                $220,000 $610,000   $683,000
                                                ======== ========   ========


                See accompanying notes to financial statements.

                                USWEB LA CENTRAL

                            STATEMENT OF OPERATIONS

                                    PERIOD FROM
                                   APRIL 7, 1995
                                    (INCEPTION)              SIX MONTHS ENDED
                                   THROUGH MARCH YEAR ENDED    SEPTEMBER 30,
                                        31,      MARCH 31,  -------------------
                                       1996         1997      1996      1997
                                   ------------- ---------- -------- ----------
                                                                (UNAUDITED)
Revenues..........................   $537,000    $1,438,000 $631,000 $1,282,000
Cost of revenues..................    169,000       566,000  221,000    574,000
                                     --------    ---------- -------- ----------
  Gross profit....................    368,000       872,000  410,000    708,000
Operating expenses:
  Marketing, sales and support....     76,000       311,000  138,000    263,000
  General and administrative ex-
   penses.........................    104,000       322,000  141,000    364,000
                                     --------    ---------- -------- ----------
    Total operating expenses......    180,000       633,000  279,000    627,000
                                     --------    ---------- -------- ----------
Income from operations............    188,000       239,000  131,000     81,000
Interest income...................        --          3,000    1,000      1,000
                                     --------    ---------- -------- ----------
Income before income taxes........    188,000       242,000  132,000     82,000
Provision for income taxes........     84,000        93,000   53,000     33,000
                                     --------    ---------- -------- ----------
Net income........................   $104,000    $  149,000 $ 79,000 $   49,000
                                     ========    ========== ======== ==========


                See accompanying notes to financial statements.

                                USWEB LA CENTRAL

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                COMMON STOCK  ADDITIONAL              TOTAL
                               --------------  PAID-IN   RETAINED SHAREHOLDERS'
                               SHARES AMOUNTS  CAPITAL   EARNINGS    EQUITY
                               ------ ------- ---------- -------- -------------
Issuance of Common Stock...... 1,000  $1,000    $3,000   $    --    $  4,000
Net income....................   --      --        --     104,000    104,000
                               -----  ------    ------   --------   --------
Balance at March 31, 1996..... 1,000   1,000     3,000    104,000    108,000
Net income....................   --      --        --     149,000    149,000
                               -----  ------    ------   --------   --------
Balance at March 31, 1997..... 1,000   1,000     3,000    253,000    257,000
Net income (Unaudited)........   --      --        --      49,000     49,000
                               -----  ------    ------   --------   --------
Balance at September 30, 1997
 (Unaudited).................. 1,000  $1,000    $3,000   $302,000   $306,000
                               =====  ======    ======   ========   ========



                See accompanying notes to financial statements.

                                USWEB LA CENTRAL

                            STATEMENT OF CASH FLOWS

                                    PERIOD FROM
                                   APRIL 7, 1995
                                    (INCEPTION)               SIX MONTHS ENDED
                                      THROUGH    YEAR ENDED    SEPTEMBER 30,
                                     MARCH 31,   MARCH 31,   -------------------
                                       1996         1997       1996      1997
                                   ------------- ----------  --------  ---------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVI-
 TIES:
Net income.......................    $ 104,000   $ 149,000   $ 79,000  $  49,000
Adjustments to reconcile net
 income to net cash provided by
 operating activities:
  Deferred income taxes..........       75,000      39,000        --         --
  Depreciation...................        8,000      37,000     17,000     25,000
  Changes in operating assets and
   liabilities:
    Accounts receivable..........     (173,000)   (289,000)   (28,000)   115,000
    Accounts payable.............       19,000      (4,000)    47,000    163,000
    Accrued expenses.............        9,000       7,000     16,000    (14,000)
    Billings in excess of fees
     and expenditures............          --      146,000        --    (146,000)
    Income taxes payable.........        9,000      40,000     53,000     34,000
                                     ---------   ---------   --------  ---------
  Net cash provided by operating
   activities....................       51,000     125,000    184,000    226,000
                                     ---------   ---------   --------  ---------
CASH FLOWS USED IN INVESTING
 ACTIVITIES FOR THE ACQUISITION
 OF PROPERTY AND EQUIPMENT.......      (53,000)   (130,000)   (37,000)   (37,000)
                                     ---------   ---------   --------  ---------
CASH FLOWS PROVIDED BY FINANCING
 ACTIVITIES:
Proceeds from issuance of common
 stock...........................        1,000         --         --         --
Additional paid-in capital.......        3,000         --         --         --
Proceeds from officer loan.......          --       12,000        --     (12,000)
                                     ---------   ---------   --------  ---------
  Net cash provided by financing
   activities....................        4,000      12,000        --     (12,000)
                                     ---------   ---------   --------  ---------
Net increase (decrease) in cash..        2,000       7,000    147,000    177,000
Cash at beginning of period......          --        2,000      2,000      9,000
                                     ---------   ---------   --------  ---------
Cash at end of period............    $   2,000   $   9,000   $149,000  $ 186,000
                                     =========   =========   ========  =========
CASH PAID DURING THE PERIOD FOR:
  Income taxes...................    $           $     --    $         $
                                     =========   =========   ========  =========


                See accompanying notes to financial statements.

                                USWEB LA CENTRAL

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY AND SIGNIFICANT ACCOUNTING POLICIES:

  USWeb LA Central (the "Company"), formerly W3-design, was incorporated in California on April 7, 1995 as a dedicated group of information architects who build Web-based communities for major corporations in North America.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from two customers totaling 85% and 28% at March 31, 1996 and 1997, respectively. The Company performs ongoing credit evaluation of its customers and generally does not require collateral. For the period from April 7, 1995 (Inception) through March 31, 1996 and for the year ended March 31, 1997, five customers accounted for 41% and 27% of the Company's total revenues, respectively.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price development agreements are recognized under the completed-contract method whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

  Unearned revenues represents the amount of revenues received in advance of services being performed.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax laws; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Fair Value of Financial Instruments

  The Company's financial instruments, including accounts receivable, notes and accounts payable, accrued expenses and billings in excess of fees and expenditures have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

                                USWEB LA CENTRAL

 Interim Financial Information

  The accompanying balance sheet as of September 30, 1997 and the statements of operations and of cash flows for the six-month periods ended September 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended September 30, 1997 are not necessarily indicative of the results to be expected for the year ending March 31, 1998.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                   MARCH 31,
                                                -----------------  SEPTEMBER 30,
                                                 1996      1997        1997
                                                -------  --------  -------------
                                                                    (UNAUDITED)
   Computers and equipment..................... $47,000  $152,000    $177,000
   Furniture and fixtures......................   6,000    32,000      43,000
                                                -------  --------    --------
                                                 53,000   184,000     220,000
   Less: accumulated depreciation..............  (8,000)  (45,000)    (70,000)
                                                -------  --------    --------
                                                $45,000  $139,000    $150,000
                                                =======  ========    ========

NOTE 3--INCOME TAXES:

  The Company files separate company tax returns. The provision for income taxes consists of the following for the years ended March 31, 1996 and 1997 and the six months ended September 30, 1996 and 1997:

                                                                   SIX MONTHS
                                                   YEAR ENDED    ENDED SEPTEMBER
                                                    MARCH 31,          30,
                                                 --------------- ---------------
                                                  1996    1997    1996    1997
                                                 ------- ------- ------- -------
                                                                   (UNAUDITED)
   Current:
     Federal.................................... $ 8,000 $46,000 $45,000 $28,000
     State......................................   1,000   8,000   8,000   5,000
                                                 ------- ------- ------- -------
                                                   9,000  54,000  53,000  33,000
                                                 ------- ------- ------- -------
   Deferred:
     Federal....................................  64,000  35,000     --      --
     State......................................  11,000   4,000     --      --
                                                 ------- ------- ------- -------
                                                  75,000  39,000     --      --
                                                 ------- ------- ------- -------
   Income tax provision......................... $84,000  93,000 $53,000 $33,000
                                                 ======= ======= ======= =======

  A reconciliation of the federal income tax rate to the effective tax rate follows:

                                                               SIX MONTHS
                                              YEAR ENDED          ENDED
                                               MARCH 31,      SEPTEMBER 30,
                                              -------------   ---------------
                                              1996    1997     1996     1997
                                              -----   -----   ------   ------
                                                               (UNAUDITED)
   Statutory rate............................    34%     34%      34%      34%
   State income tax, net of federal benefit..     7%      4%       6%       6%
   Nondeductable expenses and other..........     3%     --       --       --
                                              -----   -----   ------   ------
   Effective income tax rate.................    44%     38%      40%      40%
                                              =====   =====   ======   ======

                                USWEB LA CENTRAL

  As of March 31, 1996 and 1997, the Company had total deferred tax liabilities of $75,000 and $114,000, respectively, consisting primarily of a conversion from the cash to accrual method of accounting.

NOTE 4--COMMITMENTS:

  The Company maintains an executive office and an operating office in Culver City, California and New York, New York, respectively, under month-to-month operating leases. The Company is generally responsible for maintaining public liability and property damage insurance on the leased property and is also responsible for certain operating expenses and property taxes.

  Rent expense for the period from April 7, 1995 (Inception) through March 31, 1996 and for the year ended March 31, 1997 and the six month period ended September 30, 1997 totaled $15,000, $37,000, and $42,000, respectively.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 10,000 shares of $1 par value Common Stock. For the period from April 7, 1995 (Inception) through March 31, 1996, the Company sold 1,000 shares of Common Stock to the founders of the Company.

NOTE 6--SUBSEQUENT EVENTS:

  On October 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholder of USWeb Houston

  In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Houston (formerly USWeb-Apex, Inc. and Apex Business Solutions, a sole proprietorship) at September 30, 1997 and the results of their operations and their cash flows from December 5, 1996 (Inception) to September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
November 4, 1997

                                 USWEB HOUSTON

                             COMBINED BALANCE SHEET

                                                                   SEPTEMBER 30,
                                                                       1997
                                                                   -------------
                              ASSETS
Current assets:
  Cash and cash equivalents.......................................   $ 19,000
  Accounts receivable.............................................    175,000
  Other current assets............................................      3,000
                                                                     --------
    Total current assets..........................................    197,000
Property and equipment, net.......................................     40,000
                                                                     --------
                                                                     $237,000
                                                                     ========
               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................................   $ 36,000
  Accrued expenses................................................     49,000
                                                                     --------
    Total current liabilities.....................................     85,000
                                                                     --------
Commitments (Note 3)
Shareholders' equity:
  Common Stock: $1.00 par value, 1,000 shares authorized,
   issued and outstanding.........................................      1,000
  Additional paid in capital......................................      6,000
  Retained earnings...............................................    145,000
                                                                     --------
    Total shareholders' equity....................................    152,000
                                                                     --------
                                                                     $237,000
                                                                     ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB HOUSTON

                        COMBINED STATEMENT OF OPERATIONS

                                                                  PERIOD FROM
                                                                DECEMBER 5, 1996
                                                                 (INCEPTION) TO
                                                                 SEPTEMBER 30,
                                                                      1997
                                                                ----------------
Revenues.......................................................     $820,000
Cost of revenues...............................................      407,000
                                                                    --------
  Gross profit.................................................      413,000
                                                                    --------
Operating expenses:
  Marketing, sales and support.................................       76,000
  General and administrative...................................      192,000
                                                                    --------
    Total operating expenses...................................      268,000
                                                                    --------
Net income.....................................................     $145,000
                                                                    ========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB HOUSTON

                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

                                COMMON STOCK  ADDITIONAL              TOTAL
                                -------------  PAID-IN   RETAINED SHAREHOLDERS'
                                SHARES AMOUNT  CAPITAL   EARNINGS    EQUITY
                                ------ ------ ---------- -------- -------------
Issuance of Common Stock to
 Founders...................... 1,000  $1,000   $  --    $    --    $  1,000
Contribution from shareholder..   --      --     6,000        --       6,000
Net income.....................   --      --              145,000    145,000
                                -----  ------   ------   --------   --------
Balance at September 30, 1997.. 1,000  $1,000   $6,000   $145,000   $152,000
                                =====  ======   ======   ========   ========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB HOUSTON

                        COMBINED STATEMENT OF CASH FLOWS

                                                                  PERIOD FROM
                                                                DECEMBER 5, 1996
                                                                 (INCEPTION) TO
                                                                 SEPTEMBER 30,
                                                                      1997
                                                                ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income....................................................    $ 145,000
 Adjustments to reconcile net income to
  net cash provided by operating activities:
  Depreciation and amortization................................       29,000
  Changes in assets and liabilities:
   Accounts receivable.........................................     (175,000)
   Other current assets........................................       (3,000)
   Accounts payable............................................       36,000
   Accrued expenses............................................       49,000
                                                                   ---------
     Net cash provided by operating activities.................       81,000
                                                                   ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR THE
 ACQUISITION OF PROPERTY AND EQUIPMENT.........................      (69,000)
                                                                   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of Common Stock........................        1,000
 Proceeds from shareholder contribution........................        6,000
                                                                   ---------
     Net cash used in financing activities.....................        7,000
                                                                   ---------
Net increase in cash and cash equivalents......................       19,000
Cash and cash equivalents at beginning of period...............          --
                                                                   ---------
Cash and cash equivalents at end of period.....................    $  19,000
                                                                   =========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB HOUSTON

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Houston (the "Company") is principally engaged in providing Internet technology integration services.

 Principles of Consolidation

  USWeb Houston is comprised of the combined accounts of USWeb-Apex, Inc. which was incorporated on December 15, 1996 and Apex Business Solutions, a sole proprietorship. The sole shareholder of USWeb-Apex, Inc. also owns Apex Business Solutions. (Note 6)

  During December, 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to become part of USWeb's Affiliate network.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements, web development, and computer hardware and software sales.

  Consulting service revenues are recognized and billed as services are provided. Web development revenues are recognized upon contract completion whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Computer hardware and software sales revenues are recognized upon delivery of goods. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from three major customers. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of September 30, 1997, these customers accounted for 64% of the Company's accounts receivable balance and 14% of the Company's total revenues.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Income Taxes

  USWeb-Apex, Inc. has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. Apex Business Solutions is a sole proprietorship with all profits or losses recognized in the owner's personal income tax returns.

                                 USWEB HOUSTON

NOTE 2--BALANCE SHEET COMPONENTS:

                                                                   SEPTEMBER 30,
                                                                       1997
                                                                   -------------
   Property and equipment, net:
     Computers and equipment .....................................   $ 51,000
     Furniture and fixtures.......................................     18,000
                                                                     --------
                                                                       69,000
     Less: accumulated depreciation...............................    (29,000)
                                                                     --------
                                                                     $ 40,000
                                                                     ========
   Accrued expenses:
     Payroll and related taxes....................................   $ 35,000
     Franchise Fees...............................................      7,000
     Sales Taxes..................................................      7,000
                                                                     --------
                                                                     $ 49,000
                                                                     ========

NOTE 3--COMMITMENTS:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties from Inception to September 30, 1997 totaled $19,000 and are included in cost of revenues.

 Operating Leases

  The Company leases its office facilities under a noncancelable operating lease which expires in November, 1997. Rent expense from Inception to September 30, 1997 totaled $18,000. Future minimum lease payments under this noncancelable operating lease as of September 30, 1997 total $4,000.

NOTE 4--COMMON STOCK:

  The Company's Articles of Incorporation authorized the Company to issue 1,000 shares of $1 par value Common Stock. At Inception the Company sold a total of 1,000 shares of Common Stock to the Founder of the Company.

NOTE 5--RELATED PARTY TRANSACTIONS:

  The Company has performed services on behalf of another USWeb affiliate. The transaction totaling $25,000 was accounted for at arms length with no special terms.

NOTE 6--SUBSEQUENT EVENTS:

  On October 29, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Shareholders of USWeb New York Central

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of USWeb New York Central (formerly Reach Networks, Inc.) and its subsidiaries at April 30, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result for the outcome of this uncertainty.

Price Waterhouse LLP

New York, New York
November 4, 1997

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

                           CONSOLIDATED BALANCE SHEET

                                                 APRIL 30,
                                           ----------------------   JULY 31,
                                              1996       1997         1997
                                           ---------- -----------  -----------
                                                                   (UNAUDITED)
                  ASSETS
Current assets:
 Cash and cash equivalents................ $   40,160 $     3,331  $     8,896
 Accounts receivable, net of allowance for
  doubtful accounts of $92,336, $35,723
  and $21,812, respectively...............    852,192     116,267       93,686
 Unbilled costs and accrued earnings......         --      38,000      111,704
 Other receivables and prepayments .......     90,979      21,954       42,204
                                           ---------- -----------  -----------
    Total current assets..................    983,331     179,552      256,490
Equipment, net............................    964,864     425,843      394,973
Investment................................     25,000      25,000       25,000
Other assets..............................     16,997      16,559       17,560
                                           ---------- -----------  -----------
    Total assets.......................... $1,990,192 $   646,954  $   694,023
                                           ========== ===========  ===========
      LIABILITIES AND STOCKHOLDERS'
             EQUITY (DEFICIT)
Current liabilities:
 Accounts payable.........................  1,593,559   1,703,334    1,823,830
 Accrued expenses.........................     63,194     202,301      215,109
 Deferred revenue.........................     25,000      51,667      122,723
 Loans payable to stockholders............    192,499     192,890      214,710
                                           ---------- -----------  -----------
    Total current liabilities.............  1,874,252   2,150,192    2,376,372
Deferred tax liability....................      1,460          --           --
Commitments (Note 9)
Stockholders' equity:
 Preferred stock ($0.01 par value; 1,000
  shares authorized, none issued and
  outstanding)............................         --          --           --
 Common stock ($0.01 par value; 20,000
  shares authorized; 1,500 shares issued
  and outstanding, respectively)..........         15          15           15
 Additional paid-in capital...............     70,567      70,567       70,567
 Retained earnings (accumulated deficit)..     43,898  (1,573,820)  (1,752,931)
                                           ---------- -----------  -----------
    Total stockholders' equity (deficit)..    114,480  (1,503,238)  (1,682,349)
                                           ---------- -----------  -----------
    Total liabilities and stockholders'
     equity (deficit)..................... $1,990,192 $   646,954  $   694,023
                                           ========== ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                          THREE MONTHS ENDED
                                 YEAR ENDED APRIL 30,          JULY 31,
                                -----------------------  ---------------------
                                   1996        1997         1996       1997
                                ----------  -----------  ----------  ---------
                                                             (UNAUDITED)
Revenues....................... $7,440,453  $ 6,465,099  $1,635,943  $ 567,583
Cost of revenues...............  5,024,629    4,683,703   1,178,556    431,910
                                ----------  -----------  ----------  ---------
  Gross Profit.................  2,415,824    1,781,396     457,387    135,673
                                ----------  -----------  ----------  ---------
Operating expenses:
  General and administrative...  1,662,554    1,779,733     342,481    203,590
  Product development..........    542,001      732,276      99,883     21,511
  Selling and marketing........    451,328      423,328      92,587     84,155
  Product line discontinuance..         --      454,654          --         --
                                ----------  -----------  ----------  ---------
    Total operating expenses...  2,655,883    3,389,991     534,951    309,256
                                ----------  -----------  ----------  ---------
    Loss from operations.......   (240,059)  (1,608,595)    (77,564)  (173,583)
                                ----------  -----------  ----------  ---------
Other income (expense):
  Interest income..............      2,678        3,031       1,212         --
  Interest expense.............     (1,200)     (10,694)     (1,330)    (5,528)
                                ----------  -----------  ----------  ---------
    Total other income (ex-
     pense)....................      1,478       (7,663)       (118)    (5,528)
    Loss before income taxes...   (238,581)  (1,616,258)    (77,682)  (179,111)
Provision (benefit) for income
 taxes.........................    (52,344)       1,460          --         --
                                ----------  -----------  ----------  ---------
    Net loss................... $ (186,237) $(1,617,718) $  (77,682) $(179,111)
                                ==========  ===========  ==========  =========


  The accompanying notes are an integral part of these consolidated financial statements.

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                      AMOUNT
                                                    OUTSTANDING
                                                        ON         RETAINED        TOTAL
                          COMMON STOCK  ADDITIONAL OFFICER STOCK   EARNINGS    SHAREHOLDERS'
                          -------------    PAID      PURCHASE    (ACCUMULATED     EQUITY
                          SHARES AMOUNT  CAPITAL     AGREEMENT     DEFICIT)      (DEFICIT)
                          ------ ------ ---------- ------------- ------------  -------------
Balance at April 30,
 1995...................  1,500   $15    $70,567     $(10,378)   $   230,135    $   290,339
Forgiveness of amount
 outstanding on officer
 stock purchase
 agreement..............     --    --         --       10,378             --         10,378
Net loss................     --    --         --           --       (186,237)      (186,237)
                          -----   ---    -------     --------    -----------    -----------
Balance at April 30,
 1996...................  1,500    15     70,567           --         43,898        114,480
Net loss................     --    --         --           --     (1,617,718)    (1,617,718)
                          -----   ---    -------     --------    -----------    -----------
Balance at April 30,
 1997...................  1,500    15     70,567           --     (1,573,820)    (1,503,238)
Net loss................     --    --         --           --       (179,111)      (179,111)
                          -----   ---    -------     --------    -----------    -----------
Balance at July 31, 1997
 (Unaudited)............  1,500   $15    $70,567     $     --    $(1,752,931)   $(1,682,349)
                          =====   ===    =======     ========    ===========    ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                           THREE MONTHS ENDED
                                   YEAR ENDED APRIL 30,         JULY 31,
                                   ----------------------  -------------------
                                     1996        1997        1996      1997
                                   ---------  -----------  --------  ---------
                                                              (UNAUDITED)
Net cash flows from operating
 activities
  Net loss........................ $(186,237) $(1,617,718) $(77,682) $(179,111)
  Adjustments to reconcile net
   loss to net cash provided by
   operating activities
    Product line discontinuance...        --      360,154        --         --
    Depreciation and amortization.   254,701      288,077    70,187     29,178
    Provision for doubtful
     accounts.....................    81,036      193,773        --         --
    Stock grant compensation......    10,378           --        --         --
    Changes in operating assets
     and liabilities
      Accounts receivable.........  (248,731)     542,152  (224,280)    22,581
      Unbilled costs and accrued
       earnings...................        --      (38,000)       --    (73,704)
      Deferred taxes..............    68,756       (1,460)   (1,460)        --
      Other receivables and
       prepayments................    (4,075)      69,025    11,678    (20,250)
      Accounts payable............   610,082      109,775   231,233    120,496
      Accrued expenses............  (210,000)     139,107    87,122     12,808
      Deferred revenue............  (211,576)      26,667        --     71,056
      Income taxes................  (143,062)          --        --         --
      Other assets................       861          438        --     (1,001)
                                   ---------  -----------  --------  ---------
  Net cash provided by (used in)
   operating activities...........    22,133       71,990    96,798    (17,947)
                                   ---------  -----------  --------  ---------
Cash flows from investing
 activities
  Capital expenditures............  (406,915)    (109,210)  (19,174)     1,692
  Purchase of investment..........   (25,000)          --        --         --
                                   ---------  -----------  --------  ---------
  Net cash used in investing
   activities.....................  (431,915)    (109,210)  (19,174)     1,692
                                   ---------  -----------  --------  ---------
Cash flows from financing
 activities
  Net increase (decrease) in
   borrowings from stockholders...   170,109          391   (42,165)    21,820
                                   ---------  -----------  --------  ---------
  Net cash provided by (used in)
   financing activities...........   170,109          391   (42,165)    21,820
                                   ---------  -----------  --------  ---------
Net increase (decrease) in cash
 and cash equivalents.............  (239,673)     (36,829)   35,459      5,565
Cash and cash equivalents,
 beginning of period..............   279,833       40,160    40,160      3,331
                                   ---------  -----------  --------  ---------
Cash and cash equivalents, end of
 period........................... $  40,160  $     3,331  $ 75,619  $   8,896
                                   =========  ===========  ========  =========
Cash paid during the period for:
  Interest........................ $      --  $     6,394  $     --  $      --
                                   =========  ===========  ========  =========
  Income taxes.................... $  33,240  $       267  $    267  $      --
                                   =========  ===========  ========  =========


  The accompanying notes are an integral part of these consolidated financial statements.

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION, BUSINESS OF THE COMPANY AND BASIS OF PRESENTATION

  USWeb New York Central (the "Company"), formerly Reach Networks, Inc., was incorporated in 1993 under the laws of the State of Delaware and during 1993 merged with its predecessor, Reach Networks, Inc., a New York Corporation, incorporated in 1988. The Company, a provider of communications software and services, was primarily engaged in the development, marketing, licensing and maintenance of private on-line networks based on Internet standards that were targeted towards business organizations and associations. The Company developed and maintained private on-line networks for customers in the United States, Europe and Asia.

  During 1997, the Company's management shifted the Company's product focus to provide solutions to complex information flows through the use of Internet technologies. During 1997 the Company began to derive significant revenues from custom application and website development and design, systems integration and support services including web/server hosting and management.

  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred significant operating losses for the years ended April 30, 1996 and 1997. At April 30, 1997 the Company had an accumulated deficit of $1,573,820 and a working capital deficit of $1,970,640. Such losses have primarily resulted from the decreasing demand for private on-line networks and the transition by the Company to becoming a provider of Internet solutions. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations as they come due. The Company has a pending merger agreement with USWeb Corporation ("USWeb") and a pending stock purchase agreement with unaffiliated parties and it believes that when and if such arrangements are consummated will provide sufficient funding to meet its planned business objectives (Note 11). These financial statements do not include any adjustments relating to the recoverability of the carrying amount of recorded assets or the amount of liabilities that might result from the outcome of these uncertainties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of consolidation

  The consolidated financial statements include the accounts of Reach Networks, Inc. and its wholly owned and majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated. Losses of majority-owned subsidiaries are not allocated to minority interests if such allocation results in the minority interest becoming negative. To date, the Company's majority-owned subsidiaries have incurred cumulative operating losses and no allocation of losses has been made in excess of the original capital contributions of the minority interests.

 Revenue recognition

  License fees are recognized upon delivery of the Company's online network products and the completion of all significant vendor obligations. Network management and website hosting fees are recognized as services are performed. Fees derived from long-term network or website management contracts are recognized ratably over the life of the underlying contracts.

  Communication fees received by the Company for providing network access as well as incremental charges, which generally consist of faxing and mailing services, are recognized upon performance of the service.

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


  Development fees from short-term projects to customize the Company's proprietary software, custom software development on behalf of customers and website development are recognized using the completed contract method. These short-term projects were generally less than nine months in duration. The Company records a current asset for network development projects in process on the reporting date when the accumulated costs exceed related billings or a current liability when the excess accumulated billings exceed related costs. Unbilled costs and accrued earnings consist primarily of services performed which were not billed at the end of the period.

 Product development expenses

  Software development costs are accounted for in accordance with Statement of Financial Accounting Standards No. 86, ("SFAS No. 86"), "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Software development costs incurred after the establishment of technological feasibility are capitalized and amortized to cost of revenues on a straight-line basis over the expected useful life of the software. Product development costs incurred prior to the attainment of technological feasibility are expensed as incurred. As of April 30, 1996 and 1997, the Company had no capitalized software development costs.

 Advertising costs

  Advertising costs are expensed as incurred. Advertising costs included in selling and marketing expenses were $90,498 for the year ended April 30, 1996. No significant advertising costs were incurred subsequent to fiscal 1996.

 Cash and cash equivalents

  Cash equivalents consist of short-term, highly liquid investments, with original maturities of less than three months when purchased and are stated at cost. Interest is accrued as earned.

 Equipment

  Equipment is stated at cost. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the respective assets. Amortization of leasehold improvements is provided on the shorter of the useful life of the improvement or the remaining lease term.

 Income taxes

  Income taxes are accounted for under the asset and liability method. Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

 Fair Value of Financial Instruments

  The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, and loans payable to stockholders approximate their fair values due to the relatively short maturity of these investments.

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


 Accounting estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Interim Financial Data

  The unaudited financial data at July 31, 1997 and for the three months ended July 31, 1996 and 1997 have been prepared by management and include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the results of operations and cash flows. The results of operations for the three months ended July 31, 1997 are not necessarily indicative of the operating results to be expected for the entire year ending April 30, 1998.

3. SIGNIFICANT CUSTOMERS AND CONCENTRATION OF RISKS

  The Company is dependent on a limited number of customers for a substantial portion of its revenues. One customer accounted for approximately 39% and 34% of revenues in 1996 and 1997, respectively and approximately 25% and 20% of accounts receivable as of April 30, 1996 and 1997, respectively. In connection with the discontinuation of its private on-line network products the Company terminated service to such customer in 1998. A second customer, which accounted for 29% and 14% of revenues in 1996 and 1997, respectively, and 24% of accounts receivable as of April 30, 1996 did not renew its contract that expired in March 1997. A third customer accounted for 10% of revenues in 1996 none of which was outstanding as of April 30, 1996. A fourth customer accounted for 22% of revenues in 1997 and 28% of accounts receivable as of April 30, 1997.

  Financial instruments which potentially subject the Company concentrations of credit risk are primarily cash, accounts receivable, accounts payable and loans payable to stockholders. The Company generally does not require collateral and its trade receivables are unsecured.

4. EQUIPMENT

  Equipment is comprised of:

                                   ESTIMATED       APRIL 30,
                                  USEFUL LIFE ---------------------   JULY 31,
                                    (YEARS)      1996       1997        1997
                                  ----------- ----------  ---------  -----------
                                                                     (UNAUDITED)
Network equipment and computers.        5     $1,144,965  $ 519,620   $ 517,928
Furniture and fixtures..........       10        145,490    146,037     146,037
Software licenses...............        3        175,245     62,323      62,323
Leasehold improvements..........                  52,127     52,127      52,127
                                              ----------  ---------   ---------
  Total equipment...............               1,517,827    780,107     778,415
Less--accumulated depreciation
 and amortization...............                (552,963)  (354,264)   (383,442)
                                              ----------  ---------   ---------
  Net equipment.................              $  964,864  $ 425,843   $ 394,973
                                              ==========  =========   =========

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


5. LOANS PAYABLE TO STOCKHOLDERS

  The Company has loans payable to stockholders, who are also employees of the Company, which represent amounts owed for funds loaned to the Company and deferred salaries. Loans payable to stockholders are comprised as follows:

                                                       APRIL 30,
                                                   -----------------  JULY 31,
                                                     1996     1997      1997
                                                   -------- -------- -----------
                                                                     (UNAUDITED)
Borrowings from stockholders...................... $168,298 $167,390  $180,390
Deferred salary...................................   23,001   20,000    28,792
Accrued interest..................................    1,200    5,500     5,528
                                                   -------- --------  --------
                                                   $192,499 $192,890  $214,710
                                                   ======== ========  ========

  During 1996 and 1997, the interest rate on loans from stockholders averaged 9% and 10%, respectively. Interest expense on loans payable to stockholders amounted to $1,200 and $10,694 in 1996 and 1997, respectively.

6. INCOME TAXES

  The (benefit) provision for income taxes consisted of the following:

                                                                   THREE MONTHS
                                                                       ENDED
                                                    APRIL 30,        JULY 31,
                                                 ----------------- ------------
                                                   1996      1997   1996   1997
                                                 ---------  ------ ------ ------
                                                                    (UNAUDITED)
Current
  Federal....................................... $ (75,320) $  --  $  --  $  --
  State and local...............................   (45,780)    --     --     --
                                                 ---------  ------ ------ ------
                                                  (121,100)    --     --     --
Deferred
  Federal.......................................    68,756   1,460    --     --
  State and local...............................       --      --     --     --
                                                 ---------  ------ ------ ------
    (Benefit) provision for income taxes........ $ (52,344) $1,460    --     --
                                                 =========  ====== ====== ======

  A reconciliation of the statutory federal income tax rate to the effective income tax rate follows:

                                                             THREE MONTHS
                                           YEAR ENDED            ENDED
                                            APRIL 30,          JULY 31,
                                           --------------    ----------------
                                           1996     1997      1996      1997
                                           -----    -----    ------    ------
                                                              (UNAUDITED)
Statutory rate............................   (34)%    (34)%     (34)%     (34)%
State income taxes, net of federal bene-
 fit......................................   (13)%    (13)%     (13)%     (13)%
Nondeductible expense and other...........     2 %     (3)%      --        --
Valuation Allowance.......................    24 %     50 %      47 %      47 %
                                           -----    -----    ------    ------
Effective income tax rate.................    21 %     --        --        --
                                           =====    =====    ======    ======

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


  Deferred income taxes at April 30, 1996 and 1997 and July 31, 1997 consisted of the following:

                                                      APRIL 30,
                                                  ------------------  JULY 31,
                                                    1996      1997      1997
                                                  --------  -------- -----------
                                                                     (UNAUDITED)
Current deferred tax assets
   Allowance for doubtful accounts...............  $31,544  $ 16,794  $ 10,251
  Accrued expenses...............................       --    44,415    44,415
                                                  --------  --------  --------
                                                    31,544    61,209    54,666
Noncurrent deferred tax assets
   Equipment write-off...........................       --   169,272   169,272
  Net operating loss.............................   81,118   611,000   705,000
                                                  --------  --------  --------
                                                    81,118   780,272   874,272
                                                  --------  --------  --------
Noncurrent deferred tax liabilities..............   57,460   125,490   130,396
                                                  --------  --------  --------
Net deferred tax asset...........................   55,202   715,991   798,542
Less: valuation allowance........................   56,662   715,991   798,542
                                                  --------  --------  --------
  Net deferred tax asset (liability)............. $ (1,460) $     --  $     --
                                                  ========  ========  ========

  In consideration of the Company's losses during 1996 and 1997 and the uncertainty of its ability to utilize deferred tax benefits in the future, the Company has recorded a valuation allowance for deferred tax benefits in excess of net operating loss amounts that can be carried back to prior years for federal and state income tax purposes. The Company has net operating loss carryforwards of approximately $1,300,000 and $1,500,000 at April 30, 1997 and July 31, 1997, which begin to expire in 2011. These losses are subject to limitation on future years utilization should certain ownership changes occur (Note 11).

7. EMPLOYEE STOCK GRANTS AND ISSUANCES

  In October 1993, the Company issued 150 shares of common stock to an officer of the Company in return for a non-recourse promissory note in the principal amount of $20,756. One-half the principal amount of the note was to be automatically forgiven on each of the first and second anniversary dates of the issuance date of the note, provided the officer continued to be an employee. As of April 30, 1996, the note has been forgiven in its entirety and the Company has recorded compensation expense of $10,378 in the year ending April 30, 1996.

8. STOCK OPTION PLAN AND DEFINED CONTRIBUTION PLAN

 Stock option plan

  During 1995, the Company implemented an employee stock option plan whereby options to purchase up to 100 shares of common stock may be granted to key employees, directors and consultants. As of April 30, 1997 there have been no options granted under the plan.

 Defined contribution plan

  Company employees may participate in an employee savings plan maintained by the Company pursuant to Section 401(k) of the Internal Revenue Code ("IRC"). Eligible participants may contribute a percentage of their pretax salaries, subject to certain IRC limitations. The plan provides for employer matching contributions to be made at the discretion of the Company. There were no discretionary amounts contributed to the plan during the years ended April 30, 1996 and 1997 and three months ended July 31, 1997.

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


9. COMMITMENTS

 Network access agreement

  Pursuant to a non-cancelable agreement expiring in fiscal 1998, the Company committed to monthly minimum usage levels with its network access provider. The annual minimum usage commitments amount to $600,000 and $150,000 in 1997 and 1998, respectively. The Company's actual network access usage significantly exceeded the contractually required minimums for each of the years ended April 30, 1996 and 1997. In May 1997, the Company and the network access provider mutually agreed to terminate the agreement.

 Leases

  The Company leases its facilities and certain office equipment under non-cancelable operating leases. Future rental payments on a fiscal year basis under operating leases with initial terms in excess of one year are as follows:

       1998............................................................ $133,056
       1999............................................................  132,944
       2000............................................................  131,712
       2001............................................................   89,633
       2002............................................................      --
                                                                        --------
                                                                        $487,345
                                                                        ========

  Rent expense approximated $157,900 and $189,000, for the years ended April 30, 1996 and 1997, respectively.

 Employment contracts

  The Company has entered into employment agreements with certain employees and officers, who are also stockholders of the Company. The agreements provide for payments, upon termination of the employee, of an amount equal to 50% of the employee's annual base salary.

10. DISCONTINUED PRODUCT LINES

  During 1997 the Company discontinued its private on-line network products and services and abandoned the related network computer equipment and software licenses having a net book value of $360,154. Approximately $7,361,000 and $4,365,000 of the Company's revenues in 1996 and 1997 were generated from private on-line network products and services.

  The Company also terminated one of its employees, who instituted litigation against the Company claiming breach of contract. In October of 1997 the Company and the employee, who is a stockholder, entered into a settlement agreement, which is contingent upon completion of the USWeb share exchange (Note 11). The Company has accrued the costs associated with the pending settlement as of April 30, 1997, which are expected to be less than $100,000.

  Additionally, the Company discontinued development of a private on-line network for the architectural industry in which the Company incurred development and administrative expenses which are included in product development and general and administration expenses, in the amount of $572,000 during the year ended April 30, 1997.

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


11. SUBSEQUENT EVENTS

  In October 1997, the Company issued 265 shares of its common stock to certain employees and consultants with immediate vesting in consideration of current services being performed.

  In October of 1997 the Company entered into a merger agreement with USWeb whereby the stockholders of the Company will exchange their shares of common stock for shares of USWeb and the Company will become a wholly-owned subsidiary of USWeb. The closing of the share exchange is subject to certain conditions, which can be waived by USWeb, including the attainment of a specified working capital level. As of November 3, 1997 the Company has not met the working capital requirement. The number of shares to be issued by USWeb is subject to adjustment during the first year subsequent to the completion of the share exchange based on the Company's performance. The Company also entered into a stock purchase agreement during October 1997 with unaffiliated third parties whereby the Company will issue and sell 793.82 shares of its common stock at a price of $1,259.73 per share, providing gross proceeds of $1,000,000. The issuance and sale will be executed contemporaneously with the closing of the USWeb share exchange.

  During September of 1997, the Company entered into an agreement to sell a subsidiary to a former employee which had developed a product for the digital delivery of information over the Internet using a "push" technology. The subsidiary had ceased operations in February 1997 and had generated minimal revenue. The Company received a note, secured by the stock of the subsidiary, in the principal amount of $500,000. The note is payable in four equal quarterly installments commencing September 30, 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Inter.logic.studios, inc.

  In our opinion, the accompanying balance sheet and the related statement of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Inter.logic.studios, inc. at December 31, 1997, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
March 24, 1998

                           INTER.LOGIC.STUDIOS, INC.

                                 BALANCE SHEET

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
                              ASSETS
Current assets:
  Cash and cash equivalents........................................   $ 87,000
  Accounts receivable..............................................    531,000
  Deferred contract costs..........................................     60,000
  Prepaid expenses and other current assets........................     13,000
  Loan to employees................................................      8,000
                                                                      --------
    Total current assets...........................................    699,000
Property and equipment, net........................................    154,000
                                                                      --------
                                                                      $853,000
                                                                      ========
               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................   $ 41,000
  Deferred revenue.................................................    110,000
  Notes payable, current portion...................................     36,000
  Accrued expenses.................................................      2,000
                                                                      --------
    Total current liabilities......................................    189,000
                                                                      --------
Note payable, less current portion.................................     42,000
                                                                      --------
Commitments (Note 4)
Shareholders' equity:
  Common Stock, $0.01 par value, 6,000,000 shares authorized;
   3,900,000 shares issued and outstanding.........................      2,000
  Retained earnings................................................    620,000
                                                                      --------
    Total shareholders' equity.....................................    622,000
                                                                      --------
                                                                      $853,000
                                                                      ========


   The accompanying notes are an integral part of these financial statements.

                           INTER.LOGIC.STUDIOS, INC.

                            STATEMENT OF OPERATIONS

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
Revenues...........................................................  $1,712,000
Cost of revenues...................................................     808,000
                                                                     ----------
  Gross profit.....................................................     904,000
                                                                     ----------
Operating expenses:
  Sales, general and administrative................................     336,000
                                                                     ----------
Net income from operations                                              568,000
Interest expense, net..............................................      (3,000)
                                                                     ----------
Net income.........................................................  $  565,000
                                                                     ==========




   The accompanying notes are an integral part of these financial statements.

                           INTER.LOGIC.STUDIOS, INC.

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                          COMMON STOCK                 TOTAL
                                        ---------------- RETAINED  SHAREHOLDERS'
                                         SHARES   AMOUNT EARNINGS     EQUITY
                                        --------- ------ --------  -------------
Balance at December 31, 1996........... 3,900,000 $2,000 $226,000    $228,000
Distribution to shareholders...........        --     -- (171,000)   (171,000)
Net income.............................        --     --  565,000     565,000
                                        --------- ------ --------    --------
Balance at December 31, 1997........... 3,900,000 $2,000 $620,000    $622,000
                                        ========= ====== ========    ========





   The accompanying notes are an integral part of these financial statements.

                           INTER.LOGIC.STUDIOS, INC.

                            STATEMENT OF CASH FLOWS

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income.......................................................  $ 565,000
 Adjustments to reconcile net income to net cash provided by operating activities:
  Loss on disposal of property and equipment......................      4,000
  Depreciation and amortization...................................     26,000
  Changes in current assets and liabilities:
   Accounts receivable............................................   (407,000)
   Prepaid expenses and other current assets......................    (68,000)
   Accounts payable...............................................     32,000
   Deferred revenue...............................................    110,000
   Accrued expenses...............................................     16,000
                                                                    ---------
    Net cash provided by operating activities.....................    278,000
                                                                    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Loans to employees...............................................     (7,000)
 Purchase of property and equipment...............................    (98,000)
                                                                    ---------
    Net cash used in investing activities.........................   (105,000)
                                                                    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from notes payable......................................    132,000
 Repayment of notes payable.......................................    (54,000)
 Distributions to shareholders....................................   (171,000)
                                                                    ---------
    Net cash used in financing activities.........................    (93,000)
                                                                    ---------
Net increase in cash and cash equivalents.........................     80,000
Cash and cash equivalents at beginning of year....................      7,000
                                                                    ---------
Cash and cash equivalents at end of year..........................  $  87,000
                                                                    =========
SUPPLEMENTAL DISCLOSURES:
 Interest paid....................................................  $   4,000
                                                                    =========

   The accompanying notes are an integral part of these financial statements.

                           INTER.LOGIC.STUDIOS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  Inter.logic.studios, inc., (the "Company"), was incorporated in Georgia on September 5, 1995 and provides professional consulting services including internet technology integration, web page and intranet design, production and maintenance.

 Use of estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

  Service revenues from fixed-price development agreements are recognized under the completed- contract method whereby income is recognized only when the contract is substantially competed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Significant customers

  At December 31, 1997, two customers accounted for 25% and 63% of total accounts receivable, respectively, and 43% and 28% of revenue, respectively, for the year ended December 31, 1997.

 Property and equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line basis over the estimated useful lives of the assets respective assets, which range from five to seven years.

 Income taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Property and equipment:
     Computer equipment............................................   $181,000
     Furniture and fixtures........................................     24,000
     Office equipment..............................................      8,000
                                                                      --------
                                                                       213,000
     Less: Accumulated depreciation and amortization...............    (59,000)
                                                                      --------
                                                                      $154,000
                                                                      ========

NOTE 3--NOTES PAYABLE:

  During the year ended December 31, 1998, the Company borrowed $132,000 under notes payable which bear interest at 10.5% and are secured by computer equipment. The outstanding note payable

                           INTER.LOGIC.STUDIOS, INC.

balance of $78,000 at December 31, 1997 is due in monthly installments of principal and interest of $3,000 through February 2000.

  Principal and interest payments under this note payable are as follows:

   YEAR ENDING
   DECEMBER 31,
   ------------
     1998.............................................................. $36,000
     1999..............................................................  36,000
     2000..............................................................   6,000
                                                                        -------
                                                                        $78,000
                                                                        =======

NOTE 4--COMMITMENTS:

 Leases

  The Company leases office space and equipment under noncancelable operating leases with various expiration dates through 2003. Rent expense for the year ended December 31, 1997 was $53,000. Future minimum lease payments under noncancelable operating at December 31, 1997 are as follows:

   YEAR ENDING                                                        OPERATING
   DECEMBER 31,                                                        LEASES
   ------------                                                       ---------
     1998............................................................ $105,000
     1999............................................................   36,000
     2000............................................................    4,000
     2001............................................................    4,000
     2002............................................................    4,000
     Thereafter......................................................    1,000
                                                                      --------
     Total minimum lease payments.................................... $154,000
                                                                      ========

NOTE 5--SUBSEQUENT EVENTS:

 Equity Transactions

  On January 1, 1998 the Company amended its Articles of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to 6,000,000 and decrease the par value of the Company's stock to $0.01 per share. The Company declared a 2,600-for-one Common Stock dividend to its shareholders. The financial statements have been retroactively restated to reflect this stock dividend.

  On January 31, 1998, the Company declared a dividend in the amount of $124,000, which was paid during February 1998 and March 1998. The financial statements have been retroactively restated to reflect this stock dividend.

 Stock Option Plan

  On January 1, 1998, the Company adopted a Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. The Company has reserved 400,000 shares of Common Stock for issuance under the Plan.

                           INTER.LOGIC.STUDIOS, INC.

  The exercise price of options granted under the Plan is determined by the Plan Administrator, as defined. With respect to incentive stock options granted under the Plan, the exercise price must be at least equal to the fair market value per share of the Common Stock on the date of grant, and the exercise price of any incentive stock option granted to a participant who owns more than 10% of the voting power of the Company's outstanding capital stock must be equal to at least 110% of fair market value of the Common Stock on the date of grant.

  Options outstanding under the Plan have a term of ten years, except for those issued to participants who own more than 10% of the voting power of the Company's outstanding capital stock, which have a term of five years.

  During February and March 1998, the Company granted 219,600 stock options with exercise prices of $0.30 per share. These options automatically vested upon completion of the Acquisition (see Acquisition below).

 Note Payable

  On March 19, 1998, the Company borrowed $25,000 under a bank loan which bears interest at 10.5%. Principal and accrued interest on this loan are due on April 20, 1998.

 Acquisition

  On March 24, 1998, the Company was acquired by USWeb Corporation ("USWeb") whereby all of the Company's outstanding shares of Common Stock were exchanged for 294,495 shares of USWeb Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS


  To the Board of Directors and Shareholders of Quest Interactive Media, Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Quest Interactive Media, Inc. at March 31, 1997 and January 31, 1998, and the results of its operations and its cash flows for the year ended March 31, 1997 and the ten months ended January 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
March 27, 1998

                         QUEST INTERACTIVE MEDIA, INC.

                                 BALANCE SHEET

                                                         MARCH 31,  JANUARY 31,
                                                           1997        1998
                                                         ---------  -----------
                         ASSETS
Current assets:
  Cash and cash equivalents............................. $   3,000   $      --
  Accounts receivable, net..............................    65,000     123,000
                                                         ---------   ---------
    Total current assets................................    68,000     123,000
Property and equipment, net.............................    15,000      32,000
                                                         ---------   ---------
                                                         $  83,000   $ 155,000
                                                         =========   =========
         LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable...................................... $  49,000   $  70,000
  Accrued liabilities...................................   189,000     283,000
  Current portion of notes payable......................     5,000       5,000
  Unearned revenue......................................        --      42,000
  Other current liabilities.............................     9,000          --
                                                         ---------   ---------
    Total current liabilities...........................   252,000     400,000
Notes payable...........................................    20,000      15,000
                                                         ---------   ---------
                                                           272,000     415,000
                                                         ---------   ---------
Shareholders' deficit:
  Common Stock, no par value, 10,000 shares authorized;
   5,600 shares issued and outstanding..................        --          --
  Accumulated deficit...................................  (189,000)   (260,000)
                                                         ---------   ---------
    Total shareholders' deficit.........................  (189,000)   (260,000)
                                                         ---------   ---------
                                                         $  83,000   $ 155,000
                                                         =========   =========


   The accompanying notes are an integral part of these financial statements.

                         QUEST INTERACTIVE MEDIA, INC.

                            STATEMENT OF OPERATIONS

                                                            TEN MONTHS ENDED
                                                 YEAR ENDED    JANUARY 31,
                                                 MARCH 31,  ------------------
                                                    1997      1997      1998
                                                 ---------- --------  --------
                                                         (UNAUDITED)
Net revenues....................................  $286,000  $198,000  $481,000
Cost of net revenues............................   154,000   112,000   236,000
                                                  --------  --------  --------
  Gross profit..................................   132,000    86,000   245,000
                                                  --------  --------  --------
Operating expenses:
  General and administrative....................   163,000   135,000   264,000
  Marketing, sales and support..................    17,000    15,000    51,000
                                                  --------  --------  --------
    Total operating expenses....................   180,000   150,000   315,000
                                                  --------  --------  --------
Loss from operations............................   (48,000)  (64,000)  (70,000)
Interest expense................................     2,000     1,000     1,000
                                                  --------  --------  --------
Net loss........................................  $(50,000) $(65,000) $(71,000)
                                                  ========  ========  ========



   The accompanying notes are an integral part of these financial statements.

                         QUEST INTERACTIVE MEDIA, INC.

                       STATEMENT OF SHAREHOLDERS' DEFICIT

                                         COMMON STOCK                  TOTAL
                                         ------------- ACCUMULATED SHAREHOLDERS'
                                         SHARES AMOUNT   DEFICIT      DEFICIT
                                         ------ ------ ----------- -------------
Balance at March 31, 1996............... 5,600   $--    $(139,000)   $(139,000)
Net loss................................    --    --      (50,000)     (50,000)
                                         -----   ---    ---------    ---------
Balance at March 31, 1997............... 5,600    --     (189,000)    (189,000)
Net loss................................    --            (71,000)     (71,000)
                                         -----   ---    ---------    ---------
Balance at January 31, 1998............. 5,600   $--    $(260,000)   $(260,000)
                                         =====   ===    =========    =========



   The accompanying notes are an integral part of these financial statements.

                         QUEST INTERACTIVE MEDIA, INC.

                            STATEMENT OF CASH FLOWS

                                                            TEN MONTHS ENDED
                                                 YEAR ENDED    JANUARY 31,
                                                 MARCH 31,  ------------------
                                                    1997      1997      1998
                                                 ---------- --------  --------
                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss.......................................  $(50,000) $(65,000) $(71,000)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
  Depreciation and amortization.................     5,000     5,000     8,000
  Changes in current assets and liabilities:
   Accounts receivable, net.....................   (36,000)    8,000   (58,000)
   Accounts payable.............................    30,000    20,000    21,000
   Accrued liabilities..........................    65,000    44,000    94,000
   Unearned revenue.............................        --        --    42,000
   Other current liabilities....................        --        --    (9,000)
                                                  --------  --------  --------
    Net cash provided by operating activities...    14,000    12,000    27,000
                                                  --------  --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment.............   (18,000)  (20,000)  (25,000)
                                                  --------  --------  --------
    Net cash used in investing activities.......   (18,000)  (20,000)  (25,000)
                                                  --------  --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from (repayment of) note payable......     7,000    10,000    (5,000)
                                                  --------  --------  --------
    Net cash provided by (used in) financing
     activities.................................     7,000    10,000    (5,000)
                                                  --------  --------  --------
Net increase (decrease) in cash and cash
 equivalents....................................     3,000     2,000    (3,000)
Cash and cash equivalents at beginning of
 period.........................................        --        --     3,000
                                                  --------  --------  --------
Cash and cash equivalents at end of period......  $  3,000  $  2,000  $     --
                                                  ========  ========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMA-
 TION:
 Interest paid..................................  $  2,000  $  1,000  $  1,000
                                                  ========  ========  ========


   The accompanying notes are an integral part of these financial statements.

                         QUEST INTERACTIVE MEDIA, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  Quest Interactive Media, Inc., (the "Company") provides web site design and maintenance, database design and management and software customization services to clients in the United States, primarily in the Southeast. The Company was incorporated in Tennessee on March 27, 1995.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

  Service revenues are recognized over the period of each engagement using primarily the percentage-of-completion method using labor hours incurred as the measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of cash received in advance of services being performed.

 Interim financial information

  The accompanying interim financial statements for the ten months ended January 31, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements, and reflect all adjustments which, include only normal recurring adjustments, necessary to present fairly the results of the Company's operations and its cash flows for the ten months ended January 31, 1997. The financial data and other information disclosed in these notes to financial statements related to this period are unaudited.

 Concentration of credit risk

  Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable. The Company places its cash in a checking account with a high quality financial institution. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable.

  The following table summarizes the revenues from customers in excess of 10% of the total revenues:

                                                                 TEN MONTHS
                                                                    ENDED
                                                      YEAR ENDED JANUARY 31,
                                                      MARCH 31,  -------------
                                                         1997    1997    1998
                                                      ---------- -----   -----
                                                           (UNAUDITED)
   Customer A........................................     28%       26%     38%
   Customer B........................................     26%       28%     --
   Customer C........................................     10%       14%     --
   Customer D........................................     11%       --      --

                         QUEST INTERACTIVE MEDIA, INC.

  The following table summarizes the receivable balances as a percentage of total accounts receivable for the customers presented above:

                                                            TEN MONTHS ENDED
                                                YEAR ENDED     JANUARY 31,
                                                 MARCH 31,  ------------------
                                                   1997       1997      1998
                                                ----------- --------  --------
                                                (UNAUDITED)
   Customer A..................................      44%          --         5%
   Customer D..................................      14%          --        --

 Property and equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 4 to 8 years.

 Advertising

  Advertising costs are expensed as incurred, in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising expense was $43,000, $3,000 (unaudited) and $3,000 for the ten months ended January 31, 1998 and 1997, and the year ended March 31, 1997, respectively.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                          MARCH 31,  JANUARY 31,
                                                            1997        1998
                                                          ---------  -----------
   Accounts receivable, net:
     Accounts receivable................................. $ 67,000    $130,000
     Less: Allowance for doubtful accounts...............   (2,000)     (7,000)
                                                          --------    --------
                                                          $ 65,000    $123,000
                                                          ========    ========
   Property and equipment, net:
     Office equipment.................................... $ 25,000    $ 50,000
     Less: Accumulated depreciation......................  (10,000)    (18,000)
                                                          --------    --------
                                                          $ 15,000    $ 32,000
                                                          ========    ========
   Accrued liabilities:
     Payroll and related expenses........................ $179,000    $273,000
     Taxes payable.......................................   10,000      10,000
                                                          --------    --------
                                                          $189,000    $283,000
                                                          ========    ========


NOTE 3--RELATED PARTY TRANSACTIONS:

  On May 1, 1995, the Company entered into a loan agreement with a related party shareholder to raise capital in the amount of $25,000. The principal amount plus accrued interest is due in five annual installments of $5,000 each, commencing April 30, 1997, with the final payment due on April 30, 2001. Interest accrues at a rate of 6% per annum. The note is secured by 5,600 shares of the Company's Common Stock.

NOTE 4--INCOME TAXES:

  No provision for income taxes has been recognized for the ten months ended January 31, 1998 and 1997 (unaudited) or the year ended March 31, 1997, as the Company incurred net operating losses for income tax purposes and has no carryback ability. Deferred income taxes were not significant at January 31, 1998 or March 31, 1997.

                         QUEST INTERACTIVE MEDIA, INC.

NOTE 5--BORROWINGS:

  Notes payable consists of amounts payable to a related party shareholder which are secured by 5,000 shares of Common Stock as follows:

                                                         MARCH 31, JANUARY 31,
                                                           1997       1998
                                                         --------- -----------
   6% note; principal and interest payable annually;
    matures April 30, 2001..............................  $25,000    $20,000
   Less: current portion................................    5,000      5,000
                                                          -------    -------
                                                          $20,000    $15,000
                                                          =======    =======

  Principal payments under notes payable are as follows:

   YEAR ENDING
    MARCH 31,
   -----------
     1998.............................................................. $ 5,000
     1999..............................................................   5,000
     2000..............................................................   5,000
     2001..............................................................   5,000
                                                                        -------
       Total........................................................... $20,000
                                                                        =======

NOTE 6--COMMITMENTS:

 Leases

  The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through April 30, 2000. Rent expense for the ten months ended January 31, 1998 and 1997, and March 31, 1997 was $18,000, $9,000 (unaudited) and $10,000, respectively. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

  Future minimum lease payments under noncancelable operating leases as of January 31, 1998, are as follows:

    YEAR ENDED                                                        OPERATING
    MARCH 31,                                                          LEASES
    ----------                                                        ---------
     1998............................................................ $  7,000
     1999............................................................   42,000
     2000............................................................   41,000
     2001............................................................   10,000
                                                                      --------
       Total minimum lease payments.................................. $100,000
                                                                      ========

NOTE 7--COMMON STOCK:

  The Company's Articles of Incorporation authorize the Company to issue 10,000 shares of no par value Common Stock. At January 31, 1998 and March 31, 1997, 5,600 shares were outstanding. All outstanding shares are held by an officer of the Company.

NOTE 8--SUBSEQUENT EVENTS:

  On March 27, 1998 the Company was acquired by USWeb Corporation ("USWeb") whereby all of the Company's outstanding shares of Common Stock were exchanged for 73,624 shares of USWeb Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Ensemble Corporation

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Ensemble Corporation at December 31, 1997, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
March 27, 1998

                              ENSEMBLE CORPORATION

                                 BALANCE SHEET

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
                              ASSETS
Current assets:
  Cash and cash equivalents........................................  $  536,000
  Accounts receivable, net.........................................   1,291,000
  Inventory........................................................      17,000
  Shareholder loan.................................................      58,000
  Prepaid expenses and other current assets........................       9,000
                                                                     ----------
    Total current assets...........................................   1,911,000
Property and equipment, net........................................     549,000
Other assets.......................................................      20,000
                                                                     ----------
                                                                     $2,480,000
                                                                     ==========
               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Note payable.....................................................  $   10,000
  Accounts payable.................................................     133,000
  Accrued liabilities and taxes payable............................     245,000
  Unearned revenues................................................      73,000
  Capital lease obligations, current portion.......................     171,000
                                                                     ----------
    Total current liabilities......................................     632,000
Long-term liabilities:
  Deferred taxes liabilities.......................................     332,000
  Capital lease obligation, non-current............................     223,000
                                                                     ----------
    Total liabilities..............................................   1,187,000
                                                                     ----------
Shareholders' equity:
  Common Stock: $.001 par value, 10,000,000 shares authorized,
   2,625,000 shares issued and outstanding at December 31, 1997           3,000
  Additional paid-in-capital.......................................      72,000
  Retained earnings................................................   1,218,000
                                                                     ----------
    Total shareholders' equity.....................................   1,293,000
                                                                     ----------
                                                                     $2,480,000
                                                                     ==========


   The accompanying notes are an integral part of these financial statements.

                              ENSEMBLE CORPORATION

                            STATEMENT OF OPERATIONS

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
Net revenues.......................................................  $6,745,000
Cost of net revenues...............................................   4,408,000
                                                                     ----------
  Gross profit.....................................................   2,337,000
                                                                     ----------
Operating expenses:
  Marketing, sales and support.....................................     590,000
  General and administrative.......................................     951,000
                                                                     ----------
    Total operating expenses.......................................   1,541,000
                                                                     ----------
Income from operations.............................................     796,000
Interest income....................................................      12,000
Interest expense...................................................     (28,000)
                                                                     ----------
Income before income taxes.........................................     780,000
Provision for income taxes.........................................    (298,000)
                                                                     ----------
Net income.........................................................  $  482,000
                                                                     ==========




   The accompanying notes are an integral part of these financial statements.

                              ENSEMBLE CORPORATION

                       STATEMENT OF SHAREHOLDERS' EQUITY

                             COMMON STOCK   ADDITIONAL                TOTAL
                           ----------------  PAID-IN    RETAINED  SHAREHOLDERS'
                            SHARES   AMOUNT  CAPITAL    EARNINGS     EQUITY
                           --------- ------ ---------- ---------- -------------
Balance at December 31,
 1996..................... 2,625,000 $3,000  $72,000   $  736,000  $  811,000
Net income................                                482,000     482,000
                           --------- ------  -------   ----------  ----------
Balance at December 31,
 1997..................... 2,625,000 $3,000  $72,000   $1,218,000  $1,293,000
                           ========= ======  =======   ==========  ==========





   The accompanying notes are an integral part of these financial statements.

                              ENSEMBLE CORPORATION

                            STATEMENT OF CASH FLOWS

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income.......................................................  $ 482,000
 Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation and amortization...................................    204,000
  Changes in assets and liabilities:
   Accounts receivable............................................   (714,000)
   Inventory......................................................     (9,000)
   Prepaid expenses and other current assets......................     78,000
   Other assets...................................................     (2,000)
   Accounts payable...............................................    (32,000)
   Accrued liabilities and other payables.........................    (53,000)
   Unearned revenues..............................................     73,000
   Deferred tax liabilities.......................................    215,000
                                                                    ---------
    Net cash provided by operating activities.....................    242,000
                                                                    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment...............................   (128,000)
                                                                    ---------
    Net cash used in investing activities.........................   (128,000)
                                                                    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayment of note payable........................................    (11,000)
 Repayment of shareholder.........................................      2,000
 Principal payment on capital lease obligation....................   (134,000)
                                                                    ---------
    Net cash used in financing activities.........................   (143,000)
                                                                    ---------
Net decrease in cash and cash equivalents.........................    (29,000)
Cash and cash equivalents at beginning of year....................    564,000
                                                                    ---------
Cash and cash equivalents at end of year..........................  $ 535,000
                                                                    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid for interest...........................................  $  24,000
                                                                    =========
SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING ACTIVITIES:
 Acquisition of equipment under capitalized leases................  $ 246,000
                                                                    =========


   The accompanying notes are an integral part of these financial statements.

                              ENSEMBLE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  Ensemble Corporation (the "Company") was incorporated in 1991 in Texas. The Company provides technology services in the South Central United States in the areas of client/server applications, Internet/Intranet design and implementations, back-office network and infrastructure implementations and business technology planning.

  The Company also recognizes revenues from Internet access, third-parties software and hardware purchased and resold to clients. However, revenues from such activities have been immaterial to date.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

  The Company derives most of its revenues from consulting agreements. Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage-of-completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time-and-materials agreements are recognized and billed as the services are provided. Unearned revenues represent the amount of revenues received in advance of services being performed.

 Cash equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions.

 Concentration of credit risk

  Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents and accounts receivable. The Company limits its exposure to credit loss by depositing its cash and cash equivalents with high credit quality financial institutions. The Company's accounts receivable are derived from revenue earned from customers located in the U.S. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral. The Company maintains an allowance for doubtful accounts receivable based upon their expected collectibility. The following customers accounted for more than 10% of total accounts receivable at December 31, 1997:

   Company A................................................................ 19%
   Company B................................................................ 13%
   Company C................................................................ 11%

  Customer D accounted for 17% of total net revenues for the year ended December 31, 1997.

  The Company has also established a number of strategic relationships with leading software companies including Microsoft and Borland. The loss of any of these strategic relationships would deprive the Company of the opportunity to gain early access to leading-edge technology and to cross-sell additional services.

                              ENSEMBLE CORPORATION

 Inventory

  Inventory includes hardware and software to be resold and is stated at the lower of cost or market, cost being determined using the first-in, first-out
(FIFO) method. A reserve for excess or obsolete inventory is recorded when quantities on hand exceed customer's requirements.

 Stock-based compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation ("SFAS No. 123").

 Property and equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Income taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law; the effects of future changes in tax laws or rate are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Fair value of financial instruments

  The Company's financial instruments, including accounts receivable, shareholder loan, notes and accounts payable, and capital lease obligations have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   PROPERTY AND EQUIPMENT, NET:
     Computer equipment............................................  $ 157,000
     Furniture and fixtures........................................    177,000
     Property and equipment acquired under capital leases..........    607,000
     Leasehold improvements........................................     38,000
                                                                     ---------
                                                                       979,000
     Less: Accumulated depreciation and amortization...............   (430,000)
                                                                     ---------
                                                                     $ 549,000
                                                                     =========

                              ENSEMBLE CORPORATION

NOTE 3--RELATED PARTY TRANSACTIONS:

  The Company internally developed certain computer game software beginning in 1994 through April 1996. In February 1996, a license agreement was executed between the Company and Ensemble Studios Corporation, an affiliate of the Company, for the exclusive use of the subject software by Ensemble Studios Corporation. The entire fee of $265,000 received under this agreement was recorded as revenue in 1996. In addition, during the year ended December 31, 1997, there were employees of Ensemble Studios Corporation who were on the Company's payroll. The related expenses for these employees were reimbursed by Ensemble Studios Corporation. Effective September 1997, these employees were transferred to the payroll of Ensemble Studios Corporation.

  In August 1996, the Company issued loans to two shareholders for $29,000 each. Interest is charged on the outstanding balance at 8% per annum and total accrued interest for the year ended December 31, 1997 was $3,000. The maturity date for these loans is August 1998. Under the Stock Purchase Agreement, dated August 1996, both shareholders were issued 162,500 shares of Common Stock in lieu of cash.

NOTE 4--INCOME TAXES:

  The provision for income taxes consists of the following:

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Current tax expense:
     Federal.......................................................   $ 73,000
     State.........................................................     10,000
                                                                      --------
                                                                        83,000
                                                                      --------
   Deferred tax expense:
     Federal.......................................................    189,000
     State.........................................................     26,000
                                                                      --------
                                                                       215,000
                                                                      --------
                                                                      $298,000
                                                                      ========

  Deferred tax liabilities consist of the following:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Depreciation....................................................   $  3,000
   Reserves and accruals...........................................    299,000
                                                                      --------
                                                                      $302,000
                                                                      ========

  The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory income tax rate to pre-tax income as follows:

   Federal statutory rate................................................. 34.0%
   State tax, net of federal impact.......................................  3.0%
   Other..................................................................  1.2%
                                                                           -----
                                                                           38.2%
                                                                           =====

                              ENSEMBLE CORPORATION

NOTE 5--BORROWINGS:

 Line of credit

  In January 1997, the Company entered into a line-of-credit agreement with a bank, under which the bank committed to loan the Company up to $500,000. Borrowings under the line bear interest at 1.5% over the bank's prime rate, and are secured by eligible accounts receivable, as defined in the agreement. The line of credit expired on January 6, 1998. As of December 31, 1997, there is no balance outstanding under the line of credit.

 Note payable

  At December 31, 1997, the Company has a note payable to a bank which is secured by computer equipment. The note bears interest at 2.0% over the bank's prime rate and matures on January 2, 1999.

NOTE 6--COMMITMENTS:

 Leases

  The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through 2005. Rent expense for the year ended December 31, 1997 was $325,000. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

  Future minimum lease payments under noncancelable operating and capital leases, including lease commitments entered into subsequent to December 31, 1997, are as follows:

   YEARS ENDED                                              CAPITAL   OPERATING
   DECEMBER 31,                                              LEASES     LEASES
   ------------                                             --------  ----------
   1998.................................................... $239,000  $  331,000
   1999....................................................  150,000     458,000
   2000....................................................   59,000     532,000
   2001....................................................   23,000     578,000
   2002....................................................    7,000     605,000
   Thereafter..............................................       --   1,419,000
                                                            --------  ----------
   Total minimum lease payments............................  478,000  $3,923,000
                                                                      ==========
   Less amount representing interest.......................  (84,000)
                                                            --------
   Present value of capitalized lease obligations..........  394,000
   Less current portion.................................... (171,000)
                                                            --------
   Long term portion of capitalized lease obligations...... $223,000
                                                            ========

NOTE 7--STOCK OPTIONS:

  In 1996, the Company adopted the Ensemble Corporation, Inc. Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan are nonqualified stock options.

  The plan is administered by the Board of Directors of the Company. Options are granted at the discretion of the Board of Directors at option prices not less than fair market value, as determined by the Board of Directors, at the date of grant.

                              ENSEMBLE CORPORATION

  The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation." The information set forth below represents pro forma net income as if the Company had accounted for its employee stock options under the fair value method as prescribed by SFAS No. 123.

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1997: no dividend yield, expected volatility of 0%, a risk-free interest rate of 6% and an expected life of five years for each nonqualified stock option.

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods. The pro forma information for the Company is as follows:

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Net income:
     As reported...................................................   $482,149
                                                                      ========
     Pro forma.....................................................   $463,319
                                                                      ========

  Stock options activity is summarized as follows:

                                                                        WEIGHTED
                                                                        AVERAGE
                                                                        EXERCISE
                                                                SHARES   PRICE
                                                                ------- --------
   Outstanding at December 31, 1996............................      --     --
     Granted................................................... 185,446  $1.56
     Exercised.................................................      --     --
     Canceled..................................................      --     --
                                                                -------
   Outstanding at December 31, 1997............................ 185,446  $1.56
                                                                =======

  The following table summarizes information about stock options outstanding and exercisable under the Plan as of December 31, 1997.

                                                        OUTSTANDING EXERCISABLE
                                                        ----------- -----------
   Number of options...................................   185,446      46,362
   Exercise price......................................  $   1.56     $  1.56
   Weighted average continuing contractual life in
    years..............................................         4           4
   Weighted average exercise price.....................  $   1.56     $  1.56

NOTE 8--EMPLOYEE BENEFIT PLANS:

  The Company sponsors a 401(k) defined contribution plan covering all employees. Contributions made by the Company are determined annually by the Board of Directors. No employer contributions were made under this plan as of December 31, 1997.

NOTE 9--SUBSEQUENT EVENTS:

  The Company has renegotiated its lease agreements for office space effective March 31, 1998. The future minimum lease payments under these agreements are included in Note 6.

  On March 27, 1998, the Company was acquired by USWeb Corporation ("USWeb") whereby all of the Company's outstanding shares of Common Stock were exchanged for 543,678 shares of USWeb Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Ikonic Interactive, Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Ikonic Interactive, Inc. at October 31, 1997 and January 31, 1998 and the results of their operations and their cash flows for the year ended October 31, 1997 and the three months ended January 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
April 15, 1998

                            IKONIC INTERACTIVE, INC.

                                 BALANCE SHEET

                                                      OCTOBER 31,  JANUARY 31,
                                                         1997         1998
                                                      -----------  -----------
                       ASSETS
Current assets:
  Cash and cash equivalents.......................... $   454,000  $    97,000
  Accounts receivable................................     521,000    1,078,000
  Costs in excess of billings........................     168,000      267,000
  Other current assets...............................      12,000       19,000
                                                      -----------  -----------
    Total current assets.............................   1,155,000    1,461,000
Property and equipment, net..........................     829,000      736,000
Other assets.........................................      94,000       94,000
                                                      -----------  -----------
                                                      $ 2,078,000  $ 2,291,000
                                                      ===========  ===========
        LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable................................... $   273,000  $   195,000
  Accrued expenses...................................     385,000      256,000
  Deferred revenue...................................      96,000      521,000
  Capital lease obligations, current portion.........     273,000      269,000
  Loans payable......................................     575,000      575,000
                                                      -----------  -----------
    Total current liabilities........................   1,602,000    1,816,000
Capital lease obligations, long-term portion.........     206,000      148,000
Other liabilities....................................      88,000       88,000
                                                      -----------  -----------
                                                        1,896,000    2,052,000
                                                      -----------  -----------
Commitments (Note 5)
Mandatorily Redeemable Convertible Preferred Stock...   3,517,000    3,587,000
                                                      -----------  -----------
Shareholders' deficit:
  Common stock, no par value; 50,000,000 shares au-
   thorized; 10,917,800 and 10,922,800 shares issued
   and outstanding...................................     257,000      258,000
  Accretion of Preferred Stock to redemption value...    (528,000)    (598,000)
  Accumulated deficit................................  (3,064,000)  (3,008,000)
                                                      -----------  -----------
    Total shareholders' deficit......................  (3,335,000)  (3,348,000)
                                                      -----------  -----------
                                                      $ 2,078,000  $ 2,291,000
                                                      ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                            IKONIC INTERACTIVE, INC.

                            STATEMENT OF OPERATIONS

                                                           THREE MONTHS ENDED
                                            YEAR ENDED        JANUARY 31,
                                            OCTOBER 31,  ----------------------
                                               1997         1997        1998
                                            -----------  ----------- ----------
                                                         (UNAUDITED)
Revenues................................... $10,236,000  $2,283,000  $1,942,000
Cost of revenues...........................   5,915,000   1,257,000     942,000
                                            -----------  ----------  ----------
  Gross profit.............................   4,321,000   1,026,000   1,000,000
                                            -----------  ----------  ----------
Operating expenses:
  General and administrative...............   2,588,000     538,000     507,000
  Marketing, sales and support.............   1,989,000     400,000     359,000
  Research and development.................     149,000      21,000      45,000
                                            -----------  ----------  ----------
    Total operating expenses...............   4,726,000     959,000     911,000
                                            -----------  ----------  ----------
Net income (loss) from operations..........    (405,000)     67,000      89,000
Interest expense, net......................     132,000      34,000      33,000
                                            -----------  ----------  ----------
Net income (loss).......................... $  (537,000) $   33,000  $   56,000
                                            ===========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                            IKONIC INTERACTIVE, INC.

                       STATEMENT OF SHAREHOLDERS' DEFICIT

                                             ACCRETION OF
                                              PREFERRED
                            COMMON STOCK       STOCK TO                    TOTAL
                         -------------------  REDEMPTION  ACCUMULATED  STOCKHOLDERS'
                           SHARES    AMOUNT     VALUE       DEFICIT       DEFICIT
                         ---------- -------- ------------ -----------  -------------
Balance at October 31,
 1996................... 10,908,250 $254,000  $(267,000)  $(2,527,000)  $(2,540,000)
Accretion of Preferred
 Stock to redemption
 value..................        --       --    (261,000)          --       (261,000)
Issuance of Common
 Stock..................      9,550    3,000        --            --          3,000
Net loss................        --       --         --       (537,000)     (537,000)
                         ---------- --------  ---------   -----------   -----------
Balance at October 31,
 1997................... 10,917,800  257,000   (528,000)   (3,064,000)   (3,335,000)
Accretion of Preferred
 Stock to redemption
 value..................        --       --     (70,000)          --        (70,000)
Issuance of Common
 Stock..................      5,000    1,000        --            --          1,000
Net income..............        --       --         --         56,000        56,000
                         ---------- --------  ---------   -----------   -----------
Balance at January 31,
 1998................... 10,922,800 $258,000  $(598,000)  $(3,008,000)  $(3,348,000)
                         ========== ========  =========   ===========   ===========


   The accompanying notes are an integral part of these financial statements.

                            IKONIC INTERACTIVE, INC.

                            STATEMENT OF CASH FLOWS

                                                          THREE MONTHS ENDED
                                             YEAR ENDED       JANUARY 31,
                                             OCTOBER 31, ---------------------
                                                1997        1997       1998
                                             ----------- ----------- ---------
                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)..........................  $(537,000)  $  33,000  $  56,000
 Adjustments to reconcile net income (loss)
  to net cash provided by (used in) operat-
  ing activities:
  Depreciation..............................    476,000     123,000    112,000
  Changes in assets and liabilities:
   Accounts receivable......................    608,000     310,000   (557,000)
   Costs in excess of billings..............     63,000     122,000    (99,000)
   Other current assets.....................     32,000     (70,000)    (7,000)
   Accounts payable.........................   (319,000)   (255,000)   (78,000)
   Accrued expenses.........................    342,000     (52,000)  (129,000)
   Deferred revenue.........................   (198,000)    168,000    425,000
   Other assets.............................    (15,000)    (33,000)       --
   Other liabilities........................     32,000         --         --
                                              ---------   ---------  ---------
    Net cash provided by (used in) operating
     activities.............................    484,000     346,000   (277,000)
                                              ---------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment......   (203,000)     (6,000)   (19,000)
                                              ---------   ---------  ---------
    Net cash used in investing activities...   (203,000)     (6,000)   (19,000)
                                              ---------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Principal payments on capital lease obliga-
  tions.....................................   (178,000)    (60,000)   (62,000)
 Borrowings under line of credit............    309,000      14,000        --
 Proceeds from issuance of Common Stock.....      3,000         --       1,000
                                              ---------   ---------  ---------
    Net cash provided by (used in) financing
     activities.............................    134,000     (46,000)   (61,000)
                                              ---------   ---------  ---------
Net increase (decrease) in cash and cash
 equivalents................................    415,000     294,000   (357,000)
Cash and cash equivalents, beginning of pe-
 riod.......................................     39,000      39,000    454,000
                                              ---------   ---------  ---------
Cash and cash equivalents, end of period....  $ 454,000   $ 333,000  $  97,000
                                              =========   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFOR-
 MATION:
 Interest paid..............................  $ 142,000   $  37,000  $  35,000
                                              =========   =========  =========
 Accretion of Preferred Stock to redemption
  value.....................................  $ 261,000   $  65,000  $  70,000
                                              =========   =========  =========

   The accompanying notes are an integral part of these financial statements.

                            IKONIC INTERACTIVE, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  Ikonic Interactive, Inc. (the "Company"), was incorporated in California as Destinations Video, Inc. in September 1985 and was renamed Ikonic Interactive, Inc. in May 1994. The Company provides Internet development services. The Company's activities to date have consisted of user interface design, content creation, software development and business/technical consulting to customers located in North America.

 Use of estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses reported for the periods presented. The Company regularly evaluates these estimates, and while actual results may differ, management believes that these estimates are reasonable.

 Revenue recognition

  Revenue on long-term fixed-price contracts is generally recorded using the percentage-of-completion method. Under the percentage-of-completion method, revenue on contracts is recognized based on labor hours incurred as the measure towards completion. Earned but unbilled revenues are classified under current assets as costs in excess of billings. Billings in excess of revenues recognized are classified under current liabilities as deferred revenue. Provisions for losses are recognized on uncompleted contracts when they become known. Revisions in costs and profit estimates are reflected in the accounting period in which the facts which require the revisions become known. Under the time-and-materials contracts, revenue is recognized based on agreed-upon individual hourly rates for time incurred on the project during the period plus any materials used and charged against the project. Sales of other services are recorded as revenue when such services are rendered.

 Cash and cash equivalents

  Cash and cash equivalents consist of cash and investments in a money market fund maintained at one financial institution. The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Fair value of financial instruments

  The carrying amounts for cash, accounts receivable, accounts payable, accrued liabilities and loans payable approximate their respective fair values because of the short term maturity of these items. The carrying value of the Company's notes payable approximates fair market value.

 Concentration of credit risk

  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company places its cash primarily in checking and money market accounts with high quality financial institutions.

                            IKONIC INTERACTIVE, INC.

  The Company performs ongoing credit evaluations of its customers' financial condition. The Company has not experienced significant credit losses to date. The following customers accounted for 10% or more of the Company's total revenues or accounts receivable for the period indicated:

                                                                THREE MONTHS
                                                                    ENDED
                                                    YEAR ENDED   JANUARY 31,
                                                    OCTOBER 31, ---------------
                                                       1997      1997     1998
                                                    ----------- ------   ------
                                                           (UNAUDITED)
   Revenues:
     Customer A....................................      17%        17%     --
     Customer B....................................      10%        13%     --
     Customer C....................................      10%       --       --
     Customer D....................................     --          16%     --
     Customer E....................................     --          15%     --
     Customer F....................................     --          12%     --
     Customer G....................................     --          11%     --
     Customer H....................................     --         --        11%
     Customer I....................................     --         --        10%

                                                         OCTOBER 31, JANUARY 31,
                                                            1997        1998
                                                         ----------- -----------
   Accounts receivable:
     Customer C.........................................      11%        --
     Customer E.........................................      13%         16%
     Customer I.........................................     --           19%

 Property and equipment

  Property and equipment are recorded at cost. Depreciation is computed on the straight-line basis over the estimated useful lives of the respective assets which range from three to seven years.

 Income taxes

  The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities, and are measured using the currently enacted tax rates and laws, as well as the expected future tax benefit to be derived from tax loss and tax credit carryforwards. Valuation allowances are established for deferred tax assets when it is considered more likely than not that some portion or all of the deferred tax assets will not be realized.

 Stock compensation

  The Company accounts for its stock-based compensation plans in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," ("FAS 123"). If the accounting recognition provisions of FAS 123 had been adopted, the effect on the Company's reported net income (loss) would have been immaterial.

 Interim financial information

  The accompanying interim financial statements for the three months ended January 31, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared

                            IKONIC INTERACTIVE, INC.

on the same basis as the annual financial statements, and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the results of the Company's operations and its cash flows for the three months ended January 31, 1997. The financial data and other information disclosed in these notes to financial statements related to this period are unaudited.

NOTE 2--PROPERTY AND EQUIPMENT:

  The components of property and equipment are as follows:

                                                       OCTOBER 31,  JANUARY 31,
                                                          1997         1998
                                                       -----------  -----------
   Computer hardware and software..................... $1,287,000   $1,299,000
   Furniture and fixtures.............................    222,000      222,000
   Equipment..........................................    260,000      267,000
                                                       ----------   ----------
                                                        1,769,000    1,788,000
   Less: Accumulated depreciation.....................   (940,000)  (1,052,000)
                                                       ----------   ----------
                                                       $  829,000   $  736,000
                                                       ==========   ==========

NOTE 3--INCOME TAXES:

  No provision (benefit) for income taxes has been recognized for the year ended October 31, 1997 and three months ended January 31, 1997 (unaudited) and 1998, as the Company incurred net losses for income tax purposes and has no carryback potential.

  Deferred tax assets of approximately $858,000 at January 31, 1998, consist primarily of federal and state net operating loss carryforwards. Based on a number of factors, including the lack of a history of profits and the fact that the Company competes in a developing market that is characterized by rapidly changing technology, management believes that there is sufficient uncertainty regarding the realization of deferred tax assets such that a full valuation allowance has been provided.

  At January 31, 1998, the Company had federal and state net operating loss carryforwards of approximately $774,000 and $84,000, respectively, available to reduce future taxable income, which expire in varying amounts through 2013. The Company's ability to utilizes net operating loss carryforwards and tax credits are subject to limitations as set forth in applicable federal and state tax laws. As specified in the Internal Revenue Code, an ownership change of more than 50% by a combination of the Company's significant stockholders during any three-year period would result in certain limitations on the Company's ability to utilize its net operating loss and credit carryforwards.

NOTE 4--LINE OF CREDIT

  During 1996, the Company secured a credit agreement with a commercial lending institution. The agreement allows the Company to borrow up to the lesser of $750,000 or 75% of the Company's domestic accounts receivable plus 50% of foreign accounts receivable at the bank's prime lending rate plus 1%. At January 31, 1998, the prime rate was 10%. The credit agreement is secured by the assets of the Company. This agreements requires that the Company comply with certain financial covenants including minimum tangible net worth and minimum quick ratio.

  As of January 31, 1998, the Company had drawn $575,000 on this credit agreement. The outstanding balance under this line of credit was repaid by USWeb Corporation ("USWeb") upon completion of its acquisition of the Company (Note 9).

                            IKONIC INTERACTIVE, INC.

NOTE 5--LEASES AND COMMITMENTS:

 Capital lease obligations

  The Company is obligated under various non-cancelable operating and capital leases for office space and certain property and equipment which expire in 2001. Future minimum lease payments under these leases at January 31, 1998 are as follows:

                                                            OPERATING  CAPITAL
                                                              LEASES    LEASES
                                                            ---------- --------
   Year ending October 31,
     1998.................................................. $  320,000 $251,000
     1999..................................................    397,000  186,000
     2000..................................................    467,000   40,000
     2001..................................................    311,000      --
                                                            ---------- --------
     Total minimum payments................................ $1,495,000  477,000
                                                            ==========
     Less amount representing interest.....................             (60,000)
                                                                       --------
     Present value of minimum lease obligations............             417,000
     Less current portion..................................             269,000
                                                                       --------
     Lease obligation, long-term...........................            $148,000
                                                                       ========

  Rent expense totaled $353,000, $88,000 and $103,000 for the year ended October 31, 1997 and for three months ended January 31, 1997 (unaudited) and 1998, respectively. At October 31, 1997 and January 31, 1998, fixed assets recorded by the Company under capital leases totaled $909,000 and $916,000, respectively.

NOTE 6--MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK:

  The Company has authorized 15,000,000 shares of Mandatorily Redeemable Convertible Preferred Stock ("Preferred Stock"); 5,000,000 shares are designated Series A Preferred Stock and 5,000,000 shares are designated Series B Preferred Stock. As of January 31, 1998, there were 2,694,295 shares of Series A Preferred Stock and 3,665,960 shares of Series B Preferred Stock issued and outstanding.

  Unless the consent of a majority of the holders of the outstanding shares of Preferred Stock is obtained, the Company may not pay or declare a cash dividend, nor may any other distribution be made on any equity security of the Company.

  Holders of Preferred Stock receive one vote for each common share into which such shares of Preferred Stock are convertible. Each share of Series A and Series B Preferred Stock has a liquidation preference equal to its original issue price plus an amount equal to 8% of the original issue price for such share of Preferred Stock compounded per annum from the date of issue plus any declared but unpaid dividends. Thereafter, the holders of the Common Stock of the Company receive all remaining assets of the Company. On April 15, 1998, the Company reached an agreement to be acquired (Note 9). At that time, the Company's Mandatorily Redeemable Convertible Preferred Stock was converted into 6,360,255 shares of Common Stock.

NOTE 7--STOCK OPTION PLAN:

  In 1993, the Company adopted the 1993 Equity Incentive Plan (the "Plan"). The Plan provides for the issuance of stock options to purchase 3,166,095 shares of the Company's Common Stock to employees, directors of and consultants to the Company. The Plan authorizes the grant of incentive stock options,

                            IKONIC INTERACTIVE, INC.

nonstatutory stock options, stock bonuses, and sales of restricted stock. The exercise price of incentive stock options may not be less than the fair value of the stock at the date of the grant, as determined by the Board of Directors. The exercise price for nonstatutory stock options, stock bonuses, and sale of restricted stock may not be less than 85% of the fair market value of the stock at the date of the grant, as determined by the Board of Directors. The vesting provisions of individual options may vary, but at a minimum provide for vesting at the rate of 20% per year over five years from the date the stock option is granted. The term of the Plan is for ten years unless terminated sooner by the Board of Directors as provided for in the Plan agreement.

  The following table summarizes the option activity for the year ended October 31, 1997 and the three months ended January 31, 1998.

                                  YEAR ENDED             THREE MONTHS ENDED
                               OCTOBER 31, 1997           JANUARY 31, 1998
                          --------------------------- --------------------------
                                          WEIGHTED                   WEIGHTED
                                          AVERAGE                    AVERAGE
                            SHARES     EXERCISE PRICE   SHARES    EXERCISE PRICE
                          -----------  -------------- ----------  --------------
Outstanding at beginning
 of the period..........    2,149,245      $0.23       2,494,800      $0.25
Granted.................    1,499,500      $0.30          29,500      $0.50
Exercised...............       (9,550)     $0.30          (5,000)     $0.30
Canceled................   (1,144,395)     $0.28        (407,250)     $0.28
                          -----------                 ----------
Outstanding at end of
 period.................    2,494,800      $0.25       2,112,050      $0.25
                          -----------                 ----------
Weighted-average minimum
 value of options grant-
 ed.....................  $      0.06                 $     0.11
                          ===========                 ==========

  The weighted average remaining contractual life of options outstanding at January 31, 1998 was 8.8 years. At January 31, 1998, 898,508 options were exercisable at exercise prices ranging from $0.20-0.30.


NOTE 8--SAVINGS PLAN:

  In 1994, the Company began sponsoring a defined contribution 401(k) plan (the "401(k) Plan") which covers substantially all of its employees after they have completed six months of service. Under the 401(k) Plan, the Company makes discretionary matching contributions equal to a percentage of the salary reduction elected by the employee. The percentage matching contribution is determined each year by the Company, not to exceed the permissible legal maximum. During 1997, the Company made no contributions to the 401(k) Plan.

NOTE 9--SUBSEQUENT EVENTS

  On April 15, 1998, the Company reached an agreement with USWeb whereby USWeb will acquire all of the Company's outstanding Common Stock in exchange for 498,457 shares of Common Stock of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of USWeb San Jose

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholder's equity and of cash flows present fairly, in all material respects, the financial position of USWeb San Jose at December 31, 1997, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, at December 31, 1997 the Company has negative working capital and cash and available credit may not be sufficient to fund the company's operations for next year, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding this matter are also described in Note 1. These financial statements do not include any adjustments that might result from this uncertainty.

PRICE WATERHOUSE LLP
San Jose, California
March 26, 1998

                                 USWEB SAN JOSE

                                 BALANCE SHEET

                                                        DECEMBER 31,  MARCH 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
                         ASSETS
   Current assets:
     Cash and cash equivalents........................    $ 19,000    $  2,000
     Accounts receivable (net of allowance of
      $29,000)........................................     146,000     118,000
     Account receivable--related parties..............      81,000      80,000
     Other current assets.............................       2,000          --
                                                          --------    --------
       Total current assets...........................     248,000     200,000
   Property and equipment, net........................     119,000     114,000
                                                          --------    --------
                                                          $367,000    $314,000
                                                          ========    ========
     LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
   Current liabilities:
     Accounts payable.................................    $110,000    $ 80,000
     Accounts payable--related parties................     181,000     250,000
     Accrued expenses.................................      23,000      24,000
                                                          --------    --------
       Total current liabilities......................     314,000     354,000
                                                          --------    --------
   Commitments (Note 5)
   Shareholder's equity:
     Common Stock, no par value, 10,000,000 shares au-
      thorized;
      500,000 shares issued and outstanding...........      50,000      50,000
     Retained earnings................................       3,000     (90,000)
                                                          --------    --------
       Total shareholder's equity (deficit)...........      53,000     (40,000)
                                                          --------    --------
                                                          $367,000    $314,000
                                                          ========    ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB SAN JOSE

                            STATEMENT OF OPERATIONS

                                                            THREE MONTHS ENDED
                                                YEAR ENDED      MARCH 31,
                                               DECEMBER 31, ------------------
                                                   1997       1997     1998
                                               ------------ ------------------
                                                               (UNAUDITED)
Revenues:
  Third parties...............................   $394,000   $ 61,000  $178,000
  Related parties.............................    417,000     15,000    58,000
                                                 --------   -------- ---------
    Total revenues............................    811,000     76,000   236,000
                                                 --------   -------- ---------
Cost of revenues:
  Third parties...............................    198,000     38,000   173,000
  Related parties.............................    209,000      9,000    57,000
                                                 --------   -------- ---------
    Total cost of sales.......................    407,000     47,000   230,000
                                                 --------   -------- ---------
    Gross profit..............................    404,000     29,000     6,000
Operating expenses:
  Selling, general and administrative.........    395,000     24,000    99,000
                                                 --------   -------- ---------
Net income (loss).............................   $  9,000   $  5,000 $ (93,000)
                                                 ========   ======== =========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB SAN JOSE

                  STATEMENT OF SHAREHOLDER'S EQUITY (DEFICIT)

                                          COMMON STOCK                 TOTAL
                                         --------------- RETAINED  SHAREHOLDER'S
                                         SHARES  AMOUNT  EARNINGS     EQUITY
                                         ------- ------- --------  -------------
Balance at December 31, 1996............     --  $   --  $ (6,000)   $ (6,000)
Issuance of Common Stock................ 500,000  50,000      --       50,000
Net income..............................     --      --     9,000       9,000
                                         ------- ------- --------    --------
Balance at December 31, 1997............ 500,000  50,000    3,000      53,000
Net loss (unaudited)....................      --      --  (93,000)    (93,000)
                                         ------- ------- --------    --------
Balance at March 31, 1998 (unaudited)... 500,000 $50,000 $(90,000)   $(40,000)
                                         ======= ======= ========    ========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB SAN JOSE

                            STATEMENT OF CASH FLOWS

                                                            THREE MONTHS ENDED
                                                YEAR ENDED      MARCH 31,
                                               DECEMBER 31, ------------------
                                                   1997       1997      1998
                                               ------------ --------- ---------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)...........................   $   9,000   $  5,000  $ (93,000)
 Adjustments to reconcile net income to
  net cash provided by operating activities:
   Depreciation and amortization.............      10,000      3,000      5,000
   Changes in assets and liabilities:
    Accounts receivable......................    (146,000)   (50,000)    28,000
    Accounts receivable--related parties.....     (81,000)        --      1,000
    Other current assets.....................      (2,000)    (2,000)     2,000
    Accounts payable.........................      95,000      5,000    (30,000)
    Accounts payable--related parties........     198,000     43,000     69,000
    Accrued expenses.........................      16,000      1,000      1,000
                                                ---------   --------  ---------
     Net cash provided by operating activi-
      ties...................................      99,000      5,000    (17,000)
                                                ---------   --------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE ACQUISITION OF PROPERTY AND EQUIPMENT...    (104,000)   (29,000)        --
                                                ---------   --------  ---------
Net decrease in cash and cash equivalents....      (5,000)   (24,000)   (17,000)
Cash and cash equivalents, beginning at peri-
 od..........................................      24,000     24,000     19,000
                                                ---------   --------  ---------
Cash and cash equivalents, end of period.....   $  19,000   $     --  $   2,000
                                                =========   ========  =========
SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSAC-
 TIONS:
 Issuance of Common Stock in exchange for net
  assets (Note 6)............................   $  50,000   $     --  $      --
                                                =========   ========  =========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB SAN JOSE

                         NOTES TO FINANCIAL STATEMENTS


NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb San Jose (the "Company") operated as a division of Virtual Valley, Inc. ("Virtual Valley"), which is a wholly-owned subsidiary of Metro Publishing, Inc. (the "Parent"), until July 16, 1997, at which date the Company was incorporated as a separate legal entity in California. The Company specializes in electronic marketing on the Internet and is a full-service developer of Internet and intranet sites, offering services in four areas: website design, hosting, promotion and training.

  During June 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to be a part of USWeb's Affiliate network. The relationship with USWeb provided for increased marketing presence, technical support and centralized hosting facilities.

 Use of estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage-of-completion method using labor hours incurred as the measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of revenues invoiced in advance of services being performed. Revenues from time-and-materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and cash equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant customers

  During the year ended December 31, 1997, sales to one customer accounted for 43% of third party revenues. At December 31, 1997, approximately 65%, 17% and 10% of third party accounts receivable were due from three customers, respectively.

 Property and equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally five years.

 Advertising Costs

  Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising costs for the year ended December 31, 1997 totaled $136,000.

                                 USWEB SAN JOSE

 Income taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Fair value of financial instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  MARCH 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment, net:
     Computers and equipment...........................   $ 97,000    $ 97,000
     Furniture and fixtures............................     35,000      35,000
                                                          --------    --------
                                                           132,000     132,000
     Less: Accumulated depreciation....................    (13,000)    (18,000)
                                                          --------    --------
                                                          $119,000    $114,000
                                                          ========    ========

NOTE 3--TRANSACTIONS WITH RELATED PARTIES:

  During the year ended December 31, 1997, the Company recorded $417,000 in revenues from related parties and $209,000 in cost of revenues for services performed for the Parent and its subsidiaries, of which $81,000 is included in related party accounts receivable at December 31, 1997. The terms of these transactions are consistent with those of third parties.

  During the year ended December 31, 1997, the Parent charged the Company $66,000 for its pro rata share of insurance premiums, rent and administrative costs, such as accounting and legal services. Management believes that the methodologies used to allocate these charges are reasonable. In addition, the Parent charged the Company $129,000 in advertisement fees for the year ended December 31, 1997.

  As of December 31, 1997, the Company had $181,000 in accounts payable to related parties. This amount consists of $139,000 due to Virtual Valley for payroll related expenses paid by Virtual Valley on the Company's behalf and $42,000 due to the Parent for costs and services charged to the Company as described above.

NOTE 4--INCOME TAXES:

  Income tax expense for the year ended December 31, 1997 was not material. The Company had no significant deferred tax assets or liabilities at December 31, 1997.

                                 USWEB SAN JOSE

NOTE 5--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the year ended December 31, 1997 totaled $60,000 and are included in cost of revenues.

 Operating leases

  The Company leases office space under a noncancelable operating lease which expires in 1999. Rent expense for the year ended December 31, 1997 totaled $16,000.

  Future minimum lease payments under noncancelable operating leases are as follows:

                                                                      OPERATING
   YEAR ENDED DECEMBER 31,                                             LEASES
   -----------------------                                            ---------
   1998..............................................................  $38,000
   1999..............................................................   19,000
                                                                       -------
     Total minimum lease payments....................................  $57,000
                                                                       =======

NOTE 6--COMMON STOCK:

  The Company's Articles of Incorporation authorize the Company to issue 10,000,000 shares of Common Stock. On July 16, 1997, the Company issued 500,000 shares of Common Stock to Virtual Valley, Inc. in exchange for the net assets of its USWeb San Jose division, which had a net book value of $50,000 on that date.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Gray Peak Technologies, Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Gray Peak Technologies, Inc. (the "Company") at December 31, 1997 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Stamford, Connecticut
April 17, 1998

                          GRAY PEAK TECHNOLOGIES, INC.

                                 BALANCE SHEET

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                       DECEMBER 31,  MARCH 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
                       ASSETS
Current assets:
  Cash and cash equivalents..........................    $ 7,715      $ 5,355
  Accounts receivable, net of allowance for doubtful
   accounts of $29...................................      1,346        1,717
  Prepaid expenses and other assets..................        136          173
                                                         -------      -------
    Total current assets.............................      9,197        7,245
Fixed assets, net (Note 3)...........................        715        1,200
Officer loans........................................         36           70
                                                         -------      -------
                                                         $ 9,948      $ 8,515
                                                         =======      =======
   LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE
  PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable...................................    $   633      $   540
  Accrued expenses...................................        527          572
  Deferred revenue...................................        --           136
  Income taxes payable...............................         20          --
  Current portion of capital leases payable..........         11           11
                                                         -------      -------
    Total current liabilities........................      1,191        1,259
Capital leases payable...............................         26           24
                                                         -------      -------
                                                           1,217        1,283
                                                         -------      -------
Commitments (Note 10)
Mandatorily Redeemable Series B Convertible Preferred
 Stock ($0.01 par value; 4,500,000 shares authorized;
 4,117,500 shares issued and outstanding;
 recorded at liquidation preference) ................      8,235        8,235
Stockholders' equity:
  Series A Convertible Preferred Stock ($0.01 par
   value; 2,525,000 shares authorized, issued and
   outstanding; liquidation preference of $2,525)....         25           25
  Common Stock ($0.01 par value; 16,000,000 shares
   authorized,
   2,000,000 shares issued and outstanding)..........         20           20
  Additional paid-in capital.........................      2,393        2,385
  Accumulated deficit................................     (1,942)      (3,433)
                                                         -------      -------
    Total stockholders' equity (deficit).............        496       (1,003)
                                                         -------      -------
                                                         $ 9,948      $ 8,515
                                                         =======      =======

   The accompanying notes are an integral part of these financial statements.

                          GRAY PEAK TECHNOLOGIES, INC.

                            STATEMENT OF OPERATIONS

                                 (IN THOUSANDS)

                                                                   THREE MONTHS
                                                                      ENDED
                                                       YEAR ENDED   MARCH 31,
                                                      DECEMBER 31, ------------
                                                          1997     1997  1998
                                                      ------------ ---- -------
                                                                   (UNAUDITED)
Revenues, net........................................   $ 2,532    $138 $ 1,816
Operating expenses:
  Professional personnel.............................     1,880      58   1,384
  Sales and marketing................................       559       8     571
  General and administrative.........................     1,253      29     803
  Other costs........................................       848     --      622
                                                        -------    ---- -------
    Total operating costs............................     4,540      95   3,380
                                                        -------    ---- -------
(Loss) income from operations........................    (2,008)     43  (1,564)
Interest income and other, net.......................        86     --       73
                                                        -------    ---- -------
(Loss) income before income taxes....................    (1,922)     43  (1,491)
Provision for income taxes...........................        20     --      --
                                                        -------    ---- -------
Net (loss) income....................................   $(1,942)   $ 43 $(1,491)
                                                        =======    ==== =======




   The accompanying notes are an integral part of these financial statements.

                          GRAY PEAK TECHNOLOGIES, INC.

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                             SERIES A
                           CONVERTIBLE
                         PREFERRED STOCK    COMMON STOCK   ADDITIONAL                 TOTAL
                         ---------------- ----------------  PAID-IN   ACCUMULATED STOCKHOLDERS'
                          SHARES   AMOUNT  SHARES   AMOUNT  CAPITAL     DEFICIT      EQUITY
                         --------- ------ --------- ------ ---------- ----------- -------------
Balance at January 1,
 1997...................       --    --         --    --        --          --           --
Issuance of Common
 Stock..................       --    --   2,000,000  $ 20    $   30         --       $    50
Issuance of Series A
 Convertible Preferred
 Stock and warrants, net
 of issuance costs...... 2,525,000  $ 25        --    --      2,448         --         2,473
Expenses related to
 issuance of Series B
 Convertible Preferred
 Stock..................       --    --         --    --        (85)        --           (85)
Net loss................       --    --         --    --        --      $(1,942)      (1,942)
                         ---------  ----  ---------  ----    ------     -------      -------
Balance at December 31,
 1997................... 2,525,000    25  2,000,000    20     2,393      (1,942)         496
Expenses related to
 issuance of Series B
 Convertible Preferred
 Stock (Unaudited)......       --    --         --    --         (8)        --            (8)
Net loss (Unaudited)....       --    --         --    --        --       (1,491)      (1,491)
                         ---------  ----  ---------  ----    ------     -------      -------
Balance at March 31,
 1998 (Unaudited)....... 2,525,000  $ 25  2,000,000  $ 20    $2,385     $(3,433)     $(1,003)
                         =========  ====  =========  ====    ======     =======      =======


   The accompanying notes are an integral part of these financial statements.

                          GRAY PEAK TECHNOLOGIES, INC.

                            STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                            THREE MONTHS ENDED
                                                YEAR ENDED      MARCH 31,
                                               DECEMBER 31, -------------------
                                                   1997       1997      1998
                                               ------------ --------- ---------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net (loss) income...........................    $(1,942)   $     43  $  (1,491)
 Adjustments to reconcile net loss to net
  cash
  (used in) provided by operating activities:
   Depreciation and amortization.............         90         --          96
   Changes in assets and liabilities:
    Accounts receivable......................     (1,346)       (109)      (371)
    Prepaid expenses and other current as-
     sets....................................       (111)         (1)       (62)
    Accounts payable.........................        633          36        (93)
    Accrued expenses.........................        527          52         47
    Deferred revenue.........................        --          --         136
    Income taxes payable.....................         20         --         (22)
                                                 -------    --------  ---------
     Net cash (used in) provided by operating
      activities.............................     (2,129)         21     (1,760)
                                                 -------    --------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of capital equipment..............       (768)        (21)      (583)
                                                 -------    --------  ---------
     Net cash used for investing activities..       (768)        (21)      (583)
                                                 -------    --------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Officer loans...............................        (36)        (33)       (34)
 Net proceeds from issuance of convertible
  preferred stock............................     10,598       2,473         17
 Net proceeds from issuance of common stock..         50          50        --
                                                 -------    --------  ---------
     Net cash provided by (used for) financ-
      ing activities.........................     10,612       2,490        (17)
                                                 -------    --------  ---------
Net increase (decrease) in cash..............      7,715       2,490     (2,360)
Cash and cash equivalents at beginning of pe-
 riod........................................        --          --       7,715
                                                 -------    --------  ---------
Cash and cash equivalents at end of period...    $ 7,715      $2,490  $   5,355
                                                 =======    ========  =========
Supplemental information:
 Cash paid for interest......................    $     2    $    --   $     --
                                                 =======    ========  =========
 Cash paid for income taxes..................    $     2    $    --   $      20
                                                 =======    ========  =========
Noncash investing activity:
 Capital lease obligations related to pur-
  chase of fixed assets......................    $    37    $    --   $     --
                                                 =======    ========  =========

   The accompanying notes are an integral part of these financial statements.

                          GRAY PEAK TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. THE COMPANY

  Gray Peak Technologies, Inc. (the "Company") was incorporated in December 1996 under the laws of the State of Delaware and effectively began operations in January 1997. The Company is a provider of network integration services for complex data, voice and video networks. The Company provides services for the full life cycle of a network, including business assessment, design and architecture, implementation, integration, operations and optimization and maintains expertise in the most complex network technologies and multivendor environments. In addition, the Company develops proprietary technologies which are used in the deployment of its services. The Company operates in one industry segment. To date, the Company has provided limited professional services to certain of its United States based clients in foreign locations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash Equivalents

  Cash equivalents consist of short-term, highly liquid investments, with original maturities of less than three months when purchased and are stated at cost. Interest is accrued as earned.

 Fixed Assets

  Fixed assets are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the respective assets, generally ranging form three to five years.

 Revenue Recognition

  The Company's revenues are derived from network integration professional services. Services are provided on a "time and expense" basis and through fixed-price contracts. Revenues under "time and expense" contracts are recognized as services are performed. Under fixed-priced contracts, revenues are recognized using the percentage-of-completion method of accounting requiring milestone achievements prior to invoicing. Payments received in advance of services performed are recorded as deferred revenue.

  Included in accounts receivable at December 31, 1997 are unbilled costs of approximately $68, and consist primarily of services performed which were not billed as of that date due to specific contractual terms established with certain clients.

 Income Taxes

  The Company provides for income taxes using an asset and liability approach that recognizes deferred tax assets and liabilities for expected future tax consequences of temporary differences between the book and tax bases of assets and liabilities. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

 Interim Financial Data

  The unaudited financial data for the three months ended March 31, 1997 and 1998 have been prepared by management and include all adjustments, consisting only of normal recurring adjustments, necessary to

                          GRAY PEAK TECHNOLOGIES, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

present fairly the results of operations and cash flows. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the operating results to be expected for the year ending December 31, 1998.

 Fair Value of Financial Instruments

  The carrying value of accounts receivable, accounts payable and accrued expenses approximates their value due to the relatively short maturities of these instruments.

 Recently Issued Accounting Pronouncements

  In June 1997, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("FAS 130"), which requires the presentation of the components of comprehensive income in a company's financial statements for reporting periods beginning subsequent to December 15, 1997. Comprehensive income is defined as the change in a company's equity during a financial reporting period from transactions and other circumstances from nonowner sources (including cumulative translation adjustments, minimum pension liabilities and unrealized gains/losses on available-for-sale securities). During the quarter ended March 31, 1998, such amounts were not significant, and the Company's comprehensive loss approximated its net loss.

  In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("FAS 131"), which establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company has not yet determined the impact, if any, of adopting this new standard. The disclosures prescribed by FAS 131 are effective for fiscal years beginning after December 15, 1997.

3. FIXED ASSETS

  Fixed assets are comprised of the following at December 31, 1997 and March 31, 1998:

                                                          DECEMBER 31, MARCH 31,
                                                              1997       1998
                                                          ------------ ---------
   Computer equipment....................................     $747      $1,197
   Furniture and fixtures................................       23          36
   Leasehold improvements................................       35         153
                                                              ----      ------
                                                               805       1,386
   Less: accumulated depreciation and amortization.......      (90)       (186)
                                                              ----      ------
                                                              $715      $1,200
                                                              ====      ======

4. ACCRUED EXPENSES

  Accrued expenses are comprised of the following at December 31, 1997 and March 31, 1998:

                                                          DECEMBER 31, MARCH 31,
                                                              1997       1998
                                                          ------------ ---------
   Salaries and wages....................................     $340       $226
   Legal expenses........................................       60         50
   Bonus.................................................      --         150
   Other.................................................      127        146
                                                              ----       ----
                                                              $527       $572
                                                              ====       ====

                          GRAY PEAK TECHNOLOGIES, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)


5. SECURED LINE OF CREDIT

  In August 1997, the Company obtained a secured line of credit with a bank for $750 which expires on August 18, 1998. Borrowings under the line are secured by substantially all of the assets of the Company and are limited to the maximum committed line, less outstanding obligations of the Company owed to the bank, including outstanding letters of credit. The payment of cash dividends is prohibited under the secured line of credit. At December 31, 1997, there were no borrowings outstanding under this secured line of credit. Interest is payable monthly at an annual rate equal at the bank's prime lending rate (9.50% at December 31, 1997) plus one and one half percent.

  At December 31, 1997, an irrevocable letter of credit of $68 was issued under this agreement which is being maintained as security for performance under a long-term property lease agreement.

  At December 31, 1997, amounts available under the secured line of credit were $682.

6. COMMON STOCK AND CONVERTIBLE PREFERRED STOCK

 Common Stock

  Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company's common stockholders. Common stockholders are entitled to receive dividends, if any, as may be declared by the Board of Directors, subject to any preferential dividend rights of the preferred stockholders. The Company has reserved a total of 16,000,000 shares of common stock for the issuance under the Company's stock option plan and for conversion of preferred stock and the exercise of the stock purchase warrants.

 Series A Convertible Preferred Stock

  In March 1997, the Company issued 2,525,000 shares of Series A Convertible Preferred Stock ("Series A Preferred") and warrants at $1.00 per share providing gross proceeds of $2,525 and net proceeds, after deducting expenses, of $2,473.

  The holders of Series A Preferred have the right to convert such shares into common stock on a one-for-one basis at an initial conversion price of $1.00 per share, which is subject to adjustment for any security issuances at a per share price less than $1.00. The Series A Preferred will automatically convert into common stock upon sale of the Company or the consummation of a public offering of the Company's common stock with a per share price and gross proceeds of qualifying amounts.

  In connection with this transaction, the Company also issued warrants to the holders of Series A Preferred for the purchase of 2,525,000 shares of the Company's common stock, at an initial exercise price of $1.00 per share. Using the Black-Scholes pricing model, the Company has valued these warrants at $682, which is included in the carrying value of the Series A Preferred. The holders of the warrants have the right to purchase shares of the Company's common stock at any time following the third anniversary of the date of issuance but prior to the fifth anniversary. In addition, the warrants will automatically convert into shares of the Company's common stock upon (i) a sale of or consolidation of the Company with, or merger of the Company into another corporation or (ii) the consummation of a public offering of the Company's common stock with a per share price and gross proceeds of specified amounts.

                          GRAY PEAK TECHNOLOGIES, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)


 Series B Convertible Preferred Stock

  In September 1997, the Company issued 4,117,500 shares of Series B Convertible Preferred Stock ("Series B Preferred") at $2.00 per share providing gross proceeds of $8,235 and net proceeds, after deducting expenses, of $8,150.

  The holders of the Series B Preferred have the right to convert such shares into shares of the Company's common stock on a one-for-one basis at an initial conversion value of $2.00 per share, subject to anti-dilution protection (as defined). In addition to the anti-dilution provisions, the conversion value for the Series B Preferred shall be adjusted based upon an assumed Company value determined from the Company's achieving certain revenue and earnings before interest and taxes ("EBIT") targets during the Company's year ending December 31, 1998 (as defined). The EBIT targets shall not apply, however, in the event a public offering of the Company's common stock or sale of the Company is completed prior to December 31, 1998 with a per share value to the holders of Series B Preferred of at least $5.00. In addition, in any such event, if the per share value to the holders of Series B Preferred is at least $6.50, then the conversion value shall be increased to $2.50 per share.

  In addition, (i) such shares will automatically convert into common stock upon the consummation of a public offering of the Company's common stock or sale transaction of qualifying size (ii) any time after the fifth anniversary of the date of issuance of the Series B Preferred, a holder at its option may sell such shares to the Company at a redemption amount, and (iii) in the event of a liquidation of the Company the holders of Series B Preferred stock are entitled to a liquidation preference (each as defined).

  No dividends shall be paid on the Series B Preferred, provided that no dividends or other distributions shall be made on any other class of the Company's capital stock unless a pro-rata dividend or distribution is made on the Series B Preferred shares outstanding. The holders of Series B Preferred shall be entitled to vote on matters which holders of common stock have the right to vote.

7. EMPLOYEE BENEFIT PLANS

 Stock Option Plan

  In March 1997, the Company's Board of Directors adopted the 1997 Stock Option Plan (the "1997 Plan"), whereby incentive and nonqualified options to purchase up to 2,000,000 shares of the Company's common stock may be granted to key employees, directors and consultants. The exercise and vesting periods and the exercise price of the options granted under the 1997 Plan are determined by a Committee of the Board of Directors. The 1997 Plan stipulates that no options may be exercisable after ten years from the date of grant. The fair market value of the Company's common stock is determined by the Board of Directors. Options granted under the 1997 Plan generally vest in equal installments over a period of four years commencing after the first year of the date of grant, with the exception of 1,005,000 options granted to certain key employees which have the additional vesting conditions that the Company meets certain revenue targets.

                          GRAY PEAK TECHNOLOGIES, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)


  The following table summarizes stock options activity under the Plan for the year ended December 31, 1997, all of which were granted to employees:

                                                                        WEIGHTED
                                                                        AVERAGE
                                                                        EXERCISE
                                                              SHARES     PRICE
                                                             ---------  --------
   Outstanding at beginning of year.........................       --      --
   Granted.................................................. 1,730,000   $1.38
   Forfeited................................................  (100,000)   1.20
                                                             ---------   -----
   Outstanding at end of year............................... 1,630,000   $1.39
                                                             =========   =====

  The following table summarizes information about stock options outstanding at December 31, 1997:

                                                      OPTIONS OUTSTANDING
                                                --------------------------------
                                                              AVERAGE
                                                             REMAINING
                                                            CONTRACTUAL AVERAGE
                                                  SHARES       LIFE     EXERCISE
   EXERCISE PRICES                              OUTSTANDING   (YEARS)    PRICE
   ---------------                              ----------- ----------- --------
    $1.00.....................................     999,500      4.4      $1.00
    $2.00.....................................     630,500      4.8       2.00
                                                 ---------      ---      -----
                                                 1,630,000      4.5      $1.39
                                                 =========      ===      =====

  There were no exercisable options outstanding at December 31, 1997.

  The Company has elected to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its Plan. Accordingly, no compensation cost has been recognized for options granted to employees under the Plan for the year ended December 31, 1997.

  Had compensation cost for options granted to employees been determined based upon the fair value at the date of grant for awards under the Plan consistent with the methodology prescribed under Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," the Company's net loss for the year ended December 31, 1997 and the three months ended March 31, 1998 would have increased by $48 and $37, respectively.

  The fair values of the Company's stock-based awards to employees during the year ended December 31, 1997 was estimated using the Black-Scholes option-pricing model based on the following weighted average assumptions:

   Dividend yield.......................................................    None
   Weighted average risk free interest rate on the date of grant........   6.26%
   Forfeitures..........................................................    None
   Expected life........................................................ 5 years
   Volatility...........................................................      0%

                          GRAY PEAK TECHNOLOGIES, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)


 Defined Contribution Plan

  The Company has a defined contribution plan (the "Plan"), which qualifies under Section 401(k) of the Internal Revenue Code, for employees meeting certain services requirements. Participants may contribute up to 15% of their gross wages not to exceed, in any given year, a limitation set by Internal Revenue Service regulations. The Plan provides for discretionary contributions to be made by the Company as determined by the Board of Directors. The Company has not made any contributions to the Plan during 1997.

8. INCOME TAXES

  The Company has incurred a loss during 1997, which has generated a net operating loss carryforward of approximately $1,700 at December 31, 1997, for federal and state income tax purposes. This carryforward is available to future taxable income and expires in 2012 for federal income tax purposes. This loss is subject to limitation on future years utilization should certain ownership changes occur.

  The net operating loss carryforward and temporary differences between carrying amounts of assets and liabilities for financial reporting and income tax purposes result in a net deferred tax benefit of $783 at December 31, 1997. The Company's operating plans anticipate taxable income in future periods: however, such plans make significant assumptions which cannot be reasonably assured including continued market acceptance of the Company's services by customers. Therefore, in consideration of the Company's current year loss and the uncertainty of its ability to utilize this deferred tax benefit in the future, the Company has recorded a valuation allowance in the amount of $783 at December 31, 1997 to offset the deferred tax benefit amount.

  Significant components of the noncurrent deferred tax assets at December 31, 1997 are as follows:

   Deferred tax assets
     Accounts receivable reserves........................................ $  12
     Net operating loss..................................................   697
     Accruals............................................................    77
                                                                          -----
       Total deferred tax assets.........................................   786
   Deferred tax liabilities
     Depreciation........................................................     3
                                                                          -----
       Total deferred tax liabilities....................................     3
                                                                          -----
   Net deferred tax asset................................................   783
   Less: valuation allowance.............................................  (783)
                                                                          -----
   Deferred tax asset, net............................................... $ --
                                                                          =====

  The components of the provision for income taxes at December 31, 1997 are as follows:

   Current taxes
     Federal................................................................  --
     State and city......................................................... $20
                                                                             ---
       Provision for income taxes........................................... $20
                                                                             ===

                          GRAY PEAK TECHNOLOGIES, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)


9. CONCENTRATION OF RISK AND CUSTOMER INFORMATION

  Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash, accounts receivable, officer loans and accounts payable. The Company generally does not require collateral and the majority of its trade receivables are unsecured. Management of the Company does not believe that significant credit risk exists at December 31, 1997.

  For the year ended December 31, 1997, customers A, B, C and D accounted for 24.9%, 12.5%, 12.1% and 10.3%, respectively, of net revenues. No other customers accounted for more than 10% of net revenues for the year ended December 31, 1997.

10. COMMITMENTS

  The Company operates in leased facilities. Management believes that leases currently in effect will be renewed or replaced by other leases of a similar nature and term. Rent expense under operating leases amounted to $136 for the year ended December 31, 1997.

  During 1997, the Company entered into capital leases for certain computer equipment totaling $37 of capitalized costs.

  The future minimum lease payments under capital leases (including present value of net minimum lease payments) and operating leases as of December 31, 1997 are as follows:

                                                               CAPITAL OPERATING
                                                               LEASES   LEASES
                                                               ------- ---------
   1998......................................................    $14     $332
   1999......................................................     14      341
   2000......................................................     14      113
   2001......................................................     --      --
   2002......................................................     --      --
   Thereafter................................................     --      --
                                                                 ---     ----
   Total minimum lease payments..............................     42     $786
                                                                         ====
   Less amount representing interest.........................     (5)
                                                                 ---
   Present value of net minimum lease payments including cur-
    rent maturities of $11 with interest rate of 9.4%........    $37
                                                                 ===

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
CKS Group, Inc.:

  We have audited the accompanying consolidated balance sheets of CKS Group, Inc. and subsidiaries (the Company) as of November 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended November 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of McKinney & Silver (M&S), which statements reflect total assets constituting 23% as of November 30, 1996, and total revenues constituting 40% and 33%, and income before income taxes constituting 65% and 38% in each of the years in the two-year period ended November 30, 1996, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to amounts included for M&S, is based solely on the report of the other auditors.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

  In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CKS Group, Inc. and subsidiaries as of November 30, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended November 30, 1997, in conformity with generally accepted accounting principles.

                                          /s/ KPMG PEAT MARWICK LLP

San Jose, California
December 15, 1997

                          INDEPENDENT AUDITORS' REPORT

Partners
McKinney & Silver

  We have audited the balance sheets of McKinney & Silver (a Partnership) as of December 31, 1996 and 1995, and the related statements of income, partners' capital, and cash flows for the three years then ended (not presented separately herein). These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require than we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of McKinney & Silver (a Partnership) at December 31, 1996 and 1995, and the results of its operations and its cash flows for the three years then ended in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

January 31, 1997

                        CKS GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                   NOVEMBER 30,
                                                 -----------------  AUGUST 30,
                                                   1997     1996       1998
                                                 --------  -------  -----------
                                                                    (UNAUDITED)
                     ASSETS
Current assets:
  Cash and cash equivalents..................... $ 18,223  $19,385   $ 29,817
  Marketable securities.........................   24,041   37,895     17,323
  Accounts receivable, net of allowance of
   $1,442, $792 and $2,233 in 1997, 1996, and
   1998, respectively...........................   50,049   22,651     42,385
  Fees and expenditures in excess of billings...    4,594    2,792     11,640
  Prepaid expenses and other current assets.....    1,949      907      2,802
  Deferred income taxes.........................    1,400    1,038      1,736
                                                 --------  -------   --------
    Total current assets........................  100,256   84,668    105,703
Property and equipment, net.....................    5,849    4,571      5,867
Deferred income taxes...........................   10,140      300      6,472
Goodwill and other assets.......................   30,228    5,937     34,925
                                                 --------  -------   --------
    Total assets................................ $146,473  $95,476   $152,967
                                                 ========  =======   ========
      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.............................. $ 38,161  $21,392   $ 36,052
  Accrued expenses..............................    7,515    6,430      5,926
  Billings in excess of fees and expenditures...    2,417    3,257      3,485
  Current portion of liabilities to related
   parties......................................    2,284    1,955        623
  Current portion of notes payable and capital
   lease obligations............................      765      433        161
  Income taxes payable..........................      --       426      1,218
                                                 --------  -------   --------
    Total current liabilities...................   51,142   33,893     47,465
Liabilities to related parties, less current
 portion........................................      --       223        --
Notes payable and capital lease obligations,
 less current portion...........................      739      502        766
                                                 --------  -------   --------
    Total liabilities...........................   51,881   34,618     48,231
                                                 --------  -------   --------
Stockholders' equity:
  Preferred stock; $0.001 par value; 5,000,000
   shares authorized; none issued and outstand-
   ing .........................................      --       --         --
  Common stock; $0.001 par value; 30,000,000
   shares authorized; 14,865,000, 14,229,000 and
   15,450,000 shares issued and
   outstanding in 1997, 1996, and 1998, respec-
   tively.......................................       15       14         15
  Additional paid-in capital....................   80,103   51,715     82,798
  Unrealized gain (loss) on marketable
   securities...................................       12      (65)       (12)
  Notes receivable from stockholders............     (198)    (292)      (198)
  Cumulative translation adjustment.............      (62)      (6)        11
  Retained earnings.............................   14,722    9,492     22,122
                                                 --------  -------   --------
    Total stockholders' equity..................   94,592   60,858    104,736
                                                 --------  -------   --------
    Total liabilities and stockholders' equity.. $146,473  $95,476   $152,967
                                                 ========  =======   ========

          See accompanying notes to consolidated financial statements.

                        CKS GROUP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  YEARS ENDED NOVEMBER 30,   NINE MONTHS ENDED
                                  ------------------------ ---------------------
                                                           AUGUST 30, AUGUST 31,
                                    1997    1996    1995      1998       1997
                                  -------- ------- ------- ---------- ----------
                                                                (UNAUDITED)
Revenues........................  $133,602 $88,248 $58,383  $118,633   $99,980
                                  -------- ------- -------  --------   -------
Operating expenses:
 Direct salaries and related ex-
  penses........................    34,714  22,962  15,440    29,689    24,325
 Other direct operating ex-
  penses........................    53,952  35,415  24,219    52,575    40,238
 General and administrative ex-
  penses........................    27,954  17,014  11,146    21,932    20,749
 Depreciation and amortization..     3,096   1,496   1,000     2,985     2,226
 Merger costs...................     2,452     --      --        --      2,452
                                  -------- ------- -------  --------   -------
  Total operating expenses......   122,168  76,887  51,805   107,181    89,990
                                  -------- ------- -------  --------   -------
Operating income................    11,434  11,361   6,578    11,452     9,990
Other income, net...............     1,549   2,114     296     1,158       988
                                  -------- ------- -------  --------   -------
Income before income taxes......    12,983  13,475   6,874    12,610    10,978
Income taxes....................     5,317   3,026   1,065     5,210     4,527
                                  -------- ------- -------  --------   -------
Net income......................  $  7,666 $10,449 $ 5,809    $7,400   $ 6,451
                                  ======== ======= =======  ========   =======
UNAUDITED PRO FORMA NET INCOME
 AND PER SHARE
 DATA:
Income before income taxes, as
 reported.......................  $ 12,983 $13,475 $ 6,874             $10,978
  Pro forma income taxes........     5,635   5,108   2,823               4,845
                                  -------- ------- -------             -------
Pro forma net income............  $  7,348 $ 8,367 $ 4,051             $ 6,133
                                  ======== ======= =======             =======
Basic net income per share......                            $   0.48
                                                            ========
Pro forma basic net income per
 share..........................  $   0.50 $  0.61 $  0.44             $  0.42
                                  ======== ======= =======             =======
Shares used in basic per share
 computation....................    14,633  13,646   9,176    15,345    14,543
                                  ======== ======= =======  ========   =======
Diluted net income per share....                            $   0.45
                                                            ========
Pro forma diluted net income per
 share..........................  $   0.47 $  0.58 $  0.36             $  0.39
                                  ======== ======= =======             =======
Shares used in diluted per share
 computation....................    15,590  14,435  11,265    16,335    15,705
                                  ======== ======= =======  ========   =======


          See accompanying notes to consolidated financial statements.

                        CKS GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                 (IN THOUSANDS)

                          COMMON STOCK
                          --------------
                                                      UNREALIZED      NOTES
                                         ADDITIONAL GAIN (LOSS) ON  RECEIVABLE  CUMULATIVE                TOTAL
                                          PAID-IN     MARKETABLE       FROM     TRANSLATION RETAINED  STOCKHOLDERS'
                          SHARES  AMOUNT  CAPITAL     SECURITIES   STOCKHOLDERS ADJUSTMENT  EARNINGS     EQUITY
                          ------  ------ ---------- -------------- ------------ ----------- --------  -------------
BALANCES, NOVEMBER 30,
 1994...................  10,545   $10    $   948       $ --          $(371)       $ --     $ 2,192     $  2,779
Issuance of Series A
 common stock...........     739     1      1,923         --            --           --         --         1,924
Repurchase of common
 stock..................     (31)  --         (23)        --              8          --         --           (15)
Issuance of common
 stock..................      68   --         103         --            --           --         --           103
Compensation related to
 stock option...........     --    --         156         --            --           --         --           156
Collections on stock-
 holder notes
 receivable.............     --    --         --          --             71          --         --            71
Distributions to stock-
 holders................     --    --         --          --            --           --      (4,477)      (4,477)
Net income..............     --    --         --          --            --           --       5,809        5,809
                          ------   ---    -------       -----         -----        -----    -------     --------
BALANCES, NOVEMBER 30,
 1995...................  11,321    11      3,107         --           (292)         --       3,524        6,350
Issuance of common stock
 warrants...............     --    --         100         --            --           --         --           100
Issuance of common
 stock..................   2,991     3     48,060         --            --           --         --        48,063
Compensation related to
 stock options..........     --    --         130         --            --           --         --           130
Tax benefit from
 disqualifying
 dispositions...........     --    --         926         --            --           --         --           926
Unrealized loss on mar-
 ketable securities.....     --    --         --          (65)          --           --         --           (65)
Distributions to stock-
 holders................     --    --        (499)        --            --           --      (4,481)      (4,980)
Repurchase of common
 stock..................     (83)  --        (109)        --            --           --         --          (109)
Translation adjustment..     --    --         --          --            --            (6)       --            (6)
Net income..............     --    --         --          --            --           --      10,449       10,449
                          ------   ---    -------       -----         -----        -----    -------     --------
BALANCES, NOVEMBER 30,
 1996...................  14,229    14     51,715         (65)         (292)          (6)     9,492       60,858
Issuance of common
 stock..................     474     1      5,208         --            --           --         --         5,209
Compensation related to
 stock options..........     --    --         265         --            --           --         --           265
Tax benefit from
 disqualifying
 dispositions...........     --    --       3,343         --            --           --         --         3,343
Unrealized gain on mar-
 ketable
 securities ............     --    --         --           77           --           --         --            77
Distribution to stock-
 holders................     --    --         --          --            --           --      (2,172)      (2,172)
Deferred issuance of
 common stock related to
 business acquisitions..     --    --       5,582         --            --           --         --         5,582
Common stock issued for
 business acquisitions..     168   --       4,738         --            --           --         --         4,738
Deferred tax asset
 recorded in connection
 with taxable pooling of
 interests..............     --    --       9,346         --            --           --         --         9,346
Repurchase of common
 stock and cancellation
 of note receivable from
 stockholder............      (6)  --         (94)        --             94          --         --           --
Change in subsidiaries'
 fiscal year-ends.......     --    --         --          --            --           --        (264)        (264)
Translation adjustment..     --    --         --          --            --           (56)       --           (56)
Net income..............     --    --         --          --            --           --       7,666        7,666
                          ------   ---    -------       -----         -----        -----    -------     --------
BALANCES, NOVEMBER 30,
 1997...................  14,865    15     80,103          12          (198)         (62)    14,722       94,592
Issuance of common stock
 (unaudited)............     287   --       2,633         --            --           --         --         2,633
Compensation related to
 stock options
 (unaudited)............     --    --          87         --            --           --         --            87
Tax benefit from
 disqualifying
 dispositions
 (unaudited)............     --    --         111         --            --           --         --           111
Unrealized loss on
 marketable securities
 (unaudited)............     --    --         --          (24)          --           --         --           (24)
Common stock issued for
 business acquisition
 (unaudited)............     298   --         200         --            --           --         --           200
Adjustment to original
 purchase agreement
 related to business
 combination
 (unaudited)............     --    --        (336)        --            --           --         --          (336)
Translation adjustment
 (unaudited)............     --    --         --          --            --            73        --            73
Net income (unaudited)..     --    --         --          --            --           --       7,400        7,400
                          ------   ---    -------       -----         -----        -----    -------     --------
BALANCES, AUGUST 30,
 1998 (UNAUDITED).......  15,450   $15    $82,798       $ (12)        $(198)       $  11    $22,122     $104,736
                          ======   ===    =======       =====         =====        =====    =======     ========

          See accompanying notes to consolidated financial statements.

                        CKS GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                               YEARS ENDED NOVEMBER 30,       NINE MONTHS ENDED
                               ---------------------------  ---------------------
                                                            AUGUST 30, AUGUST 31,
                                 1997      1996     1995       1998       1997
                               --------  --------  -------  ---------- ----------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING AC-
 TIVITIES:
Net income...................  $  7,666  $ 10,449  $ 5,809   $  7,400   $  6,451
Adjustments to reconcile net
 income to net cash (used in)
 provided by operating activ-
 ities:
  Deferred income taxes......      (856)   (1,097)    (476)     3,332       (859)
  Compensation related to
   stock options.............       265       130      156         88         91
  Tax benefit from disquali-
   fying dispositions........     3,343       926      --         110      2,502
  Depreciation and amortiza-
   tion......................     3,096     1,496    1,000      2,985      2,226
  Loss on disposition of
   property due to acquisi-
   tion......................       227       --       --         --         227
  Other non-cash items.......       235      (315)     --         --        (154)
  Changes in operating assets
   and liabilities:
  Accounts receivable........   (19,103)   (8,148)  (1,392)     7,737       (519)
  Fees and expenditures in
   excess of billings........      (323)   (1,647)     354     (7,046)    (3,744)
  Prepaid expenses and other
   current assets............      (447)       38     (943)      (853)       (52)
  Accounts payable...........    12,833    12,195   (1,783)    (2,109)    (5,452)
  Accrued expenses...........      (516)    3,556    1,553     (1,589)    (2,194)
  Billings in excess of fees
   and expenditures..........        47       246     (240)     1,068       (702)
  Income taxes payable.......      (847)   (1,253)   1,125      1,218        366
                               --------  --------  -------   --------   --------
   NET CASH PROVIDED BY (USED
    IN) OPERATING ACTIVITIES.     5,620    16,576    5,163     12,341     (1,813)
                               --------  --------  -------   --------   --------
CASH FLOWS FROM INVESTING AC-
 TIVITIES:
 Purchases of property and
  equipment..................    (1,995)   (2,011)  (1,574)    (1,471)    (1,244)
 Purchases of marketable se-
  curities...................   (21,175)  (39,710)     --     (26,403)   (17,259)
 Sales of marketable securi-
  ties.......................    34,934     1,750      --      33,110     32,620
 Business acquired, net of
  cash received..............   (13,740)       55      --      (6,485)   (13,740)
 Other assets................        70      (586)      (6)       303        148
                               --------  --------  -------   --------   --------
   NET CASH (USED IN)
    PROVIDED BY INVESTING
    ACTIVITIES...............    (1,906)  (40,502)  (1,580)      (946)       525
                               --------  --------  -------   --------   --------
CASH FLOWS FROM FINANCING AC-
 TIVITIES:
 Net repayments on line of
  credit and note payable....    (1,414)     (382)    (676)      (577)    (1,659)
 Collection (repayment) of
  stockholder notes receiv-
  able.......................       --        (37)      71        --         --
 Proceeds from sale of common
  stock and warrants.........     5,208    43,154    1,994      2,632      3,637
 Repurchase of common stock..       --       (109)     (15)       --         --
 Distributions to stockhold-
  ers........................    (2,398)   (4,635)  (4,444)       --      (2,405)
 Liabilities to related par-
  ties.......................    (2,013)      503      (10)    (1,856)    (1,736)
                               --------  --------  -------   --------   --------
   NET CASH (USED IN)
    PROVIDED BY FINANCING
    ACTIVITIES...............      (617)   38,494   (3,080)       199     (2,163)
                               --------  --------  -------   --------   --------
Net increase (decrease) in
 cash and cash equivalents...     3,097    14,568      503     11,594     (3,451)
Change in subsidiaries' fis-
 cal year-ends...............    (4,259)      --       --         --      (4,259)
Cash and cash equivalents,
 beginning of period.........    19,385     4,817    4,314     18,223     19,385
                               --------  --------  -------   --------   --------
Cash and cash equivalents,
 end of period...............  $ 18,223  $ 19,385  $ 4,817   $ 29,817   $ 11,675
                               ========  ========  =======   ========   ========
SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION:
 Cash paid:
  Interest...................  $    187  $     63  $    91   $     72   $    131
                               ========  ========  =======   ========   ========
  Income taxes...............  $  1,386  $  4,488  $   647   $    509   $  1,121
                               ========  ========  =======   ========   ========
 Noncash investing and fi-
  nancing activities:
  Issuance of common stock in
   business acquisition......  $  6,030  $  4,997  $   --    $    200   $  6,030
                               ========  ========  =======   ========   ========
  Exchange of note payable
   for common stock..........  $    --   $    457  $   --    $    --    $    --
                               ========  ========  =======   ========   ========
  Businesses acquired for li-
   abilities to related par-
   ties......................  $  2,146  $    --   $   --    $    308   $  2,146
                               ========  ========  =======   ========   ========
  Deferred tax asset recorded
   in connection with taxable
   pooling of interests......  $  9,346  $    --   $   --    $    --    $  9,346
                               ========  ========  =======   ========   ========

          See accompanying notes to consolidated financial statements.

                        CKS GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       NOVEMBER 30, 1997, 1996, AND 1995

  (INFORMATION AS OF AUGUST 30, 1998 AND FOR THE NINE MONTHS ENDED AUGUST 30,
                     1998 AND AUGUST 31, 1997 IS UNAUDITED)

NOTE 1--NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

 Nature of Business and Principles of Combination

  CKS Group, Inc. (CKS or the Company) is an international integrated marketing services and technology company specializing in offering a wide range of integrated marketing communication services and technology solutions that help companies market their products, services, and messages. The Company's services include strategic corporate and product positioning, corporate identity and product branding, new media, systems integration, environmental design, packaging, collateral systems, advertising, direct marketing, consumer promotions, trade promotions, and media placement services.

  The Company was formed in January 1995 in a merger of three entities that were under common control: CKS Partners, Inc.; CKS Interactive, Inc.; and CKS Pictures, Inc. (collectively, the Former Affiliates). The accompanying consolidated financial statements have been prepared on the basis that these entities were combined at the beginning of their existence for financial reporting purposes. The combined entities have been under common control since inception and have been included in the consolidated financial statements at historical cost, in a manner similar to a pooling of interests, since their respective dates of inception. All transactions and accounts between the combined entities have been eliminated in the accompanying consolidated financial statements.

  In accordance with the merger of the Former Affiliates, each entity's capital stock was converted, using a predetermined conversion factor, to give effect to the merger. All share and per share information has been retroactively restated to give effect to the merger.

  The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The accompanying consolidated financial statements have been restated to reflect the effect of the mergers accounted for as poolings of interests with McKinney & Silver (M&S) and SiteSpecific, Inc. (SiteSpecific) discussed in Note 3.

 Cash Equivalents and Marketable Securities

  The Company considers all highly liquid investments purchased with a remaining maturity of 90 days or less to be cash equivalents.

  The Company classifies its investments in certain debt and equity securities as "available-for-sale." Such investments are recorded at fair value, with unrealized gains and losses, net of taxes, reported as a separate component of stockholders' equity. The cost of securities sold is based upon the specific identification method.

 Fair Value of Financial Instruments and Concentrations of Credit Risk

  The carrying value of the Company's financial instruments, including accounts receivable, approximates fair market value.

  Financial instruments, which potentially subject the Company to a concentration of credit risk, consist principally of marketable securities and accounts receivable. The Company's services are provided to clients in a variety of industries. The Company performs ongoing credit evaluations of its clients, generally does not require collateral, and records allowances for potential credit losses.

                        CKS GROUP, INC. AND SUBSIDIARIES

                       NOVEMBER 30, 1997, 1996, AND 1995

  (INFORMATION AS OF AUGUST 30, 1998 AND FOR THE NINE MONTHS ENDED AUGUST 30,
                     1998 AND AUGUST 31, 1997 IS UNAUDITED)


 Property and Equipment

  Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment are depreciated on a straight-line basis over estimated useful lives of three to seven years. Leasehold improvements are amortized over the lesser of their useful lives or the remaining term of the related lease.

 Goodwill

  Goodwill is amortized on a straight-line basis over 20 years. Accumulated amortization amounted to $1,105,000 as of November 30, 1997.

 Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  On December 1, 1997, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 121 requires long-lived assets to be evaluated for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of property and equipment is measured by comparison of its carrying amount to future net cash flows the property and equipment are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property and equipment exceeds its fair value. To date, the Company has made no adjustments to the carrying value of its long-lived assets.

 Use of Estimates

  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues generally are derived from fixed fee arrangements and are recognized on the percentage-of-completion method based on the ratio of costs incurred to total estimated costs. Fees and expenditures in excess of billings represent the costs incurred and anticipated profits earned on projects in progress in excess of amounts billed and are recorded as an asset. Billings in excess of fees and expenditures represent amounts billed in excess of costs incurred and estimated profit earned and are recorded as a liability. Such billings generally are at the beginning of contract periods and are in accordance with contract provisions. To the extent costs incurred and anticipated costs to complete projects in progress exceed anticipated billings, a loss is accrued for the excess.

  Commissions earned from advertising placed with media generally are recorded at the time the advertising appears or is broadcast. Commissions earned for production expenditures and fees derived from other services are recognized upon performance of the services.

                        CKS GROUP, INC. AND SUBSIDIARIES

                       NOVEMBER 30, 1997, 1996, AND 1995

  (INFORMATION AS OF AUGUST 30, 1998 AND FOR THE NINE MONTHS ENDED AUGUST 30,
                     1998 AND AUGUST 31, 1997 IS UNAUDITED)


 Income Taxes

  The Company records income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  As a partnership, M&S's earnings were taxed at the individual partner level, therefore no provision for income taxes has been made in the accompanying consolidated financial statements for income attributable to M&S. The accompanying consolidated statements of income include a provision for income taxes on an unaudited pro forma basis as if M&S had been a C corporation fully subject to income taxes, for all periods presented.

 Net Income Per Share

  On December 1, 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings Per Share. In accordance with SFAS No. 128, basic net income per share is computed using the weighted average number of common shares outstanding during the period. Diluted net income per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period, using the treasury stock method for options and warrants after giving effect to contingently issuable shares under acquisition agreements. The Company has restated net income per share for all periods presented in accordance with SFAS No. 128.

 Stock-Based Compensation

  The Company accounts for stock-based awards to employees using the intrinsic value method.

 Foreign Currency Translation

  The functional currency for the Company's foreign subsidiary is the local currency. Financial statements for the foreign subsidiary are translated using the current exchange rate for the balance sheet and the average exchange rate during the year for the statement of income. Translation adjustments are included as a separate component of stockholders' equity.

 Unaudited Interim Financial Statements

  The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim consolidated financial information. In the opinion of management, the accompanying unaudited consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the Company's financial position as of August 30, 1998, and the results of its operations and its cash flows for the nine month periods ended August 30, 1998 and August 31, 1997.

                        CKS GROUP, INC. AND SUBSIDIARIES

                       NOVEMBER 30, 1997, 1996, AND 1995

  (INFORMATION AS OF AUGUST 30, 1998 AND FOR THE NINE MONTHS ENDED AUGUST 30,
                     1998 AND AUGUST 31, 1997 IS UNAUDITED)


NOTE 2--UNAUDITED PRO FORMA NET INCOME AND PRO FORMA NET INCOME PER SHARE

  Pro forma net income gives effect to the pooling-of-interests combination between the Company and M&S during fiscal 1997. M&S was a general partnership and, as a result, M&S's historical results of operations prior to the acquisition by the Company, which have been included with the Company's under the pooling-of-interests method, do not include a provision for income taxes. Pro forma net income and net income per share data include a tax provision as if M&S had been a taxable "C" corporation for all periods.

  Reconciliation of basic and diluted net income per share and pro forma net income per share (in thousands, except per share data):

                                                      YEARS ENDED NOVEMBER 30,
                         -----------------------------------------------------------------------------------
                                    1997                        1996                        1995
                         --------------------------- --------------------------- ---------------------------
                         PRO FORMA         PRO FORMA PRO FORMA         PRO FORMA PRO FORMA         PRO FORMA
                         NET INCOME SHARES    EPS    NET INCOME SHARES    EPS    NET INCOME SHARES    EPS
                         ---------- ------ --------- ---------- ------ --------- ---------- ------ ---------
Basic net income per
 share..................   $7,348   14,633   $0.50     $8,367   13,646   $0.61     $4,051    9,176   $0.44
Effect of dilutive
 common equivalent
 shares:
  Options...............      --       875                --       577                --       198
  Contingent shares.....      --        82                --       212                --     1,891
                           ------   ------             ------   ------             ------   ------
Diluted net income per
 share..................   $7,348   15,590   $0.47     $8,367   14,435   $0.58     $4,051   11,265   $0.36
                           ======   ======             ======   ======             ======   ======

                                            NINE MONTHS ENDED
                           ---------------------------------------------------
                               AUGUST 30, 1998           AUGUST 31, 1997
                           ----------------------- ---------------------------
                                                   PRO FORMA         PRO FORMA
                           NET INCOME SHARES  EPS  NET INCOME SHARES    EPS
                           ---------- ------ ----- ---------- ------ ---------
Basic net income per
 share....................   $7,400   15,345 $0.48   $6,133   14,543   $0.42
Effect of dilutive common
 equivalent shares:
  Options.................      --       602            --       812
  Contingent shares.......      --       388            --       350
                             ------   ------         ------   ------
Diluted net income per
 share....................   $7,400   16,335 $0.45   $6,133   15,705   $0.39
                             ======   ======         ======   ======

  Diluted net income per share for the year ended November 30, 1997, does not include the effect of 416,000 shares issuable under stock options, as the effect of their inclusion would be antidilutive.

                        CKS GROUP, INC. AND SUBSIDIARIES

                       NOVEMBER 30, 1997, 1996, AND 1995

  (INFORMATION AS OF AUGUST 30, 1998 AND FOR THE NINE MONTHS ENDED AUGUST 30,
                     1998 AND AUGUST 31, 1997 IS UNAUDITED)


NOTE 3--BUSINESS COMBINATIONS

 Schell/Mullaney, Inc.

  On August 1, 1996, the Company acquired Schell/Mullaney, Inc. (SMI), and its results of operations have been included in the Company's consolidated financial statements from that date. Upon the closing of the merger, the shares of common stock of SMI that were issued and outstanding immediately prior to the closing were converted into 183,066 shares of the Company's common stock valued at $5,000,000. Due to the attainment of certain financial performance goals by SMI during 1997, the Company will issue approximately $4,500,000 in common stock to the former stockholders of SMI. The former stockholders also have the right to receive up to an additional $4,500,000 in common stock of the Company in 1998 upon the attainment of certain financial performance goals. The number of additional shares to be issued to the former stockholders of SMI will be determined based on the price of the Company's common stock during a period prior to the issuance dates of such shares. In the event additional shares are issued to the former stockholders of SMI, they will be recorded as additional purchase price. The acquisition was recorded as a purchase, and, as a result, the Company initially recorded goodwill of $4,577,000.

  The following summary, prepared on an unaudited pro forma basis, combines the Company's consolidated results of operations for the years ended November 30, 1996 and 1995, with SMI's results of operations for the years ended November 30, 1996, and December 31, 1995, respectively, as if SMI had been acquired as of the beginning of the periods presented (in thousands, except per share data):

                                                                   YEARS ENDED
                                                                  NOVEMBER 30,
                                                                 ---------------
                                                                  1996    1995
                                                                 ------- -------
   Revenues..................................................... $92,536 $63,429
   Pro forma net income.........................................   8,440   5,010
   Pro forma basic net income per share......................... $  0.61 $  0.54
   Shares used in pro forma basic per share computation.........  13,768   9,298
   Pro forma diluted net income per share....................... $  0.58 $  0.44
   Shares used in pro forma diluted per share computation.......  14,557  11,387

  The pro forma results are not necessarily indicative of what would have occurred if the acquisition had been in effect for the periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

 Donovan & Green, Inc.

  On January 3, 1997, the Company acquired the assets and assumed substantially all the liabilities of Donovan & Green, Inc. (D&G), and its results of operations have been included in the Company's consolidated financial statements from that date. The Purchase Agreement provided for initial payments to D&G of $5,146,000. The Company made guaranteed payments to D&G consisting of $2,219,000 in cash and 41,259 shares of the Company's common stock on April 18, 1997 and $1,003,000 in cash and Common Stock of CKS Group on April 15, 1998. In addition, D&G will be entitled to receive an additional number of shares of common stock of the Company with a value of $497,000 over the next fiscal year. D&G also has the right to receive additional payments if the subsidiary attains certain earnings goals during the 1998, 1999, and 2000 fiscal years. D&G may receive $889,000 in cash and shares of the Company's common stock with a value of $444,000 in each of 1998 and 1999 if the subsidiary meets its earnings goals for the 1997 and 1998 fiscal years. To the extent that the subsidiary exceeds its earnings goals for the 1998, 1999, and 2000 fiscal

                        CKS GROUP, INC. AND SUBSIDIARIES

                       NOVEMBER 30, 1997, 1996, AND 1995

  (INFORMATION AS OF AUGUST 30, 1998 AND FOR THE NINE MONTHS ENDED AUGUST 30,
                     1998 AND AUGUST 31, 1997 IS UNAUDITED)

years by more than 10%, D&G will be entitled to receive cash and common stock of the Company with a combined value of up to $1,000,000 per year for each of these three years. D&G did not meet its earnings goals for the year ended November 30, 1997. The acquisition was recorded as a purchase, and, as a result, the Company initially recorded goodwill of $8,333,000. In the event additional contingent consideration is issued to the former stockholders of D&G, it will be recorded as additional purchase price.

  The following summary, prepared on an unaudited pro forma basis, combines the Company's consolidated results of operations for the year ended November 30, 1996, with D&G's results of operations for the year ended December 31, 1996, as if D&G had been acquired as of the beginning of the period presented (in thousands, except per share data):

                                                                 YEAR ENDED
                                                              NOVEMBER 30, 1996
                                                              -----------------
   Revenue...................................................      $93,158
   Pro forma net income......................................      $ 7,705
   Pro forma basic net income per share......................      $  0.56
   Shares used basic in pro forma basic per share
    computation..............................................       13,724
   Pro forma diluted net income per share....................      $  0.53
   Shares used in pro forma diluted per share computation....       14,513

  The pro forma results are not necessarily indicative of what would have occurred if the acquisition had been in effect for the periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

 CKS Holding Deutschland GmbH

  On March 10, 1997, the Company acquired all of the capital stock of CKS Holding (Deutschland) GmbH (formerly Elektronische Publikationen GmbH), a German corporation (CKS GmbH), and its results of operations have been included in the Company's consolidated financial statements from that date. In consideration for the sale of their shares in CKS GmbH, the former shareholders of CKS GmbH received $2,925,000 in cash and 86,603 shares of CKS common stock. The acquisition of the capital stock of CKS GmbH was treated as a purchase and, as a result, the Company initially recorded goodwill of approximately $5,592,000. Also, under the original purchase agreement, the Company was required to make a guaranteed payment of $672,000 in cash and Common Stock of CKS Group in fiscal 1998. In addition, the former shareholders of CKS GmbH had the right to receive up to an additional $10,000,000 in cash and additional shares of Common Stock of CKS Group during fiscal 1998, 1999, and 2000 upon attainment of certain earnings goals by CKS GmbH. On April 27, 1998, the Company and the former shareholders of CKS GmbH terminated the original purchase agreement with respect to the right of the former shareholders of CKS GmbH to receive additional cash and Common Stock of CKS Group in future years and negotiated the terms of a new purchase agreement. Under the new purchase agreement, the Company paid to the former shareholders of CKS GmbH $6,241,000 in cash in April 1998 and granted the former shareholders of CKS GmbH the right to receive an additional cash payment on September 20, 1998 of up to approximately $308,000 if the subsidiary attains a certain earnings goal during the six month period ending August 31, 1998. In the event additional contingent consideration is paid to the former shareholders of CKS GmbH, it will be recorded as additional purchase price. Pro forma financial information giving effect to the acquisition of the capital stock of CKS GmbH has not been presented because such pro forma results would not have differed materially from the Company's actual results.

                        CKS GROUP, INC. AND SUBSIDIARIES

                       NOVEMBER 30, 1997, 1996, AND 1995

  (INFORMATION AS OF AUGUST 30, 1998 AND FOR THE NINE MONTHS ENDED AUGUST 30,
                     1998 AND AUGUST 31, 1997 IS UNAUDITED)


 Gormley & Partners, Inc.

  On March 12, 1997, the Company acquired certain assets of Gormley & Partners, Inc. (Gormley), a Connecticut corporation, and its results of operations have been included in the Company's consolidated financial statements from that date. The Purchase Agreement provided for an initial payment of $3,150,000 in cash and 40,206 shares of CKS common stock to Gormley and a guaranteed payment to Gormley consisting of $1,500,000 in cash and Common Stock of CKS Group on April 15, 1998. In addition, Gormley will be entitled to receive additional payments upon the attainment of certain performance goals over the next three fiscal years. The acquisition was accounted for as a purchase, and, as a result, the Company initially recorded goodwill of $5,793,000. In the event additional consideration is paid to Gormley, it will be recorded as additional purchase price. Pro forma financial information giving effect to the acquisition of certain assets of Gormley has not been presented because pro forma results would not have differed materially from the Company's consolidated results of operations.

 McKinney & Silver

  On January 31, 1997, the Company issued 841,291 shares of its common stock for all of the partnership units and residual partnership interests of M&S. The merger has been accounted for as a pooling of interests, and, accordingly, the Company's consolidated financial statements have been restated for all periods prior to the merger to include the results of operations, financial position, and cash flows of M&S. In M&S's historical financial statements, certain direct operating expenses were offset against revenues. Such amounts have been reclassified in the accompanying consolidated financial statements to conform to CKS's presentation. The effect of the reclassification was to increase both revenues and other direct operating expenses by $13,614,000 and $9,593,000 during 1996 and 1995, respectively.

  Prior to the combination, M&S's fiscal year ended on December 31. In recording the business combination, M&S's financial statements as of and for each of the years in the two-year period ended December 31, 1996, have been combined with the Company's consolidated financial statements as of and for each of the years in the two-year period ended November 30, 1996.

  In 1997, M&S changed its fiscal year-end to the Sunday nearest November 30 to conform to CKS's fiscal year-end. M&S's unaudited results of operations for the month ended December 31, 1996, included revenues of $2,230,000 and net income of $248,000. An adjustment has been made to stockholders' equity as of November 30, 1997, to eliminate the effect of including M&S's unaudited results of operations for the month ended December 31, 1996, in both the years ended November 30, 1997 and 1996.

  In connection with the merger with M&S, the Company recorded a nonrecurring charge for transaction related costs of $1,593,000 in the first quarter of fiscal 1997, consisting primarily of fees for attorneys, accountants, financial printing, and other related costs. In addition, because the merger is a taxable transaction, in the first quarter of fiscal 1997, CKS recorded a deferred tax asset and an increase to stockholders' equity of approximately $9,346,000 for the difference between the financial statement and tax carrying amounts of M&S's net assets upon the closing of the transaction.

                        CKS GROUP, INC. AND SUBSIDIARIES

                       NOVEMBER 30, 1997, 1996, AND 1995

  (INFORMATION AS OF AUGUST 30, 1998 AND FOR THE NINE MONTHS ENDED AUGUST 30,
                     1998 AND AUGUST 31, 1997 IS UNAUDITED)


 SiteSpecific, Inc.

  On June 17, 1997, the Company issued 241,108 shares of its common stock for all of the outstanding capital stock of SiteSpecific, and assumed options to purchase 18,884 shares of common stock under an option plan. The merger has been accounted for as a pooling of interests, and, accordingly, the Company's consolidated financial statements have been restated for all periods prior to the merger to include the results of operations, financial position, and cash flows of SiteSpecific.

  Prior to the combination, SiteSpecific's fiscal year ended on December 31. In recording the business combination, SiteSpecific's financial statements as of December 31, 1996, and for the year ended December 31, 1996, and from inception to December 31, 1995, have been combined with the Company's consolidated financial statements as of and for each of the years in the two-year period ended November 30, 1996.

  In 1997, SiteSpecific changed its fiscal year-end to the Sunday nearest November 30 to conform to CKS's fiscal year-end. SiteSpecific's unaudited results of operations for the month ended December 31, 1996, included revenues of $302,000 and net income of $16,000. An adjustment has been made to stockholders' equity as of November 30, 1997, to eliminate the effect of including SiteSpecific's unaudited results of operations for the month ended December 31, 1996, in both the years ended November 30, 1997 and 1996.

  In connection with the merger with SiteSpecific, the Company recorded a nonrecurring charge for transaction related costs of approximately $859,000 in the third quarter of fiscal 1997, consisting primarily of fees for attorneys, accountants, financial printing, and other related costs.

  Revenues and net income for the individual entities as previously reported were as follows (in thousands):

                                                                  YEARS ENDED
                                                                 NOVEMBER 30,
                                                                ----------------
                                                                 1996     1995
                                                                -------  -------
   Revenues:
     CKS....................................................... $56,951  $34,792
     M&S.......................................................  29,448   23,326
     SiteSpecific..............................................   1,849      265
                                                                -------  -------
                                                                $88,248  $58,383
                                                                =======  =======
   Net income (loss):
     CKS....................................................... $ 5,679  $ 1,366
     M&S.......................................................   5,079    4,436
     SiteSpecific..............................................    (309)       7
                                                                -------  -------
                                                                $10,449  $ 5,809
                                                                =======  =======

                        CKS GROUP, INC. AND SUBSIDIARIES

                       NOVEMBER 30, 1997, 1996, AND 1995

  (INFORMATION AS OF AUGUST 30, 1998 AND FOR THE NINE MONTHS ENDED AUGUST 30,
                     1998 AND AUGUST 31, 1997 IS UNAUDITED)


NOTE 4--MARKETABLE SECURITIES

  Marketable securities consisted of the following as of November 30, 1997 (in thousands):

                                                     GROSS      GROSS
                                                   UNREALIZED UNREALIZED  FAIR
                                            COST     GAINS      LOSSES    VALUE
                                           ------- ---------- ---------- -------
   Municipal obligations.................. $24,029    $12        --      $24,041
                                           =======    ===        ===     =======

  Marketable securities consisted of the following as of November 30, 1996 (in thousands):

                                                    GROSS      GROSS
                                                  UNREALIZED UNREALIZED  FAIR
                                           COST     GAINS      LOSSES    VALUE
                                          ------- ---------- ---------- -------
   Municipal obligations................. $37,771   $ --       $ --     $37,771
   Marketable equity security............     189     --          65        124
                                          -------   -----      -----    -------
                                          $37,960   $ --       $  65    $37,895
                                          =======   =====      =====    =======

  The contractual maturities of available-for-sale debt securities, regardless of their balance sheet classification as of November 30, 1997, were as follows (in thousands):

                                                                         FAIR
                                                                 COST    VALUE
                                                                ------- -------
   Due within one year......................................... $11,329 $11,333
   Due after one year through five years.......................     --      --
   Due after five years through ten years......................   1,900   1,908
   Due after ten years.........................................  10,800  10,800
                                                                ------- -------
                                                                $24,029 $24,041
                                                                ======= =======

NOTE 5--PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following (in thousands):

                                                                NOVEMBER 30,
                                                               ----------------
                                                                1997     1996
                                                               -------  -------
   Computer equipment and software............................ $ 5,628  $ 3,375
   Furniture and fixtures.....................................   2,702    2,459
   Video production equipment.................................     954      928
   Leasehold improvements.....................................   2,386    1,430
                                                               -------  -------
                                                                11,670    8,192
   Less accumulated depreciation and amortization.............  (5,821)  (3,621)
                                                               -------  -------
                                                               $ 5,849  $ 4,571
                                                               =======  =======

                        CKS GROUP, INC. AND SUBSIDIARIES

                       NOVEMBER 30, 1997, 1996, AND 1995

  (INFORMATION AS OF AUGUST 30, 1998 AND FOR THE NINE MONTHS ENDED AUGUST 30,
                     1998 AND AUGUST 31, 1997 IS UNAUDITED)


NOTE 6--NOTES PAYABLE

  During 1996, the Company entered into a $500,000 line of credit with a bank bearing interest at the bank's prime rate plus 0.25% (8.75% as of November 30, 1997). Borrowings are unsecured and the line of credit expires on January 31, 1998. As of November 30, 1997, the Company has no amounts outstanding under the line of credit.

  In July 1995, the Company entered into a credit agreement with a bank for $4,600,000, including a $3,000,000 line of credit, a $1,000,000 equipment line of credit, and a $600,000 term loan to refinance existing debt. The equipment line of credit and term loan expired during 1997. The $3,000,000 line of credit, bearing interest at the bank's prime rate (8.5% as of November 30, 1997), expires on March 31, 1998. Borrowings are secured by all assets of the Company. As of November 30, 1997, the Company has no amounts outstanding under the line of credit.

                                                                 NOVEMBER 30,
                                                                 -------------
                                                                  1997   1996
                                                                 ------  -----
                                                                     (IN
                                                                  THOUSANDS)
   $600,000 bank line of credit; prime rate plus 1.0% (9.5% as of November 30, 1997); due March 1998....................... $  500  $ --
   Borrowings under term loan; prime rate plus 1.0% (9.5% as of
    November 30, 1997); due March 2002..........................    260    --
   Borrowings under term loan; prime rate plus 1.5%; due Decem-
    ber 2000....................................................    --     163
   Borrowings under term loan; prime rate plus 0.75%; due July
    1997........................................................    --      89
   Purchase contracts, with interest at 5.7% to 14.0%; expiring
    at various dates through December 1, 2000...................    240    190
   Other........................................................    504    493
                                                                 ------  -----
                                                                  1,504    935
   Less current maturities......................................   (765)  (433)
                                                                 ------  -----
                                                                 $  739  $ 502
                                                                 ======  =====

  Future maturities of notes payable are as follows: $765,000 in fiscal 1998; $211,000 in fiscal 1999; $178,000 in fiscal 2000; $125,000 in fiscal 2001;
$104,000 in fiscal 2002; and $121,000 thereafter.

  As of August 30, 1998, the Company and its subsidiaries had $3,760,000 in credit facilities available under revolving lines of credit. The credit facilities were secured by all the assets of the Company and bear interest at rates of prime to prime plus 1%. At August 30, 1998, there was $221,500 of indebtedness outstanding under these credit facilities. These credit agreements are scheduled to expire between October 30, 1998 and November 30, 1998.

NOTE 7--RELATED PARTY TRANSACTIONS

  In 1990, M&S redeemed the equity interest of the principal partner. Consideration provided by the redemption agreement included a contingent amount of 50% of the M&S adjusted income (as defined by the redemption agreement), for the years 1991 through 1996, and 33 1/3% of such adjusted income for the years 1997 through 2000. The redemption agreement also provided for specific payout terms should the business be sold in years 1 through 10. As of November 30, 1996, the current portion of liabilities to related parties included $1,804,000 related to this arrangement. This amount was paid during the year ended November 30, 1997.

                        CKS GROUP, INC. AND SUBSIDIARIES

                       NOVEMBER 30, 1997, 1996, AND 1995

  (INFORMATION AS OF AUGUST 30, 1998 AND FOR THE NINE MONTHS ENDED AUGUST 30,
                     1998 AND AUGUST 31, 1997 IS UNAUDITED)


  M&S reached an agreement with the estate of a deceased partner to redeem all of her partnership shares for $457,000. The redemption agreement provided for an initial $100,000 payment in December 1996 with the balance payable in quarterly installments without interest over four years. The balance was fully paid as of November 30, 1997.

NOTE 8--OPERATING LEASES

  As of November 30, 1997, the Company maintains an executive office and two operating offices in Northern California as well as operating offices in Oregon, New York, Washington D.C., Georgia, North Carolina, Connecticut, Germany, Austria, Switzerland, France and the United Kingdom. The Company generally is responsible for maintaining public liability and property damage insurance on the leased property and also is responsible for certain operating expenses and property taxes. The facilities' leases begin to expire in 1998, but contain renewal options to extend lease terms for up to six years. The Company also leases office equipment under various operating leases, which begin to expire in 1998.

  Total rent expense for facilities and office equipment was approximately $6,443,000, $4,427,000, and $2,935,000 for the years ended November 30, 1997,
1996, and 1995, respectively.

  Future minimum operating lease payments for facilities and equipment are as follows (in thousands):

   FISCAL YEAR ENDING NOVEMBER 30,
   -------------------------------
     1998.............................................................. $ 3,973
     1999..............................................................   3,506
     2000..............................................................   2,662
     2001..............................................................   1,356
     2002..............................................................     602
                                                                        -------
                                                                        $12,099
                                                                        =======

NOTE 9--STOCKHOLDERS' EQUITY

 Stock Option Plans

  As of November 30, 1997, the Company had five stock option plans, which are described below:

 1995 Series B Common Stock Plan

  On April 28, 1995, the Company's Board of Directors approved the 1995 Series B Common Stock Plan (the Plan). Under the Plan, 750,000 shares of Series B common stock have been reserved for issuance. Options granted under the Plan may be either incentive stock options or nonstatutory stock options, as designated by the Company's Board of Directors. The Plan expires 10 years after adoption.

  Series B common stock possessed the same rights and privileges as common stock except that each share was entitled to one-tenth the dividend, if declared, on common stock and one-tenth the voting privilege and liquidation preference as a share of common stock. Series B common stock converted automatically on a one-for-one basis into common stock upon the closing of the Company's IPO.

                        CKS GROUP, INC. AND SUBSIDIARIES

                       NOVEMBER 30, 1997, 1996, AND 1995

  (INFORMATION AS OF AUGUST 30, 1998 AND FOR THE NINE MONTHS ENDED AUGUST 30,
                     1998 AND AUGUST 31, 1997 IS UNAUDITED)


  The Plan provides that (i) the exercise price per share of an incentive stock option will be no less than the fair market value of the Company's common stock at the date of grant; (ii) the option exercise price per share for a nonstatutory stock option will be no less than 85% of the fair market value; and (iii) the exercise price of an incentive stock option for an optionee who possesses more than 10% of the total combined voting power of all classes of stock shall be no less than 110% of the fair market value; all as determined by the Company's Board of Directors. Options generally vest 25% after one year and then ratably over 36 months thereafter.

 1995 Stock Plan

  In October 1995, the Company's Board of Directors approved the 1995 Stock Plan. Under the 1995 Stock Plan, options to purchase common stock and rights to purchase common stock may be granted to eligible employees, officers, and consultants of the Company. The Company's Board of Directors, or a committee thereof, has the authority to select the persons to whom awards are granted and determine the terms of each award. The total number of shares reserved for issuance under the 1995 Stock Plan is 2,600,000. Options granted under the 1995 Stock Plan generally vest 25% after one year and ratably over 36 months thereafter and are exercisable for 10 years.

 1995 Director Option Plan

  Under the 1995 Directors' Option Plan (the Directors' Option Plan), a total of 100,000 shares are reserved for issuance. The Directors' Option Plan provides that each nonemployee director will be granted an option to purchase 20,000 shares of common stock on the date on which the optionee first becomes a director of the Company. Thereafter each nonemployee director will be granted an option to purchase 5,000 shares of common stock on the first day of each year after adoption of the Directors' Option Plan. Each option becomes exercisable as to 25% of the shares subject to such option on each anniversary of its date of grant and are exercisable for 10 years. The exercise price of all options granted under the Directors' Option Plan will be equal to the fair market value of the Company's common stock on the date of grant.

 1996 Supplemental Stock Plan

  In April 1997, the Company's Board of Directors approved the 1996 Supplemental Stock Plan (the 1996 Stock Plan). Under the 1996 Stock Plan, options to purchase common stock may be granted to eligible employees and consultants of the Company. The total number of shares reserved for issuance under the 1996 Stock Plan is 1,000,000. Options granted under the 1996 Stock Plan generally vest 25% after one year and then ratably over 36 months thereafter and are exercisable for 10 years.

 SiteSpecific Option Plan

  In connection with the SiteSpecific merger discussed in Note 3, options granted pursuant to the SiteSpecific Option Plan were assumed by the Company, thereby allowing participants to purchase CKS stock in amounts and at prices adjusted to reflect the exchange ratio of the merger.

 1995 Employee Stock Purchase Plan

  The Company's 1995 Employee Stock Purchase Plan (the Purchase Plan) was approved by the Company's Board of Directors in October 1995 and provides for the purchase of shares of the Company's

                        CKS GROUP, INC. AND SUBSIDIARIES

                       NOVEMBER 30, 1997, 1996, AND 1995

  (INFORMATION AS OF AUGUST 30, 1998 AND FOR THE NINE MONTHS ENDED AUGUST 30,
                     1998 AND AUGUST 31, 1997 IS UNAUDITED)

common stock by eligible employees. A total of 300,000 shares of common stock have been reserved for issuance under the Purchase Plan. Eligible employees may purchase common stock through payroll deductions, which may not exceed 15% of an employee's compensation. Shares are purchased on the last day of each purchase period. The price at which stock may be purchased under the Purchase Plan is equal to 85% of the lower of the fair market value of the Company's common stock at the beginning of a rolling two-year offering period or the last day of each semiannual purchase period. During fiscal 1997 and 1996, shares totaling 128,549 and 100,708, respectively, were issued under the Purchase Plan at average prices of $13.90 and $14.72 per share, respectively.

 Repricings

  In November 1996, the Company's Board of Directors authorized the repricing of outstanding options to purchase the Company's common stock with exercise prices in excess of $20.00 per share to reduce their exercise price to $20.00 per share.

  In December 1997, the Company's Board of Directors authorized the repricing of outstanding options to purchase the Company's common stock with exercise prices in excess of $13.5625 per share to reduce their exercise price to $13.5625 per share.

 Fair Value Disclosures

  The Company uses the intrinsic value method in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock options. Had compensation cost for the Company's stock option plans been determined consistent with SFAS No. 123, the Company's pro forma net income and pro forma net income per share would have been reduced to the "as adjusted" amounts indicated below (in thousands, except per share data):

                                                                 NOVEMBER 30,
                                                                 --------------
                                                                  1997    1996
                                                                 ------  ------
   Net income (loss):
     As reported--pro forma..................................... $7,348  $8,367
     As adjusted................................................   (245)  6,165
   Net income (loss) per share:
     As reported--pro forma basic...............................   0.50    0.61
     As adjusted--basic.........................................  (0.02)   0.45
     As reported--pro forma diluted.............................   0.47    0.58
     As adjusted--diluted.......................................  (0.02)   0.43

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants: 1997 -- zero dividend yield, expected volatility of 80%, risk-free interest rate of 6.18%, and weighted-average expected life of
3.5 years; 1996 -- zero dividend yield, expected volatility of 80%, risk-free interest rate of 6.00%, and weighted-average expected life of 3.5 years.

  The fair value of purchase rights granted under the Purchase Plan is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for grants: 1997 -- zero dividend yield, expected volatility of 80%, risk-free interest rate of 6.77%, and weighted-

                        CKS GROUP, INC. AND SUBSIDIARIES

                       NOVEMBER 30, 1997, 1996, AND 1995

  (INFORMATION AS OF AUGUST 30, 1998 AND FOR THE NINE MONTHS ENDED AUGUST 30,
                     1998 AND AUGUST 31, 1997 IS UNAUDITED)

average expected life of 1.15 years; 1996 -- zero dividend yield, expected volatility of 80%, risk-free interest rate of 5.33%, and weighted-average expected life of 1.16 years. The weighted-average fair value of purchase rights granted under the Purchase Plan during 1997 and 1996 was $17.31 and $8.45 per share, respectively.

  The effects of applying SFAS No. 123 in this pro form disclosure is not indicative of the effects on reported results for future years. SFAS No. 123 has not been applied to awards prior to 1996 and additional awards in future years are anticipated.

 Stock Option Plan Activity

  Activity related to the Company's fixed stock option plans is as follows:

                                             YEARS ENDED NOVEMBER 30,
                             ------------------------------------------------------------
                                    1997                 1996                1995
                             -------------------- -------------------- ------------------
                                        WEIGHTED-            WEIGHTED-          WEIGHTED-
                                         AVERAGE              AVERAGE            AVERAGE
                                        EXERCISE             EXERCISE           EXERCISE
                              SHARES      PRICE    SHARES      PRICE   SHARES     PRICE
                             ---------  --------- ---------  --------- -------  ---------
   Outstanding at beginning
    of year................  1,529,856   $13.94     634,216   $ 2.30       --     $ --
   Granted.................  1,537,556    25.65   1,949,700    23.65   648,022     2.29
   Exercised...............   (351,412)    8.49     (82,685)    1.24       --       --
   Forfeited...............   (452,812)   19.45    (971,375)   26.91   (13,806)    1.62
                             ---------            ---------            -------
   Outstanding at end of
    year...................  2,263,188    21.58   1,529,856    13.94   634,216     2.30
                             =========            =========            =======
   Exercisable at year-end.    265,628    11.77     211,931     1.65   125,998     0.50
                             =========            =========            =======
   Weighted-average fair
    value of options
    granted during the
    year...................               15.22                10.32

  The following table summarizes information about fixed stock options outstanding as of November 30, 1997:

                                   UNEXERCISED                        EXERCISABLE
                   ------------------------------------------- --------------------------
                             WEIGHTED-AVERAGE
                    NUMBER      REMAINING     WEIGHTED-AVERAGE  NUMBER   WEIGHTED-AVERAGE
                   OF SHARES CONTRACTUAL LIFE  EXERCISE PRICE  OF SHARES  EXERCISE PRICE
                   --------- ---------------- ---------------- --------- ----------------
   $ 0.50--$12.56    346,855       7.83 years      $ 4.48       137,749       $ 2.97
    20.00-- 29.75  1,500,326       9.02             22.15       119,129        20.12
    31.00-- 42.00    416,007       9.61             33.78         8,750        36.50
                   ---------                                    -------
    $0.50--$42.00  2,263,188       8.95             21.58       265,628        11.77
                   =========                                    =======

                        CKS GROUP, INC. AND SUBSIDIARIES

                       NOVEMBER 30, 1997, 1996, AND 1995

  (INFORMATION AS OF AUGUST 30, 1998 AND FOR THE NINE MONTHS ENDED AUGUST 30,
                     1998 AND AUGUST 31, 1997 IS UNAUDITED)


NOTE 10--INCOME TAXES

 Historical Income Taxes

  The provision for income taxes consisted of the following (in thousands):

                                                    YEARS ENDED NOVEMBER 30,
                                                    ---------------------------
                                                     1997      1996     1995
                                                    -------- --------  --------
   Current:
    Federal........................................ $ 1,562  $  2,328  $ 1,201
    State..........................................     818       942      340
    Foreign........................................     450       --       --
                                                    -------  --------  -------
   Total Current:                                     2,830     3,270    1,541
                                                    -------  --------  -------
   Deferred:
    Federal........................................    (771)     (937)    (374)
    State..........................................     (85)     (233)    (102)
                                                    -------  --------  -------
   Total Deferred:                                     (856)   (1,170)    (476)
                                                    -------  --------  -------
    Charge in lieu of taxes attributable to em-
     ployee stock option plans.....................   3,343       926      --
                                                    -------  --------  -------
                                                     $5,317  $  3,026  $ 1,065
                                                    =======  ========  =======

  The tax effects of the temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below (in thousands):

                                                                NOVEMBER 30,
                                                               ---------------
                                                                1997     1996
                                                               -------  ------
   Deferred tax assets:
    Accounts receivable allowances............................ $   533  $  327
    Depreciation..............................................     230     314
    Federal benefit of state taxes............................     --      266
    Basis of assets for tax purposes in excess of book for
     taxable pooling..........................................  10,280     --
    Deferred compensation.....................................     206     657
    Benefit and other accruals................................     256     231
    Other.....................................................     313     163
                                                               -------  ------
     Total deferred tax assets................................  11,818   1,958
                                                               -------  ------
   Deferred tax liabilities:
    Change from cash to accrual method of accounting for in-
     come tax purposes........................................    (278)   (620)
                                                               -------  ------
     Total deferred tax liabilities...........................    (278)   (620)
                                                               -------  ------
     Total deferred tax assets................................ $11,540  $1,338
                                                               =======  ======

                        CKS GROUP, INC. AND SUBSIDIARIES

                       NOVEMBER 30, 1997, 1996, AND 1995

  (INFORMATION AS OF AUGUST 30, 1998 AND FOR THE NINE MONTHS ENDED AUGUST 30,
                     1998 AND AUGUST 31, 1997 IS UNAUDITED)


  The Company's effective tax rate differs from the statutory federal income tax rate as shown in the following schedule:

                                                    YEARS ENDED NOVEMBER 30,
                                                    ---------------------------
                                                     1997      1996      1995
                                                    -------- --------  --------
   Federal tax statutory rate......................    35.0%     35.0%     34.0%
   Partnership benefit.............................    (2.4)    (12.7)    (22.0)
   State income taxes, net of federal benefit......     6.6       3.8       3.5
   Tax exempt income...............................    (3.1)     (3.6)      --
   Merger costs....................................     2.3       --        --
   Other...........................................     2.7       --        --
                                                    -------  --------  --------
                                                       41.1%     22.5%     15.5%
                                                    =======  ========  ========

  The Company has net operating loss carryforwards for federal income tax purposes of approximately $750,000, which expire beginning in 2010 through 2012.

 Unaudited Pro Forma Income Taxes

  The pro forma provision for income taxes reflects the income tax expense that would have been reported if M&S (a partnership for income tax reporting purposes) had been a C corporation for each of the years in the three-year period ended November 30, 1997. The components of pro forma income taxes are as follows (in thousands):

                                                     YEARS ENDED NOVEMBER 30,
                                                     ---------------------------
                                                      1997      1996     1995
                                                     -------- --------  --------
   Current:
     Federal.......................................  $ 1,771  $  4,008  $ 2,612
     State.........................................      927     1,344      687
     Foreign.......................................      450       --       --
                                                     -------  --------  -------
       Total current...............................    3,148     5,352    3,299
                                                     -------  --------  -------
   Deferred:
     Federal.......................................     (771)     (937)    (374)
     State.........................................      (85)     (233)    (102)
                                                     -------  --------  -------
       Total deferred..............................     (856)   (1,170)    (476)
                                                     -------  --------  -------
   Charge in lieu of taxes attributable to employee
    stock option plans.............................    3,343       926      --
                                                     -------  --------  -------
       Total pro forma provision for income taxes..  $ 5,635  $  5,108  $ 2,823
                                                     =======  ========  =======

  The Company's pro forma effective rate differs from statutory federal income tax rate as follows:

                                                    YEARS ENDED NOVEMBER 30,
                                                   ----------------------------
                                                     1997      1996      1995
                                                   --------  --------  --------
   Federal tax statutory rate.....................     35.0%     35.0%     34.0%
   State tax expenses, net of federal benefit.....      7.1       6.4       5.7
   Tax exempt income..............................     (3.1)     (3.6)      --
   Merger costs...................................      2.3       --        --
   Other..........................................      2.1       0.1       1.4
                                                   --------  --------  --------
   Pro forma income tax expense...................     43.4%     37.9%     41.1%
                                                   ========  ========  ========

                        CKS GROUP, INC. AND SUBSIDIARIES

                       NOVEMBER 30, 1997, 1996, AND 1995

  (INFORMATION AS OF AUGUST 30, 1998 AND FOR THE NINE MONTHS ENDED AUGUST 30,
                     1998 AND AUGUST 31, 1997 IS UNAUDITED)


  On an unaudited pro forma basis, the tax effects of temporary differences that give rise to the significant portions of the unaudited pro forma deferred tax assets and liabilities do not differ significantly from the historical amounts presented above as of November 30, 1997 and 1996. Because the merger with M&S was a taxable transaction, during the first quarter of fiscal 1997, CKS recorded a deferred tax asset and an increase in stockholders' equity of approximately $9,346,000 for the difference between the financial statement and tax carrying amounts of M&S's net assets upon the closing of the transaction.

NOTE 11--SIGNIFICANT CUSTOMERS

  During the years ended November 30, 1997 and 1996, professional fees from an automotive manufacturer amounted to approximately $19,442,000 and $12,429,000, respectively, representing approximately 15% and 14%, respectively, of total revenues. During the year ended November 30, 1995, professional fees from a cruise ship operator, the automotive manufacturer, and a major telecommunications company amounted to approximately $7,608,000, $8,222,000, and $6,730,000, respectively, representing approximately 13%, 14%, and 12%, respectively, of total revenues.

  The cruise ship operator owed the Company a total of approximately $6,036,000 and $6,741,000 as of November 30, 1997 and 1996, respectively. The automotive manufacturer owed the Company approximately $15,344,000 as of November 30, 1997.

NOTE 12--MERGER WITH USWEB--UNAUDITED

  On September 1, 1998, the Company entered into an Agreement and Plan of Reorganization with USWeb Corporation (USWeb) pursuant to which each of the outstanding shares of the Company's common stock will be exchanged for 1.5 shares of USWeb common stock and all of the outstanding options to purchase the Company's common stock will be assumed and converted into options to acquire shares of USWeb common stock at a ratio of 1.5 shares of USWeb common stock to one shares of the Company's common stock. The merger is intended to be accounted for as a pooling of interests.

                        CKS GROUP, INC. AND SUBSIDIARIES

                       NOVEMBER 30, 1997, 1996, AND 1995

  (INFORMATION AS OF AUGUST 30, 1998 AND FOR THE NINE MONTHS ENDED AUGUST 30,
                     1998 AND AUGUST 31, 1997 IS UNAUDITED)

NOTE 13--SUMMARY OF QUARTERLY RESULTS OF OPERATIONS--UNAUDITED
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     THREE MONTHS ENDED
                                             ----------------------------------
                                             MARCH 2, JUNE 1, AUG. 31, NOV. 30,
                                               1997    1997     1997     1997
                                             -------- ------- -------- --------
Revenues.................................... $24,319  $35,911 $39,750  $33,622
                                             -------  ------- -------  -------
Operating expenses:
 Direct salaries and related expenses.......   7,110    8,345   8,870   10,389
 Other direct operating expenses............   8,858   14,560  16,820   13,714
 General and administrative expenses........   5,355    7,514   7,880    7,205
 Depreciation and amortization..............     563      851     812      870
 Merger costs...............................   1,593      --      859      --
                                             -------  ------- -------  -------
  Total operating expenses..................  23,479   31,270  35,241   32,178
                                             -------  ------- -------  -------
Operating income............................     840    4,641   4,509    1,444
Other income, net...........................     523      267     198      561
                                             -------  ------- -------  -------
  Income before taxes.......................   1,363    4,908   4,707    2,005
Income taxes................................     174    2,026   2,327      790
                                             -------  ------- -------  -------
  Net income................................ $ 1,189  $ 2,882 $ 2,380  $ 1,215
                                             =======  ======= =======  =======
Pro forma net income and per share data:
Income before income taxes, as reported..... $ 1,363
Pro forma income taxes......................     492
                                             -------
Pro forma net income........................ $   871
                                             =======
Basic net income per share..................          $  0.20 $  0.16  $  0.08
                                                      ======= =======  =======
Pro forma basic net income per share ....... $  0.06
                                             =======
Shares used in basic per share computation..  14,112   14,511  14,732   15,202
                                             =======  ======= =======  =======
Diluted net income per share................          $  0.18 $  0.15  $  0.07
                                                      ======= =======  =======
Pro forma diluted net income per share...... $  0.06
                                             =======
Shares used in diluted per share computa-
 tion.......................................  15,215   15,620  16,072   16,442
                                             =======  ======= =======  =======

                        CKS GROUP, INC. AND SUBSIDIARIES

                       NOVEMBER 30, 1997, 1996, AND 1995

  (INFORMATION AS OF AUGUST 30, 1998 AND FOR THE NINE MONTHS ENDED AUGUST 30,
                     1998 AND AUGUST 31, 1997 IS UNAUDITED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 THREE MONTHS ENDED
                                    --------------------------------------------
                                    FEBRUARY 29, MAY 31, AUGUST 31, NOVEMBER 30,
                                        1996      1996      1996        1996
                                    ------------ ------- ---------- ------------
Revenues..........................    $14,086    $23,244  $24,682     $26,236
                                      -------    -------  -------     -------
Operating expenses:
 Direct salaries and related ex-
  penses..........................      4,400      5,349    6,009       7,204
 Other direct operating expenses..      5,207     10,302   10,667       9,239
 General and administrative ex-
  penses..........................      2,951      4,035    4,461       5,567
 Depreciation and amortization....        285        335      399         477
 Merger costs.....................        --         --       --          --
                                      -------    -------  -------     -------
  Total operating expenses........     12,843     20,021   21,536      22,487
                                      -------    -------  -------     -------
Operating income..................      1,243      3,223    3,146       3,749
Other income, net.................        338        582      445         749
                                      -------    -------  -------     -------
  Income before income taxes......      1,581      3,805    3,591       4,498
Income taxes......................        349        886      819         972
                                      -------    -------  -------     -------
  Net income......................    $ 1,232    $ 2,919  $ 2,772     $ 3,526
                                      =======    =======  =======     =======
Pro forma net income and per share
 data:
 Income before income taxes, as
  reported........................    $ 1,581    $ 3,805  $ 3,591     $ 4,498
 Pro forma income taxes...........        595      1,451    1,366       1,696
                                      -------    -------  -------     -------
 Pro forma net income.............    $   986    $ 2,354  $ 2,225     $ 2,802
                                      =======    =======  =======     =======
 Pro forma basic net income per
  share...........................    $  0.07    $  0.17  $  0.16     $  0.20
                                      =======    =======  =======     =======
 Shares used in basic per share
  computation.....................     13,378     13,794   14,030      14,224
                                      =======    =======  =======     =======
 Pro forma diluted net income per
  share...........................    $  0.07    $  0.16  $  0.15     $  0.19
                                      =======    =======  =======     =======
 Shares used in diluted per share
  computation.....................     14,015     14,434   14,592      14,738
                                      =======    =======  =======     =======

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                                --------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information....................................................    3
Prospectus Summary.......................................................    4
Risk Factors.............................................................    6
Forward Looking Statements...............................................   13
Use of Proceeds..........................................................   13
Market Information.......................................................   13
Dividend Policy..........................................................   14
Capitalization...........................................................   14
Selected Consolidated Financial Data.....................................   15
Management's Discussion and Analysis of Financial
 Condition and Results of Operations (As Restated).......................   18
Business.................................................................   29
Management...............................................................   42
Certain Transactions.....................................................   54
Principal Stockholders...................................................   56
Description of Capital Stock.............................................   58
Plan of Distribution.....................................................   61
Restrictions on Resale...................................................   61
Legal Matters............................................................   61
Experts..................................................................   62
Index to Consolidated Financial Statements and Pro Forma Consolidated Fi-
 nancial Information.....................................................  F-1

                               ----------------

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                               16,666,667 SHARES
                                [LOGO OF USWEB]
                                  COMMON STOCK


                               ----------------
                                   PROSPECTUS
                               ----------------




                               DECEMBER 23, 1998

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